                                                         EXHIBIT NO. EX-99.17(d)

LOOK BEYOND.

Gartmore Funds

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ANNUAL REPORT
October 31, 2002

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SECTOR SERIES
Gartmore Global Financial Services Fund
Gartmore Global Health Sciences Fund
Gartmore Global Technology and Communications Fund
Gartmore Global Utilities Fund

LEADERSHIP SERIES
Gartmore Nationwide Leaders Fund (formerly "Gartmore U.S. Leaders Fund") Gartmore U.S. Growth Leaders Fund
Gartmore Worldwide Leaders Fund

INTERNATIONAL SERIES
Gartmore Emerging Markets Fund
Gartmore International Growth Fund
Gartmore International Small Cap Growth Fund

CONCEPT SERIES
Gartmore High Yield Bond Fund
Gartmore Millennium Growth Fund
Gartmore Value Opportunities Fund
Gartmore Micro Cap Equity Fund

[LOGO OF GARTMORE GLOBAL INVESTMENTS]

GARTMORE GROUP(SM):
A GLOBAL ASSET MANAGEMENT TEAM

Gartmore Global Investments (GGI), investment adviser to Gartmore Funds, leads the U.S. component of Gartmore Group, the global asset management arm of Nationwide(R). Gartmore encompasses a unified investment platform with 175 portfolio managers, analysts and traders supported by a professional staff of more than 700.

The affiliated advisers that comprise Gartmore Group collectively manage more than $71 billion/1/ in nontaxable and taxable assets. Gartmore Group's clients include individuals as well as institutions such as corporate and public pension plans, foundations, endowments, mutual fund companies and insurance companies.

STRATEGICALLY SITUATED

GGI, formed in 1999 and based outside Philadelphia, works in concert with the other Gartmore Group advisers situated in the United States/2/. Together they have nearly $29 billion/1/ in assets under management. These affiliates maintain investment management and marketing operations in Conshohocken, PA; Columbus, Ohio; Detroit, Mich.; and Portland, Ore.

Based in London, Gartmore Investment Management plc (GIM) is Gartmore Group's flagship international component. GIM, formed in 1969 and acquired by Nationwide in 2000, has investment management and marketing operations in Scotland, Jersey (Channel Islands), Spain, Germany, Italy, Sweden and Japan.

The following asset management affiliates of Nationwide do business under the trade name "Gartmore Group":

Gartmore Capital Management Ltd/3/
Gartmore Fund Managers Ltd/3/
Gartmore Global Partners/2/,/3/
Gartmore Investment Ltd/3/
Gartmore Japan Ltd/3/
Gartmore Morley Capital Management, Inc./2/
Gartmore Mutual Fund Capital Trust/2/,/4/
NorthPointe Capital LLC/2/
Gartmore SA Capital Trust/2/,/4/

Additional information can be found online:
www.gartmorefunds.com

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GARTMORE OFFICE LOCATIONS
IN NORTH AMERICA
-------------------------------------------------------
United States            Conshohocken, Pa.
                         Columbus, Ohio
                         Detroit, Mich.
                         Portland, Ore.

IN EUROPE
-------------------------------------------------------
United Kingdom           London, England
                         Glasgow, Scotland
                         Jersey, Channel Islands
Spain                    Madrid
Germany                  Frankfurt
Italy                    Milan
Sweden                   Stockholm

IN ASIA
-------------------------------------------------------
Japan                    Tokyo

1. As of Sept. 30, 2002.
2. These are SEC-registered investment advisers based in the United States.
3. These advisers are subsidiaries of Gartmore Investment Management plc, which ultimately reports to Nationwide.
4. Together, these advisers do business as Gartmore Global Investments.

Gartmore Global Investments is the investment adviser to Gartmore Funds. "Look Beyond." and the Family of Funds Diagram are service marks of Gartmore Global Investments, Inc. Nationwide(R)is a registered service mark of Nationwide Mutual Insurance Company.

Securities offered through Gartmore Distribution Services, Inc., Member NASD.

This report is for the information of shareholders of Gartmore Funds. For more complete information, including all sales charges and expenses, please ask your representative for a prospectus. Please read it carefully before you invest or send money.

LOOK BEYOND WITH GARTMORE FUNDS.

TAKING DIVERSIFICATION TO THE NEXT LEVEL

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..    CORE Series
     Broad market portfolios featuring growth, value and blend styles as well as balanced and fixed income funds designed to form the foundation of an asset allocation program.

..    INTERNATIONAL Series
     International growth and emerging markets portfolios designed to capture overseas investment opportunities.

..    SECTOR Series
     Global sector portfolios focused on specific industries, including financial services, health sciences, technology and utilities.

..    LEADERSHIP Series
     Concentrated stock portfolios specializing in major world markets that feature the best ideas of our global investment team.

..    CONCEPT SERIES
     Opportunistic portfolios that can vary significantly in style, market cap, risk and asset class.

      CONTENTS

2     MESSAGE TO SHAREHOLDERS

4     MARKET PERSPECTIVES

      SECTOR SERIES

6     Gartmore Global Financial Services Fund
9     Gartmore Global Health Sciences Fund
11    Gartmore Global Technology and Communications Fund
14    Gartmore Global Utilities Fund

      LEADERSHIP SERIES

24    Gartmore Nationwide Leaders Fund
26    Gartmore U.S. Growth Leaders Fund
28    Gartmore Worldwide Leaders Fund

      INTERNATIONAL SERIES

37    Gartmore Emerging Markets Fund
41    Gartmore International Growth Fund
46    Gartmore International Small Cap Growth Fund

      CONCEPT SERIES

57    Gartmore High Yield Bond Fund
61    Gartmore Millennium Growth Fund/+/
65    Gartmore Value Opportunities Fund
70    Gartmore Micro Cap Equity Fund

80    NOTES TO FINANCIAL STATEMENTS

+    ABOUT PERFORMANCE
     The performance of the fund, as reflected on page 61, includes performance of its respective predecessor funds prior to reorganization. In addition, the performance of the Class A, Class B and Class C shares prior to such date has been restated for sales charges but not for fees applicable to such classes. The reorganization of the fund took place May 11, 1998. The predecessor to the Gartmore Millennium Growth Fund was the Financial Horizons Investment Trust Growth Fund. The Gartmore Mutual Funds were preceded by funds of the Nationwide Mutual Funds, and the Nationwide Investing Foundation or Nationwide Investing Foundation II. Inception-to-date class-specific total returns can be found in the Financial Highlights, which begin on page 76.

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MESSAGE TO SHAREHOLDERS
October 31, 2002

[PHOTO OF D. BRUCE JOHNSTON]
D. Bruce Johnston
President and CEO
Gartmore Global Investments

DEAR FELLOW SHAREHOLDERS,

Since joining Gartmore Global Investments last May, I've been looking forward to this opportunity to review with you how we have performed as the stewards of your capital during the past year, and what lies ahead.

Immediately following my letter, you'll find Market Perspectives. In this review and outlook, Chief Investment Officer Young Chin provides you with his investment management teams' perspectives on the U.S. and international markets' performance during 2002, and delivers a general prognosis for 2003.

Subsequently, each portfolio manager provides you with a candid analysis of his or her portfolio performance relative to his or her fund's investment objective and benchmark. This review includes charts illustrating the fund's average annual total return for each share class, how an investment has performed since the fund's inception, and detailed disclosure of the fund's investments and weighting.

2002 marked the third consecutive down year for the U.S. equity markets as pessimistic investors remained on the sidelines, wary of corporate governance, earnings projections, loose accounting standards, terrorist threats, potential war with Iraq, a weakening dollar and the questionable integrity of Wall Street analysts.

UNDER THE MICROSCOPE

We too are operating under a microscope, and I'm confident that we are maintaining the highest standards of accountability. To help us ensure this for you and provide the maximum level of transparency in our fund accounting, compliance and business practices, we have engaged the services of two independent public accounting firms.

PricewaterhouseCoopers is responsible for auditing Gartmore Funds while KPMG is focused on auditing Gartmore Global Investments. PricewaterhouseCoopers' audit opinion letter is provided at the end of this year's report.

IMPROVED ACCESS TO YOUR ACCOUNTS

The Gartmore Funds Web site has been redesigned and continually improved this year. In addition to easy, 24-hour access to your fund accounts, the site provides "quick links" to fund performance and our chief investment officer's monthly Market Review and Outlook.

This past March we introduced an enhanced quarterly account statement that graphically illustrates your current Gartmore Funds asset allocation and presents fund performance information in an easy-to-read format.

We also improved the layout and content of our quarterly shareholder newsletter, Investment Directions, which provides you with a wide range of information on asset allocation strategies, mutual fund strategies and performance, portfolio manager interviews, and the latest updates on saving and investing for retirement.

DECREASING FUND CHARGES

Due to lower costs, effective March 1, 2003, we will decrease--by 50 to 75 basis points--the Class A front-end sales charge that investors pay to purchase intermediate- and short-term fixed-income funds in every category. Look for a detailed sales charge schedule in the Investment Directions issue you will receive in January 2003.

In addition, you also will be able to purchase Gartmore Funds at net asset value
(NAV) if your investment is $1 million or more.

NOTABLE FUND FAMILY PERFORMANCE

This exceptionally volatile investment environment is likely to remain with us for quite some time and serves to emphasize the need for a well-defined asset allocation strategy.

You and your financial advisor--now more than ever--are depending upon us to provide high-quality, fundamental research, independent analysis, and well-diversified portfolios wrapped in a disciplined investment process that effectively manages risk while making the most of market opportunities over a given time horizon. Across the board, I believe the Gartmore Funds family is making the grade.

In a nationwide industry survey of financial advisors conducted by Dalbar Associates and published in the November 2002 issue of Research magazine, your fund family was rated

2 Annual Report 2002

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LOOK BEYOND.

"very good" and among the top 10 companies within the "general opinion" category for mid-size firms.

STABLE VALUE RESONATES WITH INVESTORS

The Gartmore Morley Capital Accumulation Fund has garnered widespread media attention and is attracting increasing numbers of shareholders by providing a high degree of predictability, an attractive yield and consistent return. Offered in the IRA class and to qualified retirement and 403(b) plans, this fund is a solid choice for a tax-deferred strategy and has attracted more than $200 million in new assets. This fund was ranked in the first quartile of the short-intermediate grade debt category (133 funds) as reported by Lipper, Jan. 1 through Oct. 31, 2002.

As the year unfolded, investors also moved more than $100 million into the Gartmore Government Bond Fund, which was ranked 10th out of 110 funds within the Intermediate U.S. Government Bond Funds category, based upon one-year performance ended Oct. 31, 2002.

FLAGSHIP CORE EQUITY FUND WAS VERY ATTRACTIVE TO DISCRIMINATING INVESTORS

Regardless of the investment style currently "in favor," we offer many core and specialty equity funds that have performed well and attracted investors this year.

For those investors looking to strengthen a core equity position, our flagship mutual fund, the Gartmore Total Return Fund (to be renamed Gartmore National
Fund), has steadily improved its investment return by using a disciplined strategy featuring fundamental research and quantitative investment techniques. Attracting more than $600 million in new assets this year, this 69-year-old Fund has diligently adhered to its investment objective, outperformed its benchmark, and is ranked in the top 5% of the Lipper Multi-Cap Core Universe (17th out of 470 funds, based on one-year performance ended Oct. 31, 2002). As reported to you via Investment Directions and the Gartmore Funds Web site, in September, Simon Melluish joined Bill Miller as co-portfolio manager, replacing Chuck Bath. I'm pleased to report that the transition has gone very smoothly and performance remains on target.

EMERGING MARKETS FUND GENERATES DOUBLE-DIGIT ABSOLUTE RETURN

As corporate earnings in the United States and developed countries struggled, Emerging Markets enjoyed a sustained upward cycle of positive double-digit returns.The Gartmore Emerging Markets Fund, which has attracted more than $131 million in new assets this year, is ranked in the top quartile of funds in the Lipper Emerging Markets Fund Universe (10th out of 192 funds), based upon trailing 12-month performance as of Oct. 31, 2002.

ASSET ALLOCATION FUNDS ATTRACT INVESTORS

With such a dramatic return to emphasizing diversification and asset allocation, it was only natural that shareholders were attracted to the Gartmore Investor Destinations Funds during 2002.

Featuring five risk-profile-based portfolios developed for Gartmore by the renowned asset allocation experts Ibbotson Associates, these funds were introduced to financial advisors and investors during the first quarter.

Designed to help investors ease back into the equity markets, these index-driven funds have performed well against their benchmarks and have attracted more than $250 million in new assets.

LOOKING FORWARD

As we approached the holiday season and New Year, the markets continued to exhibit what looks like short-burst or "sawtooth" rallies. While the investment management team continues to focus on delivering outperformance, we continue to monitor major market trends and develop high-value-added products and services that will provide additional resources to help meet your investment goals.

I hope that many of you will read on and spend a significant amount of time with these individual portfolio manager reports, the statement of investments and the accompanying financials. Please do so with this thought in mind: our communications goal is to ensure that we are providing you with the same quality of information we would find useful were the roles reversed.

I'd appreciate it if you'd drop me a note if we are, or aren't, achieving this goal. Your feedback on how we're serving you and meeting your investment needs will be most valuable to me and my staff.

Wishing you a very happy and successful 2003.

/s/  D. Bruce Johnston

D. Bruce Johnston
President & CEO
Gartmore Global Investments

                                                            2002 Annual Report 3

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MARKET PERSPECTIVES
October 31, 2002

[PHOTO OF YOUNG CHIN]
Young Chin
Chief Investment Officer
Gartmore Global Investments

MARKET REVIEW

MOST GLOBAL EQUITY MARKETS FELL

World equity markets fell as weak global economic growth, sluggish profits and difficult geopolitical issues weighed heavily on investor and business confidence.

           PERFORMANCE OF MAJOR ASSET CLASSES DURING THE ANNUAL PERIOD

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   Past performance does not guarantee future results. The chart above reflects performance from Oct. 31, 2001 through Oct. 31, 2002. For index descriptions, see page 5.

Early in 2002, it seemed as though the U.S. recovery would be robust and continue to show improvement. This anticipated recovery was expected to bolster European and Japanese growth through greater export activity.

Instead, U.S. economic growth was strong during the first calendar quarter of 2002, stalled during the second quarter and then regained its footing in the third quarter (the U.S. economy recorded 4% annualized growth for the period ended Sept. 30, 2002). Overall, the level of growth fluctuated with consumer spending and inventory rebuilding, but capital spending remained weak.

Corporations worldwide struggled with weaker product demand and limited pricing power. Profit growth came mainly through cost cutting.

Against this backdrop of slower growth and lower profits, political risks heightened. Terrorist threats increased, as did the likelihood of a war with Iraq.

GOVERNMENT BONDS AND EMERGING MARKETS EQUITIES SURGED

Government bonds and Emerging Markets equities served as the bright spot in the global economy with strong positive returns. Investors flocked to the safety of government bonds, which were up 9% (for the period from Oct. 31, 2001 through Oct. 31, 2002) as measured by the Salomon Smith Barney World Bond Index.

Emerging Markets equities were up 11% (for the period from Oct. 31, 2001 through Oct. 31, 2002) as measured by the S&P/IFC Emerging Markets Composite Index. This gain was attributed to attractive valuations (stock prices), solid corporate earnings growth and the continued trend of outsourcing manufacturing to low-cost producers within the Emerging Markets countries.

The last three weeks of the period brought an equity market rally that stemmed from attractive valuations, less-negative news flow and better-than-expected third-quarter earnings.

U.S. OUTLOOK

We expect fourth-quarter economic growth to decelerate to a rate of 1.5% to 2% annualized, due to a reduction in consumer spending. It then should grow to a rate of about 2.5% to 3% during 2003.

The chart above right indicates that consumer spending has been a major driver of economic growth. However, concerns about the economy, job security and a possible war with Iraq have dampened consumer confidence, which dropped 15% in October--a magnitude of decline usually seen only during recessions.

Retail analysts are predicting slim holiday sales compared to last year's surprisingly strong season. A shorter Christmas selling season (26 days compared to 32 last year) coupled with the West Coast dock strike,

4 Annual Report 2002

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LOOK BEYOND.

            CONTRIBUTIONS TO PERCENT CHANGE IN REAL GDP ANNUAL RATE

[GRAPHIC APPEARS HERE]

which could delay the arrival of holiday merchandise inventories, may hamper consumer spending.

Capital spending, which is closely tied to profit growth, was a strong driver of GDP growth during the late 1990s. Capital spending declined during the profit recession that began during the third quarter of 2000, but should improve as profits resume. This improvement may take some time. Although S&P 500 Index operating profits increased 13% year-over-year, most of the gain came from cost cutting rather than revenue growth. Therefore, we do not expect capital spending to improve until at least mid-2003.

ADDITIONAL FED STIMULUS PROVIDES SUPPORT

In early November 2002, the Fed cut interest rates by 50 basis points. This was twice the anticipated cut and left the Fed funds rate at 1.25%. Reportedly, the move was undertaken in response to geopolitical issues that were inhibiting consumer and business spending.

However, we believe the Fed was motivated by fears that economic weakness coupled with low inflation could send the U.S. economy into a deflationary position. Deflation is problematic for those U.S. consumers and companies carrying heavy debt loads, because it magnifies debt. After studying Japan's battle with deflation, the Fed concluded that the best insurance against deflation would be aggressive easing early on.

Lower interest rates should boost two key elements of the economy: consumer spending and company profits. Reduced rates should bolster consumer spending on interest-sensitive goods such as housing and motor vehicles, while companies should benefit from the lower cost of capital and interest.

GARTMORE'S INVESTMENT POSITIONING

As long as the Federal Reserve follows an accommodative policy toward interest rates, we will continue to position the Fund to participate in an economic recovery. For instance, we are overweighted in sectors such as industrials and materials, which are most likely to benefit from an economic recovery.

We recently increased holdings within the technology sector because they are now attractively priced, and will benefit from an economic recovery.

Our global investment positioning has become slightly more aggressive since overseas economies continue to improve and profits are improving. Within the information technology sector, we have added positions with attractive valuations and high-quality balance sheets, because this sector's fundamentals remain weak. We also have added to financial stocks that should benefit from rising markets.

Because of Japan's sensitivity to global economic conditions and the likelihood of a patchy recovery, we have reduced our exposure to that country. We still find Pacific and Emerging Markets relatively attractive.

Investing may involve market risk, including possible loss of principal. International investing involves additional risks, including currency fluctuations, political instability and foreign regulations, all of which are magnified in emerging markets. Small-cap stocks have higher risks than stocks of larger, more established companies and have significant short-term price volatility.

Commentary provided by Gartmore Global Investments, investment adviser to Gartmore Funds. Although information has been obtained from and is based on sources Gartmore Global Investments believes to be reliable, the Firm does not guarantee the accuracy of the information, and it may be incomplete or condensed. All opinions and estimates included in this report constitute Gartmore Global Investments' judgment as of the date of this report and are subject to change without notice.

The Standard & Poor's 500 Index(R) is a unmanaged index of 500 widely held stocks of large U.S. companies that gives a broad look at how the stock prices of large U.S. companies have performed. The Salomon Smith Barney World Government Bond Index includes about 650 bond securities issued by 18 governments in various countries. The MSCI EAFE(R) Index (Europe, Australasia, Far East) is a free float-adjusted market capitalization index that is designed to measure developed market equity performance, excluding the US & Canada. The MSCI EMF Index(SM) (Emerging Markets Free) is a free float-adjusted market capitalization index that is designed to measure equity market performance in the global emerging markets.

                                                            2002 Annual Report 5

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SECTOR Series

GARTMORE GLOBAL FINANCIAL SERVICES FUND

Class A Shares symbol: GLFAX
Class B Shares symbol: GLFBX
Class C Shares symbol: GLFCX
Institutional Service Class symbol: GFISX

How did the Fund perform?

Since inception on Dec. 18, 2001, the Fund has outperformed, returning -10.78%* versus -14.99% for its benchmark, the Morgan Stanley Capital International World Financials Index.

For broader comparison, the S&P 500 Index returned -21.84% for the 10-month period ended Oct. 31, 2002.

What market/economic factors influenced the portfolio's performance?

A strong regulatory environment, attractive valuations and fewer analysts' downgrades made this sector one of the best-performing segments of the market. In addition, global monetary easing (lowering of interest rates) was beneficial for financial stocks. This was particularly so in the United States, where the yield curve remains very steep, allowing financial services firms to borrow at low rates while lending at higher rates.

Compared to other sectors such as telecommunications and utilities, the financial services industry receives a great deal more regulatory scrutiny-both from U.S. and international agencies. This greater scrutiny helps keep financial companies more conservative in contrast to companies in other industries that have been in the spotlight for their questionable governance and accounting practices.

What sectors/holdings enhanced or detracted from performance?

The Fund outperformed its Index because of its relentless focus on low-priced stocks and better stock selection within the insurance and diversified financial segments of the financial services sector.

Top-contributing stocks included Zurich Financial Services, Wells Fargo & Co., Washington Mutual Inc., and the State Bank of India. Zurich Financial Services had been under pressure due to its weakened solvency ratio, which fell along with the market. We purchased the stock after it had been beaten down, and it rallied significantly.

Detractors from performance included the Bank of New York Co. Inc., which suffered from an increase in nonperforming loans (primarily telecommunications companies), and Fannie Mae, which fell due to investor concerns that the company was taking on too much risk in an environment of heavy mortgage prepayments.

How is the Fund positioned?

Financial stocks are well positioned for 2003 because they offer a strong regulatory environment, low prices, high dividend yields and attractive growth rates. In addition, global population growth and improving wealth trends should increase the demand for financial services.

An overweighting (versus the Index) in insurance companies as well as brokerage and investment-related companies should help the Fund take advantage of market advances. These companies typically perform well during market recoveries. We are underweight in the banking sector, because its companies could see revenue pressure through lower margins and muted loan growth.

We expect the global economy and company profits to improve; however, the recovery may be patchy and volatile. Consequently, we have increased the number of stocks in the portfolio to compensate for uncertainty in the market.

PORTFOLIO MANAGER: Robert Murphy

* Performance of Class A shares without sales charge and assuming all distributions are reinvested.

Portfolio Market Value: $2,678,544
October 31, 2002

AGGREGATE TOTAL RETURN
(For Period Ended October 31, 2002)
                                            INCEPTION/1/
--------------------------------------------------------
Class A w/o SC/2/                                 -10.78%
        w/SC/3/                                   -15.91%
--------------------------------------------------------
Class B w/o SC/2/                                 -11.30%
        w/SC/4/                                   -15.74%
--------------------------------------------------------
Class C w/o SC/2/                                 -11.30%
        w/SC/5/                                   -13.06%
--------------------------------------------------------
Institutional Service Class/6/                    -10.57%
--------------------------------------------------------

All figures showing the effect of a sales charge reflect the maximum charge possible, because it has the most dramatic effect on performance data.

/1/  Fund commenced operations on December 18, 2001.

/2/  These returns do not reflect the effects of sales charges (SC).

/3/  A 5.75% front-end sales charge was deducted.

/4/ A 5.00% contingent deferred sales charge (CDSC) was deducted. The CDSC declines to 0% after 6 years.

/5/ A 1.00% front-end sales charge was deducted. A CDSC of 1.00% was also deducted because it is charged when you sell Class C shares within the first year after purchase.

/6/  Not subject to any sales charges.

Investment return and principal value will fluctuate, and when redeemed, shares may be worth more or less than original cost. Past performance is no guarantee of future results.

          GARTMORE GLOBAL FINANCIAL SERVICES           BENCHMARKS
DATE                   CLASS A                   MSCI WORLD FINANCIALS    CPI
--------  ----------------------------------     ---------------------  -------
12/18/2001                             9,425                    10,000   10,000
10/31/2002                             8,409                     8,501   10,269

Comparative performance of $10,000 invested in Class A shares of the Gartmore Global Financial Services Fund, Morgan Stanley Capital International World Financials Index (MSCI World Financials) (a), and the Consumer Price Index (CPI)
(b) since inception. Unlike the Fund, the returns for these indices do not reflect any fees, expenses, or sales charges.

(a) The MSCI World Index(SM) measures global developed market equity performance. It is based on 23 developed market country indices. The MSCI World Financials Index is made up of industry groups such as banks, diversified financials, insurance and real estate.

(b) The CPI represents changes in prices of a basket of goods and services purchased for consumption by urban households.

6 Annual Report 2002

STATEMENT OF INVESTMENTS
October 31, 2002

GARTMORE GLOBAL FINANCIAL SERVICES FUND

COMMON STOCKS (97.9%)

                                       SHARES OR
                                       PRINCIPAL
                                         AMOUNT           VALUE
------------------------------------------------------------------
BELGIUM (2.4%)

FINANCIAL SERVICES (2.4%)
Fortis                                     3,500       $    64,053
                                                       -----------
------------------------------------------------------------------
FRANCE (3.3%)

BANKING (2.4%)
BNP Paribas SA                             1,600            63,791
                                                       -----------

FINANCIAL SERVICES (0.9%)
Euronext NV                                1,200            23,886
                                                       -----------
                                                            87,677
                                                       -----------
------------------------------------------------------------------
GERMANY (0.6%)

BANKING (0.6%)
Aareal Bank AG (b)                         1,200            15,449
                                                       -----------
-------------------------------------------------------------------
INDIA (3.9%)

BANKING (3.9%)
State Bank of India GDR                    9,805           104,717
                                                       -----------
------------------------------------------------------------------
IRELAND (1.9%)

BANKING (1.9%)
DePfa Bank PLC                             1,100            50,763
                                                       -----------
------------------------------------------------------------------
NETHERLANDS (3.1%)
INSURANCE (3.1%)
Aegon NV                                   6,100            82,699
                                                       -----------
------------------------------------------------------------------
SPAIN (2.7%)

BANKING (0.8%)
Banco Santander Central Hispano SA         3,660            22,436
                                                       -----------
INSURANCE (1.9%)
Corporacion MapFre SA                      7,300            49,375
                                                       -----------
                                                            71,811
                                                       -----------
------------------------------------------------------------------
SWITZERLAND (12.3%)

BANKING (4.7%)
Credit Suisse Group (b)                    4,300            82,143
UBS AG (b)                                   900            42,891
                                                       -----------
                                                           125,034
                                                       -----------

INSURANCE (7.6%)
Swiss Re                                   1,152            79,989
Zurich Financial Services AG               1,332           125,422
                                                       -----------
                                                           205,411
                                                       -----------
                                                           330,445
                                                       -----------
------------------------------------------------------------------
UNITED KINGDOM (12.8%)

BANKING (10.7%)
Barclays PLC                               6,400            44,257
HSBC Holdings PLC                          4,600            51,241
Lloyds TSB Group PLC                      10,100            86,908
Royal Bank of Scotland Group PLC           4,513           106,190
                                                       -----------
                                                           288,596
                                                       -----------

INSURANCE (2.1%)
Aviva PLC                                  7,400            56,729
                                                       -----------
                                                           345,325
                                                       -----------
------------------------------------------------------------------
UNITED STATES (54.9%)

BANKING (14.8%)
BB&T Corp.                                 1,900            68,875
Comerica, Inc.                             1,000            43,660
FleetBoston Financial Corp.                3,400            79,526
The Bank of New York Co., Inc.             2,000            52,000
U.S. Bancorp                               4,000            84,360
UnionBanCal Corp.                            700            29,890
Wachovia Corp.                             1,100            38,269
                                                       -----------
                                                           396,580
                                                       -----------
FINANCIAL SERVICES (29.7%)
Capital One Financial Corp.                2,000            60,940
Citigroup, Inc.                            4,400           162,580
Fannie Mae                                 2,000           133,720
Freddie Mac                                1,800           110,844
J.P. Morgan Chase & Co.                    4,655            96,591
Merrill Lynch & Co., Inc.                  2,900           110,055
Morgan Stanley Dean Witter & Co.           2,100            81,732
Washington Mutual, Inc.                    1,200            42,912
                                                       -----------
                                                           799,374
                                                       -----------
INSURANCE (10.4%)
American International Group, Inc.           466            29,148
Everest Re Group Ltd.                        800            46,416
Lincoln National Corp.                     1,900            57,969
Metlife, Inc.                              1,900            45,372
Prudential Financial, Inc. (b)             3,186            93,031
Travelers Property Casualty Corp.
Class A (b)                                  177             2,349
Travelers Property Casualty Corp.            363             4,908
Class B (b)
                                                       -----------
                                                           279,193
                                                       -----------
                                                         1,475,147
                                                       -----------

Total Common Stocks                                      2,628,086
                                                       -----------

                                                           2002 Annual Reoport 7

[GRAPHIC APPEARS HERE]
SECTOR Series

STATEMENT OF INVESTMENTS (CONTINUED)
October 31, 2002

GARTMORE GLOBAL FINANCIAL SERVICES FUND (Continued)

REPURCHASE AGREEMENT (1.9%)

                                        SHARES
                                          OR
                                       PRINCIPAL
                                        AMOUNT          VALUE
------------------------------------------------------------------
Fifth Third Bank, 1.67%, dated
 10/31/02, due
 11/01/02, repurchase price
 $50,460(Fully collateralized by
 Freddie Mac Gold Securities)          $  50,458       $    50,458
                                                       -----------
Total Repurchase Agreement                                  50,458
                                                       -----------
Total Investments (Cost $2,967,910)
 (a)-- 99.8%                                             2,678,544

Other assets in excess of
 liabilities -- 0.2%                                         4,823
                                                       -----------
NET ASSETS-- 100.0%                                    $ 2,683,367
                                                       ===========

(a) See notes to financial statements for unrealized appreciation (depreciation) of securities.

(b)  Denotes a non-income producing security.

GDR Global Depositary Receipt

See notes to financial statements.

8 Annual Report 2002

[GRAPHIC APPEARS HERE]
Sector Series

GARTMORE GLOBAL HEALTH SCIENCES FUND

Class A Shares symbol: GLSAX
Class B Shares symbol: GLSBX
Class C Shares symbol: GMSCX
Institutional Service Class symbol: GLSIX

How did the Fund perform?

The Fund outperformed, returning -11.04%* versus -17.77% for its benchmark, the Goldman Sachs Healthcare Index.

For broader comparison, the S&P 500 Index returned -15.11% for the period.

What market/economic factors influenced the portfolio's performance?

The global investment environment proved harsh. Beating profit estimates became a challenge for many companies, including those in the health-care sector, as they struggled with slow growth. The possibility of war with Iraq and several high-profile cases involving corporate wrongdoing hurt stock performance.

Within this environment, the health-care sector saw divided results. Two typically stable areas-health-care providers and services, and health-care equipment and supplies-performed relatively well.

Conversely, biotechnology and pharmaceuticals companies struggled with limited product pipelines that reduced sales prospects. Competition from generic drug makers further diminished large pharmaceuticals companies' market shares, hurting returns. However, biotechnology companies with drugs in later-stage development performed better on the anticipation of product release.

What sectors/holdings enhanced or detracted from performance?

Despite the difficult year for the health-care sector, the Fund did relatively well, outperforming its benchmark in three of four areas.

The health-care equipment and supplies industry far outpaced its counterpart in the Index, finishing up more than 30%. The Fund's larger positions-such as Boston Scientific Corp., which profited from clinical trials of its new coronary stent-boosted returns. Our emphasis on health-care providers and services also helped returns. This industry benefited because of its steady earnings growth and strong demand driven by an aging U.S. population.

Pharmaceuticals stocks dragged down returns. Even the largest of companies, such as Pfizer Inc., Wyeth and Merck & Co., Inc., fell as investors penalized these stocks for limited sales and uncertain short-term prospects.

How is the Fund positioned?

Although the environment for health-care stocks remains bumpy, we are confident that the biotechnology area offers strong investment opportunities. In general, we believe that select biotech stocks may deliver positive long-term returns. Their fundamentals are improving, and valuations are more reasonable after the past year's sell-off.

The Fund is underweight in pharmaceutical stocks (versus the benchmark) because we believe this market segment will be hampered by slow sales for at least another quarter. Although we have increased our allocation to large pharmaceutical stocks, we are still underweight compared to the Index. We prefer this strategy because our research indicates that current valuations for pharmaceutical stocks already account for the industry's fundamental issues. We also believe that the recent Republican victory (to take control of both the House and Senate) is a positive development for the entire health-care sector.

We continue to invest in the health-care equipment and supplies industry, because this area maintains strong, consistent revenue and earnings despite volatile market conditions.

Portfolio Manager: Paul Cluskey

*Performance of Class A shares without sales charge and assuming all distributions are reinvested.

Portfolio Market Value: $3,826,956
October 31, 2002

AVERAGE ANNUAL TOTAL RETURN
(For Periods Ended October 31, 2002)

                                             1 YR.  INCEPTION/1/
----------------------------------------------------------------
Class A w/o SC/2/                           -11.04%        -9.58%
        w/SC/3/                             -16.16%       -12.44%
----------------------------------------------------------------
Class B w/o SC/2/                           -11.63%       -10.16%
        w/SC/4/                             -16.04%       -12.13%
----------------------------------------------------------------
Class C/5/ w/o SC/2/                        -11.63%       -10.16%
        w/SC/6/                             -13.35%       -10.64%
----------------------------------------------------------------
Institutional Service Class/7/              -10.79%        -9.25%
----------------------------------------------------------------

All figures showing the effect of a sales charge reflect the maximum charge possible, because it has the most dramatic effect on performance data.

/1/  Fund commenced operations on December 29, 2000.

/2/  These returns do not reflect the effects of sales charges (SC).

/3/  A 5.75% front-end sales charge was deducted.

/4/ A 5.00% contingent deferred sales charge (CDSC) was deducted. The CDSC declines to 0% after 6 years.

/5/ These returns include performance based on Class B shares, which was achieved prior to the creation of Class C shares (9/20/02). These returns have been restated for sales charges but not for fees applicable to Class C shares. Had Class C been in existence for the time periods presented, the performance of Class C shares would have been similar assuming similar expenses.

/6/ A 1.00% front-end sales charge was deducted. A CDSC of 1.00% was also deducted from the one-year return because it is charged when you sell Class C shares within the first year after purchase.

/7/  Not subject to any sales charges.

Investment return and principal value will fluctuate, and when redeemed, shares may be worth more or less than original cost. Past performance is no guarantee of future results.

              GARTM0RE GLOBAL HEALTH SCIENCES FUND         BENCHMARKS
DATE                       CLASS A                       GS HEALTHCARE    CPI
-------       ------------------------------------       -------------   ------
12/28/2000                                   9,425              10,000   10,000
10/31/2001                                   8,802               8,445   10,213
10/31/2002                                   7,830               6,945   10,428

Comparative performance of $10,000 invested in Class A shares of the Gartmore Global Health Sciences Fund, the Goldman Sachs Healthcare Index (GS Healthcare)
(a), and the Consumer Price Index (CPI) (b) since inception. Unlike the Fund, the returns for these indices do not reflect any fees, expenses, or sales charges.

(a) The GS Healthcare is a modified capitalization-weighted index designed as a benchmark for U.S. traded securities in the economic sector of healthcare.

(b) The CPI represents changes in prices of a basket of goods and services purchased for consumption by urban households.

                                                            2002 Annual Report 9

[GRAPHIC APPEARS HERE]
SECTOR Series

STATEMENT OF INVESTMENTS
October 31, 2002

GARTMORE GLOBAL HEALTH SCIENCES FUND*

COMMON STOCKS (89.9%)

                                       SHARES OR
                                       PRINCIPAL
                                        AMOUNT            VALUE
------------------------------------------------------------------
DRUGS (39.6%)

Amgen, Inc. (b)                            4,450       $   207,191
Biovail Corp. (b)                          1,650            52,223
Cephalon, Inc. (b)                         1,520            76,410
Eli Lilly & Co.                            1,500            83,250
First Horizon Pharmaceutical Corp.(b)      2,550             9,359
Pfizer, Inc.                              15,010           476,867
Pharmacia Corp.                            4,570           196,510
Teva Pharmaceutical Industries Ltd.        2,440           188,929
Wyeth                                      5,535           185,423
                                                       -----------
                                                         1,476,162
                                                       -----------
------------------------------------------------------------------
HEALTHCARE SERVICES (4.8%)

Accredo Health, Inc. (b)                     800            37,024
AmerisourceBergen Corp.                      870            61,901
Stericycle, Inc. (b)                       2,390            79,587
                                                       -----------
                                                           178,512
                                                       -----------
------------------------------------------------------------------
INSURANCE - LIFE & Health (4.7%)

Anthem, Inc. (b)                           1,270            80,010
WellPoint Health Networks, Inc. (b)        1,250            94,013
                                                       -----------
                                                           174,023
                                                       -----------
------------------------------------------------------------------
MEDICAL - BIOMEDICAL/GENETIC (4.6%)

Charles River Laboratories
International, Inc. (b)                    1,100            40,425
IDEC Pharmaceuticals Corp. (b)             1,590            73,172
InterMune, Inc. (b)                        1,600            58,768
                                                       -----------
                                                           172,365
                                                       -----------
------------------------------------------------------------------
MEDICAL - HOSPITALS (7.1%)

HCA, Inc.                                  3,180           138,298
Triad Hospitals, Inc. (b)                  3,470           126,655
                                                       -----------
                                                           264,953
                                                       -----------
------------------------------------------------------------------
MEDICAL INSTRUMENTS (9.9%)

Advanced Medical Optics, Inc. (b)            164             1,591
Boston Scientific Corp. (b)                3,320           124,932
Medtronic, Inc.                            4,540           203,391
St. Jude Medical, Inc. (b)                 1,150            40,952
                                                       -----------
                                                           370,866
                                                       -----------
------------------------------------------------------------------
MEDICAL PRODUCTS (7.6%)

Biomet, Inc.                               2,550            75,123
Henry Schein, Inc. (b)                     1,160            58,197
Patterson Dental Co. (b)                   1,480            76,235
Varian Medical Systems, Inc. (b)           1,520            73,294
                                                       -----------
                                                           282,849
                                                       -----------
------------------------------------------------------------------
PHARMACY SERVICES (2.0%)

Neurocrine Biosciences, Inc. (b)           1,680            75,432
                                                       -----------
------------------------------------------------------------------
THERAPEUTICS (9.6%)

Abgenix, Inc. (b)                          6,380            43,384
Medimmune, Inc. (b)                        6,030           154,067
NPS Pharmaceuticals, Inc. (b)              1,940            50,401
Trimeris, Inc. (b)                         2,070           109,503
                                                       -----------
                                                           357,355
                                                       -----------

Total Common Stocks                                      3,352,517
                                                       -----------

MUTUAL FUND(2.7%)

NASDAQ Biotech Index Fund                  2,000           102,200
                                                       -----------
Total Mutual Fund                                          102,200
                                                       -----------
REPURCHASE AGREEMENT(10.0%)

Fifth Third Bank, 1.67%,
 dated 10/31/02,due 11/01/02,
 repurchase price $372,256
 (Fully collateralized by
 Freddie Mac Gold Securities)          $ 372,239           372,239
                                                       -----------

Total Repurchase Agreement                                 372,239
                                                       -----------
Total Investments (Cost $3,716,684)                      3,826,956
(a)-- 102.6%

Liabilities in excess of other
assets -- (2.6)%                                           (97,163)
                                                       -----------
NET ASSETS-- 100.0%                                    $ 3,729,793
                                                       ===========

(a) See notes to financial statements for unrealized appreciation (depreciation) of securities.
(b)  Denotes a non-income producing security.
* As of October 31, 2002, the Fund was invested solely in United States securities.

See notes to financial statements.

10 Annual Report 2002

[GRAPHIC APPEARS HERE]
SECTOR Series

GARTMORE GLOBAL TECHNOLOGY AND COMMUNICATIONS FUND

Class A Shares symbol: GAGTX
Class B Shares symbol: GBGTX
Class C Shares symbol: GCGTX
Institutional Service Class symbol: GIGTX

How did the Fund perform?

The Fund returned -34.58%* versus -34.09% for its benchmark, the Morgan Stanley High-Tech 35 Index.

For broader comparison, the S&P 500 Index returned -15.11% for the period.

What market/economic factors influenced the portfolio's performance?
Technology stocks fell during the year due to weak product demand stemming from poor profits and corporations paring back on their capital spending. Toward the beginning of the fourth quarter, technology stocks became so oversold that they rallied during the remainder of the quarter. Seasonal demand was not as bad as analysts had previously expected, but still remained worse than in previous years.

More specifically, the recovery in semiconductors remains uncertain while computer hardware and software companies such as Microsoft Corp. have faltered due to overall sector concerns and litigation. These factors have driven a drop in prices designed to attract customers and hit sales projections.

What sectors/holdings enhanced or detracted from performance?
Strong stock selection in the telecommunications services and industrials sector helped reduce the portfolio's losses. Nextel Communications Inc. (48.60%) advanced with strong sales of its wireless products while InVision Technologies Inc. (37.99%), a civil aviation security device manufacturer, rose with higher revenues from increased orders for a key bomb detection device.

Strong diversification within the information technology sector holdings helped the portfolio keep close pace with its benchmark with weighted positions such as Applied Materials, Inc. (46.27%), Marvell Technology Group Ltd. (63.34%), NVIDIA Corp. (38.53%) and Novellus Systems, Inc. (48.03%).

Stock selection in the semiconductor equipment and products subsector, including National Semiconductor Corp. (-46.60%), Fairchild Semiconductor International Inc. (-40.19%) and Texas Instruments Inc. (-52.32%) detracted from performance. These stocks suffered mainly from an across-the-board reduction in semiconductor sales due to the overall market decline.

How is the Fund positioned?

In October, we began to add high-beta stocks to the portfolio and became less defensive by purchasing semiconductors, because they tend to lead out of a rally. We remain cautious on fundamentals, and we continue to monitor valuations, oversold positions, new product cycles and potential trends in the industry, such as the out-sourcing of manufacturing to the Emerging Markets region.

The Fund is positioned defensively, since we do not expect to see resumption in demand for technology goods and services in the near term. Stiff competition within the industry leads us to believe that more consolidation of technology companies is necessary before supply and demand will come into balance.

While this has been an unusually difficult time for stocks, we believe select opportunities are still available in the technology area that will outperform the returns of many other sectors over time.

Portfolio Manager: Aaron Harris
 *Performance of Class A shares without sales charge and assuming all distributions are reinvested.

Portfolio Market Value: $3,465,568
October 31, 2002

AVERAGE ANNUAL TOTAL RETURN
(For Periods Ended October 31, 2002)
                                             1 YR.  INCEPTION/1/
----------------------------------------------------------------
Class A w/o SC/2/                           -34.58%       -41.65%
        w/SC/3/                             -38.41%       -43.11%
----------------------------------------------------------------
Class B w/o SC/2/                           -35.01%       -42.12%
        w/SC/4/                             -38.26%       -42.81%
----------------------------------------------------------------
Class C5 w/o SC/2/                          -34.84%       -41.93%
        w/SC/6/                             -36.13%       -42.17%
----------------------------------------------------------------
Institutional Service Class/7/              -34.48%       -41.37%
----------------------------------------------------------------

All figures showing the effect of a sales charge reflect the maximum charge possible, because it has the most dramatic effect on performance data.

/1/  Fund commenced operations on June 30, 2000.

/2/  These returns do not reflect the effects of sales charges (SC).

/3/  A 5.75% front-end sales charge was deducted.

/4/ A 5.00% contingent deferred sales charge (CDSC) was deducted. The CDSC declines to 0% after 6 years.

/5/ These returns include performance based on Class B shares, which was achieved prior to the creation of Class C shares (3/1/01). These returns have been restated for sales charges but not for fees applicable to Class C shares. Had Class C been in existence for the time periods presented, the performance of Class C shares would have been similar assuming similar expenses.

/6/ A 1.00% front-end sales charge was deducted. A CDSC of 1.00% was also deducted from the one year return because it is charged when you sell Class C shares within the first year after purchase.

/7/ Not subject to any sales charges. Investment return and principal value will fluctuate, and when redeemed, shares may be worth more or less than original cost. Past performance is no guarantee of future results.

            GARTMORE GLOBAL TECHNOLOGY & COMMUNICATIONS          BENCHMARKS
DATE                          CLASS A                     MORGAN STANLEY HIGHT TECH     CPI
---------   -------------------------------------------   -------------------------   -------
 6/30/2000                                        9,425                      10,000    10,000
10/31/2000                                       10,471                       9,136    10,099
10/31/2001                                        4,091                       4,346    10,313
10/31/2002                                        2,676                       2,864    10,531

Comparative performance of $10,000 invested in Class A shares of the Gartmore Global Technology and Communications Fund, Morgan Stanley High-Tech 35 Index (Morgan Stanley High-Tech) (a), and the Consumer Price Index (CPI) (b) since inception. Unlike the Fund, the returns for these indices do not reflect any fees, expenses, or sales charges.

(a) The Morgan Stanley High-Tech is an equal dollar-weighted index of 35 stocks in nine different technology subsectors.

(b) The CPI represents changes in prices of a basket of goods and services purchased for consumption by urban households.

                                                           2002 Annual Report 11

[GRAPHIC APPEARS HERE]
SECTOR Series

STATEMENT OF INVESTMENTS
October 31, 2002

GARTMORE GLOBAL TECHNOLOGY AND COMMUNICATIONS FUND

COMMON STOCKS (95.8%)

                                       SHARES OR
                                       PRINCIPAL
                                         AMOUNT           VALUE
------------------------------------------------------------------
FINLAND (1.1%)

TELECOM EQUIPMENT (1.1%)

Nokia Corp. ADR                            2,100       $    34,902
                                                       -----------
------------------------------------------------------------------
GERMANY (3.3%)

ENTERPISE SOFTWARE (3.3%)

SAP AG ADR                                 5,400           103,356
                                                       -----------
------------------------------------------------------------------
JAPAN (0.8%)

OFFICE EQUIPMENT (0.8%)

CANON, INC.                                  700            25,826
                                                       -----------
------------------------------------------------------------------
NETHERLANDS (1.2%)

SEMICONDUCTOR EQUIPMENT (1.2%)

ASM International N.V. (b)                 3,100            39,370
                                                       -----------
------------------------------------------------------------------
UNITED STATES (89.4%)

AEROSPACE & DEFENSE (0.4%)

Veridian Corp. (b)                           500            11,980
                                                       -----------

APPLICATIONS SOFTWARE (4.1%)

Intuit, Inc. (b)                           2,500           129,800
                                                       -----------

BROADCASTING & TELEVISION (1.1%)

Clear Channel Communications, Inc.
(b)                                          900            33,345
                                                       -----------

CELLULAR/WIRELESS TELECOMMUNICATIONS
(2.1%)

AT&T Wireless Services, Inc. (b)           9,800            67,326
                                                       -----------

COMPUTER HARDWARE (6.7%)

Dell Computer Corp. (b)                    6,400           183,104
Lexmark International, Inc. (b)              500            29,710
                                                       -----------
                                                           212,814
                                                       -----------

COMPUTER SERVICES (7.9%)

Anteon International Corp. (b)             1,300            29,900
eBay, Inc. (b)                             2,600           164,424
Yahoo, Inc. (b)                            3,500            52,220
                                                       -----------
                                                           246,544
                                                       -----------

COMPUTER SOFTWARE (13.4%)

Advanced Digital Information Corp.
(b)                                        2,700            19,116
Electronic Arts, Inc. (b)                  2,600           169,312
EMC Corp. (b)                             14,800            75,628
Microsoft Corp. (b)                        2,900           155,063
                                                       -----------
                                                           419,119
                                                       -----------
COMPUTERS (9.0%)

Compal Electronics, Inc.                   5,100            27,795
Hewlett-Packard Co.                        8,600           135,880
International Business Machines
Corp.                                      1,500           118,410
                                                       -----------
                                                           282,085
                                                       -----------

COMPUTERS-INTEGRATED SYSTEMS (0.5%)

Brocade Communications Systems,
 Inc.(b)                                   2,200            15,114
                                                       -----------

DATA PROCESSING & REPRODUCTION (3.3%)

First Data Corp.                           3,000           104,820
                                                       -----------

E-COMMERCE (3.3%)

Amazon.com, Inc. (b)                       3,500            67,760
Digital River, Inc. (b)                    3,500            36,540
                                                       -----------
                                                           104,300
                                                       -----------

ELECTRONIC COMPONENTS (3.0%)

Intel Corp.                                5,500            95,150
                                                       -----------

ELECTRONIC COMPONENTS-
SEMICONDUCTORS (6.3%)

Micron Technology, Inc. (b)                5,900            94,400
NVIDIA Corp. (b)                           6,200            73,780
Skyworks Solutions, Inc. (b)               4,400            31,240
                                                       -----------
                                                           199,420
                                                       -----------
ELECTRONICS (2.2%)

InVision Technologies, Inc. (b)            2,000            70,820
                                                       -----------

ENTERPISE SOFTWARE (5.0%)

Computer Associates International,
Inc.                                       4,900            72,814
Oracle Corp. (b)                           8,400            85,596
                                                       -----------
                                                           158,410
                                                       -----------
MULTI-MEDIA (0.5%)

Entravision Communications Corp.(b)        1,200            14,352
                                                       -----------

NETWORKING (4.3%)

Cisco Systems, Inc. (b)                   12,200           136,396
                                                       -----------

SEMICONDUCTOR COMP - INTEGRATED
 CIRCUITS (4.5%)

Emulex Corp. (b)                             900            16,155
Linear Technology Corp.                    2,400            66,336
Marvel Technology Group Ltd. (b)           3,700            59,977
                                                       -----------
                                                           142,468
                                                       -----------
SEMICONDUCTOR EQUIPMENT (2.4%)

Novellus Systems, Inc. (b)                 2,400            75,840
                                                       -----------
SEMICONDUCTORS (3.6%)

Texas Instruments, Inc.                    7,100           112,606
                                                       -----------

TELEVISION (1.6%)

Univision Communications, Inc. (b)         2,000            51,820
                                                       -----------

TRAVEL SERVICES (0.6%)

Expedia Inc. Class A (b)                     300            20,298
                                                       -----------

12 Annual Report 2002

                                       SHARES OR
                                       PRINCIPAL
                                         AMOUNT           VALUE
------------------------------------------------------------------
UNITED STATES (continued)
WIRELESS EQUIPMENT (3.6%)

Motorola, Inc.                             8,500       $    77,945
QUALCOMM, Inc. (b)                         1,000            34,520
                                                       -----------
                                                           112,465
                                                       -----------
                                                         2,817,292
                                                       -----------
Total Common Stocks                                      3,020,746
                                                       -----------
REPURCHASE AGREEMENT(14.1%)
Fifth Third Bank, 1.67%, dated
  10/31/02, due 11/01/02,
  repurchase price $444,843
  (Fully collateralized by FARM)       $ 444,822       $   444,822
                                                       -----------

Total Repurchase Agreement                                 444,822
                                                       -----------

Total Investments(Cost $3,422,430)
 (a) -- 109.9%                                           3,465,568

Liabilities in excess of other
 assets -- (9.9)%                                         (311,718)
                                                       -----------
NET ASSETS -- 100.0%                                   $ 3,153,850
                                                       ===========

(a) See notes to financial statements for unrealized appreciation (depreciation) of securities.

(b)  Denotes a non-income producing security.

ADR American Depositary Receipt

FARM Federal Adjustable Rate Mortgage

See notes to financial statements.

                                                           2002 Annual Report 13

[GRAPHIC APPEARS HERE]

SECTOR Series

GARTMORE GLOBAL UTILITIES FUND

Class A Shares symbol: GGUAX
Class B Shares symbol: GGUBX
Class C Shares symbol: GGUCX
Institutional Service Class symbol: GUISX

How did the Fund perform?

Since inception on Dec. 18, 2001, the Fund has returned -27.46%* versus -25.82% for its benchmark, a composite of 60% Morgan Stanley Capital International
(MSCI) World Telecommunications Services/40% MSCI World Utilities Index.

For broader comparison, the S&P 500 Index returned -21.84% for the 10-month period ended Oct. 31, 2002.

What market/economic factors influenced the portfolio's performance?

A variety of issues hurt the performance of this sector and its major U.S. utility companies. Among them were reduced overseas revenues, lower growth expectations due to cutbacks in spending plans, and Federal regulatory inquiries into questionable energy trading and pricing practices.

Telecommunications stocks-particularly local telephone companies-faced reduced demand as consumers shifted from fixed-line telephone calling to wireless services and e-mail. In addition, general U.S. economic weakness, as well as regulatory rulings that opened access to long-distance competitors at reduced cost, created greater competition that pressured earnings.

What sectors/holdings enhanced or detracted from performance?

Given the weak global economy, struggling company profits, falling stock markets, geopolitical risks and the abovementioned negative influences on the utility and telecommunications sectors, the Fund's performance fell along with most of the markets and sectors.

Although the Fund closely tracked the performance of its composite benchmark, in October, severely depressed telecommunications stocks rallied and the Fund's return fell behind that of the benchmark due to a lower allocation to these stocks.

How is the Fund positioned?

We are focusing on European wireless providers, rather than companies in the United States, because we believe that European operators may be more profitable. European companies are improving their profit margins by cutting destructive practices such as prepaid subsidies. They also are targeting subscribers more selectively. U.S. wireless providers are operating in an unfriendly regulatory environment that has hurt profit margins and fostered greater competition.

However, U.S. wireline companies have been slowly improving their cash flow positions. In addition, their high dividend yields make the stocks attractive. We will be monitoring these stocks closely during the next six months.

We are excited about U.S. cable telecommunications operators such as AT&T Corp. and Comcast Corp. since they operate under fewer regulatory constraints and are experiencing stronger new subscriber growth.

Given the volatile equity markets, utility companies' high-dividend yields (4% to 7%) should prove rewarding for investors. Throughout stock market history, dividends have comprised a large portion of total returns. For example, between 1926 and 1997, they provided 4.6% (or more than 43%) of the stock market's 10.6% average return. We are focusing on those companies with strong cash flows, predictable revenues and transparent business models.

The Fund is currently positioned with a neutral weighting in telecommunications stocks and utility stocks in relation to the benchmark. (60% telecommunications/ 40% utilities).

Portfolio Manager: Julian Sinclair

* Performance of Class A shares without sales charge and assuming all distributions are reinvested.

Portfolio Market Value: $2,154,361
October 31, 2002

AGGREGATE TOTAL RETURN
(For Period Ended October 31, 2002)
                                             INCEPTION/1/
--------------------------------------------------------
Class A                 w/o SC/2/                 -27.46%
                        w/SC/3/                   -31.63%
--------------------------------------------------------
Class B                 w/o SC/2/                 -27.93%
                        w/SC/4/                   -31.52%
--------------------------------------------------------
Class C                 w/o SC/2/                 -27.93%
                        w/SC/5/                   -29.35%
--------------------------------------------------------
Institutional Service Class/6/                    -27.27%
--------------------------------------------------------

All figures showing the effect of a sales charge reflect the maximum charge possible, because it has the most dramatic effect on performance data.

/1/ Fund commenced operations on December 18, 2001.
/2/ These returns do not reflect the effects of sales charges (SC).
/3/ A 5.75% front-end sales charge was deducted.
/4/ A 5.00% contingent deferred sales charge (CDSC) was deducted.  The CDSC declines to 0% after 6 years.
/5/ A 1.00% front-end sales charge was deducted. A CDSC of 1.00% was also deducted because it is charged when you sell Class C shares within the first year after purchase.
/6/ Not subject to any sales charges.

Investment return and principal value will fluctuate, and when redeemed, shares may be worth more or less than original cost. Past performance is no guarantee of future results.

             GARTMORE GLOBAL UTILITIES      BENCHMARKS
DATE                  CLASS A               COMPOSITE     CPI     MSCI WORLD TELECOM     MSCI WORLD UTILITIES
-----------  -------------------------      ----------  -------   ------------------     --------------------
12/18/2001                       9,425          10,000   10,000               10,000                   10,000
10/31/2002                       6,837           7,418   10,269                6,862                    8,099

Comparative performance of $10,000 invested in Class A shares of the Gartmore Global Utilities Fund, Morgan Stanley Capital International World Telecommunications Services Index (MSCI World Telecom) (a), Morgan Stanley Capital International World Utilities Index (MSCI World Utilities) (b), Composite Index (Composite) (c) and the Consumer Price Index (CPI)(d) since inception. Unlike the Fund, the returns for these indices do not reflect any fees, expenses, or sales charges.

(a) The MSCI World Index/SM/ measures global developed market equity performance. It is based on 23 developed market country indices. The MSCI World Telecom is made up of industry groups such as diversified and wireless.

(b) The MSCI World Index/SM/ measures global developed market equity performance. It is based on 23 developed market country indices. The MSCI World Utilities is made up of industry groups such as electric, gas, multi utilities and unregulated power and water.

(c) The Composite is a combination of 60% MSCI World Telecom and 40% MSCI World Utilities.

(d) The CPI represents changes in prices of a basket of goods and services purchased for consumption by urban households.

14 Annual Report 2002

STATEMENT OF INVESTMENTS
October 31, 2002

GARTMORE GLOBAL UTILITIES FUND

COMMON STOCKS (98.9%)

                                                      SHARES           VALUE
--------------------------------------------------------------------------------
AUSTRALIA (1.0%)

TELECOMMUNICATIONS (1.0%)
Telstra Corp., Ltd.                                      8,043    $       21,248
                                                                  --------------
--------------------------------------------------------------------------------
FINLAND (2.4%)

OIL & GAS UTILITY (2.4%)
Fortum Oyj                                               8,807            52,766
                                                                  --------------
--------------------------------------------------------------------------------
FRANCE (2.3%)

TELECOMMUNICATIONS (0.6%)
France Telecom SA                                        1,073            12,305
                                                                  --------------
WATER UTILITY (1.7%)
Suez SA                                                  2,124            37,335
                                                                  --------------
                                                                          49,640
                                                                  --------------
--------------------------------------------------------------------------------
GERMANY (5.7%)

GAS & ELECTRIC UTILITY (3.3%)
E. ON AG                                                 1,593            72,094
                                                                  --------------
TELECOMMUNICATIONS (2.4%)
Deutsche Telekom AG                                      4,575            52,510
                                                                  --------------
                                                                         124,604
                                                                  --------------
--------------------------------------------------------------------------------
ITALY (4.7%)
ELECTRIC UTILITY (0.9%)
Enel SpA                                                 4,026            19,775
                                                                  --------------
TELECOMMUNICATIONS (3.8%)
Telecom Italia SpA                                      10,337            82,099
                                                                  --------------
                                                                         101,874
                                                                  --------------
--------------------------------------------------------------------------------
JAPAN (10.2%)

ELECTRIC UTILITY (5.4%)
Chubu Electric Power Co., Inc.                           3,000            50,078
Kansai Electric Power Co., Inc.                          2,500            35,385
Tokyo Electric Power Co., Inc.                           1,800            33,279
                                                                  --------------
                                                                         118,742
                                                                  --------------
TELECOMMUNICATIONS (4.8%)
KDDI Corp.                                                  18            52,893
Nippon Telegraph & Telephone Corp.                          14            51,310
                                                                  --------------
                                                                         104,203
                                                                  --------------
                                                                         222,945
                                                                  --------------
--------------------------------------------------------------------------------
MEXICO (1.1%)

TELECOMMUNICATIONS (1.1%)
Telefonos De Mexico SA de CV ADR                           763            23,272
                                                                  --------------
--------------------------------------------------------------------------------
NETHERLANDS (2.2%)

TELECOMMUNICATIONS (2.2%)
Koninklijke KPN NV (b)                                   7,490            47,471
                                                                  --------------
--------------------------------------------------------------------------------
NEW ZEALAND (1.0%)

TELECOMMUNICATIONS (1.0%)
Telecom Corp. of New Zealand Ltd.                        8,755            21,539
                                                                  --------------
--------------------------------------------------------------------------------
PORTUGAL (1.1%)

TELECOMMUNICATIONS (1.1%)
Portugal Telecom SA                                      3,925            23,710
                                                                  --------------
--------------------------------------------------------------------------------
SOUTH KOREA (1.0%)

ELECTRIC UTILITY (1.0%)
Korea Electric Power Corp. ADR                           2,462            20,705
                                                                  --------------
--------------------------------------------------------------------------------
SPAIN (7.4%)

ELECTRIC UTILITY (1.8%)
Endesa SA                                                2,155            22,259
Iberdrola SA                                             1,505            17,885
                                                                  --------------
                                                                          40,144
                                                                  --------------
TELECOMMUNICATIONS (5.6%)
Telefonica SA (b)                                       12,678           120,277
                                                                  --------------
                                                                         160,421
                                                                  --------------
--------------------------------------------------------------------------------
UNITED KINGDOM (18.6%)

ELECTRIC UTILITY (3.8%)
National Grid Group PLC                                  8,133            57,895
Scottish & Southern Energy PLC                           2,492            24,718
                                                                  --------------
                                                                          82,613
                                                                  --------------
TELECOMMUNICATIONS (13.1%)
BT Group PLC                                            21,467            60,957
Vodafone Group PLC                                     141,485           227,440
                                                                  --------------
                                                                         288,397
                                                                  --------------
Water Utility (1.7%)
United Utilities PLC                                     3,950            36,523
                                                                  --------------
                                                                         407,533
                                                                  --------------
--------------------------------------------------------------------------------
UNITED STATES (40.2%)

COMMUNICATIONS (2.8%)
Comcast Corp. (b)                                        2,694            61,989
                                                                  --------------
ELECTRIC UTILITY (8.7%)
American Electric Power Co., Inc.                        1,144            29,332
Cinergy Corp.                                            1,291            40,163
Entergy Corp.                                              793            34,963
FPL Group, Inc.                                            688            49,543
Southern Co. (The)                                       1,185            35,195
                                                                  --------------
                                                                         189,196
                                                                  --------------
GAS & ELECTRIC UTILITY (3.9%)
Exelon Corp.                                               952            47,981
Nisource, Inc.                                           2,289            37,814
                                                                  --------------
                                                                          85,795
                                                                  --------------

                                                           2002 Annual Report 15

[GRAPHIC APPEARS HERE]

SECTOR Series

STATEMENT OF INVESTMENTS (Continued)
October 31, 2002

GARTMORE GLOBAL UTILITIES FUND (Continued)

COMMON STOCKS (continued)
                                                      SHARES          VALUE
--------------------------------------------------------------------------------
UNITED STATES (continued)

TELECOMMUNICATIONS (22.1%)
AT&T Corp.                                               6,051    $       78,905
AT&T Wireless Services, Inc. (b)                         5,303            36,432
SBC Communications, Inc.                                 6,408           164,429
Verizon Communications, Inc.                             5,346           201,864
                                                                  --------------
                                                                         481,630
                                                                  --------------
WATER UTILITY (2.7%)
Philadelphia Suburban Corp.                              2,700            58,023
                                                                  --------------
                                                                         876,633
                                                                  --------------
Total Common Stocks                                                    2,154,361
                                                                  --------------
Total Investments (Cost $2,264,905) (A)--98.9%                         2,154,361
                                                                  --------------

Other assets in excess of liabilities--1.1%                               23,117
                                                                  --------------
NET ASSETS--100.0%                                                $    2,177,478
                                                                  ==============

(a) See notes to financial statements for unrealized appreciation (depreciation) of securities.

(b)  Denotes a non-income producing security.

ADR  American Depositary Receipt

At October 31, 2002, the Fund's open forward foreign currency contracts were as follows:

                                                                                      UNREALIZED
                                               DELIVERY   CONTRACT                   APPRECIATION
CURRENCY                                         DATE       VALUE    MARKET VALUE   (DEPRECIATION)
--------------------------------------------------------------------------------------------------
Short Contracts:
Japanese Yen                                   11/01/02   $ 16,242   $     16,455   $         (213)

See notes to financial statements.

16 Annual Report 2002

STATEMENTS OF ASSETS AND LIABILITIES
October 31, 2002

                                                                                                     GARTMORE
                                                                                                      GLOBAL
                                                                   GARTMORE        GARTMORE         TECHNOLOGY         GARTMORE
                                                                    GLOBAL          GLOBAL             AND              GLOBAL
                                                                  FINANCIAL         HEALTH        COMMUNICATIONS      UTILITIES
                                                                SERVICES FUND    SCIENCES FUND         FUND              FUND
---------------------------------------------------------------------------------------------------------------------------------
ASSETS:
Investments, at value (cost $2,917,452; $3,344,445; $2,977,608
 and $2,264,905; respectively)                                  $   2,628,086    $   3,454,717    $    3,020,746    $   2,154,361
Repurchase agreements, at cost                                         50,458          372,239           444,822               --
                                                                -----------------------------------------------------------------
    Total Investments                                               2,678,544        3,826,956         3,465,568        2,154,361
                                                                -----------------------------------------------------------------
Cash                                                                       39               --                --            4,857
Foreign currency, at value (cost $0; $0; $1,279 and $0;
respectively)                                                              --               --             1,234               --
Interest and dividends receivable                                       2,949            1,564               672            7,433
Receivable for investments sold                                            --          417,864           159,179           16,455
Receivable from adviser                                                 5,525            1,675                --            5,589
Reclaims receivable                                                       505               --                --            1,242
Prepaid expenses and other assets                                         255              262             8,726              255
                                                                -----------------------------------------------------------------
    Total Assets                                                    2,687,817        4,248,321         3,635,379        2,190,192
                                                                -----------------------------------------------------------------
LIABILITIES:
Payable to custodian                                                       --               --            22,967               --
Payable to adviser                                                         --               --               710               --
Payable for investments purchased                                          --          512,993           447,935            9,031
Unrealized depreciation on forward foreign currency contracts              --               --                --              213
Accrued expenses and other payables
    Investment advisory fees                                            2,120            3,041             1,314            1,401
    Fund administration and transfer agent fees                           322              582             3,947              260
    Distribution fees                                                   1,190              975               900              983
    Administrative servicing fees                                          --              128                51               --
    Other                                                                 818              809             3,705              826
                                                                -----------------------------------------------------------------
        Total Liabilities                                               4,450          518,528           481,529           12,714
                                                                -----------------------------------------------------------------
Net Assets                                                      $   2,683,367    $   3,729,793    $    3,153,850    $   2,177,478
                                                                =================================================================
REPRESENTED BY:
Capital                                                         $   3,004,817    $   4,259,610    $   10,680,152    $   3,012,484
Accumulated net investment income (loss)                                3,984               --                --            9,178
Accumulated net realized gains (losses) from investment and
 foreign currency transactions                                        (36,103)        (640,089)       (7,569,396)        (733,521)
Net unrealized appreciation (depreciation) on investments and translation of assets and liabilities denominated
 in foreign currencies                                               (289,331)         110,272            43,094         (110,663)
                                                                -----------------------------------------------------------------
Net Assets                                                      $   2,683,367    $   3,729,793    $    3,153,850    $   2,177,478
                                                                =================================================================
NET ASSETS:
Class A Shares                                                  $     675,292    $   1,537,908    $    1,513,886    $     547,461
Class B Shares                                                        672,185          730,067           780,007          543,751
Class C Shares                                                        665,100           58,434            16,768          540,820
Institutional Service Class Shares                                    670,790        1,403,384           843,189          545,446
                                                                -----------------------------------------------------------------
Total                                                           $   2,683,367    $   3,729,793    $    3,153,850    $   2,177,478
                                                                =================================================================
SHARES OUTSTANDING (unlimited number of shares authorized):
Class A Shares                                                         75,695          185,332           574,660           76,010
Class B Shares                                                         75,798           88,927           301,911           75,695
Class C Shares                                                         75,000            7,115             6,446           75,284
Institutional Service Class Shares                                     75,025          168,055           316,456           75,660
                                                                -----------------------------------------------------------------
Total                                                                 301,518          449,429         1,199,473          302,649
                                                                =================================================================
NET ASSET VALUE:
Class A Shares                                                  $        8.92    $        8.30    $         2.63    $        7.20
Class B Shares (a)                                              $        8.87    $        8.21    $         2.58    $        7.18
Class C Shares (b)                                              $        8.87    $        8.21    $         2.60    $        7.18
Institutional Service Class Shares                              $        8.94    $        8.35    $         2.66    $        7.21
MAXIMUM OFFERING PRICE PER SHARE (100%/(100%--maximum sales
 charge) of net asset value adjusted to the nearest cent):
Class A Shares                                                  $        9.46    $        8.81    $         2.79    $        7.64
Class C Shares                                                  $        8.96    $        8.29    $         2.63    $        7.25
                                                                -----------------------------------------------------------------
Maximum Sales Charge--Class A Shares                                     5.75%            5.75%             5.75%            5.75%
                                                                =================================================================
Maximum Sales Charge--Class C Shares                                     1.00%            1.00%             1.00%            1.00%
                                                                =================================================================

(a) For Class B shares, the redemption price per share varies by length of time shares are held.
(b) For Class C shares, the redemption price per share is reduced by 1.00% for shares held less than one year

See notes to financial statements.

                                                           2002 Annual Report 17

[GRAPHIC APPEARS HERE]

SECTOR Series

STATEMENTS OF OPERATIONS
For the Year Ended October 31, 2002

                                                                                                     GARTMORE
                                                                   GARTMORE                           GLOBAL
                                                                    GLOBAL         GARTMORE         TECHNOLOGY         GARTMORE
                                                                  FINANCIAL         GLOBAL              AND             GLOBAL
                                                                   SERVICES         HEALTH        COMMUNICATIONS      UTILITIES
                                                                   FUND (a)      SCIENCES FUND         FUND            FUND (a)
---------------------------------------------------------------------------------------------------------------------------------
INVESTMENT INCOME:

Interest income                                                 $       1,559    $       4,554    $        4,782    $       1,657
Dividend income (net of foreign withholding tax of $2,356;$0;
 $95 and $3,920; respectively)                                         52,106           12,728             5,322           61,863
                                                                -----------------------------------------------------------------
    Total Income                                                       53,665           17,282            10,104           63,520
                                                                -----------------------------------------------------------------
EXPENSES:
Investment advisory fees                                               25,241           28,907            36,204           17,396
Fund administration and transfer agent fees                             6,436           11,398            21,294            6,391
Distribution fees Class A                                               1,582            2,745             4,714            1,363
Distribution fees Class B                                               6,322            7,745            10,211            5,433
Distribution fees Class C                                               6,282               60               273            5,419
Administrative servicing fees Class A                                      --              372               169               --
Administrative servicing fees Institutional Service
 Class Shares                                                              --              193                79               --
Professional fees                                                       6,901              247               367            6,853
Registration and filing fees                                           46,564           38,374            24,033           46,502
Other                                                                   3,537            4,010             1,574            3,481
                                                                -----------------------------------------------------------------
    Total expenses before reimbursed expenses                         102,865           94,051            98,918           92,838
Expenses reimbursed                                                   (53,563)         (45,848)          (31,434)         (54,741)
                                                                -----------------------------------------------------------------
    Total Expenses                                                     49,302           48,203            67,484           38,097
                                                                -----------------------------------------------------------------
Net Investment Income (Loss)                                            4,363          (30,921)          (57,380)          25,423
                                                                -----------------------------------------------------------------
REALIZED/UNREALIZED GAINS (LOSSES) FROM INVESTMENTS:
Net realized gains (losses) on investment transactions                (36,103)        (416,348)       (1,308,344)        (733,521)
Net increase from payment by adviser for losses realized on
 the disposal of investments                                               --               --            29,920               --
Net realized gains (losses) on foreign currency transactions          (10,569)             (59)           (6,214)         (11,151)
                                                                -----------------------------------------------------------------
Net realized gains (losses) on investment and foreign
 currency transactions                                                (46,672)        (416,407)       (1,284,638)        (744,672)
Net change in unrealized appreciation/depreciation on
 investments and translation of assets and liabilities
 denominated in foreign currencies                                   (289,331)          41,363          (191,807)        (110,663)
                                                                -----------------------------------------------------------------
Net realized/unrealized gains (losses) on investments
 and foreign currencies                                              (336,003)        (375,044)       (1,476,445)        (855,335)
                                                                -----------------------------------------------------------------
CHANGE IN NET ASSETS RESULTING FROM OPERATIONS                  $    (331,640)   $    (405,965)   $   (1,533,825)   $    (829,912)
                                                                =================================================================

(a) For the period from December 18, 2001 (commencement of operations) through October 31, 2002.

See notes to financial statements.

18 Annual Report 2002

STATEMENTS OF CHANGES IN NET ASSETS

                                       GARTMORE
                                        GLOBAL                                                                    GARTMORE
                                       FINANCIAL                                        GARTMORE GLOBAL            GLOBAL
                                       SERVICES           GARTMORE GLOBAL                TECHNOLOGY AND           UTILITIES
                                         FUND           HEALTH SCIENCES FUND          COMMUNICATIONS FUND            FUND
----------------------------------------------------------------------------------------------------------------------------
                                        PERIOD          YEAR          PERIOD          YEAR           YEAR          PERIOD
                                         ENDED          ENDED         ENDED           ENDED          ENDED          ENDED
                                      OCTOBER 31,    OCTOBER 31,    OCTOBER 31,    OCTOBER 31,    OCTOBER 31,    OCTOBER 31,
                                       2002 (a)          2002         2001 (b)        2002            2001         2002 (a)
----------------------------------------------------------------------------------------------------------------------------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
Net investment income (loss)          $     4,363    $   (30,921)   $  (11,442)    $   (57,380)   $   (63,927)        25,423
Net realized gains (losses) on
 investment and foreign currency
 transactions                             (46,672)      (416,407)      (223,731)    (1,284,638)    (6,253,732)      (744,672)
Net change in unrealized
 appreciation/depreciation on
 investments and translation of
 assets and liabilities denominated
 in foreign currencies                   (289,331)        41,393         68,909       (191,807)       345,441       (110,663)
                                      --------------------------------------------------------------------------------------
Change in net assets resulting from
 operations                              (331,640)      (405,965)      (166,264)    (1,533,825)    (5,972,218)      (829,912)
                                      --------------------------------------------------------------------------------------
DISTRIBUTIONS TO CLASS A
 SHAREHOLDERS FROM:
Net investment income                        (183)            --             --             --             --         (4,321)
Net realized gains on investments              --             --             --             --       (296,134)            --
Return of capital                              --             --           (656)            --             --             --

DISTRIBUTIONS TO CLASS B
 SHAREHOLDERS FROM:
Net investment income                          --             --             --             --             --         (2,276)
Net realized gains on investments              --             --             --             --       (145,333)            --

DISTRIBUTIONS TO CLASS C
 SHAREHOLDERS FROM:
Net investment income                          --             --             --             --             --         (2,258)

DISTRIBUTIONS TO INSTITUTIONAL
 SERVICE CLASS SHAREHOLDERS FROM:
Net investment income                        (255)            --             --             --             --         (5,057)
Net realized gains on investments              --             --             --             --       (105,669)            --
Return of capital                              --             --         (1,087)            --             --             --
                                      --------------------------------------------------------------------------------------
Change in net assets from
 shareholder distributions                   (438)            --         (1,743)            --       (547,136)       (13,912)
                                      --------------------------------------------------------------------------------------
Change in net assets from capital
 transactions                           3,015,445      1,801,772      2,501,993        754,205      1,721,291      3,021,302
                                      --------------------------------------------------------------------------------------
Change in net assets                    2,683,367      1,395,807      2,333,986       (779,620)    (4,798,063)     2,177,478

NET ASSETS:
Beginning of period                            --      2,333,986             --      3,933,470      8,731,533             --
                                      --------------------------------------------------------------------------------------
End of period                         $ 2,683,367    $ 3,729,793    $ 2,333,986    $ 3,153,850    $ 3,933,470    $ 2,177,478
                                      ======================================================================================

(a) For the period from December 18, 2001 (commencement of operations) through October 31, 2002.
(b) For the period from December 29, 2000 (commencement of operations) through October 31, 2001.

See notes to financial statements.

                                                           2002 Annual Report 19

[GRAPHIC APPEARS HERE]
SECTOR Series

FINANCIAL HIGHLIGHTS

Selected Data for Each Share of Capital Outstanding

GARTMORE GLOBAL FINANCIAL SERVICES FUND

                                                                 INVESTMENT ACTIVITIES
                                       ---------------------------------------------------------------------------------------
                                                                         NET
                                                                     REALIZED AND
                                           NET                        UNREALIZED        TOTAL          NET
                                       ASSET VALUE,      NET            GAINS           FROM       ASSET VALUE,
                                        BEGINNING     INVESTMENT      (LOSSES) ON     INVESTMENT      END OF         TOTAL
                                        OF PERIOD    INCOME(LOSS)     INVESTMENTS     ACTIVITIES      PERIOD       RETURN (a)
------------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
Period Ended October 31, 2002 (d)      $      10.00          0.04           (1.12)          (1.08)  $       8.92        (10.78%)(e)

CLASS B SHARES
Period Ended October 31, 2002 (d)      $      10.00         (0.02)          (1.11)          (1.13)  $       8.87        (11.30%)(e)

CLASS C SHARES
Period Ended October 31, 2002 (d)      $      10.00         (0.02)          (1.11)          (1.13)  $       8.87        (11.30%)(e)

INSTITUTIONAL  SERVICE CLASS SHARES
Period Ended October 31, 2002 (d)      $      10.00          0.06           (1.12)          (1.06)  $       8.94        (10.57%)(e)

                                                                       RATIOS/SUPPLEMENTAL DATA
                                       ----------------------------------------------------------------------------------------
                                                                         RATIO OF NET           RATIO OF
                                                        RATIO OF          INVESTMENT            EXPENSES
                                        NET ASSETS      EXPENSES         INCOME(LOSS)          (PRIOR TO
                                        AT END OF      TO AVERAGE         TO AVERAGE         REIMBURSEMENTS)
                                          PERIOD          NET                NET               TO AVERAGE           PORTFOLIO
                                          (000s)         ASSETS             ASSETS            NET ASSETS (b)       TURNOVER (c)
-------------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
Period Ended October 31, 2002 (d)      $        675           1.66%(f)           0.47%(f)               3.76%(f)         102.39%

CLASS B SHARES
Period Ended October 31, 2002 (d)      $        672           2.38%(f)          (0.25%)(f)              4.51%(f)         102.39%

CLASS C SHARES
Period Ended October 31, 2002 (d)      $        665           2.38%(f)          (0.25%)(f)              4.51%(f)         102.39%

INSTITUTIONAL  SERVICE CLASS SHARES
Period Ended October 31, 2002 (d)      $        671           1.40%(f)           0.73%(f)               3.51%(f)         102.39%

(a)  Excludes sales charge.
(b) During the period certain fees were waived and/or reimbursed. If such waivers/reimbursements had not occurred, the ratio would have been as indicated.
(c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares.
(d) For the period from December 18, 2001 (commencement of operations) through October 31, 2002.
(e)  Not annualized.
(f)  Annualized.

See notes to financial statements.

20 Annual Report 2002

GARTMORE GLOBAL HEALTH SCIENCES FUND

                                                                INVESTMENT ACTIVITIES                       DISTRIBUTIONS
                                     --------------------------------------------------------------------------------------------
                                                                        NET
                                                                    REALIZED AND
                                         NET                         UNREALIZED         TOTAL
                                     ASSET VALUE,       NET             GAINS           FROM
                                       BEGINNING     INVESTMENT      (LOSSES)ON      INVESTMENT       RETURN OF         TOTAL
                                       OF PERIOD    INCOME(LOSS)     INVESTMENTS     ACTIVITIES        CAPTIAL      DISTRIBUTIONS
---------------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
Period Ended October 31, 2001 (d)    $      10.00          (0.03)          (0.63)          (0.66)          (0.01)           (0.01)
Year Ended October 31, 2002          $       9.33          (0.06)          (0.97)          (1.03)             --               --

CLASS B SHARES
Period Ended October 31, 2001 (d)    $      10.00          (0.09)          (0.62)          (0.71)             --               --
Year Ended October 31, 2002          $       9.29          (0.15)          (0.93)          (1.08)             --               --

CLASS C SHARES
Period Ended October 31, 2002 (e)    $       7.92          (0.01)           0.30            0.29              --               --

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2001 (d)    $      10.00          (0.01)          (0.62)          (0.63)          (0.01)           (0.01)
Year Ended October 31, 2002          $       9.36          (0.04)          (0.97)          (1.01)             --               --

                                                                                 RATIOS/SUPPLEMENTAL DATA
                                     ---------------------------------------------------------------------------------
                                                                                                          RATIO OF NET
                                                                                         RATIO OF          INVESTMENT
                                          NET                            NET ASSETS      EXPENSES         INCOME(LOSS)
                                     ASSET VALUE,                        AT END OF      TO AVERAGE         TO AVERAGE
                                        END OF         TOTAL               PERIOD          NET                NET
                                        PERIOD       RETURN (a)            (000s)         ASSETS             ASSETS
----------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
Period Ended October 31, 2001 (d)    $       9.33          (6.61%)(f)   $        779           1.53%(g)          (0.55%)(g)
Year Ended October 31, 2002          $       8.30         (11.04%)      $      1,538           1.60%             (0.99%)

CLASS B SHARES
Period Ended October 31, 2001 (d)    $       9.29          (7.10%)(f)   $        774           2.13%(g)          (1.15%)(g)
Year Ended October 31, 2002          $       8.21         (11.63%)      $        730           2.28%             (1.71%)

CLASS C SHARES
Period Ended October 31, 2002 (e)    $       8.21           3.66%(f)    $         58           2.25%(g)          (1.69%)(g)

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2001 (d)    $       9.36          (6.25%)(f)   $        781           1.10%(g)          (0.13%)(g)
Year Ended October 31, 2002          $       8.35         (10.79%)      $      1,403           1.27%             (0.66%)

                                          RATIOS/SUPPLEMENTAL DATA
                                     ----------------------------------
                                        RATIO OF
                                        EXPENSES
                                       (PRIOR TO
                                     REIMBURSEMENTS)
                                       TO AVERAGE           PORTFOLIO
                                      NET ASSETS (b)       TURNOVER (c)
-----------------------------------------------------------------------
CLASS A SHARES
Period Ended October 31, 2001 (d)               6.84%(g)         754.05%
Year Ended October 31, 2002                     3.10%            893.80%

CLASS B SHARES
Period Ended October 31, 2001 (d)               7.61%(g)         754.05%
Year Ended October 31, 2002                     4.00%            893.80%

CLASS C SHARES
Period Ended October 31, 2002 (e)               2.80%(g)         893.80%

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2001 (d)               6.59%(g)         754.05%
Year Ended October 31, 2002                     2.85%            893.80%

(a)  Excludes sales charge.
(b) During the period certain fees were waived and/or reimbursed. If such waivers/reimbursements had not occurred, the ratio would have been as indicated.
(c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares.
(d) For the period from December 29, 2000 (commencement of operations) through October 31, 2001.
(e) For the period from September 23, 2002 (commencement of operations) through October 31, 2002.
(f)  Not annualized.
(g)  Annualized.

See notes to financial statements.

                                                           2002 Annual Report 21

[GRAPHIC APPEARS HERE]
SECTOR Series

FINANCIAL HIGHLIGHTS
Selected Data for Each Share of Capital Outstanding

GARTMORE GLOBAL TECHNOLOGY AND COMMUNICATIONS FUND

                                                                INVESTMENT ACTIVITIES                       DISTRIBUTIONS
                                     --------------------------------------------------------------------------------------------
                                                                        NET
                                                                    REALIZED AND
                                          NET                        UNREALIZED         TOTAL
                                     ASSET VALUE,       NET             GAINS           FROM             NET
                                       BEGINNING     INVESTMENT      (LOSSES) ON     INVESTMENT       REALIZED          TOTAL
                                       OF PERIOD    INCOME(LOSS)     INVESTMENTS     ACTIVITIES         GAINS       DISTRIBUTIONS
---------------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
Period Ended October 31, 2000 (d)    $      10.00          (0.02)           1.14            1.12              --               --
Year Ended October 31, 2001          $      11.12          (0.06)          (6.41)          (6.47)          (0.63)           (0.63)
Year Ended October 31, 2002          $       4.02          (0.04)          (1.35)          (1.39)             --               --

CLASS B SHARES
Period Ended October 31, 2000 (d)    $      10.00          (0.06)           1.15            1.09              --               --
Year Ended October 31, 2001          $      11.09          (0.09)          (6.40)          (6.49)          (0.63)           (0.63)
Year Ended October 31, 2002          $       3.97          (0.07)          (1.32)          (1.39)             --               --

CLASS C SHARES
Period Ended October 31, 2001 (e)    $       5.37          (0.02)          (1.36)          (1.38)             --               --
Year Ended October 31, 2002          $       3.99          (0.08)          (1.31)          (1.39)             --               --

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2000 (d)    $      10.00          (0.03)           1.15            1.12              --               --
Year Ended October 31, 2001          $      11.12          (0.04)          (6.39)          (6.43)          (0.63)           (0.63)
Year Ended October 31, 2002          $       4.06          (0.03)          (1.37)          (1.40)             --               --

                                                                                            RATIOS/SUPPLEMENTAL DATA
                                     ---------------------------------------------------------------------------------
                                                                                                          RATIO OF NET
                                                                                         RATIO OF          INVESTMENT
                                          NET                            NET ASSETS      EXPENSES         INCOME(LOSS)
                                     ASSET VALUE,                        AT END OF      TO AVERAGE         TO AVERAGE
                                        END OF         TOTAL               PERIOD          NET                NET
                                        PERIOD       RETURN (a)            (000s)         ASSETS             ASSETS
----------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
Period Ended October 31, 2000 (d)    $      11.12          11.20%(f)    $      4,602           1.73%(g)          (1.07%)(g)
Year Ended October 31, 2001          $       4.02         (60.93%)      $      2,038           1.73%             (1.05%)
Year Ended October 31, 2002          $       2.63         (34.58%)(h)   $      1,514           1.69%             (1.37%)

CLASS B SHARES
Period Ended October 31, 2000 (d)    $      11.09          10.90%(f)    $      2,275           2.33%(g)          (1.69%)(g)
Year Ended October 31, 2001          $       3.97         (61.30%)      $      1,137           2.33%             (1.66%)
Year Ended October 31, 2002          $       2.58         (35.01%)(h)   $        780           2.38%             (2.02%)

CLASS C SHARES
Period Ended October 31, 2001 (e)    $       3.99         (25.70%)(f)   $         29           2.33%(g)          (1.79%)(g)
Year Ended October 31, 2002          $       2.60         (34.84%)(h)   $         17           2.38%             (1.83%)

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2000 (d)    $      11.12          11.20%(f)    $      1,854           1.40%(g)          (0.76%)(g)
Year Ended October 31, 2001          $       4.06         (60.58%)      $        730           1.40%             (0.70%)
Year Ended October 31, 2002          $       2.66         (34.48%)(h)   $        843           1.41%             (1.37%)

                                          RATIOS/SUPPLEMENTAL DATA
                                     ----------------------------------
                                        RATIO OF
                                        EXPENSES
                                       (PRIOR TO
                                     REIMBURSEMENTS)
                                       TO AVERAGE           PORTFOLIO
                                      NET ASSETS (b)       TURNOVER (c)
-----------------------------------------------------------------------
CLASS A SHARES
Period Ended October 31, 2000 (d)               4.43%(g)         149.08%
Year Ended October 31, 2001                     6.38%            922.33%
Year Ended October 31, 2002                     2.56%            944.01%

CLASS B SHARES
Period Ended October 31, 2000 (d)               5.18%(g)         149.08%
Year Ended October 31, 2001                     7.21%            922.33%
Year Ended October 31, 2002                     3.32%            944.01%

CLASS C SHARES
Period Ended October 31, 2001 (e)               9.94%(g)         922.33%
Year Ended October 31, 2002                     3.40%            944.01%

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2000 (d)               4.17%(g)         149.08%
Year Ended October 31, 2001                     5.70%            922.33%
Year Ended October 31, 2002                     2.08%            944.01%

(a)  Excludes sales charge.
(b) During the period certain fees were waived and/or reimbursed. If such waivers/reimbursements had not occurred, the ratio would have been as indicated.
(c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares.
(d) For the period from June 30, 2000 (commencement of operations) through October 31, 2000.
(e) For the period from March 1, 2001 (commencement of operations) through October 31, 2001.
(f)  Not annualized.
(g)  Annualized.
(h) The total returns shown include losses realized on the disposal of investments that were reimbursed by the adviser, which otherwise would have reduced total returns by 0.54%, 0.60%, 0.89% and 0.38% for Class A, Class B, Class C and Institutional Service Class shares, respectively.

See notes to financial statements.

22 Annual Report 2002

GARTMORE GLOBAL UTILITIES FUND

                                                                INVESTMENT ACTIVITIES                         DISTRIBUTIONS
                                     --------------------------------------------------------------------------------------------
                                                                        NET
                                                                    REALIZED AND
                                         NET                         UNREALIZED         TOTAL
                                     ASSET VALUE,       NET             GAINS           FROM            NET
                                       BEGINNING     INVESTMENT      (LOSSES) ON     INVESTMENT      INVESTMENT         TOTAL
                                       OF PERIOD    INCOME(LOSS)     INVESTMENTS     ACTIVITIES        INCOME       DISTRIBUTIONS
---------------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
Period Ended October 31, 2002 (d)    $      10.00           0.11           (2.85)          (2.74)          (0.06)           (0.06)

CLASS B SHARES
Period Ended October 31, 2002 (d)    $      10.00           0.05           (2.84)          (2.79)          (0.03)           (0.03)

CLASS C SHARES
Period Ended October 31, 2002 (d)    $      10.00           0.05           (2.84)          (2.79)          (0.03)           (0.03)

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2002 (d)    $      10.00           0.13           (2.85)          (2.72)          (0.07)           (0.07)

                                                                                           RATIOS/SUPPLEMENTAL DATA
                                     ---------------------------------------------------------------------------------
                                                                                                          RATIO OF NET
                                                                                         RATIO OF          INVESTMENT
                                          NET                            NET ASSETS      EXPENSES         INCOME(LOSS)
                                     ASSET VALUE,                        AT END OF      TO AVERAGE         TO AVERAGE
                                        END OF         TOTAL               PERIOD          NET                NET
                                        PERIOD       RETURN (a)            (000s)         ASSETS             ASSETS
----------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
Period Ended October 31, 2002 (d)    $       7.20         (27.46%)(e)   $        547           1.46%(f)           1.46%(f)

CLASS B SHARES
Period Ended October 31, 2002 (d)    $       7.18         (27.93%)(e)   $        544           2.18%(f)           0.75%(f)

CLASS C SHARES
Period Ended October 31, 2002 (d)    $       7.18         (27.93%)(e)   $        541           2.18%(f)           0.75%(f)

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2002 (d)    $       7.21         (27.27%)(e)   $        545           1.20%(f)           1.72%(f)

                                         RATIOS/SUPPLEMENTAL DATA
                                     ----------------------------------
                                        RATIO OF
                                        EXPENSES
                                       (PRIOR TO
                                     REIMBURSEMENTS)
                                       TO AVERAGE           PORTFOLIO
                                     NET  ASSETS (b)       TURNOVER (c)
-----------------------------------------------------------------------
CLASS A SHARES
Period Ended October 31, 2002 (d)               3.96%(f)         146.88%

CLASS B SHARES
Period Ended October 31, 2002 (d)               4.71%(f)         146.88%

CLASS C SHARES
Period Ended October 31, 2002 (d)               4.71%(f)         146.88%

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2002 (d)               3.71%(f)         146.88%

(a)  Excludes sales charge.
(b) During the period certain fees were waived and/or reimbursed. If such waivers/reimbursements had not occurred, the ratio would have been as indicated.
(c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares.
(d) For the period from December 18, 2001 (commencement of operations) through October 31, 2002.
(e)  Not annualized.
(f)  Annualized.

See notes to financial statements.

                                                           2002 Annual Report 23

[GRAPHIC APPEARS HERE]
LEADERSHIP Series

GARTMORE NATIONWIDE
LEADERS FUND

Class A Shares symbol: GULAX
Class B Shares symbol: GULBX
Class C Shares symbol: GULCX
Institutional Service Class symbol: GULIX

How did the Fund perform?

Since inception on Dec. 28, 2001, the Fund has significantly outperformed on a relative basis, returning -6.37%* versus -21.84% for its benchmark, the S&P 500 Index.

What market/economic factors influenced the portfolio's performance?
Overall, economic growth was "patchy," and the markets remained extremely volatile. The Sept. 11, 2001, terrorists attacks and subsequent threats caused economic disruption and brought fear of traveling, hurting U.S. economic growth during the fourth quarter of 2001. However, growth did surge during the first quarter of 2002, driven by corporate inventory rebuilding and strong consumer spending. Second-quarter growth was weak as consumer spending and final sales faltered. However, during the third quarter, another surge in consumer spending drove strong growth.

Equity markets fell due to corporate governance issues, earning concerns and the potential for a war with Iraq.

The investment strategy--to focus only on the best ideas--helped the Fund significantly outperform its benchmark, despite difficult market conditions.

What sectors/holdings enhanced or detracted from performance?

Our focus on valuation, return on capital, mid-sized companies and those companies that would benefit from an economic recovery all contributed to its outperformance as compared to its benchmark. In addition, investment returns were boosted by a lack of exposure to those stocks that performed the worst during the period, including information technology and telecommunications stocks.

Our overweight position in mid-cap industrial stocks such as Eaton
Corp., the industrial manufacturer; Vulcan Materials Co., the construction material manufacturer; and Illinois Tool Works Inc., the global manufacturer of highly engineered products; all contributed to returns. These companies delivered positive results despite the slower-than-expected recovery due to cheaper prices and the expectation of better earnings that should occur once the economic recovery eventually takes hold.

Consumer discretionary stocks such as Maytag Corp. gained from stronger consumer spending. In addition, Maytag benefited from the acquisition of Amana, and stronger product demand.

How is the Fund positioned?

Because this fund concentrates on investing in only 20 to 40 companies, we can quickly and effectively analyze and seize opportunities in the market. We expect mid-cap stocks to continue to outperform, because their valuations are more attractive than those of large-cap stocks, and they tend to perform well when the economy is coming out of a recession.

A global economic recovery trend should continue to generate strong demand for cyclical stocks. Consequently, we believe the opportunities for mid-cap and cyclical stocks should exist for some time, and we will continue to position the portfolio to take advantage.

Portfolio Manager: Simon Melluish
*Performance of Class A shares without sales charge and assuming all distributions are reinvested.

Portfolio Market Value: $2,222,243
October 31, 2002

AGGREGATE TOTAL RETURN
(For Period Ended October 31, 2002)

                                  INCEPTION /1/
-----------------------------------------------
Class A       w/o SC/2/                   -6.37%
              w/SC/3/                    -11.78%
-----------------------------------------------
Class B       w/o SC/2/                   -7.02%
              w/SC/4/                    -11.67%
-----------------------------------------------
Class C       w/o SC/2/                   -7.02%
              w/SC/5/                     -8.85%
-----------------------------------------------
Institutional Service Class/6/            -6.26%
-----------------------------------------------

All figures showing the effect of a sales charge reflect the maximum charge possible, because it has the most dramatic effect on performance data.

/1/  Fund commenced operations on December 28, 2001.

/2/  These returns do not reflect the effects of sales charges (SC).

/3/  A 5.75% front-end sales charge was deducted.

/4/ A 5.00% contingent deferred sales charge (CDSC) was deducted. The CDSC declines to 0% after 6 years.

/5/ A 1.00% front-end sales charge was deducted. A CDSC of 1.00% was also deducted because it is charged when you sell Class C shares within the first year after purchase.

/6/  Not subject to any sales charges.

Investment return and principal value will fluctuate, and when redeemed, shares may be worth more or less than original cost. Past performance is no guarantee of future results.

              GARTMORE NATIONWIDE LEADERS    BENCHMARKS
DATE                    CLASS A               S&P 500      CPI
------------  ---------------------------    ----------   ------

12/28/2001                          9,425        10,000   10,000
10/31/2002                          8,822         7,816   10,269

Comparative performance of $10,000 invested in Class A shares of the Gartmore Nationwide Leaders Fund, S&P 500 Index (S&P 500) (a) and the Consumer Price Index (CPI) (b) since inception. Unlike the Fund, the returns for these indices do not reflect any fees, expenses, or sales charges.

(a) The S&P 500 is a capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregate market value of these 500 stocks which represent all major industries.

(b) The CPI represents changes in prices of a basket of goods and services purchased for consumption by urban households.

24 Annual Report 2002

STATEMENT OF INVESTMENTS

October 31, 2002

GARTMORE NATIONWIDE LEADERS FUND

COMMON STOCKS (95.2%)

                                              SHARES OR
                                              PRINCIPAL           VALUE
                                               AMOUNT
----------------------------------------------------------------------------
CAPITAL GOODS (13.9%)
Eaton Corp.                                          1,400   $        95,746
Pall Corp.                                           6,000           104,220
Parker Hannifin Corp.                                2,500           109,075
                                                             ---------------
                                                                     309,041
                                                             ---------------
----------------------------------------------------------------------------
CHEMICALS (8.1%)
Eastman Chemical Co.                                 2,200            79,948
Ecolab, Inc.                                         2,100           101,325
                                                             ---------------
                                                                     181,273
                                                             ---------------
----------------------------------------------------------------------------
CONSTRUCTION & BUILDING MATERIALS (7.6%)
Masco Corp.                                          4,200            86,352
Vulcan Materials Co.                                 2,500            83,900
                                                             ---------------
                                                                     170,252
                                                             ---------------
----------------------------------------------------------------------------
CONSUMER PRODUCTS (12.0%)
Black & Decker Corp.                                 2,100            98,196
Fortune Brands, Inc.                                 1,800            90,108
Maytag Corp.                                         3,100            79,980
                                                             ---------------
                                                                     268,284
                                                             ---------------
----------------------------------------------------------------------------
FINANCIAL SERVICES (4.6%)
MBNA Corp.                                           5,100           103,581
                                                             ---------------
----------------------------------------------------------------------------
FOOD & BEVERAGE (4.5%)
Anheuser-Busch Cos., Inc.                            1,900           100,244
                                                             ---------------
----------------------------------------------------------------------------
FURNITURE (3.9%)
Leggett & Platt, Inc.                                4,200            87,570
                                                             ---------------
----------------------------------------------------------------------------
HEALTHCARE (13.4%)
HCA, Inc.                                            2,000            86,980
St. Jude Medical, Inc. (b)                           2,800            99,708
Wellpoint Health Networks, Inc. (b)                  1,500           112,815
                                                             ---------------
                                                                     299,503
                                                             ---------------
----------------------------------------------------------------------------
INSURANCE (2.9%)
Allstate Corp. (The)                                 1,600            63,648
                                                             ---------------
----------------------------------------------------------------------------
LEISURE PRODUCTS (3.9%)
Brunswick Corp.                                      4,200            86,436
                                                             ---------------
----------------------------------------------------------------------------
MANUFACTURING (4.4%)
Illinois Tool Works, Inc.                            1,600            98,240
                                                             ---------------
----------------------------------------------------------------------------
MORTGAGE / ASSET BACKED OBLIGATIONS(4.2%)
Fannie Mae                                           1,400            93,604
                                                             ---------------
----------------------------------------------------------------------------
PAPER & FOREST PRODUCTS (3.7%)
Weyerhaeuser Co.                                     1,800            81,540
                                                             ---------------
----------------------------------------------------------------------------
RAILROADS (4.4%)
Norfolk Southern Corp.                               4,900            98,980
                                                             ---------------
----------------------------------------------------------------------------
UTILITIES (3.7%)
Dominion Resources, Inc.                             1,700            81,600
                                                             ---------------
Total Common Stocks                                                2,123,796
                                                             ---------------

REPURCHASE AGREEMENT (4.4%)

Fifth Third Bank, 1.67%, dated
 10/31/02, due 11/01/02, repurchase
 price $98,452 (Fully collateralized by
 GARM security)                            $        98,447            98,447
                                                             ---------------
Total Repurchase Agreement                                            98,447
                                                             ---------------
Total Investments (Cost $2,432,586)
 (a)-- 99.6%                                                       2,222,243

Other assets in excess of liabilities
 -- 0.4%                                                               8,264
                                                             ---------------
NET ASSETS -- 100.0%                                         $     2,230,507
                                                             ===============

(a) See notes to financial statements for unrealized appreciation (depreciation) of securities.
(b)  Denotes a non-income producing security.

GARM Government Adjustable Rate Mortgage

See notes to financial statements.

                                                           2002 Annual Report 25

[GRAPHIC APPEARS HERE]

LEADERSHIP Series

GARTMORE U.S.
GROWTH LEADERS FUND

Class A Shares symbol: GXXAX
Class B Shares symbol: GXXBX
Class C Shares symbol: GXXCX
Institutional Service Class symbol: GXXIX

How did the Fund perform?

The Fund outperformed on a relative basis, returning -8.80%* versus -15.11% for the S&P 500 Index, its benchmark, and -27.49% for the Nasdaq 100 Index.

What market/economic factors influenced the portfolio's performance?

The equity markets staged a brief rally immediately after the attacks of Sept. 11, 2001. However, several factors dragged stock market performance down to levels not seen in several years.

Companies had trouble achieving profit growth partly because, in an overall environment of slow economic growth, most of them lacked sufficient pricing power to benefit from product sales alone. Negative economic data, a series of high-profile cases involving corporate accounting and management scandals, and a possible war with Iraq also took a serious toll on stock prices.

Despite a challenging environment, the Fund's focused investment style enabled it to achieve gains in areas where broader-focused funds may have experienced losses.

What sectors/holdings enhanced or detracted from performance?

Positive returns within the biotechnology and pharmaceuticals industries greatly contributed to Fund outperformance, despite the fact that these areas finished the year deep in negative territory within the Fund's benchmarks.

In general, the pharmaceuticals industry was hampered by its limited product pipeline for new drugs as well as competition from cheaper, generic drug makers. Yet the Fund managed to see gains in these areas through investments in companies such as Forest Laboratories, Inc., which produced stellar earnings growth due to the rollout of its new anti-depressant drugs. IDEC Pharmaceuticals Corp., which benefited from strong sales of Rituxan, its leading cancer drug, also helped Fund returns.

Information technology has been hit very hard by weak demand from companies whose budgets remain tight. Yet strong individual stock selection within computer software, peripherals and Internet services industries helped the Fund's information technology holdings outperform those in the indexes.

How is the Fund positioned?

The Fund's investment objective--to invest in the managers' 25 to 30 best investment ideas--lends it enough flexibility to adapt even to today's difficult market environment. Therefore, we will continue to invest in individual companies where we believe the fundamentals are solid and growth prospects are strong.

Despite a slowdown in consumer spending, for example, we continue to find attractive investment opportunities in consumer-related stocks. We are particularly optimistic about specialty retailers, several of which we believe are moderately priced, yet in a strong position to gain market share.

We also have added to our holdings within both the software and semiconductor industries (technology sector). We see several companies with excellent growth prospects in these industries, despite the sector's overall lackluster performance.

Portfolio Manager: Christopher Baggini, CFA and Aaron Harris
* Performance of Class A shares without sales charge and assuming all distributions are reinvested.

Portfolio Market Value: $2,984,431
October 31, 2002

AVERAGE ANNUAL TOTAL RETURN
(For Periods Ended October 31, 2002)
                                              1 YR.   INCEPTION/1/
-----------------------------------------------------------------
Class A      w/o SC/2/                       -8.80%        -21.07%
             w/SC/3/                        -14.08%        -23.05%
-----------------------------------------------------------------
Class B      w/o SC/2/                       -9.40%        -21.62%
             w/SC/4/                        -13.93%        -22.59%
-----------------------------------------------------------------
Class C/5/   w/o SC/2/                       -9.33%        -21.37%
             w/SC/6/                        -11.13%        -21.71%
-----------------------------------------------------------------
Institutional Service Class/7/               -8.58%        -20.77%
-----------------------------------------------------------------

All figures showing the effect of a sales charge reflect the maximum charge possible, because it has the most dramatic effect on performance data.

/1/  Fund commenced operations on June 30, 2000.

/2/  These returns do not reflect the effects of sales charges (SC).

/3/  A 5.75% front-end sales charge was deducted.

/4/ A 5.00% contingent deferred sales charge (CDSC) was deducted. The CDSC declines to 0% after 6 years.

/5/ These returns include performance based on Class B shares, which was achieved prior to the creation of Class C shares (3/1/01). These returns have been restated for sales charges but not for fees applicable to Class C shares. Had Class C been in existence for the time periods presented, the performance of Class C shares would have been similar assuming similar expenses.

/6/ A 1.00% front-end sales charge was deducted. A CDSC of 1.00% was also deducted from the one-year return because it is charged when you sell Class C shares within the first year after purchase.

/7/  Not subject to any sales charges.

Investment return and principal value will fluctuate, and when redeemed, shares may be worth more or less than original cost. Past performance is no guarantee of future results.

              GARTMORE U.S. GROWTH LEADERS   BENCHMARKS
DATE                    CLASS A               S&P 500      CPI
------------  ----------------------------   ----------   ------

 6/30/2000                           9,425       10,000   10,000
10/31/2000                          10,971        9,861   10,099
10/31/2001                           5,945        7,405   10,313
10/31/2002                           5,422        6,287   10,531

Comparative performance of $10,000 invested in Class A shares of the Gartmore U.S. Growth Leaders Fund, S&P 500 Index (S&P 500) (a), and the Consumer Price Index (CPI) (b) since inception. Unlike the Fund, the returns for these indices do not reflect any fees, expenses, or sales charges.

(a) The S&P 500 is a capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregate market value of these 500 stocks which represent all major industries.

(b) The CPI represents changes in prices of a basket of goods and services purchased for consumption by urban households.

26 Annual Report 2002

STATEMENT OF INVESTMENTS
October 31, 2002

GARTMORE U.S. GROWTH LEADERS FUND

COMMON STOCKS (96.4%)

                                                        SHARES OR
                                                    PRINCIPAL AMOUNT       VALUE
------------------------------------------------------------------------------------
AEROSPACE / DEFENSE (3.9%)
Lockheed Martin Corp.                                          2,000   $     115,800
                                                                       -------------
------------------------------------------------------------------------------------
AUTOMOTIVE (6.5%)
Advance Auto Parts, Inc. (b)                                   2,300         123,165
Harley-Davidson, Inc.                                          1,300          67,990
                                                                       -------------
                                                                             191,155
                                                                       -------------
------------------------------------------------------------------------------------
BANKS (2.6%)
Bank of America Corp.                                          1,100          76,780
                                                                       -------------
------------------------------------------------------------------------------------
BROADCAST MEDIA / CABLE TELEVISION (6.3%)
Clear Channel Communications, Inc. (b)                         5,000         185,250
                                                                       -------------
------------------------------------------------------------------------------------
CAPITAL GOODS (2.3%)
General Electric Co.                                           2,700          68,175
                                                                       -------------
------------------------------------------------------------------------------------
COMPUTER EQUIPMENT (16.5%)
Cisco Systems, Inc. (b)                                       13,000         145,340
Dell Computer Corp. (b)                                        5,000         143,050
Hewlett-Packard Co.                                            5,000          79,000
International Business Machines Corp.                          1,500         118,410
                                                                       -------------
                                                                             485,800
                                                                       -------------
------------------------------------------------------------------------------------
COMPUTER SOFTWARE & Services (18.9%)
Affiliated Computer Services, Inc. Class A (b)                 2,700         124,335
BEA Systems, Inc. (b)                                         15,000         121,335
Microsoft Corp. (b)                                            3,500         187,145
Symantec Corp. (b)                                             3,000         120,000
                                                                       -------------
                                                                             552,815
                                                                       -------------
------------------------------------------------------------------------------------
DRUGS (8.1%)
IDEC Pharmaceuticals Corp. (b)                                 2,400         110,448
Pharmacia Corp.                                                3,000         129,000
                                                                       -------------
                                                                             239,448
                                                                       -------------
------------------------------------------------------------------------------------
FINANCIAL SERVICES (3.2%)
Marsh & McLennan Cos., Inc.                                    2,000          93,420
                                                                       -------------
------------------------------------------------------------------------------------
HEALTHCARE SERVICES (1.5%)
HCA, Inc.                                                      1,000          43,490
                                                                       -------------
------------------------------------------------------------------------------------
MEDICAL PRODUCTS (7.2%)
Boston Scientific Corp. (b)                                    3,500         131,705
Medtronic, Inc.                                                1,800          80,640
                                                                       -------------
                                                                             212,345
                                                                       -------------
------------------------------------------------------------------------------------
RETAIL (9.4%)
Home Depot, Inc.                                               6,000         173,280
The Gap, Inc.                                                  8,800         103,576
                                                                       -------------
                                                                             276,856
                                                                       -------------
------------------------------------------------------------------------------------
SEMICONDUCTORS (7.1%)

Maxim Integrated Products, Inc. (b)                            2,000          63,680
QLogic Corp. (b)                                               4,200         146,202
                                                                       -------------
                                                                             209,882
                                                                       -------------
------------------------------------------------------------------------------------
TELECOMMUNICATIONS (2.9%)
Qualcomm, Inc. (b)                                             2,500          86,300
                                                                       -------------
Total Common Stocks                                                        2,837,516
                                                                       -------------

REPURCHASE AGREEMENT (5.0%)

Fifth Third Bank, 1.67%, dated 10/31/02,
 due 11/01/02, repurchase price $146,922
 (Fully collateralized by
 Freddie Mac Gold Securities)                       $        146,915         146,915
                                                                       -------------

Total Repurchase Agreement                                                   146,915
                                                                       -------------

Total Investments (Cost $2,792,655) (a) -- 101.4%                          2,984,431


Liabilities in excess of other assets -- (1.4)%                              (40,807)
                                                                       -------------

NET ASSETS -- 100.0%                                                   $   2,943,624
                                                                       =============

(a) See notes to financial statements for unrealized appreciation (depreciation) of securities.

(b)  Denotes a non-income producing security.

See notes to financial statements.

                                                           2002 Annual Report 27

[GRAPHIC APPEARS HERE]

LEADERSHIP Series

GARTMORE WORLDWIDE
LEADERS FUND

Class A Shares symbol: GLLAX
Class B Shares symbol: GLLBX
Class C Shares symbol: GLLCX
Institutional Service Class symbol: GLLSX

How did the Fund perform?

On a relative basis, the Fund outperformed, returning -12.14%* versus -14.50% for its benchmark, the Morgan Stanley Capital International World Index.

For broader comparison, the S&P 500 Index returned -15.11% for the same period.

What market/economic factors influenced the portfolio's performance?

Slowing global economic growth, profit concerns, lack of investor confidence in corporate governance, the threat of terrorism, a potential war with Iraq and high market volatility created a difficult environment for global equity investors.

However, the Fund's strategy--to focus on only the best ideas--allocating investments according to individual security risk, and seeking stocks that can add unexpected earnings, helped it to outperform the benchmark.

What sectors/holdings enhanced or detracted from performance?

The Fund's underweight position in the United States was a strong contributor to performance because the U.S. market suffered more compared to other major markets. In relation to the Index, holdings in Japan, the United Kingdom and Germany all added to performance, while those in France, Hong Kong and Sweden detracted from returns.

Consumer discretionary stocks such as U.K. homebuilder George Wimpey, German automobile manufacturer BMW and the Japanese consumer electronics company Sony Corp. all contributed strongly to performance. These stocks were driven by their strong franchises and global brands. They also were aided by solid consumer spending, which remained robust despite weakening economic conditions.

Due to weak corporate investment spending, the Fund held an underweight position in information technology stocks during most of the period but added to the Fund's technology holdings late in the period. This strategic positioning helped the Fund to outperform the Index since these stocks underperformed during most of the period and then rallied in October.

How is the Fund positioned?

Because we concentrate on only 20 to 40 companies, we can quickly and effectively analyze and seize opportunities in the market. Our investment strategy is to move to a more neutral posture--neither defensive nor aggressive. To that end, we have reduced our holdings in Japan and increased our holdings in the United States, though we maintained an overall underweight position in the United States.

Top holdings include companies with high potential to benefit from continued strong consumer spending, such as U.K. homebuilder George Wimpey and German automaker BMW. Companies that should gain from a market recovery, such as Merrill Lynch, the global financial services firm, and Lloyds TSB Group, a U.K. bank, also are top holdings.

While we expect continued market volatility, most of the negative news is behind us and many stocks we are looking at are now very attractively priced.

Portfolio Manager: Gartmore Global Partners--Subadviser
* Performance of Class A shares without sales charge and assuming all distributions are reinvested.

Portfolio Market Value: $3,073,474
October 31, 2002

AVERAGE ANNUAL TOTAL RETURN
(For Periods Ended October 31, 2002)

                                             1 YR.  INCEPTION/1/
-----------------------------------------------------------------
Class A      w/o SC/2/                      -12.14%       -24.08%
             w/SC/3/                        -17.17%       -26.13%
----------------------------------------------------------------
Class B      w/o SC/2/                      -12.74%       -24.66%
             w/SC/4/                        -17.10%       -25.71%
-----------------------------------------------------------------
Class C/5/   w/o SC/2/                      -12.68%       -24.46%
             w/SC/6/                        -14.38%       -24.81%
----------------------------------------------------------------
Institutional Service Class/7/              -11.92%       -23.83%
-----------------------------------------------------------------

All figures showing the effect of a sales charge reflect the maximum charge possible, because it has the most dramatic effect on performance data.

/1/  Fund commenced operations on August 30, 2000.

/2/  These returns do not reflect the effects of sales charges (SC).

/3/  A 5.75% front-end sales charge was deducted.

/4/ A 5.00% contingent deferred sales charge (CDSC) was deducted. The CDSC declines to 0% after 6 years.

/5/ These returns include performance based on Class B shares, which was achieved prior to the creation of Class C shares (3/1/01). These returns have been restated for sales charges but not for fees applicable to Class C shares. Had Class C been in existence for the time periods presented, the performance of Class C shares would have been similar assuming similar expenses.

/6/ A 1.00% front-end sales charge was deducted. A CDSC of 1.00% was also deducted from the one year return because it is charged when you sell Class C shares within the first year after purchase.

/7/  Not subject to any sales charges.

Investment return and principal value will fluctuate, and when redeemed, shares may be worth more or less than original cost. Past performance is no guarantee of future results.

             GARTMORE WORLDWIDE LEADERS  BENCHMARKS
DATE                  CLASS A            MSCI WORLD     CPI
----------   -------------------------   ----------    ------
 8/30/2000                       9,425       10,000    10,000
10/31/2000                       8,596        9,312    10,069
10/31/2001                       5,900        6,962    10,284
10/31/2002                       5,184        5,952    10,501

Comparative performance of $10,000 invested in Class A shares of the Gartmore Worldwide Leaders Fund, the Morgan Stanley Capital International World Index (MSCI World) (a), and the Consumer Price Index (CPI) (b) since inception. Unlike the Fund, the returns for these indices do not reflect any fees, expenses, or sales charges.

(a) The MSCI World is an index that has developing countries' securities and represents the local market of that security.

(b) The CPI represents changes in prices of a basket of goods and services purchased for consumption by urban households.

28 Annual Report 2002

STATEMENT OF INVESTMENTS
October 31, 2002

GARTMORE WORLDWIDE LEADERS FUND

COMMON STOCKS (98.1%)

                                                         SHARES    VALUE
------------------------------------------------------------------------------

BELGIUM (2.4%)

BREWERY (2.4%)
Interbrew                                                  3,400   $    76,600
                                                                   -----------
------------------------------------------------------------------------------
FINLAND (3.5%)

OIL & Gas (3.5%)
Fortum Oyj                                                18,100       108,443
                                                                   -----------
------------------------------------------------------------------------------
FRANCE (2.6%)

OIL & GAS (2.6%)
Total Fina Elf SA                                            600        82,650
                                                                   -----------
------------------------------------------------------------------------------
GERMANY (4.1%)

AUTOMOTIVE (4.1%)
Bayerische Motoren Werke AG                                3,600       128,343
                                                                   -----------
------------------------------------------------------------------------------
HONG KONG (3.9%)

DIVERSIFIED (3.9%)
Hutchison Whampoa Ltd.                                    20,000       123,086
                                                                   -----------
------------------------------------------------------------------------------
ISRAEL (2.2%)

MEDICAL-DRUGS (2.2%)
Teva Pharmaceutical Industries Ltd. ADR                      875        67,751
                                                                   -----------
------------------------------------------------------------------------------
JAPAN (8.0%)

AUTOMOTIVE (2.1%)
Nissan Motor Co. Ltd.                                      8,600        66,057
                                                                   -----------

BUILDING & CONSTRUCTION (3.0%)
Nishimatsu Construction Co. Ltd.                          32,000        92,205
                                                                   -----------

REAL ESTATE (2.9%)
Mitsui Fudosan Co. Ltd.                                   12,000        91,976
                                                                   -----------
                                                                       250,238
                                                                   -----------
------------------------------------------------------------------------------
NETHERLANDS (5.4%)

ELECTRONIC COMPONENTS (2.7%)
Koninklijke (Royal) Philips Electronics NV                 4,700        84,245
                                                                   -----------

OIL & GAS (2.7%)
Royal Dutch Petroleum Co.                                  2,000        86,512
                                                                   -----------
                                                                       170,757
                                                                   -----------
------------------------------------------------------------------------------
SWITZERLAND (3.1%)

OPTICAL SUPPLIES (3.1%)
Alcon, Inc. (b)                                            2,400        98,448
                                                                   -----------
------------------------------------------------------------------------------
TAIWAN (4.5%)

ELECTRONICS (2.3%)
AU Optronics Corp. ADR (b)                                10,600        71,020
                                                                   -----------

SEMICONDUCTORS (2.2%)
Taiwan Semiconductor Manufacturing Co. Ltd. ADR (b)        9,000        70,380
                                                                   -----------
                                                                       141,400
                                                                   -----------
------------------------------------------------------------------------------
UNITED KINGDOM (25.3%)

BANKING (7.9%)
Lloyds TSB Group PLC                                      18,300       157,467
Royal Bank of Scotland Group PLC                           3,700        87,061
                                                                   -----------
                                                                       244,528
                                                                   -----------

BUILDING & CONSTRUCTION (3.0%)
George Wimpey PLC                                         21,700        93,362
                                                                   -----------

INSURANCE (2.5%)
Aviva PLC                                                 10,200        78,194
                                                                   -----------

MINING (3.3%)
Rio Tinto PLC                                              5,800       104,806
                                                                   -----------

PHARMACEUTICALS (2.6%)
AstraZeneca PLC                                            2,200        82,089
                                                                   -----------

RETAIL (3.1%)
GUS PLC                                                   10,800        97,578
                                                                   -----------

TELECOMMUNICATIONS (2.9%)
British Sky Broadcasting Group PLC (b)                     9,700        91,585
                                                                   -----------
                                                                       792,142
                                                                   -----------
------------------------------------------------------------------------------

UNITED STATES (33.1%)

AEROSPACE/DEFENSE (1.7%)
Lockheed Martin Corp.                                        900        52,110
                                                                   -----------

AIRLINES (3.6%)
Jetblue Airways Corp. (b)                                  2,800       113,092
                                                                   -----------

COMMERCIAL SERVICES (3.0%)
Weight Watchers International, Inc. (b)                    2,000        94,700
                                                                   -----------

COMMUNICATIONS (2.4%)
Comcast Corp. (b)                                          3,300        75,933
                                                                   -----------

COMPUTER SOFTWARE (2.6%)
Microsoft Corp. (b)                                        1,500        80,205
                                                                   -----------

DIVERSIFIED MANUFACTURING OPERATIONS (2.1%)
Tyco International Ltd.                                    4,600        66,516
                                                                   -----------

ELECTRONIC EQUIPMENT (1.9%)
Flextronics International Ltd. (b)                         7,100        59,356
                                                                   -----------

FINANCIAL SERVICES (4.6%)
Merrill Lynch & Co. Inc.                                   3,700       140,415
                                                                   -----------

                                                           2002 Annual Report 29

[GRAPHIC APPEARS HERE]

LEADERSHIP Series

STATEMENT OF INVESTMENTS (CONTINUED)
October 31, 2002

GARTMORE WORLDWIDE LEADERS FUND (Continued)

COMMON STOCKS (CONTINUED)

                                                         SHARES       VALUE
------------------------------------------------------------------------------
UNITED STATES (continued)

HOME FURNISHING (3.2%)
Newell Rubbermaid, Inc.                                    3,100   $   100,502
                                                                   -----------

HOSPITALS (1.8%)
HCA, Inc.                                                  1,300        56,537
                                                                   -----------

MEDICAL INSTRUMENTS (3.0%)
St. Jude Medical, Inc. (b)                                 2,600        92,586
                                                                   -----------

PHARMACEUTICALS (3.2%)
Pfizer, Inc.                                               3,200       101,664
                                                                   -----------
                                                                     1,033,616
                                                                   -----------

Total Common Stocks                                                  3,073,474
                                                                   -----------

Total Investments (Cost $3,014,844) (a) -- 98.1%                     3,073,474

Other assets in excess of liabilities -- 1.9%                           60,505
                                                                   -----------

NET ASSETS -- 100.0%                                               $ 3,133,979
                                                                   ===========

(a) See notes to financial statements for unrealized appreciation (depreciation) of securities.

(b)  Denotes a non-income producing security.

ADR  American Depositary Receipt

At October 31, 2002, the Fund's open forward foreign currency contracts were as follows:

                                                                 Unrealized
                         Delivery    Contract                   Appreciation/
Currency                   Date        Value     Market Value   (Depreciation)
------------------------------------------------------------------------------
Short Contracts:
British Pound            11/04/02   $   60,976   $      61,45     $       (476)
Euro                     11/04/02      162,800        165,381           (2,581)
Japanese Yen             11/01/02       83,476         84,573           (1,097)
                                    ------------------------------------------
Total Short Contracts               $  307,252   $    311,406     $     (4,154)
                                    ==========================================

See notes to financial statements.

30 Annual Report 2002

STATEMENTS OF ASSETS AND LIABILITIES
October 31, 2002

                                                                        GARTMORE               GARTMORE              GARTMORE
                                                                   NATIONWIDE LEADERS    U.S. GROWTH LEADERS     WORLDWIDE LEADERS
                                                                          FUND                   FUND                  FUND
-----------------------------------------------------------------------------------------------------------------------------------
ASSETS:
Investments, at value (cost $2,334,139; $2,645,740 and
 $3,014,844; respectively)                                        $        2,123,796     $        2,837,516     $        3,073,474
Repurchase agreements, at cost                                                98,447                146,915                     --
                                                                  ----------------------------------------------------------------
 Total Investments                                                         2,222,243              2,984,431              3,073,474
                                                                  ----------------------------------------------------------------

Foreign currency, at value (cost $0; $0 and $58,290;
 respectively)                                                                    --                     --                 57,669
Interest and dividends receivable                                              3,314                    462                    920
Receivable for investments sold                                                   --                 94,761                311,455
Receivable from adviser                                                        8,197                    295                  1,690
Reclaims receivable                                                               --                     --                  4,036
Prepaid expenses and other assets                                                403                 10,549                 10,084
                                                                  ----------------------------------------------------------------
 Total Assets                                                              2,234,157              3,090,498              3,459,328
                                                                  ----------------------------------------------------------------

LIABILITIES:
Line of Credit                                                                    --                     --                105,270
Payable for investments purchased                                                 --                138,496                210,644
Unrealized depreciation on forward foreign currency contracts                     --                     --                  4,154
Accrued expenses and other payables
 Investment advisory fees                                                      1,694                  2,454                  2,598
 Fund administration and transfer agent fees                                   1,105                  2,704                  1,173
 Distribution fees                                                               200                    871                  1,009
 Administrative servicing fees                                                    88                     53                     21
 Other                                                                           563                  2,296                    480
                                                                  ----------------------------------------------------------------
 Total Liabilities                                                             3,650                146,874                325,349
                                                                  ----------------------------------------------------------------
Net Assets                                                        $        2,230,507     $        2,943,624     $        3,133,979
                                                                  ================================================================
REPRESENTED BY:
Capital                                                           $        2,501,845     $        5,113,917     $        5,363,163
Accumulated net investment income (loss)                                       3,641                     --                  4,154
Accumulated net realized gains (losses) from investment
 and foreign currency transactions                                           (64,636)            (2,362,069)            (2,288,858)
Net unrealized appreciation (depreciation) on investments
 and translation of assets and liabilities denominated in
 foreign currencies                                                         (210,343)               191,776                 55,520
                                                                  ----------------------------------------------------------------
Net Assets                                                        $        2,230,507     $        2,943,624     $        3,133,979
                                                                  ================================================================
NET ASSETS:

Class A Shares                                                    $          891,367     $        1,356,092     $        1,045,926
Class B Shares                                                               317,362                719,086                936,469
Class C Shares                                                               243,371                 15,648                 18,518
Institutional Service Class Shares                                           778,407                852,798              1,133,066
                                                                  ----------------------------------------------------------------
Total                                                             $        2,230,507     $        2,943,624     $        3,133,979
                                                                  ================================================================
SHARES OUTSTANDING (unlimited number of shares authorized):
Class A Shares                                                                94,234                247,175                190,335
Class B Shares                                                                33,753                133,237                173,030
Class C Shares                                                                25,878                  2,879                  3,405
Institutional Service Class Shares                                            82,161                153,963                204,597
                                                                  ----------------------------------------------------------------
Total                                                                        236,026                537,254                571,367
                                                                  ================================================================
NET ASSET VALUE:
Class A Shares                                                    $             9.46     $             5.49     $             5.50
Class B Shares (a)                                                $             9.40     $             5.40     $             5.41
Class C Shares (b)                                                $             9.40     $             5.44     $             5.44
Institutional Service Class Shares                                $             9.47     $             5.54     $             5.54
MAXIMUM OFFERING PRICE PER SHARE (100%/(100%--maximum
 sales charge) of net asset value adjusted to the nearest
 cent):
Class A Shares                                                    $            10.04     $             5.82     $             5.84
Class C Shares                                                    $             9.49     $             5.49     $             5.49
                                                                  ----------------------------------------------------------------
Maximum Sales Charge -- Class A Shares                                          5.75%                  5.75%                  5.75%
                                                                  ================================================================
Maximum Sales Charge -- Class C Shares                                          1.00%                  1.00%                  1.00%
                                                                  ================================================================

(a) For Class B shares, the redemption price per share varies by length of time shares are held.
(b) For Class C shares, the redemption price per share is reduced by 1.00% for shares held less than one year.

See notes to financial statements.

                                                           2002 Annual Report 31

[GRAPHIC APPEARS HERE]

LEADERSHIP Series

STATEMENTS OF OPERATIONS
For the Year Ended October 31, 2002

                                                                        GARTMORE               GARTMORE            GARTMORE
                                                                   NATIONWIDE LEADERS    U.S. GROWTH LEADERS   WORLDWIDE LEADERS
                                                                        FUND (a)                 FUND                FUND
---------------------------------------------------------------------------------------------------------------------------------
INVESTMENT INCOME:

Interest income                                                    $            2,334    $            2,514    $            2,636
Dividend income (net of foreign withholding tax of $0; $0 and
 $3,693; respectively)                                                         27,845                 8,567                52,834
                                                                   --------------------------------------------------------------
 Total Income                                                                  30,179                11,081                55,470
                                                                   --------------------------------------------------------------
EXPENSES:
Investment advisory fees                                                       16,225                27,717                33,362
Fund administration and transfer agent fees                                     5,022                16,774                14,959
Distribution fees Class A                                                       1,803                 3,661                 2,832
Distribution fees Class B                                                       2,648                 8,393                10,505
Distribution fees Class C                                                       2,285                   156                   210
Administrative servicing fees Class A                                              --                    83                    16
Administrative servicing fees Institutional Service Class                         675                   109                    61
Professional fees                                                               8,481                   231                   239
Registration and filing fees                                                   49,220                25,352                24,919
Printing fees                                                                   3,147                 9,747                 2,652
Other                                                                           2,471                 1,855                 2,111
                                                                   --------------------------------------------------------------
 Total expenses before reimbursed expenses                                     91,977                94,078                91,866
Expenses reimbursed                                                           (62,850)              (43,098)              (31,081)
                                                                   --------------------------------------------------------------
 Total Expenses                                                                29,127                50,980                60,785
                                                                   --------------------------------------------------------------
Net Investment Income (Loss)                                                    1,052               (39,899)               (5,315)
                                                                   --------------------------------------------------------------

REALIZED/UNREALIZED GAINS (LOSSES) FROM INVESTMENTS:
Net realized gains (losses) on investment transactions                        (64,636)             (574,350)           (1,392,113)
Net realized gains (losses) on foreign currency transactions                       --                    --               (77,963)
                                                                   --------------------------------------------------------------
Net realized gains (losses) on investment and foreign currency
 transactions                                                                 (64,636)             (574,350)           (1,470,076)
Net change in unrealized appreciation/depreciation on
 investments and translation of assets and liabilities
 denominated in foreign currencies                                           (210,343)              215,122             1,029,657
                                                                   --------------------------------------------------------------
Net realized/unrealized gains (losses) on investments and
 foreign currencies                                                          (274,979)             (359,228)             (440,419)
                                                                   --------------------------------------------------------------
CHANGE IN NET ASSETS RESULTING FROM OPERATIONS                     $         (273,927)   $         (399,127)   $         (445,734)
                                                                   ==============================================================

(a) For the period from December 18, 2001 (commencement of operations) through October 31, 2002.

See notes to financial statements.

32 Annual Report 2002

STATEMENTS OF CHANGES IN NET ASSETS

                                                                            GARTMORE                       GARTMORE
                                                                     NATIONWIDE LEADERS FUND       U.S. GROWTH LEADERS FUND
                                                                     ------------------------------------------------------------
                                                                          PERIOD ENDED         YEAR ENDED          YEAR ENDED
                                                                      OCTOBER 31, 2002 (a)   OCTOBER 31, 2002   OCTOBER 31, 2001
---------------------------------------------------------------------------------------------------------------------------------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
Net investment income (loss)                                         $              1,052    $        (39,899)   $        (33,659)
Net realized gains (losses) on investment
 and foreign currency transactions                                                (64,636)           (574,350)         (1,771,461)
Net change in unrealized appreciation/depreciation on
 investments and translation of assets and liabilities
 denominated in foreign currencies                                               (210,343)            215,122            (135,701)
                                                                     ------------------------------------------------------------
Change in net assets resulting from operations                                   (273,927)           (399,127)         (1,940,821)
                                                                     ------------------------------------------------------------
DISTRIBUTIONS TO CLASS A SHAREHOLDERS FROM:
Net investment income                                                                (580)                 --                  --
Net realized gains on investments                                                      --                  --             (77,919)
DISTRIBUTIONS TO CLASS B SHAREHOLDERS FROM:
Net realized gains on investments                                                      --                  --             (38,303)

DISTRIBUTIONS TO INSTITUTIONAL SERVICE CLASS SHAREHOLDERS FROM:
Net investment income                                                                (660)                 --                  --
Net realized gains on investments                                                      --                  --             (32,513)
                                                                     ------------------------------------------------------------
Change in net assets from shareholder distributions                                (1,240)                 --            (148,735)
                                                                     ------------------------------------------------------------
Change in net assets from capital transactions                                  2,505,674             917,301           1,522,623
                                                                     ------------------------------------------------------------
Change in net assets                                                            2,230,507             518,174            (566,933)

NET ASSETS:
Beginning of period                                                                    --           2,425,450           2,992,383
                                                                     ------------------------------------------------------------
End of period                                                        $          2,230,507    $      2,943,624    $      2,425,450
                                                                     ============================================================

                                                                                  GARTMORE
                                                                            WORLDWIDE LEADERS FUND
                                                                     -------------------------------------

                                                                       Year Ended           Year Ended
                                                                     October 31, 2002    October 31, 2001
---------------------------------------------------------------------------------------------------------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
Net investment income (loss)                                         $         (5,315)   $        (10,724)
Net realized gains (losses) on investment
 and foreign currency transactions                                         (1,470,076)           (773,581)
Net change in unrealized appreciation/depreciation on
 investments and translation of assets and liabilities
 denominated in foreign currencies                                          1,029,657            (666,078)
                                                                     ------------------------------------
Change in net assets resulting from operations                               (445,734)         (1,450,383)
                                                                     ------------------------------------
DISTRIBUTIONS TO CLASS A SHAREHOLDERS FROM:
Net investment income                                                              --                  --
Net realized gains on investments                                                  --                  --

DISTRIBUTIONS TO CLASS B SHAREHOLDERS FROM:
Net realized gains on investments                                                  --                  --

DISTRIBUTIONS TO INSTITUTIONAL SERVICE CLASS SHAREHOLDERS FROM:
Net investment income                                                              --                  --
Net realized gains on investments                                                  --                  --
                                                                     ------------------------------------
Change in net assets from shareholder distributions                                --                  --
                                                                     ------------------------------------
Change in net assets from capital transactions                                364,889              82,914
                                                                     ------------------------------------
Change in net assets                                                          (80,845)         (1,367,469)

NET ASSETS:
Beginning of period                                                         3,214,824           4,582,293
                                                                     ------------------------------------
End of period                                                        $      3,133,979    $      3,214,824
                                                                     ====================================

(a) For the period from December 18, 2001 (commencement of operations) through October 31, 2002.

See notes to financial statements.

                                                           2002 Annual Report 33

[GRAPHIC APPEARS HERE]

LEADERSHIP Series

FINANCIAL HIGHLIGHTS

SELECTED DATA FOR EACH SHARE OF CAPITAL OUTSTANDING

GARTMORE NATIONWIDE LEADERS FUND

                                                             INVESTMENT ACTIVITIES             DISTRIBUTIONS
                                    -----------------------------------------------------------------------------------------------
                                                                      NET
                                                                 REALIZED AND
                                       NET                        UNREALIZED     TOTAL                                      NET
                                    ASSET VALUE,      NET            GAINS        FROM        NET                      ASSET VALUE,
                                     BEGINNING     INVESTMENT     (LOSSES) ON  INVESTMENT  INVESTMENT      TOTAL          END OF
                                     OF PERIOD    INCOME (LOSS)   INVESTMENTS  ACTIVITIES    INCOME    DISTRIBUTIONS      PERIOD
-----------------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
Period Ended October 31, 2002(d)   $       10.00          0.02         (0.55)      (0.53)      (0.01)          (0.01) $        9.46

CLASS B SHARES
Period Ended October 31, 2002(d)   $       10.00         (0.05)        (0.55)      (0.60)         --              --  $        9.40

CLASS C SHARES
Period Ended October 31, 2002(d)   $       10.00         (0.05)        (0.55)      (0.60)         --              --  $        9.40

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2002(d)   $       10.00          0.03         (0.55)      (0.52)      (0.01)          (0.01) $        9.47
-----------------------------------------------------------------------------------------------------------------------------------

                                                                             RATIO/SUPPLEMENTAL DATA
                                    -------------------------------------------------------------------------------------------
                                                                              RATIO OF NET         RATIO OF
                                                                RATIO OF       INVESTMENT          EXPENSES
                                                   NET ASSETS   EXPENSES      INCOME (LOSS)        (PRIOR TO
                                                   AT END OF   TO AVERAGE     TO AVERAGE        REIMBURSEMENTS)
                                     TOTAL           PERIOD       NET             NET             TO AVERAGE        PORTFOLIO
                                    RETURN(a)        (000s)     ASSETS           ASSETS          NET ASSETS(b)     TURNOVER (c)
-------------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
Period Ended October 31, 2002(d)       (5.34%)(e) $      891        1.45%(f)          0.23%(f)            4.93%(f)       60.54%

CLASS B SHARES
Period Ended October 31, 2002(d)       (6.00%)(e) $      317        2.20%(f)         (0.58%)(f)           5.78%(f)       60.54%

CLASS C SHARES
Period Ended October 31, 2002(d)       (6.00%)(e) $      243        2.21%(f)         (0.60%)(f)           5.80%(f)       60.54%

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2002(d)       (5.23%)(e) $      778        1.32%(f)          0.39%(f)            4.74%(f)       60.54%
-------------------------------------------------------------------------------------------------------------------------------

(a)  Excludes sales charge.
(b) During the period certain fees were waived and/or reimbursed. If such waivers/reimbursements had not occurred, the ratios would have been as indicated.
(c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares.
(d) For the period from December 18, 2001 (commencement of operations) through October 31, 2002. Registration of shares effective with the Securities and Exchange Commission on December 28, 2001. On the effective date the net asset value was $10.11 per share for all classes which resulted in returns of (6.37%), (7.02%), (7.02%) and (6.26%) for Class A shares, Class B shares, Class C shares and Institutional Service Class shares, respectively.
(e)  Not annualized.
(f)  Annualized.

See notes to financial statements.

34 Annual Report 2002

GARTMORE U.S. GROWTH LEADERS FUND

                                                             INVESTMENT ACTIVITIES              DISTRIBUTIONS
                                    ---------------------------------------------------------------------------------------------
                                                                      NET
                                                                 REALIZED AND
                                        NET                       UNREALIZED     TOTAL                                   NET
                                    ASSET VALUE,     NET            GAINS        FROM        NET                     ASSET VALUE,
                                     BEGINNING    INVESTMENT     (LOSSES) ON  INVESTMENT  INVESTMENT     TOTAL         END OF
                                     OF PERIOD   INCOME (LOSS)   INVESTMENTS  ACTIVITIES    INCOME    DISTRIBUTION     PERIOD
---------------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
Period Ended October 31, 2000(d)    $      10.00          (0.01)         1.65        1.64          --            --  $      11.64
Year Ended October 31, 2001         $      11.64          (0.08)        (5.13)      (5.21)      (0.41)        (0.41) $       6.02
Year Ended October 31, 2002         $       6.02          (0.07)        (0.46)      (0.53)         --            --  $       5.49

CLASS B SHARES
Period Ended October 31, 2000(d)    $      10.00          (0.03)         1.65        1.62          --            --  $      11.62
Year Ended October 31, 2001         $      11.62          (0.11)        (5.14)      (5.25)      (0.41)        (0.41) $       5.96
Year Ended October 31, 2002         $       5.96          (0.12)        (0.44)      (0.56)         --            --  $       5.40

CLASS C SHARES
Period Ended October 31, 2001 (e)   $       6.45          (0.04)        (0.41)      (0.45)         --            --  $       6.00
Year Ended October 31, 2002 (f)     $       6.00          (0.12)        (0.44)      (0.56)         --            --  $       5.44

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2000(d)    $      10.00             --          1.66        1.66          --            --  $      11.66
Year Ended October 31, 2001         $      11.66          (0.06)        (5.13)      (5.19)      (0.41)        (0.41) $       6.06
Year Ended October 31, 2002 (f)     $       6.06          (0.06)        (0.46)      (0.52)         --            --  $       5.54
---------------------------------------------------------------------------------------------------------------------------------

                                                                             RATIO/SUPPLEMENTAL DATA
                                    -------------------------------------------------------------------------------------------
                                                                              RATIO OF NET         RATIO OF
                                                                RATIO OF       INVESTMENT          EXPENSES
                                                   NET ASSETS   EXPENSES      INCOME (LOSS)        (PRIOR TO
                                                   AT END OF   TO AVERAGE     TO AVERAGE        REIMBURSEMENTS)
                                     TOTAL           PERIOD       NET             NET             TO AVERAGE        PORTFOLIO
                                    RETURN(a)        (000s)     ASSETS           ASSETS          NET ASSETS(b)     TURNOVER(c)
-------------------------------------------------------------------------------------------------------------------------------

CLASS A SHARES
Period Ended October 31, 2000(d)        16.40%(g)  $    1,411        1.20%(h)         (0.30%)(h)           8.29%(h)      124.62%
Year Ended October 31, 2001            (45.81%)    $    1,195        1.60%            (1.04%)              7.91%         944.67%
Year Ended October 31, 2002             (8.80%)    $    1,356        1.57%            (1.20%)              3.04%         773.95%

CLASS B SHARES
Period Ended October 31, 2000(d)        16.20%(g)  $      804        1.70%(h)         (0.83%)(h)           9.20%(h)      124.62%
Year Ended October 31, 2001            (46.25%)    $      772        2.20%            (1.66%)              8.84%         944.67%
Year Ended October 31, 2002             (9.40%)    $      719        2.26%            (1.89%)              3.88%         773.95%

CLASS C SHARES
Period Ended October 31, 2001 (e)       (6.98%)(g) $        9        2.20%(h)         (1.77%)(h)           9.87%(h)      944.67%
Year Ended October 31, 2002 (f)         (9.33%)    $       16        2.27%            (1.89%)              3.69%         773.95%

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2000(d)        16.60%(g)  $      777        0.75%(h)          0.12%(h)            8.14%(h)      124.62%
Year Ended October 31, 2001            (45.55%)    $      449        1.30%            (0.75%)              7.39%         944.67%
Year Ended October 31, 2002 (f)         (8.58%)    $      853        1.32%            (0.95%)              2.52%         773.95%
-------------------------------------------------------------------------------------------------------------------------------

(a)  Excludes sales charge.
(b) During the period certain fees were waived and/or reimbursed. If such waivers/reimbursements had not occurred, the ratios would have been as indicated.
(c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares.
(d) For the period from June 30, 2000 (commencement of operations) through October 31, 2000.
(e) For the period from March 1, 2001 (commencement of operations) through October 31, 2001.
(f) Net investment income (loss) is based on average shares outstanding during the period.
(g)  Not annualized.
(h)  Annualized.

See notes to financial statements.

                                                           2002 Annual Report 35

[GRAPHIC APPEARS HERE]

LEADERSHIP Series

FINANCIAL HIGHLIGHTS

SELECTED DATA FOR EACH SHARE OF CAPITAL OUTSTANDING

GARTMORE WORLDWIDE LEADERS FUND

                                                             INVESTMENT ACTIVITIES
                                    ------------------------------------------------------------------
                                                                      NET
                                                                 REALIZED AND
                                       NET                        UNREALIZED     TOTAL         NET
                                    ASSET VALUE,      NET            GAINS        FROM     ASSET VALUE,
                                     BEGINNING     INVESTMENT     (LOSSES) ON  INVESTMENT    END OF
                                     OF PERIOD    INCOME (LOSS)   INVESTMENTS  ACTIVITIES    PERIOD
------------------------------------------------------------------------------------------------------
CLASS A SHARES
Period Ended October 31, 2000(d)    $      10.00             --         (0.88)      (0.88) $       9.12
Year Ended October 31, 2001         $       9.12          (0.01)        (2.85)      (2.86) $       6.26
Year Ended October 31, 2002         $       6.26             --         (0.76)      (0.76) $       5.50

CLASS B SHARES
Period Ended October 31, 2000(d)    $      10.00             --         (0.89)      (0.89) $       9.11
Year Ended October 31, 2001         $       9.11          (0.06)        (2.85)      (2.91) $       6.20
Year Ended October 31, 2002         $       6.20          (0.04)        (0.75)      (0.79) $       5.41

CLASS C SHARES
Period Ended October 31, 2001 (e)   $       7.77          (0.02)        (1.52)      (1.54) $       6.23
Year Ended October 31, 2002         $       6.23          (0.04)        (0.75)      (0.79) $       5.44

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2000(d)    $      10.00           0.01         (0.89)      (0.88) $       9.12
Year Ended October 31, 2001         $       9.12           0.01         (2.84)      (2.83) $       6.29
Year Ended October 31, 2002         $       6.29           0.01         (0.76)      (0.75) $       5.54

-------------------------------------------------------------------------------------------------------

                                                                             RATIO/SUPPLEMENTAL DATA
                                    -------------------------------------------------------------------------------------------
                                                                              RATIO OF NET         RATIO OF
                                                                RATIO OF       INVESTMENT          EXPENSES
                                                   NET ASSETS   EXPENSES      INCOME (LOSS)        (PRIOR TO
                                                   AT END OF   TO AVERAGE     TO AVERAGE        REIMBURSEMENTS)
                                     TOTAL           PERIOD       NET             NET             TO AVERAGE        PORTFOLIO
                                    RETURN(a)        (000s)     ASSETS           ASSETS          NET ASSETS (b)    TURNOVER (c)
-------------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
Period Ended October 31, 2000(d)        (8.80%)(f) $    1,542        1.68%(g)          0.05%(g)            6.74%(g)       21.59%
Year Ended October 31, 2001            (31.36%)    $    1,096        1.75%            (0.19%)              5.71%          34.57%
Year Ended October 31, 2002            (12.14%)    $    1,046        1.69%            (0.03%)              2.60%         467.35%

CLASS B SHARES
Period Ended October 31, 2000(d)        (8.90%)(f) $    1,519        2.26%(g)         (0.53%)(g)           7.47%(g)       21.59%
Year Ended October 31, 2001            (31.94%)    $    1,051        2.35%            (0.78%)              6.47%          34.57%
Year Ended October 31, 2002            (12.74%)    $      936        2.39%            (0.72%)              3.36%         467.35%

CLASS C SHARES
Period Ended October 31, 2001 (e)      (19.82%)(f) $       20        2.35%(g)         (1.04%)(g)           7.40%(g)       34.57%
Year Ended October 31, 2002            (12.68%)    $       19        2.39%            (0.71%)              3.41%         467.35%

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2000(d)        (8.80%)(f) $    1,521        1.36%(g)          0.37%(g)            6.45%(g)       21.59%
Year Ended October 31, 2001            (31.03%)    $    1,048        1.42%             0.13%               5.44%          34.57%
Year Ended October 31, 2002            (11.92%)    $    1,133        1.42%             0.25%               2.34%         467.35%
-------------------------------------------------------------------------------------------------------------------------------

(a)  Excludes sales charge.
(b) During the period certain fees were waived and/or reimbursed. If such waivers/reimbursements had not occurred, the ratios would have been as indicated.
(c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares.
(d) For the period from August 30, 2000 (commencement of operations) through October 31, 2000.
(e) For the period from March 1, 2001 (commencement of operations) through October 31, 2001.
(f)  Not annualized.
(g)  Annualized.

See notes to financial statements.

36 Annual Report 2002

[GRAPHIC APPEARS HERE]

INTERNATIONAL Series

GARTMORE EMERGING
MARKETS FUND

Class A Shares symbol: GEGAX
Class B Shares symbol: GEGBX
Class C Shares symbol: GEGCX
Institutional Service Class symbol: GEGSX

How did the Fund perform?

The Fund produced a positive absolute return of 13.71%* versus 12.97% for its benchmark, the S&P/IFCI Emerging Markets Composite Index.

For broader comparison, the S&P 500 Index returned -15.11% for the period.

What market/economic factors influenced the portfolio's performance?

Emerging Markets significantly outperformed developed markets because of very attractive stock prices, strong corporate earnings growth, solid domestic demand and continued outsourcing of manufacturing from developed countries to low-cost producers in Emerging Markets countries.

Top-performing Emerging Markets (in order of performance) included Russia, the Czech Republic, South Korea, Thailand and Hungary. Fund holdings in these countries were up an average of more than 40%.

The Fund outperformed its benchmark due largely to an overweight position (versus the benchmark) in Russia and successful stock selection within the markets of Mexico, Thailand, Israel and South Korea.

What sectors/holdings enhanced or detracted from performance?

In stark contrast to the S&P 500 Index, in which nine of 10 U.S. economic sectors reported negative returns, eight of 12 Emerging Markets economic sectors showed positive returns for the period. By comparison, the Fund's Emerging Markets technology holdings were up more than 25%, while technology stocks in the United States were down by more than 25%.

Our industrial, financial, energy, technology and health-care holdings helped the Fund beat the benchmark; only the materials sector detracted from returns.

How is the Fund positioned?

In Latin America, we are overweight (versus the benchmark) in Mexican holdings due to the resilience of its domestic economy and the potential increase in export activity from a stronger U.S. economy. We have a neutral weighting in Brazil (equal to that of the Index) but we plan to add to positions in that country when we find attractive prices. Investors' fears of dramatic policy changes from the new administration have been moderating, and the market subsequently rallied strongly in October.

In Asia, we believe that strong domestic conditions will sustain robust intra-regional trade, with China as the driving force, given its large population and rapid growth rate. We have reduced the weighting in South Korea after the government's intervention to increase telecommunications companies' spending on technology sector research and development. (While this intervention may prevent the government from cutting mobile phone charges next year, the increased technology spending creates uncertainties about telecommunications companies' future returns on capital.) In addition, we became more concerned about the growth of consumers' bad debts.

We increased the Fund's exposure to the technology sector due to attractive prices, improving earnings announcements and more optimistic technology company guidance about future earnings. Given our more optimistic view on technology, we have increased exposure to Taiwan, which is dominated by this sector.

Portfolio Manager: Gartmore Global Partners--Subadviser

* Performance of Class A shares without sales charge and assuming all distributions are reinvested.

Portfolio Market Value: $4,584,644
OCTOBER 31, 2002

AVERAGE ANNUAL TOTAL RETURN
(For Periods Ended October 31, 2002)

                                              1 YR.       INCEPTION/1/
----------------------------------------------------------------------
Class A        w/o SC/2/                      13.71%            -16.23%
               w/SC/3/                         7.26%            -18.48%
----------------------------------------------------------------------
Class B        w/o SC/2/                      12.96%            -16.77%
               w/SC/4/                         7.96%            -17.93%
----------------------------------------------------------------------
Class C/5/     w/o SC/2/                      12.96%            -16.26%
               w/SC/6/                        10.85%            -16.64%
----------------------------------------------------------------------
Institutional Service Class/7/                14.14%            -15.85%
----------------------------------------------------------------------

All figures showing the effect of a sales charge reflect the maximum charge possible, because it has the most dramatic effect on performance data.

/1/  Fund commenced operations on August 30, 2000.

/2/  These returns do not reflect the effects of sales charges (SC).

/3/  A 5.75% front-end sales charge was deducted.

/4/ A 5.00% contingent deferred sales charge (CDSC) was deducted. The CDSC declines to 0% after 6 years.

/5/ These returns include performance based on Class B shares, which was achieved prior to the creation of Class C shares (3/1/01). These returns have been restated for sales charges but not for fees applicable to Class C shares. Had Class C been in existence for the time periods presented, the performance of Class C shares would have been similar assuming similar expenses.

/6/ A 1.00% front-end sales charge was deducted. A CDSC of 1.00% was also deducted from the one-year return because it is charged when you sell Class C shares within the first year after purchase.

/7/  Not subject to any sales charges.

Investment return and principal value with fluctuate, and when redeemed, shares may be worth more or less than original cost. Past performance is no guarantee of future results.

             GARTMORE EMERGING MARKETS               BENCHMARKS
DATE                 CLASS A            S&P/IFCI EMERGING MARKETS COMPOSITE     CPI
----------   -------------------------   -----------------------------------   ------
 8/30/2000                       9,425                                10,000   10,000
10/31/2000                       7,652                                 8,368   10,069
10/31/2001                       5,644                                 6,602   10,284
10/31/2002                       6,418                                 7,458   10,501

Comparative performance of $10,000 invested in Class A shares of the Gartmore Emerging Markets Fund, S&P/IFCI Emerging Markets Composite Index(a), and the Consumer Price Index (CPI)(b) since inception. Unlike the Fund, the returns for these indices do not reflect any fees, expenses, or sales charges.

(a) The S&P/IFCI Emerging Markets Composite is an index that aims to represent the performance of the stocks in emerging stock markets that are available to foreign institutional investors.

(b) The CPI represents changes in prices of a basket of goods and services purchased for consumption by urban households.

                                                           2002 Annual Report 37

[GRAPHIC APPEARS HERE]
INTERNATIONAL Series

STATEMENT OF INVESTMENTS
October 31, 2002

GARTMORE EMERGING MARKETS FUND

COMMON STOCKS (98.8%)

                                                   SHARES OR
                                                PRINCIPAL AMOUNT       VALUE
--------------------------------------------------------------------------------
ARGENTINA (0.0%)

FINANCIAL SERVICES (0.0%)
Grupo Financiero Galicia SA ADR (b)                   1,100         $      1,232
                                                                    ------------

--------------------------------------------------------------------------------
BRAZIL (6.4%)

BANKING (0.9%)
Banco Bradesco SA ADR                                 2,100               27,930
Unibanco - Uniao de Bancos
Brasileiros SA GDR                                    1,600               14,576
                                                                    ------------
                                                                          42,506
                                                                    ------------
BEVERAGES (0.6%)
Companhia de Bebidas das Americas ADR                 1,800               26,046
                                                                    ------------
MINING (1.5%)
Cia Vale Do Rio Doce ADR                              2,800               71,400
                                                                    ------------
OIL & GAS (1.0%)
Petroleo Brasileiro SA ADR                            2,100               25,326
Petroleo Brasileiro SA ADR                            1,500               19,845
                                                                    ------------
                                                                          45,171
                                                                    ------------
PAPER PRODUCTS (0.8%)
Votorantim Celulose ADR                               2,300               35,305
                                                                    ------------
STEEL (0.8%)
Gerdau SA ADR                                         4,000               36,600
                                                                    ------------
TELECOMMUNICATIONS (0.8%)
Brasil Telecom Participacoes SA ADR                     700               19,530
Tele Norte Leste Participacoes SA ADR                 2,700               18,684
                                                                    ------------
                                                                          38,214
                                                                    ------------
                                                                         295,242
                                                                    ------------
--------------------------------------------------------------------------------
CHINA (1.2%)

ELECTRIC UTILITY (0.7%)
Huaneng Power International, Inc.                    42,000               30,156
                                                                    ------------
TRANSPORTATION (0.5%)
China Shipping Development Co. Ltd.                 118,000               23,602
                                                                    ------------
                                                                          53,758
                                                                    ------------
--------------------------------------------------------------------------------
HONG KONG (4.9%)

AUTOMOBILE (1.0%)
Denway Motors Ltd.                                  152,000               46,773
                                                                    ------------
BEVERAGES (0.4%)
Harbin Brewery Group Ltd. (b)                        70,000               18,848
                                                                    ------------
OIL & GAS (1.8%)
CNOOC Ltd.                                           64,500               80,630
                                                                    ------------
TELECOMMUNICATIONS (1.7%)
China Mobile Ltd. ADR (b)                             6,426               78,719
                                                                    ------------
                                                                         224,970
                                                                    ------------
--------------------------------------------------------------------------------
HUNGARY (2.6%)

BANKING (1.8%)
OTP Bank Rt.                                          9,400         $     83,241
                                                                    ------------
PHARMACEUTICALS (0.8%)
Gedeon Richter Rt. GDR                                  700               35,490
                                                                    ------------
                                                                         118,731
                                                                    ------------
--------------------------------------------------------------------------------
INDIA (4.8%)

BANKING (1.1%)
ICICI Bank Ltd. ADR                                   8,000               49,200
                                                                    ------------
DIVERSIFIED (1.5%)
Reliance Industries Ltd. GDR                          6,400               70,336
                                                                    ------------
PHARMACEUTICALS (1.4%)
Ranbaxy Laboratories Ltd. GDR                         5,280               63,782
                                                                    ------------
SOFTWARE & Computer Services (0.8%)
Satyam Computer Services Ltd. ADR                     3,400               36,788
                                                                    ------------
                                                                         220,106
                                                                    ------------
--------------------------------------------------------------------------------
INDONESIA (1.8%)

FOOD & BEVERAGE (0.8%)
PT Indofood Sukses Makmur Tbk                       544,000               36,836
                                                                    ------------
TELECOMMUNICATIONS (1.0%)
PT Telekomunikasi Indonesia                         134,000               44,643
                                                                    ------------
                                                                          81,479
                                                                    ------------
--------------------------------------------------------------------------------
ISRAEL (1.6%)

COMPUTER HARDWARE (1.6%)
M-Systems Flash Disk Pioneer Ltd. (b)                11,300               75,710
                                                                    ------------
--------------------------------------------------------------------------------
KOREA (20.5%)

AUTOMOBILE (0.8%)
Hyundai Motor Co. Ltd. GDR                            2,900               37,555
                                                                    ------------
BANKING (3.1%)
Kookmin Bank                                          1,130               37,651
Shinhan Bank GDR                                      5,000              106,250
                                                                    ------------
                                                                         143,901
                                                                    ------------
BEVERAGES (0.5%)
Hite Brewery Co. Ltd.                                   490               21,313
                                                                    ------------
CHEMICALS (0.6%)
LG Petrochemical Co. Ltd.                             2,300               25,388
                                                                    ------------
COMPUTER HARDWARE (0.6%)
Trigem Computer, Inc.(b)                              4,160               27,551
                                                                    ------------

38 Annual Report 2002

                                                   SHARES OR
                                                PRINCIPAL AMOUNT       VALUE
--------------------------------------------------------------------------------
KOREA (continued)

CONSUMER GOODS (3.1%)
LG Electronics, Inc. GDR(c)(b)                       19,260         $    144,450
                                                                    ------------
ELECTRONICS (6.0%)
Samsung Electronics GDR(c)                            4,103              280,644
                                                                    ------------
FINANCIAL SERVICES (0.4%)
LG Investment & Securities Co.                        1,320               17,333
                                                                    ------------
FOOD DIVERSIFIED (0.4%)
Cheil Jedang Corp.                                      500               17,481
                                                                    ------------
RETAIL (0.8%)
Hyundai Department Store Co. Ltd.                     2,060               38,039
                                                                    ------------
SHIPBUILDING (0.9%)
Daewoo Shipbuilding & Marine Engineering
Co. Ltd.(b)                                           7,800               41,737
                                                                    ------------
STEEL (1.5%)
POSCO ADR                                             3,000               69,390
                                                                    ------------
TELECOMMUNICATIONS (1.8%)
KT Corp.                                                780               32,199
SK Telecom Co. Ltd. ADR                               2,500               50,175
                                                                    ------------
                                                                          82,374
                                                                    ------------
                                                                         947,156
                                                                    ------------
--------------------------------------------------------------------------------
MALAYSIA (4.4%)

BANKING (1.3%)
AMMB Holdings Berhad                                 53,800               60,596
                                                                    ------------
OIL & GAS (1.1%)
Petronas Dagangan Berhad                             36,000               52,579
                                                                    ------------
SEMICONDUCTORS (1.7%)
Unisem (M) Berhad                                    41,000               75,526
                                                                    ------------
TELECOMMUNICATIONS (0.3%)
Maxis Communications Berhad (b)                       8,000               12,526
                                                                    ------------
                                                                         201,227
                                                                    ------------
--------------------------------------------------------------------------------
MEXICO (14.8%)

BEVERAGES (0.7%)
Grupo Modelo S.A. de C.V., Series C                  13,600               34,298
                                                                    ------------
CABLE TV/PROGRAMMING (1.3%)
TV Azteca SA de CV ADR                               12,100               58,685
                                                                    ------------
CONSTRUCTION (1.1%)
Consorcio ARA SA de CV(b)                            36,000               52,807
                                                                    ------------
DIVERSIFIED (3.1%)
Alfa SA Class A                                      42,200         $     69,634
Grupo IMSA SA de CV ADR                               5,900               71,862
                                                                    ------------
                                                                         141,496
                                                                    ------------
FINANCIAL SERVICES (2.0%)
Grupo Financiero Banorte SA                          40,400               89,946
                                                                    ------------
MINING (0.9%)
Grupo Mexico SA Class B                              42,700               42,065
                                                                    ------------
RETAIL (3.1%)
Grupo Elektra SA de CV ADR                            4,800               55,439
Organizacion Soriana SA de CV(b)                     21,600               43,430
Wal-Mart de Mexico SA de CV ADR                       1,900               47,450
                                                                    ------------
                                                                         146,319
                                                                    ------------
TELECOMMUNICATIONS (2.6%)
America Movil S.A. de C.V. ADR                        3,253               43,720
Carso Global Telecom ADR(b)                          35,717               76,145
                                                                    ------------
                                                                         119,865
                                                                    ------------
                                                                         685,481
                                                                    ------------
--------------------------------------------------------------------------------
POLAND (0.9%)

PETROLEUM (0.9%)
Polski Koncern Naftowy Orlen SA GDR                   4,200               39,858
                                                                    ------------
--------------------------------------------------------------------------------
RUSSIA (9.0%)

MINING (1.2%)
Norilsk Nickel ADR                                    2,700               53,595
                                                                    ------------
OIL & GAS (7.8%)
OAO Gazprom ADR                                       8,500              113,220
Surgutneftegaz ADR                                    2,400               43,128
Tatneft ADR                                           9,700              158,789
YUKOS ADR                                               310               43,060
                                                                    ------------
                                                                         358,197
                                                                    ------------
                                                                         411,792
                                                                    ------------
--------------------------------------------------------------------------------
SOUTH AFRICA (8.8%)

BANKING (1.0%)
ABSA Group Ltd.                                      14,687               46,626
                                                                    ------------
ENGINEERING (0.9%)
Aveng Ltd.                                           40,000               39,174
                                                                    ------------
FINANCIAL SERVICES (0.6%)
Investec PLC(b)                                       2,457               29,093
                                                                    ------------

                                                           2002 Annual Report 39

[GRAPHIC APPEARS HERE]

INTERNATIONAL Series

STATEMENT OF INVESTMENTS (Continued)
October 31, 2002

GARTMORE EMERGING MARKETS FUND (Continued)

COMMON STOCKS (continued)

                                              SHARES OR
                                           PRINCIPAL AMOUNT        VALUE
-----------------------------------------------------------------------------
SOUTHAFRICA (CONTINUED)

MINING (5.4%)
Anglo American PLC                                    5,868   $        76,741
AngloGold Ltd.                                        1,400            72,929
Gold Fields Ltd.                                      2,000            22,883
Impala Platinum Holdings Ltd.                         1,300            74,624
                                                              ---------------
                                                                      247,177
                                                              ---------------
OIL & GAS (0.9%)
Sasol Ltd.                                            3,896            42,492
                                                              ---------------
                                                                      404,562
                                                              ---------------
-----------------------------------------------------------------------------
TAIWAN (12.2%)

AUTOMOTIVE (0.5%)
China Motor Co. Ltd.                                 15,275            21,624
                                                              ---------------
BANKING (1.7%)
Chang Hwa Commercial Bank                           112,000            43,021
Chinatrust Financial Holding Co. Ltd.(b)             45,000            35,865
                                                              ---------------
                                                                       78,886
                                                              ---------------
BUILDING PRODUCTS (0.3%)
Taiwan Cement Corp.(b)                               57,000            13,530
                                                              ---------------

CHEMICALS (1.4%)
Formosa Plastic Corp.                                23,000            25,280
Nan Ya Plastic Corp.                                 42,910            37,039
                                                              ---------------
                                                                       62,319
                                                              ---------------

COMPUTER HARDWARE (4.4%)
Benq Corp.                                           25,000            35,822
Compal Electronics, Inc. GDR                         24,520           134,370
LITE-ON IT Corp.                                      8,500            34,973
                                                              ---------------
                                                                      205,165
                                                              ---------------

ELECTRONICS (2.7%)
AU Optronics Corp.(b)                                 2,400            16,080
AU Optronics Corp.(b)                                60,000            37,808
Elitegroup Computer Systems Co. Ltd.                 10,000            21,436
United Microelectronics Corp. ADR (b)                12,210            50,671
                                                              ---------------
                                                                      125,995
                                                              ---------------

PAPER PRODUCTS (0.4%)
Cheng Loong Corp.(b)                                 71,000            16,139
                                                              ---------------

SEMICONDUCTORS (0.8%)
Pro Mos Technologies, Inc. GDR (b)                   10,000            36,500
                                                              ---------------
                                                                      560,158
                                                              ---------------
-----------------------------------------------------------------------------
THAILAND (3.5%)
FINANCIAL SERVICES (3.5%)
Siam Commercial Bank Public Co. Ltd.(b)             261,700           158,744
                                                              ---------------

TURKEY (1.4%)
BANKING (1.4%)
Turkiye Garanti Bankasi AS(b)                    56,998,316   $        63,730
                                                              ---------------

TOTAL COMMON STOCKS                                                 4,543,936
                                                              ---------------

REPURCHASE AGREEMENT (0.9%)

Fifth third Bank, 1.67%, dated 10/31/02,
 due 11/01/02, repurchase price $40,710
 (Fully collaterized by
 Freddie Mac Gold Securities                     $   40,708            40,708
                                                              ---------------

Total Repurchase Agreement                                             40,708
                                                              ---------------

Total Investments
 (Cost $4,830,639)(a) -- 99.7%                                      4,584,644
                                                              ---------------

Other Assets in excess of
 Liabilities -- 0.3%                                                   14,368
                                                              ---------------

Net Assets -- 100.0%                                          $     4,599,012
                                                              ===============

(a) See notes to financial statements for unrealized appreciation (depreciation) of securities.

(b)  Denotes a non-income producing security.

(c) Represents a restricted security acquired and eligible for resale under rule 144A, which limits the resale to certain qualified buyers.

ADR     American Depositary Receipt

GDR     Global Depositary Receipt

See notes to financial statements.

40 Annual Report 2002

[GRAPHIC APPEARS HERE]

INTERNATIONAL Series

GARTMORE INTERNATIONAL
GROWTH FUND

Class A Shares symbol: GIGAX
Class B Shares symbol: GIGBX
Class C Shares symbol: GIGCX
Institutional Service Class symbol: GIGSX

How did the Fund perform?

The Fund returned -13.09%* versus -10.88% for its benchmark, the Morgan Stanley Capital International All Country World ex U.S. Index.

For broader comparison, the S&P 500 Index returned -15.11% for the period.

What market/economic factors influenced the portfolio's performance?

Global equity markets fell amid a stalled economic recovery, sluggish profits and heightened geopolitical risks.

European economic growth was weaker than expected, based on reduced manufac turing activity, weak consumer and capital spending, and less fiscal and monetary stimulus. In addition, the Euro's appreciation made exported goods less-competitively priced. Japan's growth also was below expectations; it battled deflation and a high level of nonperforming loans in its banking sector.

Two bright spots in the world's economy were Asia and the United Kingdom. Asian markets gained from stronger domestic demand and greater intra-Asian commerce The United Kingdom's economy benefited from fiscal and monetary stimulus, as well as strong consumer spending.

What sectors/holdings enhanced or detracted from performance?

Better stock selection within the consumer discretionary, financial services and information technology sectors helped performance, while industrial and utility stocks detracted from performance.

The Fund's technology holdings significantly outperformed the Index with 8% versus -22%. This was partly due to our focus on the global trend of technology companies' outsourcing of their manufacturing activities. Taiwan emerged as the global center of this trend. Its companies, such as Compeq Manufacturing Co. Ltd, which manufactures printed circuit boards for computers, and Benq Corp., an electronics communications company, rose strongly, up 25% and 13%, respectively.

Industrial stocks were hurt by stalled global economic growth, while utility stocks suffered from expectations concerning lower future growth rates and regulatory caps. An underweight position in both sectors helped returns.

How is the Fund positioned?

We positioned the Fund slightly more aggressively toward the end of the period, making additional allocations to information technology and telecommunications. Technology stocks should benefit from an economic recovery, attractive prices and less-negative news flow. Telecommunications companies have attractive prices and are improving their financial strength as they slowly pay down debt.

Given our rising concern about the sustainability of consumer spending, we have reduced some of our consumer discretionary holdings. However, we have added to those stocks with key franchise strength, such as German automobile manufacturer BMW. We also reduced our consumer staples holdings because we believe these defensive companies will underperform when market conditions improve.

Geographically, we have reduced the Fund's weighting in Japan, based on its sensitivity to global economic conditions, which have weakened. We have added to our holdings in the United Kingdom, due to the economy's continuing strength.

As always, we are focused on company fundamentals, because we believe the markets will remain volatile.

Portfolio Manager: Gartmore Global Partners--Subadviser

* Performance of Class A shares without sales charge and assuming all distributions are reinvested.

Portfolio Market Value: $5,507,576
OCTOBER 31, 2002

AVERAGE ANNUAL TOTAL RETURN
(For Periods Ended October 31, 2002)

                                       1 YR.    INCEPTION/1/
------------------------------------------------------------
Class A      w/o SC/2/                 -13.09%        -24.85%
             w/SC/3/                   -18.11%        -26.87%
------------------------------------------------------------
Class B      w/o SC/2/                 -13.68%        -25.37%
             w/SC/4/                   -18.00%        -26.41%
------------------------------------------------------------
Class C/5/   w/o SC/2/                 -13.61%        -25.17%
             w/SC/6/                   -15.30%        -25.52%
------------------------------------------------------------
Institutional Service Class/7/         -12.86%        -24.59%
------------------------------------------------------------

All figures showing the effect of a sales charge reflect the maximum charge possible, because it has the most dramatic effect on performance data.

/1/  Fund commenced operations on August 30, 2000.

/2/  These returns do not reflect the effects of sales charges (SC).

/3/  A 5.75% front-end sales charge was deducted.

/4/ A 5.00% contingent deferred sales charge (CDSC) was deducted. The CDSC declines to 0% after 6 years.

/5/ These returns include performance based on Class B shares, which was achieved prior to the creation of Class C shares (3/1/01). These returns have been restated for sales charges but not for fees applicable to Class C shares. Had Class C been in existence for the time periods presented, the performance of Class C shares would have been similar assuming similar expenses.

/6/ A 1.00% front-end sales charge was deducted. A CDSC of 1.00% was also deducted from the one year return because it is charged when you sell Class C shares within the first year after purchase.

/7/  Not subject to any sales charges.

Investment return and principal value will fluctuate, and when redeemed, shares may be worth more or less than original cost. Past performance is no guarantee of future results.

            GARTMORE INTERNATIONAL GROWTH        BENCHMARKS
DATE                   CLASS A              MSCI AC WORLD EX U.S.    CPI
----------  -----------------------------   ---------------------   ------

 8/30/2000                          9,425                  10,000   10,000
10/31/2000                          8,351                   9,145   10,069
10/31/2001                          5,834                   6,866   10,284
10/31/2002                          5,071                   6,118   10,501

Comparative performance of $10,000 invested in Class A shares of the Gartmore International Growth Fund, Morgan Stanley Capital International All Country World ex U.S. Index (MSCI AC World ex U.S.)(a), and the Consumer Price Index
(CPI) (b) since inception. Unlike the Fund, the returns for these indices do not reflect any fees, expenses, or sales charges.

(a) The MSCI AC World ex U.S. is an index that contains companies that are replicas of their local markets not including any securities in the United States.

(b) The CPI represents changes in prices of a basket of goods and services purchased for consumption by urban households.

                                                           2002 Annual Report 41

[GRAPHIC APPEARS HERE]

INTERNATIONAL Series

STATEMENT OF INVESTMENTS
October 31, 2002

GARTMORE INTERNATIONAL GROWTH FUND

COMMON STOCKS (97.1%)

                                                    SHARES OR
                                                 PRINCIPAL AMOUNT       VALUE
--------------------------------------------------------------------------------
AUSTRALIA (3.2%)

BANKING (1.3%)
Australia and New Zealand Banking Group Ltd.                7,300     $   76,290
                                                                      ----------
MINERALS (1.1%)
BHP Billiton Ltd.                                          11,000         59,157
                                                                      ----------

MULTI-MEDIA (0.8%)
The News Corp. Ltd.                                         7,500         44,289
                                                                      ----------
                                                                         179,736
                                                                      ----------
--------------------------------------------------------------------------------
BELGIUM (1.0%)

BREWERY (1.0%)
Interbrew                                                   2,400         54,070
                                                                      ----------
--------------------------------------------------------------------------------
BRAZIL (1.2%)

MINING (1.2%)
Companhia Vale de Rio Doce ADR                              2,750         70,125
                                                                      ----------
--------------------------------------------------------------------------------
CANADA (3.1%)

BANKING (1.4%)
Royal Bank of Canada (b)                                    2,200         76,463
                                                                      ----------

FINANCIAL SERVICES (0.5%)
Sun Life Financial Services of Canada, Inc. (b)             1,700         28,429
                                                                      ----------

OIL & GAS (1.2%)
Encana Corp.                                                2,400         69,677
                                                                      ----------
                                                                         174,569
                                                                      ----------
--------------------------------------------------------------------------------
FINLAND (3.0%)

OIL & GAS (1.0%)
Fortum Oyj                                                  9,000         53,922
                                                                      ----------

TELECOMMUNICATIONS (2.0%)
Nokia Oyj                                                   6,848        116,304
                                                                      ----------
                                                                         170,226
                                                                      ----------
--------------------------------------------------------------------------------
FRANCE (5.5%)

BANKING (1.3%)
BNP Paribas SA                                              1,900         75,752
                                                                      ----------

HEALTH & PERSONAL CARE (0.9%)
L'Oreal SA                                                    700         52,129
                                                                      ----------

OIL & GAS (2.6%)
Total Fina Elf SA                                           1,008        138,853
                                                                      ----------

PHARMACEUTICALS (0.7%)
Aventis SA                                                    680         40,707
                                                                      ----------
                                                                         307,441
                                                                      ----------
GERMANY (5.2%)

AUTOMOTIVE (1.4%)
Bayerische Motoren Werke AG                                 2,108     $   75,151
                                                                      ----------

CHEMICALS (0.7%)
BASF AG                                                     1,000         37,235
                                                                      ----------

FINANCIAL SERVICES (0.8%)
Deutsche Boerse AG                                          1,300         46,604
                                                                      ----------

INTERNET SERVICES (0.8%)
T-Online International AG (b)                               6,012         42,569
                                                                      ----------

MANUFACTURING (0.5%)
Siemens AG                                                    650         30,576
                                                                      ----------

UTILITIES (1.0%)
E. ON AG                                                    1,300         58,834
                                                                      ----------
                                                                         290,969
                                                                      ----------
--------------------------------------------------------------------------------
HONG KONG (0.9%)

BREWERY (0.4%)
Harbin Breweries Group Ltd. (b)                            88,000         23,694
                                                                      ----------

OIL & GAS (0.5%)
China Petroleum and Chemical Corp.                        182,000         28,236
                                                                      ----------
                                                                          51,930
                                                                      ----------
--------------------------------------------------------------------------------
IRELAND (2.1%)

BANKING (1.4%)
Bank of Ireland                                             7,200         79,858
                                                                      ----------

BUILDING & CONSTRUCTION (0.7%)
CRH PLC                                                     3,200         40,626
                                                                      ----------
                                                                         120,484
                                                                      ----------
--------------------------------------------------------------------------------
ITALY (3.4%)

LUXURY GOODS (1.0%)
Gucci Group                                                   646         58,504
                                                                      ----------

OIL & GAS (1.2%)
ENI SpA                                                     4,300         59,700
                                                                      ----------

TELECOMMUNICATIONS (0.6%)
Telecom Italia SpA                                          4,400         34,946
                                                                      ----------

UTILITIES (0.6%)
Enel SpA                                                    7,300         35,857
                                                                      ----------
                                                                         189,007
                                                                      ----------
--------------------------------------------------------------------------------
JAPAN (14.3%)
AUDIO/VIDEO PRODUCTS (2.1%)

Sony Corp.                                                  2,600        111,845
                                                                      ----------

42 Annual Report 2002

                                                      SHARES OR
                                                   PRINCIPAL AMOUNT     VALUE
--------------------------------------------------------------------------------
JAPAN(continued)

AUTOMOTIVE (1.1%)
Toyota Motor Corp.                                            2,500   $   60,811
                                                                      ----------

BREWERY (0.8%)
Kirin Brewery Co. Ltd.                                        7,000       43,311
                                                                      ----------

CHEMICALS (1.6%)
Mitsubishi Chemical Corp. (b)                                20,000       34,609
Shin-Etsu Chemical Co. Ltd.                                   1,800       55,538
                                                                      ----------
                                                                          90,147
                                                                      ----------

FINANCIAL SERVICES (1.7%)
Nikko Cordial Corp.                                          10,000       40,078
Nomura Holdings, Inc.                                         5,000       57,546
                                                                      ----------
                                                                          97,624
                                                                      ----------

HEALTH & PERSONAL CARE (1.2%)
Kao Corp.                                                     3,000       68,566
                                                                      ----------

MANUFACTURING (0.8%)
Mitsubishi Heavy Industries Ltd.                             22,000       46,690
                                                                      ----------

PHARMACEUTICALS (1.1%)
Takeda Chemical Industries Ltd.                               1,500       62,321
                                                                      ----------

SERVICES (1.3%)
Secom Co. Ltd.                                                2,000       70,689
                                                                      ----------

STEEL (0.6%)
Nippon Steel Corp.                                           31,000       35,426
                                                                      ----------

TELECOMMUNICATIONS (1.0%)
KDDI Corp.                                                       19       55,832
                                                                      ----------

UTILITIES (1.0%)
Chubu Electric Power Co., Inc.                                3,500       58,424
                                                                      ----------
                                                                         801,686
                                                                      ----------
--------------------------------------------------------------------------------
KOREA (3.6%)

BANKS (0.5%)
Kookmin Bank ADR                                                800       25,880
                                                                      ----------

ELECTRONICS (1.1%)
Samsung Electronics Co. Ltd.                                    450       64,238
                                                                      ----------

OIL & GAS (0.6%)
S-OIL Corp.                                                   2,100       32,745
                                                                      ----------

STEEL (0.9%)
Pohang Iron & Steel Co.                                         550       51,682
                                                                      ----------

TELECOMMUNICATIONS (0.5%)
KT Corp. ADR                                                  1,400       28,756
                                                                      ----------
                                                                         203,301
                                                                      ----------
--------------------------------------------------------------------------------
MEXICO (0.5%)

RETAIL (0.5%)
Wal-Mart de Mexico SA de CV ADR                               1,100       27,471
                                                                      ----------
--------------------------------------------------------------------------------
NETHERLANDS (4.2%)

BANKING (1.7%)
ABN AMRO Holding NV                                           6,328       92,934
                                                                      ----------

OIL & GAS (1.8%)
Royal Dutch Petroleum Co.                                     2,508      108,487
                                                                      ----------

TRANSPORTATION (0.7%)
TNT Post Group NV (b)                                         2,265       36,696
                                                                      ----------
                                                                         238,117
                                                                      ----------
--------------------------------------------------------------------------------
PORTUGAL (0.8%)

TELECOMMUNICATIONS (0.8%)
Portugal Telecom, SGPS, SA                                    7,400       44,702
                                                                      ----------
--------------------------------------------------------------------------------
SOUTH AFRICA (1.1%)

MINING (1.1%)
AngloGold Ltd. ADR                                            2,350       59,150
                                                                      ----------
--------------------------------------------------------------------------------
SPAIN (2.4%)

BANKING (1.0%)
Banco Santander Central Hispano SA                            9,000       55,170
                                                                      ----------

TELECOMMUNICATIONS (1.4%)
Telefonica SA (b)                                             8,474       80,393
                                                                      ----------
                                                                         135,563
                                                                      ----------
--------------------------------------------------------------------------------
SWITZERLAND (9.3%)

BANKING (3.3%)
Credit Suisse Group (b)                                       3,200       61,130
UBS AG (b)                                                    2,500      119,140
                                                                      ----------
                                                                         180,270
                                                                      ----------

FOOD & BEVERAGE (1.5%)
Nestle SA                                                       400       85,761
                                                                      ----------

HEALTH & PERSONAL CARE (1.1%)
Roche Holding AG                                                900       63,711
                                                                      ----------

INSURANCE (1.2%)
Zurich Financial Services                                       700       65,912
                                                                      ----------

PHARMACEUTICALS (2.2%)
Novartis AG                                                   3,300      125,857
                                                                      ----------
                                                                         521,511
                                                                      ----------

                                                           2002 Annual Report 43

[GRAPHIC APPEARS HERE]

INTERNATIONAL Series

STATEMENT OF INVESTMENTS (CONTINUED)
October 31, 2002

GARTMORE INTERNATIONAL GROWTH FUND (Continued)

COMMON STOCKS (CONTINUED)

                                                      SHARES OR
                                                   PRINCIPAL AMOUNT     VALUE
--------------------------------------------------------------------------------
TAIWAN (2.3%)

BANKS (0.7%)
Taipee Bank                                                  47,840   $   41,157
                                                                      ----------

ELECTRONICS (0.7%)
AU Optronics Corp. ADR (b)                                    6,000       40,200
                                                                      ----------

SEMICONDUCTORS (0.9%)
Taiwan Semiconductor Manufacturing
Co. Ltd. ADR (b)                                              6,000       46,920
                                                                      ----------
                                                                         128,277
                                                                      ----------
--------------------------------------------------------------------------------
THAILAND (1.3%)

BUILDING & CONSTRUCTION (0.9%)
Siam Cement Public Co. Ltd.                                   2,100       51,923
                                                                      ----------

OIL & GAS (0.4%)
PTT Exploration & Production Public Co. Ltd.                  8,400       22,905
                                                                      ----------
                                                                          74,828
                                                                      ----------
--------------------------------------------------------------------------------
UNITED KINGDOM (28.7%)

BANKING (3.6%)
Lloyds TSB Group PLC                                         10,000       86,048
Royal Bank of Scotland Group PLC                              4,900      115,297
                                                                      ----------
                                                                         201,345
                                                                      ----------

BUILDING & CONSTRUCTION (1.0%)
Persimmon PLC                                                 8,300       53,954
                                                                      ----------

DIVERSIFIED (1.1%)
Unilever PLC                                                  6,517       64,387
                                                                      ----------

FINANCIAL SERVICES (2.3%)
Amvescap PLC                                                 12,200       75,584
HSBC Holdings PLC                                             4,800       53,468
                                                                      ----------
                                                                         129,052
                                                                      ----------

FOOD & Beverage (0.6%)
Diageo PLC                                                    3,100       34,944
                                                                      ----------

HOTEL/CASINO (1.1%)
Hilton Group PLC                                             23,600       64,245
                                                                      ----------

INSURANCE (1.1%)
Aviva PLC                                                     8,000       61,328
                                                                      ----------

MINING (1.4%)
Rio Tinto PLC                                                 4,400       79,508
                                                                      ----------

OIL & GAS (3.3%)
BP PLC                                                       22,029      141,304
Shell Transportation & Trading Co. PLC                        7,300       46,911
                                                                      ----------
                                                                         188,215
                                                                      ----------

PHARMACEUTICALS (3.5%)
AstraZeneca PLC                                               2,051       76,530
GlaxoSmithKline PLC                                           6,350      121,202
                                                                      ----------
                                                                         197,732
                                                                      ----------

RETAIL (2.2%)
GUS PLC                                                       6,300       56,920
Marks & Spencer Group PLC                                    11,652       68,224
                                                                      ----------
                                                                         125,144
                                                                      ----------

TELECOMMUNICATIONS (5.7%)
British Sky Broadcasting Group PLC (b)                        8,100       76,478
BT Group PLC                                                 24,751       70,282
Vodafone Group PLC                                          103,251      165,979
                                                                      ----------
                                                                         312,739
                                                                      ----------

TOBACCO (1.2%)
Imperial Tobacco Group PLC                                    4,400       68,838
                                                                      ----------

UTILITIES (0.6%)
National Grid Group PLC                                       4,700       33,457
                                                                      ----------
                                                                       1,614,888
                                                                      ----------

TOTAL COMMON STOCKS                                                    5,458,051
                                                                      ----------

44 Annual Report 2002

REPURCHASE AGREEMENT (0.9%)

                                                      SHARES OR
                                                   PRINCIPAL AMOUNT     VALUE
--------------------------------------------------------------------------------
Fifth Third Bank, 1.67%, dated 10/31/02,
 due 11/01/02, repurchase price $ 49,527
 (Fully collateralized by FHARM Securities)        $         49,525  $    49,525
                                                                     -----------

Total Repurchase Agreement                                                49,525
                                                                     -----------

Total Investments (Cost $5,775,474) (a) -- 98.0%                       5,507,576

Other assets in excess of liabilities -- 2.0%                            114,047
                                                                     -----------

NET ASSETS -- 100.0%                                                 $ 5,621,623
                                                                     ===========

(a) See notes to financial statements for unrealized appreciation (depreciation) of securities.
(b)  Denotes a non-income producing security.

ADR   American Depositary Receipt

FHARM Federal Home Adjustable Rate Mortgage

GDR   Global Depositary Receipt

At October 31, 2002, the Fund's open forward foreign currency contracts were as follows:

                                                                  UNREALIZED
                           DELIVERY   CONTRACT                   APPRECIATION/
CURRENCY                     DATE      VALUE     MARKET VALUE    (DEPRECIATION)
------------------------------------------------------------------------------
SHORT CONTRACT:
British Pound              11/04/02  $   28,542  $     28,775    $        (233)
Euro                       11/01/02      16,843        17,121             (278)
Japanese Yen               11/05/02      51,262        51,690             (428)
Singapore Dollars          11/06/02      27,232        27,346             (114)
Swiss Franc                11/01/02      27,921        28,245             (324)
                                     -----------------------------------------
Total Short Contracts                $  151,800  $    153,177    $      (1,377)
                                     -----------------------------------------
LONG CONTRACTS:
Euro                       11/01/02  $   29,201  $     29,063    $        (138)
Hong Kong Dollar           11/04/02      28,145        28,136               (9)
Japanese Yen               11/01/02      42,151        42,664              513
Japanese Yen               11/05/02      46,529        46,842              313
                                     -----------------------------------------
Total Long Contracts                 $  146,026  $    146,705    $         679
                                     -----------------------------------------
Total Contracts                                                  $        (698)
                                                                 =============

See notes to financial statements.

                                                           2002 Annual Report 45

[GRAPHIC APPEARS HERE]

INTERNATIONAL Series

GARTMORE INTERNATIONAL
SMALL CAP GROWTH FUND

Class A Shares symbol: GAIGX
Class B Shares symbol: GBIGX
Class C Shares symbol: GCIGX
Institutional Service Class symbol: GSIGX
Institutional Class symbol: GIIGX

How did the Fund perform?

The Fund returned -16.26%* versus -9.32% for its benchmark, the Morgan Stanley Capital International Developed Countries Europe Australasia Far East Small Cap Index. For broader comparison, the S&P 500 Index returned -15.11% for the same period.

What market/economic factors influenced the portfolio's performance?

Although both small-cap and large-cap stock returns have been negative, small caps outperformed large caps because of their inherent defensive qualities in a falling market. These qualities include attractive valuations, simpler business models and more sustainable growth rates.

Small-cap stocks, despite having outperformed large-cap stocks, are still attractively priced as compared to large caps. In addition, small-cap stocks offer less complicated business models, because they are typically more domestically focused and not burdened by underfunded pension and acquisition accounting issues. It is generally easier for small-cap stocks to attain and maintain high growth rates, because their growth stems from a smaller base.

What sectors/holdings enhanced or detracted from performance?

Top-performing stocks included De'Longhi S.p.A., the Italian consumer goods company that advanced as a result of international expansion and increased sales from its new product lines; Northam Platinum Ltd., the South African platinum company, which gained along with higher commodity prices; and Tatneft, the Russian oil company, which rose due to higher oil prices during the period.

The Fund's significant underperformance relative to its benchmark was largely due to its investments in European smaller-cap technology companies, including Temenos, the Swiss software manufacturer; Memscap Inc., the French micro-electromechanical systems manufacturer; and Orc Software, the Swedish trading software company; which all fell in reaction to reduced capital spending and a weakening European economy.

How is the Fund positioned?

We have restructured the portfolio to reduce the number of holdings, particularly the micro-cap technology companies, which helped increase the portfolio's median market capitalization, making it more liquid.

On a geographic basis, we are increasing holdings in Japan and decreasing allocations to continental Europe. In addition, we are targeting a neutral position in Japan (compared to that of the Index), and an underweight position in Europe. While Japan is positioned well for a market recovery, Europe has been suffering from weak domestic demand and slowing manufacturing activity.

We have an overweight position in the U.K. and Emerging Markets regions, since both areas are benefiting from strong domestic demand.

The portfolio is relatively conservative in its construction, focusing only on companies with solid earnings and strong balance sheets. Given negative investor sentiment, we believe current stock prices are attractive, reflecting most of the harmful influences to the market, including questionable corporate governance as well as economic and geopolitical risks. However, we expect markets to remain volatile for some time to come.

Portfolio Manager: Gartmore Global Partners--Subadviser

* Performance of Class A shares without sales charge and assuming all distributions are reinvested.

Portfolio Market Value: $2,898,818
October 31, 2002

AVERAGE ANNUAL TOTAL RETURN
(For Periods Ended October 31, 2002)
                                              1 YR.      INCEPTION/1/
---------------------------------------------------------------------
Class A       w/o SC/2/                      -16.26%      -27.41%
              w/SC/3/                        -21.06%      -29.69%
---------------------------------------------------------------------
Class B       w/o SC/2/                      -16.97%      -27.98%
              w/SC/4/                        -21.12%      -29.55%
---------------------------------------------------------------------
Class C/5/    w/o SC/2/                      -17.10%      -27.98%
              w/SC/6/                        -17.98%      -28.37%
---------------------------------------------------------------------
Institutional Service Class/7/               -16.19%      -27.20%
---------------------------------------------------------------------
Institutional Class/7/                       -16.16%      -27.13%
---------------------------------------------------------------------

All figures showing the effect of a sales charge reflect the maximum charge possible, because it has the most dramatic effect on performance data.

/1/  Fund commenced operations on December 21, 2000.

/2/  These returns do not reflect the effects of sales charges (SC).

/3/  A 5.75% front-end sales charge was deducted.

/4/ A 5.00% contingent deferred sales charge (CDSC) was deducted. The CDSC declines to 0% after 6 years.

/5/ These returns include performance based on Class B shares, which was achieved prior to the creation of Class C shares (3/1/01). These returns have been restated for sales charges but not for fees applicable to Class C shares. Had Class C been in existence for the time periods presented, the performance of Class C shares would have been similar assuming similar expenses.

/6/ A 1.00% front-end sales charge was deducted. A CDSC of 1.00% was also deducted from the one-year return because it is charged when you sell Class C shares within the first year after purchase.

/7/  Not subject to any sales charges.

Investment return and principal value will fluctuate, and when redeemed, shares may be worth more or less than original cost. Past performance is no guarantee of future results.

             GARTMORE INTERNATIONAL SMALL CAP GROWTH             BENCHMARKS
DATE                     CLASS A                         MSCI EAFE SMALL CAP INDEX      CPI
-------      ---------------------------------------     -------------------------    ------
12/21/2000                                     9,425                        10,000    10,000
10/31/2001                                     6,202                         8,480    10,213
10/31/2002                                     5,194                         7,690    10,428

Comparative performance of $10,000 invested in Class A shares of the Gartmore International Small Cap Growth Fund, Morgan Stanley Capital International Developed Countries Europe Australasia Far East Small Cap Index (MSCI EAFE Small Cap Index)(a), and the Consumer Price Index (CPI)(b) since inception. Unlike the Fund, the returns for these indices do not reflect any fees, expenses, or sales charges.

(a) The MSCI EAFE Small Cap Index is an unmanaged index that is generally representative of the small capitalization securities of international stock markets.

(b) The CPI represents changes in prices of a basket of goods and services purchased for consumption by urban households.

46 Annual Report 2002

STATEMENT OF INVESTMENTS
October 31, 2002

GARTMORE INTERNATIONAL SMALL CAP GROWTH FUND

COMMON STOCKS (91.5%)

                                                      SHARES OR
                                                   PRINCIPAL AMOUNT     VALUE
--------------------------------------------------------------------------------
AUSTRALIA (0.8%)

AGRICULTURAL OPERATIONS (0.3%)
Australian Agricultural Co. Ltd.                             22,415   $    9,081
                                                                      ----------

CLOTHING (0.5%)
Billabong International Ltd.                                  4,000       14,874
                                                                      ----------
                                                                          23,955
                                                                      ----------
--------------------------------------------------------------------------------
BELGIUM (2.6%)

PHARMACEUTICALS (1.8%)
Omega Pharma SA                                               1,311       55,177
                                                                      ----------

WIRE & CABLE PRODUCTS (0.8%)
Bekaert SA                                                      577       21,839
                                                                      ----------
                                                                          77,016
                                                                      ----------
--------------------------------------------------------------------------------
BRAZIL (1.2%)

TELECOMMUNICATIONS (1.2%)
Tele Centro Oeste Celular Participacoes SA                   11,462       33,813
                                                                      ----------
--------------------------------------------------------------------------------
DENMARK (0.5%)

BUILDING & CONSTRUCTION (0.5%)
FLS Industries A/S (b)                                        1,255       13,378
                                                                      ----------
--------------------------------------------------------------------------------
FINLAND (1.0%)

BUILDING & CONSTRUCTION (1.0%)
Uponor Oyj                                                    1,645       29,649
                                                                      ----------
--------------------------------------------------------------------------------
FRANCE (7.9%)

ADVERTISING / MARKETING (1.0%)
SR Teleperformance                                              101        1,890
Trader.com NV (b)                                             4,011       27,805
                                                                      ----------
                                                                          29,695
                                                                      ----------

BUILDING & CONSTRUCTION (1.5%)
Eiffage SA                                                      563       42,539
                                                                      ----------

CONSULTING (0.6%)
High Co. (b)                                                    960       16,238
                                                                      ----------

DIVERSIFIED OPERATIONS (0.9%)
Fimalac SA                                                    1,059       26,554
                                                                      ----------

ELECTRONICS (0.0%)
Cofidur (b)                                                   2,300          433
                                                                      ----------

HOSPITALS (0.9%)
Generale de Sante (b)                                         2,737       27,105
                                                                      ----------

MANUFACTURING (1.3%)
Bacou-Dalloz (b)                                                420       37,433
                                                                      ----------

RESORTS / THEME PARKS (1.2%)
Club Mediterranee SA (b)                                      1,442   $   34,701
                                                                      ----------

SEMICONDUCTORS (0.0%)
Memscap SA (b)                                                3,086        1,192
                                                                      ----------

TRANSPORT - TRUCK (0.5%)
Norbert Dentressangle                                           574       13,415
                                                                      ----------
                                                                         229,305
                                                                      ----------
--------------------------------------------------------------------------------
GERMANY (5.9%)

AIRPORTS DEVELOPMENT (0.5%)
Fraport AG                                                      700       14,211
                                                                      ----------

BREWERY (0.5%)
Hawesko Holding AG                                            1,000       14,874
                                                                      ----------

BROADCASTING & TELEVISION (0.1%)
PrimaCom AG (b)                                               9,328        3,880
                                                                      ----------

CONSULTING (0.9%)
GFK AG                                                        1,878       26,037
                                                                      ----------

ELECTRONICS - SEMICONDUCTORS (0.5%)
Dialog Semiconductor PLC (b)                                 11,992       15,795
                                                                      ----------

MACHINERY / PRINT TRADE (1.2%)
Boewe Systec AG                                               1,900       34,245
                                                                      ----------

RETAIL (1.8%)
Hugo Boss AG                                                    701        6,803
Takkt AG                                                     11,820       44,480
                                                                      ----------
                                                                          51,283
                                                                      ----------

TEXTILE PRODUCTS (0.4%)
Escada AG                                                       983       12,655
                                                                      ----------
                                                                         172,980
                                                                      ----------
--------------------------------------------------------------------------------
HONG KONG (0.8%)

APPLIANCES (0.8%)
VTech Holdings Ltd. (b)                                      30,000       23,271
                                                                      ----------
--------------------------------------------------------------------------------
HUNGARY (1.0%)

PHARMACEUTICALS (1.0%)
Gedeon Richter Rt. GDR                                          600       30,420
                                                                      ----------
--------------------------------------------------------------------------------
INDIA (1.5%)

BANKING (1.5%)
ICICI Bank Ltd. ADR                                           7,000       43,050
                                                                      ----------

                                                           2002 Annual Report 47

[GRAPHIC APPEARS HERE]

INTERNATIONAL Series

STATEMENT OF INVESTMENTS (CONTINUED)
October 31, 2002

GARTMORE INTERNATIONAL SMALL CAP GROWTH FUND (Continued)

COMMON STOCKS (CONTINUED)

                                                      SHARES OR
                                                   PRINCIPAL AMOUNT     VALUE
--------------------------------------------------------------------------------
IRELAND (1.5%)

BANKING (0.6%)
DePfa Bank PLC                                                  400   $   18,459
                                                                      ----------

FOOD & BEVERAGE (0.9%)
Greencore Group                                               9,400       24,203
                                                                      ----------
                                                                          42,662
                                                                      ----------
--------------------------------------------------------------------------------
ISRAEL (1.0%)

COMPUTER EQUIPMENT (1.0%)
M-SYSTEMS Flash Disk Pioneer Ltd. (b)                         4,500       30,150
                                                                      ----------
--------------------------------------------------------------------------------
ITALY (5.9%)

APPLIANCES (1.1%)
De' Longhi SpA                                                6,730       31,991
                                                                      ----------

BUILDING & CONSTRUCTION (0.8%)
Astaldi SpA (b)                                               9,834       22,399
                                                                      ----------

CERAMIC PRODUCTS (1.0%)
Granitifiandre SpA                                            4,256       28,660
                                                                      ----------

MANUFACTURING (2.1%)
Interpump Group SpA                                          15,962       62,596
                                                                      ----------

PUBLISHING (0.9%)
Mondadori (Arnoldo) Editore SpA                               4,300       26,061
                                                                      ----------
                                                                         171,707
                                                                      ----------
--------------------------------------------------------------------------------
JAPAN (25.7%)

BANKING (0.7%)
The Suruga Bank Ltd.                                          5,000       20,202
                                                                      ----------

BUILDING & CONSTRUCTION (0.9%)
Nishimatsu Construction Co. Ltd.                              9,000       25,933
                                                                      ----------

CHEMICALS - DIVERSIFIED (1.1%)
Dainippon Ink & Chemicals, Inc. (b)                           9,000       15,427
Kaneka Corp.                                                  3,000       16,040
                                                                      ----------
                                                                          31,467
                                                                      ----------

COMMERCIAL SERVICES (1.0%)
Nichii Gakkan Co.                                               600       29,875
                                                                      ----------

COMPUTER SOFTWARE / SERVICES (0.7%)
Agrex, Inc.                                                   1,400       19,427
                                                                      ----------

COMPUTER SYSTEMS (0.8%)
Net One Systems Co. Ltd.                                          6       22,676
                                                                      ----------

CONSUMER PRODUCTS (0.8%)
Hitachi Maxell                                                1,900       23,620
                                                                      ----------

COSMETICS/TOILETRIES (0.1%)
Kose Corp.                                                      116        3,589
                                                                      ----------

DISTRIBUTION (0.9%)
Misumi Corp.                                                  1,000       26,692
                                                                      ----------

ELECTRONIC COMPONENTS (1.7%)
Citizen Watch Co. Ltd.                                        6,000       31,443
MegaChips Corp.                                               1,600       16,652
                                                                      ----------
                                                                          48,095
                                                                      ----------

ELECTRONICS (1.5%)
Anritsu Corp.                                                 5,000       18,692
Yamaichi Electronics Co. Ltd.                                 2,800       25,461
                                                                      ----------
                                                                          44,153
                                                                      ----------

ENERGY EQUIPMENT & SERVICES (0.5%)
Shizuokagas Co. Ltd.                                          6,000       14,693
                                                                      ----------

FINANCIAL SERVICES (2.0%)
JACCS Co. Ltd.                                                9,000       28,945
Mitsubishi Securities Co. Ltd.                                6,000       29,875
                                                                      ----------
                                                                          58,820
                                                                      ----------

FOOD & BEVERAGE (0.5%)
C Two-Network Co. Ltd.                                          600       14,301
                                                                      ----------

INSTRUMENTS - SCIENTIFIC (0.6%)
Yen Jeol Ltd.                                                 4,000       18,186
                                                                      ----------

INTERNET CONTENT (0.5%)
Cybird Co. Ltd. (b)                                               6       15,623
                                                                      ----------

LEASING (0.8%)
Diamond Lease Co. Ltd.                                        1,100       22,447
                                                                      ----------

LIGHTING PRODUCTS (1.1%)
Ushio, Inc.                                                   3,000       31,369
                                                                      ----------

MACHINERY (0.5%)
Tsubaki Nakashima Co. Ltd.                                    2,000       14,023
                                                                      ----------

MANUFACTURING (1.8%)
Amano Corp.                                                   4,000       25,076
Kawasaki Heavy Industries Ltd. (b)                           32,000       26,643
                                                                      ----------
                                                                          51,719
                                                                      ----------

METALS (0.6%)
Mitsui Mining & Smelting Co.                                 10,000       18,774
                                                                      ----------

REAL ESTATE (1.0%)
Joint Corp.                                                     900        8,287
Recrm Research Co. Ltd. (b)                                      24       20,178
                                                                      ----------
                                                                          28,465
                                                                      ----------

48 Annual Report 2002

                                                      SHARES OR
                                                   PRINCIPAL AMOUNT     VALUE
--------------------------------------------------------------------------------
JAPAN (continued)

REAL ESTATE OPERATORS / DEVELOPERS (1.5%)
Heiwa Real Estate Co. Ltd.                                   11,000   $   21,639
Urban Corp.                                                   2,900       20,736
                                                                      ----------
                                                                          42,375
                                                                      ----------

RESTAURANTS (0.3%)
Douter Coffee Co. Ltd. (b)                                      500        9,142
                                                                      ----------

RETAIL - CONVENIENCE STORE (0.5%)
Family Mart Co. Ltd.                                            700       13,370
                                                                      ----------

RETAIL - BOOKSTORE (0.7%)
Culture Convenience Club Co. Ltd.                               800       19,133
                                                                      ----------

RETAIL - SPORTING GOODS (0.4%)
Xebio Co. Ltd.                                                  700       12,370
                                                                      ----------

RETAIL - TOY STORES (1.1%)
Toys R Us - Japan Ltd.                                        2,500       31,222
                                                                      ----------

SCHOOLS (0.6%)
Tac Co. Ltd.                                                  1,000       17,141
                                                                      ----------

STORAGE (0.5%)
Shibusawa Warehouse Co. Ltd.                                  8,000       14,627
                                                                      ----------
                                                                         743,529
                                                                      ----------
--------------------------------------------------------------------------------
KOREA (1.5%)

ELECTRONICS (0.7%)
Samsung Corp.                                                 4,000       22,651
                                                                      ----------

RETAIL - MAJOR DEPARTMENT STORES (0.8%)
Hyundai Department Store Co. Ltd.                             1,200       22,158
                                                                      ----------
                                                                          44,809
                                                                      ----------
--------------------------------------------------------------------------------
MEXICO (2.8%)

BROADCASTING & TELEVISION (0.9%)
TV Azteca SA                                                  5,500       26,675
                                                                      ----------

FINANCIAL SERVICES (1.3%)
Grupo Financiero Banorte SA de CV                            17,000       37,848
                                                                      ----------

RETAIL (0.6%)
Grupo Elektra SA de CV ADR                                    1,500       17,325
                                                                      ----------
                                                                          81,848
                                                                      ----------
--------------------------------------------------------------------------------
NETHERLANDS (4.3%)

BROADCASTING & TELEVISION (0.9%)
Fox Kids Europe NV (b)                                        5,878       23,750
                                                                      ----------

BUILDING & CONSTRUCTION (0.8%)
Volker Wessels Stevin NV                                      1,100       22,331
                                                                      ----------

COMPUTER SOFTWARE / SERVICES (0.6%)
Scala Business Solutions NV (b)                               6,300   $   18,280
                                                                      ----------

ENGINEERING (0.6%)
Fugro NV                                                        452       18,128
                                                                      ----------

FINANCE (0.2%)
Van Der Moolen Holdings NV                                      320        7,146
                                                                      ----------

HUMAN RESOURCES (0.5%)
United Services Group NV                                      1,791       14,544
                                                                      ----------

SATELLITE TELECOMMUNICATIONS (0.7%)
New Skies Satellites NV (b)                                   5,000       19,756
                                                                      ----------
                                                                         123,935
                                                                      ----------
--------------------------------------------------------------------------------
RUSSIA (1.5%)

FOOD & DAIRY PRODUCTS (0.7%)
Wimm-Bill-Dann Foods OJSC ADR (b)                             1,000       19,970
                                                                      ----------

OIL & GAS (0.8%)
Tetneft ADR                                                   1,500       24,555
                                                                      ----------
                                                                          44,525
                                                                      ----------
--------------------------------------------------------------------------------
SOUTH AFRICA (2.7%)

DIVERSIFIED (1.3%)
Aveng Ltd.                                                   40,000       39,174
                                                                      ----------

METALS & MINING (1.4%)
Northam Platinum Ltd.                                        20,000       39,932
                                                                      ----------
                                                                          79,106
                                                                      ----------
--------------------------------------------------------------------------------
SPAIN (1.4%)

AIRLINE SERVICES (1.4%)
Iberia Lineas Aereas de Espana SA                            23,700       41,073
                                                                      ----------
--------------------------------------------------------------------------------
SWEDEN (2.9%)

BROKERAGE SERVICES (1.0%)
D. Carnegie & Co. AB                                          4,735       29,198
                                                                      ----------

COMPUTER SOFTWARE / SERVICES (0.1%)
ORC Software AB                                                 294        2,567
                                                                      ----------

FINANCE (1.2%)
Intrum Justitia AB (b)                                        7,981       34,842
                                                                      ----------

HOME FURNISHING (0.6%)
Nobia AB (b)                                                  2,787       17,947
                                                                      ----------
                                                                          84,554
                                                                      ----------

                                                           2002 Annual Report 49

[GRAPHIC APPEARS HERE]

INTERNATIONAL Series

STATEMENT OF INVESTMENTS (CONTINUED)
October 31, 2002

GARTMORE INTERNATIONAL SMALL CAP GROWTH FUND (Continued)

COMMON STOCKS (CONTINUED)

                                                   SHARES OR
                                                PRINCIPAL AMOUNT        VALUE
--------------------------------------------------------------------------------
SWITZERLAND (4.9%)

BROKERAGE SERVICES (0.7%)
Compagnie Financiere Tradition                               400     $    18,900
                                                                     -----------
BUILDING & CONSTRUCTION (0.7%)
Geberit International AG (b)                                  76          21,031
                                                                     -----------

COMPUTER EQUIPMENT (0.7%)
Logitech International SA (b)                                600          19,713
                                                                     -----------

COMPUTER SOFTWARE / SERVICES (0.3%)
Temenos Group AG (b)                                       8,798           9,238
                                                                     -----------

MEDICAL PRODUCTS (0.7%)
Centerpulse AG (b)                                           118          19,104
                                                                     -----------

PHARMACEUTICALS (1.8%)
Actelion Ltd. (b)                                          1,449          55,459
                                                                     -----------
                                                                         143,445
                                                                     -----------
--------------------------------------------------------------------------------
TAIWAN (1.0%)

COMPUTER HARDWARE (1.0%)
Accton Technology Corp. (b)                               23,250          28,766
                                                                     -----------
--------------------------------------------------------------------------------
UNITED KINGDOM (11.2%)

AGRICULTURAL BIOTECHNOLOGY (0.7%)
Sygen International PLC                                   27,900          21,388
                                                                     -----------
AUTO / RELATED PRODUCTS (0.8%)
Reg Vardy PLC                                              4,900          24,455
                                                                     -----------

BREWERY (1.1%)
Majestic Wine PLC                                          4,600          32,982
                                                                     -----------

BROADCASTING & TELEVISION (1.5%)
HIT Entertainment PLC                                     11,000          41,561
                                                                     -----------

DATA / INTERNET (0.8%)
NDS Group PLC ADR (b)                                      3,100          23,250
                                                                     -----------

FINANCIAL SERVICES (0.7%)
Inter-Alliance Group PLC (b)                              12,150          20,529
                                                                     -----------

HOTELS / MOTELS (0.8%)
Thistle Hotels PLC                                        13,000          24,032
                                                                     -----------

INSURANCE (0.6%)
Cox Insurance Holdings PLC (b)                            19,600          18,782
                                                                     -----------

RETAIL - PUBS (1.8%)
J.D. Wetherspoon PLC                                      10,713          48,020
                                                                     -----------

RETAIL - SPECIALTY (1.0%)
HMV Group PLC (b)                                         13,000          28,626
                                                                     -----------

TELEVISION (1.4%)
Chrysalis Group PLC                                       14,400     $    40,899
                                                                     -----------
                                                                         324,524
                                                                     -----------

Total Common Stocks                                                    2,661,470
                                                                     -----------

REPURCHASE AGREEMENT (8.2%)

Fifth Third Bank, 1.67%, dated 10/31/02,
 due 11/01/02, repurchase price $237,359
 (Fully collateralized by
 Freddie Mac Gold Securities)                   $        237,348         237,348
                                                                     -----------

Total Repurchase Agreement                                               237,348
                                                                     -----------

Total Investments (Cost $3,543,847)
 (a)-- 99.7%                                                           2,898,818
                                                                     -----------

Other assets in excess of liabilities -- 0.3%                              9,007
                                                                     -----------

NET ASSETS-- 100.0%                                                  $ 2,907,825
                                                                     ===========

(a) See notes to financial statements for unrealized appreciation (depreciation) of securities.

(b)  Denotes a non-income producing security.

ADR     American Depositary Receipt

GDR     Global Depositary Receipt

At October 31, 2002, the Fund's open forward foreign currency contracts were as follows:

                                                                 UNREALIZED
                           DELIVERY   CONTRACT                  APPRECIATION/
       CURRENCY              DATE      VALUE     MARKET VALUE  (DEPRECIATION)
-----------------------------------------------------------------------------

SHORT CONTRACTS:
Australia Dollar           11/01/02   $  3,835   $      3,842  $           (7)
Euro                       11/01/02      1,883          1,922             (39)
Euro                       11/04/02      2,096          2,129             (33)
Japanese Yen               11/01/02     19,415         19,670            (255)
Japanese Yen               11/05/02      3,203          3,230             (27)
Japanese Yen               11/06/02      1,362          1,359               3
                                      ---------------------------------------
Total Short Contracts                 $ 31,794   $     32,152  $         (358)
                                      ---------------------------------------
LONG CONTRACTS:
Japanese Yen               11/01/02   $  8,847   $      8,955  $          108
Swedish Krone              11/01/02      8,464          8,526              62
                                      ---------------------------------------
Total Long Contracts                  $ 17,311   $     17,481  $          170
                                      ---------------------------------------
Total Contracts                                                $         (188)
                                                               ==============
See notes to financial statements.

50 Annual Report 2002

STATEMENTS OF ASSETS AND LIABILITIES
October 31, 2002

                                                                   GARTMORE         GARTMORE                GARTMORE
                                                               EMERGING MARKETS   INTERNATIONAL     INTERNATIONAL SMALL CAP
                                                                     FUND          GROWTH FUND             GROWTH FUND
---------------------------------------------------------------------------------------------------------------------------
ASSETS:
Investments, at value (cost $4,789,931; $5,725,949
 and $3,306,499; respectively)                                 $      4,543,936   $   5,458,051     $             2,661,470
Repurchase agreements, at cost                                           40,708          49,525                     237,348
                                                               ------------------------------------------------------------
        Total Investment                                              4,584,644       5,507,576                   2,898,818
                                                               ------------------------------------------------------------
Cash                                                                         --              --                          --
Foreign currency, at value (cost $42,367; $90,105
 and $2,168; respectively)                                               42,446          90,045                       2,167
Interest and dividends receivable                                         1,935           9,763                       4,088
Receivable for investments sold                                              --         266,933                      38,972
Unrealized appreciation on forward foreign
 currency contracts                                                          --             826                         173
Receivable from adviser                                                     248             594                          --
Reclaims receivable                                                          --           4,875                       1,744
Prepaid expenses and other assets                                         9,586           9,537                         319
                                                               ------------------------------------------------------------
        Total Assets                                                  4,638,859       5,890,233                   2,946,281
                                                               ------------------------------------------------------------
LIABILITIES:
Payable to adviser                                                           --              --                         819
Payable for investments purchased                                        30,917         256,724                      31,102
Unrealized depreciation on forward foreign
 currency contracts                                                          --           1,524                         361
Accrued expenses and other payables
   Investment advisory fees                                               4,278           4,620                       2,584
   Fund administration and transfer agent fees                            2,087           2,989                       2,496
   Distribution fees                                                      1,590           1,921                         741
   Administrative servicing fees                                             56               4                           4
   Other                                                                    919             828                         349
                                                               ------------------------------------------------------------
        Total Liabilities                                                39,847         268,610                      38,456
                                                               ------------------------------------------------------------
Net Assets                                                     $      4,599,012   $   5,621,623     $             2,907,825
                                                               ============================================================
REPRESENTED BY:
Capital                                                        $      6,353,563   $  10,115,120     $             5,089,824
Accumulated net investment income (loss)                                 (1,131)            576                          27
Accumulated net realized gains (losses) from
 investment, futures, and foreign currency transactions              (1,507,505)     (4,232,533)                 (1,536,943)
Net unrealized appreciation (depreciation) on investments
 and translation of assets and liablities
 denominated in foreign currencies                                     (245,915)       (261,540)                   (645,083)
                                                               ------------------------------------------------------------
Net Assets                                                     $      4,599,012   $   5,621,623     $             2,907,825
                                                               ============================================================
NET ASSETS:
Class A Shares                                                 $      1,996,414   $   1,964,759     $               809,944
Class B Shares                                                        1,442,523       1,839,749                     705,070
Class C Shares                                                           14,701          10,081                       5,726
Institutional Service Class Shares                                    1,145,374       1,807,034                     692,810
Institutional Class Shares                                                   --              --                     694,275
                                                               ------------------------------------------------------------
Total                                                          $      4,599,012   $   5,621,623     $             2,907,825
                                                               ============================================================
SHARES OUTSTANDING (unlimited number of shares authorized):
Class A Shares                                                          293,470         365,047                     147,110
Class B Shares                                                          214,924         347,249                     129,755
Class C Shares                                                            2,162           1,893                       1,054
Institutional Service Class Shares                                      167,072         333,333                     125,000
Institutional Class Shares                                                   --              --                     125,000
                                                               ------------------------------------------------------------
Total                                                                   677,628       1,047,522                     527,919
                                                               ============================================================
NET ASSET VALUE:
Class A Shares                                                 $           6.80   $        5.38     $                  5.51
Class B Shares (a)                                             $           6.71   $        5.30     $                  5.43
Class C Shares (b)                                             $           6.80   $        5.33     $                  5.43
Institutional Service Class Shares                             $           6.86   $        5.42     $                  5.54
Institutional Class Shares                                     $             --   $          --     $                  5.55
MAXIMUM OFFERING PRICE PER SHARE (100%/100%--maximum
 sales charge) of net asset value adjusted to the
 nearest cent):
Class A Shares                                                 $           7.21   $        5.71     $                  5.85
Class C Shares                                                 $           6.87   $        5.38     $                  5.48
                                                               ------------------------------------------------------------
Maximum Sales Charge-- Class A Shares                                      5.75%           5.75%                       5.75%
                                                               ============================================================
Maximum Sales Charge-- Class C Shares                                      1.00%           1.00%                       1.00%
                                                               ============================================================

(a) For Class B shares, the redemption price per share varies by length of time shares are held.
(b) For Class C shares, the redemption price per share is reduced by 1.00% for shares held less than one year.

See notes to financial statements.

                                                           2002 Annual Report 51

[GRAPHIC APPEARS HERE]

INTERNATIONAL Series

STATEMENTS OF OPERATIONS
For the Year Ended October 31, 2002

                                                                        GARTMORE          GARTMORE               GARTMORE
                                                                    EMERGING MARKETS    INTERNATIONAL    INTERNATIONAL SMALL CAP
                                                                          FUND           GROWTH FUND           GROWTH FUND
--------------------------------------------------------------------------------------------------------------------------------
INVESTMENT INCOME:
Interest income                                                     $          4,756    $       3,725    $                 1,312
Dividend income (net of foreign witholding
 tax of $3,385; $18,108 and $5,656; respectively)                             64,757          121,637                     41,135
                                                                    ------------------------------------------------------------
     Total Income                                                             69,513          125,362                     42,447
                                                                    ------------------------------------------------------------
Expenses:
Investment advisory fees                                                      52,415           63,942                     37,656
Fund administration and transfer agent fees                                   18,496           24,979                     22,969
Distribution fees Class A                                                      4,344            5,526                      2,177
Distribution fees Class B                                                     15,299           20,911                      8,593
Distribution fees Class C                                                        161              119                         56
Administrative servicing fees Class A                                            358               14                         24
Registration and filing fees                                                  24,979           25,214                     40,519
Other                                                                          4,217            4,101                      3,602
                                                                    ------------------------------------------------------------
     Total expenses before reimbursed expenses                               120,269          144,806                    115,596
Expenses reimbursed                                                          (21,359)         (23,290)                   (56,524)
                                                                    ------------------------------------------------------------
     Total Expenses                                                           98,910          121,516                     59,072
                                                                    ------------------------------------------------------------
Net Investment Income (Loss)                                                 (29,397)           3,846                    (16,625)
                                                                    ------------------------------------------------------------

REALIZED/UNREALIZED GAINS (LOSSES) FROM INVESTMENTS:
Net realized gains (losses) on investment transactions                      (694,349)        (822,151)                  (550,070)
Net realized gains (losses) on futures transactions                               --            3,261                         --
Net realized gains (losses) on foreign currency transactions                   3,142          (73,186)                   (37,270)
                                                                    ------------------------------------------------------------
Net realized gains (losses) on investment, futures, and foreign
 currency transactions                                                      (691,207)        (892,076)                  (587,340)
Net change in unrealized appreciation/depreciation on
 investments and translation of assets and liabilities
 denominated in foreign currencies                                           999,702           59,121                     54,641
                                                                    ------------------------------------------------------------
Net realized/unrealized gains (losses) on investments,
 futures, and foreign currencies                                             308,495         (832,955)                  (532,699)
                                                                    ------------------------------------------------------------

CHANGE IN NET ASSETS RESULTING FROM OPERATIONS                      $        279,098    $    (829,109)   $              (549,324)
                                                                    ============================================================

See notes to financial statements.

52 Annual Report 2002

STATEMENTS OF CHANGES IN NET ASSETS

                                         GARTMORE EMERGING MARKETS FUND      GARTMORE INTERNATIONAL GROWTH FUND
                                       -----------------------------------   -----------------------------------
                                          YEAR ENDED         YEAR ENDED         YEAR ENDED         YEAR ENDED
                                       OCTOBER 31, 2002   OCTOBER 31, 2001   OCTOBER 31, 2002   OCTOBER 31, 2001
----------------------------------------------------------------------------------------------------------------
FROM INVESTMENT ACTIVITIES:
Operations:
Net investment income (loss)           $        (29,397)  $          2,614   $          3,846   $        (29,395)
Net realized gains (losses) on
 investment, futures and foreign
 currency transactions                         (691,207)          (759,278)          (892,076)        (2,886,852)
Net change in unrealized
 appreciation/depreciation
 on investments and translation of
 assets and liabilities denominated
 in foreign  currencies                         999,702           (366,409)            59,121            205,890
                                       -------------------------------------------------------------------------
Change in net assets resulting from
 operations                                     279,098         (1,123,073)          (829,109)        (2,710,357)
                                       -------------------------------------------------------------------------
Distributions to Class A Shareholders
 from:
Net investment income                                --               (310)                --                 --

Distributions to Institutional
Service Class Shareholders from:
Net investment income                                --               (989)                --                 --
                                       -------------------------------------------------------------------------
Change in net assets from shareholder
 distributions                                       --             (1,299)                --                 --
                                       -------------------------------------------------------------------------
Change in net assets from capital
 transactions                                 1,076,593            295,268            134,097            148,914
                                       -------------------------------------------------------------------------
Change in net assets                          1,355,691           (829,104)          (695,012)        (2,561,443)
NET ASSETS:
Beginning of period                           3,243,321          4,072,425          6,316,635          8,878,078
                                       -------------------------------------------------------------------------
End of period                          $      4,599,012   $      3,243,321   $      5,621,623   $      6,316,635
                                       =========================================================================

                                        GARTMORE INTERNATIONAL SMALL CAP GROWTH FUND
                                        --------------------------------------------
                                             YEAR ENDED             PERIOD ENDED
                                          OCTOBER 31, 2002       OCTOBER 31, 2001(a)
                                        --------------------------------------------
FROM INVESTMENT ACTIVITIES:
Operations:
Net investment income (loss)            $            (16,625)   $            (10,925)
Net realized gains (losses) on
 investment, futures and foreign
 currency transactions                              (587,340)               (999,531)
Net change in unrealized
 appreciation/depreciation
 on investments and translation of
 assets and liabilities denominated
 in foreign  currencies                               54,641                (699,724)
                                        --------------------------------------------
Change in net assets resulting from
 operations                                         (549,324)             (1,710,180)
                                        --------------------------------------------
Distributions to Class A Shareholders
 from:
Net investment income                                     --                      --
Distributions to Institutional
Service Class Shareholders from:
Net investment income                                     --                      --
                                        --------------------------------------------
Change in net assets from shareholder
 distributions                                            --                      --
                                        --------------------------------------------
Change in net assets from capital
 transactions                                        140,174               5,027,155
                                        --------------------------------------------
Change in net assets                                (409,150)              3,316,975

NET ASSETS:
Beginning of period                                3,316,975                      --
                                        --------------------------------------------
End of period                           $          2,907,825    $          3,316,975
                                        ============================================

(a) For the period from December 21, 2000 (commencement of operations) through October 31, 2001.

See notes to financial statements.

                                                           2002 Annual Report 53

[GRAPHIC APPEARS HERE]

INTERNATIONAL Series

FINANCIAL HIGHLIGHTS

SELECTED DATA FOR EACH SHARE OF CAPITAL OUTSTANDING

GARTMORE EMERGING MARKETS FUND

                                                                 INVESTMENT ACTIVITIES                   DISTRIBUTIONS
                                       ----------------------------------------------------------------------------------------
                                                                          NET
                                                                      REALIZED AND
                                           NET                         UNREALIZED       TOTAL
                                       ASSET VALUE,       NET            GAINS           FROM           NET
                                        BEGINNING      INVESTMENT     (LOSSES) ON     INVESTMENT    INVESTMENT        TOTAL
                                        OF PERIOD     INCOME(LOSS)    INVESTMENTS     ACTIVITIES      INCOME      DISTRIBUTIONS
                                       ----------------------------------------------------------------------------------------
CLASS A SHARES
Period Ended October 31, 2000(d)       $      10.00          (0.01)          (1.87)        (1.88)        (0.01)           (0.01)
Year Ended October 31, 2001            $       8.11           0.01           (2.14)        (2.13)           --               --
Year Ended October 31, 2002            $       5.98          (0.03)           0.85          0.82            --               --

CLASS B SHARES
Period Ended October 31, 2000(d)       $      10.00          (0.01)          (1.88)        (1.89)        (0.01)           (0.01)
Year Ended October 31, 2001            $       8.10          (0.03)          (2.13)        (2.16)           --               --
Year Ended October 31, 2002            $       5.94          (0.08)           0.85          0.77            --               --

CLASS C SHARES
Period Ended October 31, 2001(e)       $       7.57          (0.01)          (1.54)        (1.55)           --               --
Year Ended October 31, 2002            $       6.02          (0.08)           0.86          0.78            --               --

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2000(d)       $      10.00             --           (1.88)        (1.88)        (0.01)           (0.01)
Year Ended October 31, 2001            $       8.11           0.04           (2.13)        (2.09)        (0.01)           (0.01)
Year Ended October 31, 2002            $       6.01          (0.02)           0.87          0.85            --               --

                                                                                        RATIOS/SUPPLEMENTAL DATA
                                         --------------------------------------------------------------------------------
                                                                                                             RATIO OF NET
                                                                                              RATIO OF        INVESTMENT
                                             NET                              NET ASSETS      EXPENSES       INCOME (LOSS)
                                         ASSET VALUE,                         AT END OF      TO AVERAGE       TO AVERAGE
                                           END OF           TOTAL              PERIOD           NET               NET
                                           PERIOD         RETURN(a)            (000s)          ASSETS           ASSETS
                                         --------------------------------------------------------------------------------
CLASS A SHARES
Period Ended October 31, 2000(d)         $       8.11         (18.90%)(f)     $    1,366           2.15%(g)         (0.35%)(g)
Year Ended October 31, 2001              $       5.98         (26.24%)        $    1,066           2.15%             0.18%
Year Ended October 31, 2002              $       6.80          13.71%         $    1,996           2.01%            (0.49%)

CLASS B SHARES
Period Ended October 31, 2000(d)         $       8.10         (19.00%)(f)     $    1,353           2.75%(g)         (0.95%)(g)
Year Ended October 31, 2001              $       5.94         (26.67%)        $    1,164           2.75%            (0.40%)
Year Ended October 31, 2002              $       6.71          12.96%         $    1,443           2.71%            (1.18%)

CLASS C SHARES
Period Ended October 31, 2001(e)         $       6.02         (20.48%)(f)     $       10           2.75%(g)         (0.85%)(g)
Year Ended October 31, 2002              $       6.80          12.96%         $       15           2.72%            (1.12%)

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2000(d)         $       8.11         (18.90%)(f)     $    1,354           1.82%(g)         (0.02%)(g)
Year Ended October 31, 2001              $       6.01         (25.81%)        $    1,004           1.82%             0.49%
Year Ended October 31, 2002              $       6.86          14.14%         $    1,145           1.73%            (0.21%)

                                             RATIOS/SUPPLEMENTAL DATA
                                         ---------------------------------
                                           RATIO OF
                                           EXPENSES
                                           (PRIOR TO
                                         REIMBURSEMENTS)
                                           TO AVERAGE          PORTFOLIO
                                         NET ASSETS (b)       TURNOVER (c)
                                         ---------------------------------
CLASS A SHARES
Period Ended October 31, 2000(d)                    7.24%(g)         10.88%
Year Ended October 31, 2001                         5.93%            97.85%
Year Ended October 31, 2002                         2.41%            57.86%

CLASS B SHARES
Period Ended October 31, 2000(d)                    7.96%(g)         10.88%
Year Ended October 31, 2001                         6.67%            97.85%
Year Ended October 31, 2002                         3.22%            57.86%

CLASS C SHARES
Period Ended October 31, 2001(e)                    8.68%(g)         97.85%
Year Ended October 31, 2002                         3.28%            57.86%

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2000(d)                    6.95%(g)         10.88%
Year Ended October 31, 2001                         5.60%            97.85%
Year Ended October 31, 2002                         2.24%            57.86%

(a)  Excludes sales charge.
(b) During the period certain fees were waived and/or reimbursed. If such waivers/reimbursements had not occurred, the ratios would have been as indicated.
(c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares.
(d) For the period from August 30, 2000 (commencement of operations) through October 31, 2000.
(e) For the period from March 1, 2001 (commencement of operations) through October 31, 2001.
(f)  Not annualized.
(g)  Annualized. See notes to financial statements.

See notes to financial statements.

54 Annual Report 2002

GARTMORE INTERNATIONAL GROWTH FUND

                                                                INVESTMENT ACTIVITIES
                                       --------------------------------------------------------------------------------------
                                                                           NET
                                                                      REALIZED AND
                                           NET                         UNREALIZED        TOTAL            NET
                                       ASSET VALUE,       NET            GAINS           FROM       ASSET VALUE,
                                        BEGINNING      INVESTMENT     (LOSSES) ON     INVESTMENT        END OF       TOTAL
                                        OF PERIOD     INCOME (LOSS)   INVESTMENTS     ACTIVITIES        PERIOD     RETURN (a)
                                       --------------------------------------------------------------------------------------
CLASS A SHARES
Period Ended October 31, 2000(d)       $      10.00              --          (1.14)        (1.14)   $       8.86       (11.40%)(f)
Year Ended October 31, 2001            $       8.86           (0.02)         (2.65)        (2.67)   $       6.19       (30.14%)
Year Ended October 31, 2002            $       6.19            0.01          (0.82)        (0.81)   $       5.38       (13.09%)

CLASS B SHARES
Period Ended October 31, 2000(d)       $      10.00           (0.01)         (1.14)        (1.15)   $       8.85       (11.50%)(f)
Year Ended October 31, 2001            $       8.85           (0.07)         (2.64)        (2.71)   $       6.14       (30.62%)
Year Ended October 31, 2002            $       6.14           (0.03)         (0.81)        (0.84)   $       5.30       (13.68%)

CLASS C SHARES
Period Ended October 31, 2001(e)       $       7.72           (0.02)         (1.53)        (1.55)   $       6.17       (20.08%)(f)
Year Ended October 31, 2002            $       6.17           (0.03)         (0.81)        (0.84)   $       5.33       (13.61%)

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2000(d)       $      10.00            0.01          (1.15)        (1.14)   $       8.86       (11.40%)(f)
Year Ended October 31, 2001            $       8.86              --          (2.64)        (2.64)   $       6.22       (29.80%)
Year Ended October 31, 2002            $       6.22            0.03          (0.83)        (0.80)   $       5.42       (12.86%)

                                                                      RATIOS/SUPPLEMENTAL DATA:
                                       ---------------------------------------------------------------------------------------
                                                                       RATIO OF NET           RATIO OF
                                                     RATIO OF          INVESTMENT             EXPENSES
                                       NET ASSETS    EXPENSES         INCOME (LOSS)          (PRIOR TO
                                       AT END OF    TO AVERAGE         TO AVERAGE          REIMBURSEMENTS)
                                         PERIOD        NET                 NET               TO AVERAGE            PORTFOLIO
                                         (000S)       ASSETS             ASSETS             NET ASSETS(b)         TURNOVER(c)
                                       ---------------------------------------------------------------------------------------
CLASS A SHARES
Period Ended October 31, 2000(d)       $    2,975         1.85%(g)             0.05%(g)               4.01%(g)           46.31%
Year Ended October 31, 2001            $    2,156         1.85%               (0.30%)                 4.01%             236.28%
Year Ended October 31, 2002            $    1,965         1.76%                0.20%                  2.10%             226.70%

CLASS B SHARES
Period Ended October 31, 2000(d)       $    2,950         2.45%(g)            (0.54%)(g)              4.75%              46.31%
Year Ended October 31, 2001            $    2,078         2.45%               (0.89%)                 4.75%             236.28%
Year Ended October 31, 2002            $    1,840         2.46%               (0.50%)                 2.85%             226.70%

CLASS C SHARES
Period Ended October 31, 2001(e)       $       10         2.45%(g)            (1.10%)(g)              6.72%             236.28%
Year Ended October 31, 2002            $       10         2.46%               (0.53%)                 2.95%             226.70%

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2000(d)       $    2,954         1.52%(g)             0.39%(g)               3.75%(g)           46.31%
Year Ended October 31, 2001            $    2,073         1.52%                0.03%                  3.72%             236.28%
Year Ended October 31, 2002            $    1,807         1.48%                0.48%                  1.85%             226.70%

(a)  Excludes sales charge.
(b) During the period certain fees were waived and/or reimbursed. If such waivers/reimbursements had not occurred, the ratios would have been as indicated.
(c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares.
(d) For the period from August 30, 2000 (commencement of operations) through October 31, 2000.
(e) For the period from March 1, 2001 (commencement of operations) through October 31, 2001.
(f)  Not annualized.
(g)  Annualized.

                                              See notes to financial statements.

                                                           2002 Annual Report 55

[GRAPHIC APPEARS HERE]

INTERNATIONAL Series

FINANCIAL HIGHLIGHTS

SELECTED DATA FOR EACH SHARE OF CAPITAL OUTSTANDING

GARTMORE INTERNATIONAL SMALL CAP GROWTH FUND

                                                                        INVESTMENT ACTIVITIES
                                       ---------------------------------------------------------------------------------------
                                                                           NET
                                                                       REALIZED AND
                                           NET                          UNREALIZED        TOTAL          NET
                                       ASSET VALUE,        NET            GAINS           FROM       ASSET VALUE,
                                        BEGINNING      INVESTMENT      (LOSSES) ON     INVESTMENT       END OF        TOTAL
                                        OF PERIOD     INCOME (LOSS)    INVESTMENTS     ACTIVITIES       PERIOD      RETURN(a)
                                       ---------------------------------------------------------------------------------------
CLASS A SHARES
Period Ended October 31, 2001(d)       $      10.00           (0.03)          (3.39)        (3.42)   $       6.58       (34.20%)(f)
Year Ended October 31, 2002            $       6.58           (0.03)          (1.04)        (1.07)   $       5.51       (16.26%)

CLASS B SHARES
Period Ended October 31, 2001(d)       $      10.00           (0.07)          (3.39)        (3.46)   $       6.54       (34.60%)(f)
Year Ended October 31, 2002            $       6.54           (0.08)          (1.03)        (1.11)   $       5.43       (16.97%)

CLASS C SHARES
Period Ended October 31, 2001(e)       $       9.45           (0.04)          (2.86)        (2.90)   $       6.55       (30.69%)(f)
Year Ended October 31, 2002            $       6.55           (0.05)          (1.07)        (1.12)   $       5.43       (17.10%)

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2001(d)       $      10.00              --           (3.39)        (3.39)   $       6.61       (33.90%)(f)
Year Ended October 31, 2002            $       6.61           (0.02)          (1.05)        (1.07)   $       5.54       (16.19%)

INSTITUTIONAL CLASS SHARES
Period Ended October 31, 2001(d)       $      10.00            0.01           (3.39)        (3.38)   $       6.62       (33.80%)(f)
Year Ended October 31, 2002            $       6.62           (0.01)          (1.06)        (1.07)   $       5.55       (16.16%)

                                                                      RATIOS/SUPPLEMENTAL DATA:
                                         -----------------------------------------------------------------------------------
                                                                         RATIO OF NET         RATIO OF
                                                         RATIO OF        INVESTMENT           EXPENSES
                                         NET ASSETS      EXPENSES       INCOME (LOSS)        (PRIOR TO
                                          AT END OF     TO AVERAGE       TO AVERAGE        REIMBURSEMENTS)
                                           PERIOD          NET              NET               TO AVERAGE         PORTFOLIO
                                           (000S)         ASSETS          ASSETS            NET ASSETS(b)       TURNOVER(c)
                                         -----------------------------------------------------------------------------------
CLASS A SHARES
Period Ended October 31, 2001(d)         $      834           1.85%(g)          (0.37%)(g)            6.81%(g)        121.33%
Year Ended October 31, 2002              $      810           1.70%             (0.46%)               3.31%           140.18%

CLASS B SHARES
Period Ended October 31, 2001(d)         $      828           2.45%(g)          (0.96%)(g)            7.57%(g)        121.33%
Year Ended October 31, 2002              $      705           2.40%             (1.16%)               4.06%           140.18%

CLASS C SHARES
Period Ended October 31, 2001(e)         $        2           2.45%(g)          (1.14%)(g)           15.71%(g)        121.33%
Year Ended October 31, 2002              $        6           2.40%             (0.88%)               4.00%           140.18%

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2001(d)         $      826           1.52%(g)          (0.04%)(g)            6.54%(g)        121.33%
Year Ended October 31, 2002              $      693           1.42%             (0.18%)               3.06%           140.18%

INSTITUTIONAL CLASS SHARES
Period Ended October 31, 2001(d)         $      827           1.37%(g)           0.11%(g)             6.53%(g)        121.33%
Year Ended October 31, 2002              $      694           1.37%             (0.13%)               3.06%           140.18%

(a)  Excludes sales charge.
(b) During the period certain fees were waived and/or reimbursed. If such waivers/reimbursements had not occurred, the ratios would have been as indicated.
(c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares.
(d) For the period from December 21, 2000 (commencement of operations) through October 31, 2001.
(e) For the period from March 1, 2001 (commencement of operations) through October 31, 2001.
(f)  Not annualized.
(g)  Annualized.

See notes to financial statements.

56 Annual Report 2002

[GRAPHIC APPEARS HERE]

CONCEPT Series

GARTMORE HIGH YIELD
BOND FUND

Class A Shares symbol: NYBAX
Class B Shares symbol: NYBBX
Class C Shares symbol: NYBCX
Institutional Service Class symbol: NHYSX

How did the Fund perform?

The Fund outperformed, returning -4.27%* versus -6.77% for its benchmark, the Salomon Smith Barney High Yield Index.

For broader comparison, the Credit Suisse First Boston Global High Yield Corporate Bond Index returned -0.07% and the S&P 500 Index returned -15.11% for the period.

What market/economic factors influenced the portfolio's performance?

For the high-yield asset class, the year was a tale of two very different halves. When the economy appeared to be recovering during the first half, high-yield bonds performed well. As normally happens during an economic recovery, high-yield bonds outperformed those issued by better credit-quality companies--as is true of stocks, high-yield bonds are more sensitive to changing economic conditions.

During the latter half of the year, the recovery was derailed by negative economic news and a series of high-profile cases involving questionable accounting practices and poor corporate governance. The threat of terrorism and a potential war with Iraq further damaged investor confidence. Even high-yield bonds of some companies with solid business fundamentals performed poorly, proving that negative investor sentiment has taken a heavy toll on many market segments.

What sectors/holdings enhanced or detracted from performance?

The Fund benefited from an emphasis on the bonds issued by consumer-related companies. Companies within the consumer discretionary and staples sectors performed relatively well during the period. For the most part, this was because consumers continued generous spending patterns despite a cloudy economic picture.

Nextel Communications, Inc., a wireless communications company in the telecommunications sector, also performed well because it reported rising revenues and strong gains in its subscriber base.

Despite the Fund's underweight position in the cable industry relative to the benchmark, this area dragged down performance. Cable companies were under the microscope for much of the year as part of the fallout from corporate scandals involving firms such as Enron Corp., WorldCom, Inc. and Adelphia Communications Corp. In particular, the cable industry has come under fire because many of its companies have exhibited inconsistent methods of reporting subscriber accounts and accounting for capital expenditures.

How is the Fund positioned?

We expect the economic environment to remain challenging on a broad basis well into 2003. Therefore, the portfolio has been constructed with a defensive bias--maintaining diversification across multiple sectors and securities within each sector. We also have slightly reduced each of our holdings to shield against the effects of unstable corporate earnings. In addition, we have slightly increased investments in issuers with above-average credit as well as securities that we believe are backed by strong fundamentals.

Portfolio Manager: Karen Bater

*Performance of Class A shares without sales charge and assuming all distributions are reinvested.

Portfolio Market Value: $86,119,176
October 31, 2002

AVERAGE ANNUAL TOTAL RETURN
(For Periods Ended October 31, 2002)
                                          1 YR.      INCEPTION/1/
=================================================================
Class A      w/o SC/2/                    -4.27%            -7.24%
             w/SC/3/                      -8.53%            -8.72%
-----------------------------------------------------------------
Class B      w/o SC/2/                    -5.11%            -7.97%
             w/SC/4/                      -9.47%            -8.71%
-----------------------------------------------------------------
Class C/5/   w/o SC/2/                    -4.96%            -8.31%
             w/SC/6/                      -6.78%            -8.63%
-----------------------------------------------------------------
Institutional Service Class/7/            -4.12%            -6.80%
-----------------------------------------------------------------

All figures showing the effect of a sales charge reflect the maximum charge possible, because it has the most dramatic effect on performance data.

/1/  Fund commenced operations on December 29, 1999.

/2/  These returns do not reflect the effects of sales charges (SC).

/3/  A 4.50% front-end sales charge was deducted.

/4/ A 5.00% contingent deferred sales charge (CDSC) was deducted. The CDSC declines to 0% after 6 years.

/5/ These returns include performance based on Class B shares, which was achieved prior to the creation of Class C shares (3/1/01). These returns have been restated for sales charges but not for fees applicable to Class C shares. Had Class C been in existence for the time periods presented, the performance of Class C shares would have been similar assuming similar expenses.

/6/ A 1.00% front-end sales charge was deducted. A CDSC of 1.00% was also deducted from the one-year return because it is charged when you sell Class C shares within the first year after purchase.

/7/  Not subject to any sales charges.

Investment return and principal value will fluctuate, and when redeemed, shares may be worth more or less than original cost. Past performance is no guarantee of future results.


                                                                               SALOMON
            GARTMORE HIGHT YIELD BOND FIELD            BENCHMARKS           SMITH BARNEY
DATE                    CLASS A                  CSFB GLOBAL HIGH YIELD    U.S. HIGH YIELD    CPI
---------   -------------------------------      ----------------------    ---------------  ------
12/29/1999                            9,550                      10,000             10,000  10,000
10/31/2000                            8,359                       9,673              9,673  10,339
10/31/2001                            8,060                       9,707              9,643  10,559
10/31/2002                            7,716                       9,700              8,990  10,781

Comparative performance of $10,000 invested in Class A shares of the Gartmore High Yield Bond Fund, Salomon Smith Barney U.S. High-Yield Market Index (a), Credit Suisse First Boston Global High Yield Corporate Bond Index (CSFB Global High Yield) (b), and the Consumer Price Index (CPI) (c) since inception. Unlike the Fund, the returns for these indices do not reflect any fees, expenses, or sales charges.

(a) The Salomon Smith Barney U.S. High-Yield Market Index is an unmanaged index of high-yield debt securities and is a broad market measure. Effective November 6, 2002 this Fund changed the index to which it is compared from CSFB Global High Yield to the Salomon Smith Barney U.S. High-Yield Market Index because this Index more accurately reflects trends in the high-yield debt marketplace.

(b) The CSFB Global High Yield is a U.S. Dollar-denominated index that is comprised of high yield public debt.

(c) The CPI represents changes in prices of a basket of goods and services purchased for consumption by urban households.

                                                           2002 Annual Report 57

[GRAPHIC APPEARS HERE]

CONCEPT Series

STATEMENT OF INVESTMENTS

October 31, 2002

GARTMORE HIGH YIELD BOND FUND

CORPORATE BONDS (93.5%)

                                       SHARES OR
                                       PRINCIPAL
                                        AMOUNT          VALUE
---------------------------------------------------------------
AEROSPACE/DEFENSE EQUIPMENT (1.8%)

BE Aerospace, Inc., 8.00%, 03/01/08   $ 1,000,000   $   670,000
Sequa Corp., 9.00%, 08/01/09            1,000,000       840,000
                                                    -----------
                                                      1,510,000
                                                    -----------
---------------------------------------------------------------
APPLIANCES (1.6%)

Salton, Inc., 12.25%, 04/15/08          1,500,000     1,365,000
                                                    -----------
---------------------------------------------------------------
AUTO PARTS & EQUIPMENT (2.6%)

Collins & Aikman Products Corp.,
 10.75%, 12/31/11                       1,000,000       925,000
Dura Operating Corp., 9.00%, 05/01/09   1,000,000       870,000
Stoneridge, Inc., 11.50%, 05/01/12        550,000       462,000
                                                    -----------
                                                      2,257,000
                                                    -----------
---------------------------------------------------------------
BUILDING & CONSTRUCTION (2.0%)

K. Hovnanian Enterprises, Inc.,
 8.00%, 04/01/12                        1,000,000       907,500
WCI Communities, Inc., 9.13%,
 05/01/12                               1,000,000       827,500
                                                    -----------
                                                      1,735,000
                                                    -----------
---------------------------------------------------------------
CABLE & SATELLITE (3.8%)

Charter Communications Holdings,
 LLC, 8.63%, 04/01/09                     620,000       266,600
CSC Holdings, Inc., 7.63%, 04/01/11     1,000,000       817,500
Echostar DBS Corp., 9.13%, 01/15/09
 (c)                                    1,250,000     1,234,375
Young Broadcasting, Inc., 10.00%,
 03/01/11                               1,000,000       920,000
                                                    -----------
                                                      3,238,475
                                                    -----------
---------------------------------------------------------------
CHEMICALS (4.8%)

Lyondell Chemical Co., 9.50%,
 12/15/08                               1,000,000       935,000
Noveon, Inc., 11.00%, 02/28/11          2,000,000     2,140,000
Resolution Performance Products,
 LLC, 13.50%, 11/15/10                  1,000,000     1,060,000
                                                    -----------
                                                      4,135,000
                                                    -----------
---------------------------------------------------------------
COMMUNICATION / MOBILE (1.9%)

Alamosa Delaware, Inc., 13.63%,
 08/15/11                                 500,000       155,000

SBA Communications Corp., 10.25%,
 02/01/09                               1,000,000       460,000

TeleCorp PCS, Inc., 10.63%, 07/15/10    1,000,000       980,000
                                                    -----------
                                                      1,595,000
                                                    -----------
---------------------------------------------------------------
CONSUMER PRODUCTS / SERVICES (6.6%)

AEP Industries, Inc., 9.88%,
 11/15/07                               1,250,000     1,175,000
American Greetings Corp., 11.75%,
 07/15/08                               1,000,000     1,072,500
Bally Total Fitness Holdings Corp.,
 9.88%, 10/15/07                        1,000,000       860,000
Berry Plastics Corp., 10.75%,
 07/15/12                                 550,000       572,000
Chattem, Inc., 8.88%, 04/01/08          1,000,000     1,022,500
Riddell Sports, 10.50%, 07/15/07        1,000,000       941,250
                                                    -----------
                                                      5,643,250
                                                    -----------
---------------------------------------------------------------
COSMETICS/TOILETRIES (2.7%)

Armkel, LLC, 9.50%, 08/15/09            1,250,000     1,334,375
Elizabeth Arden, Inc., 11.75%,
 02/01/11                               1,000,000       990,000
                                                    -----------
                                                      2,324,375
                                                    -----------
---------------------------------------------------------------

FOOD & BEVERAGE (4.0%)

B&G Foods, Inc., 9.63%, 08/01/07        2,000,000     2,075,000
Constellation Brands, Inc., 8.13%,
 01/15/12                                 600,000       625,500
Land O Lakes, Inc., 8.75%, 11/15/11     1,250,000       687,500
                                                    -----------
                                                      3,388,000
                                                    -----------
---------------------------------------------------------------
GAMING (9.0%)

Chumash Casino & Resort, 9.00%,
 07/15/10 (c)                           1,000,000     1,041,250
International Game Technology,
 8.38%, 05/15/09                        1,000,000     1,095,000
Isle of Capri Casinos, Inc., 9.00%,
 03/15/12                               1,250,000     1,262,500
Park Place Entertainment Corp.,
 8.13%, 05/15/11                        1,250,000     1,259,375
Penn National Gaming, Inc., 11.13%,
 03/01/08                               1,000,000     1,076,250
Station Casinos, Inc., 9.88%,
 07/01/10                               1,000,000     1,077,500
Venitian Casino Resort, LLC,
 11.00%, 06/15/10(c)                      750,000       768,750
                                                    -----------
                                                      7,580,625
                                                    -----------
---------------------------------------------------------------
HEALTHCARE (6.2%)

Iasis Healthcare Corp., 13.00%,
 10/15/09                               1,250,000     1,275,000
Omnicare, Inc., 8.13%, 03/15/11         1,000,000     1,060,000
Pacificare Health Systems, 10.75%,
 06/01/09                               1,000,000     1,040,000
Quest Diagnostic, Inc., 7.50%,
 07/12/11                               1,000,000     1,125,502
Res-Care, Inc., 10.63%, 11/15/08        1,000,000       800,000
                                                    -----------
                                                      5,300,502
                                                    -----------
---------------------------------------------------------------
INDUSTRIALS (1.1%)

Werner Holdings Co., Inc., 10.00%,
 11/15/07                               1,000,000       940,000
LEISURE (4.3%)
Hollywood Entertainment Corp.,
 10.63%, 08/15/04                         500,000       500,000
Intrawest Corp., 10.50%,
 02/01/10(c)                            1,000,000     1,005,000
Regal Cinemas, Inc., 9.38%, 02/01/12    1,000,000     1,045,000
Six Flags, Inc., 8.88%, 02/01/10        1,255,000     1,098,125
                                                    -----------
                                                      3,648,125
                                                    -----------
---------------------------------------------------------------
MACHINERY / EQUIPMENT (3.4%)

Columbus Mckinnon Corp., 8.50%,
 04/01/08                               1,000,000       720,000
Fairchild Semiconductor Corp.,
 10.38%, 10/01/07                       1,170,000     1,234,350
NMHG Holdings Co., 10.00%, 05/15/09     1,000,000       950,000
                                                    -----------
                                                      2,904,350
                                                    -----------
---------------------------------------------------------------
MEDIA (1.2%)

Sinclair Broadcast Group, Inc.,
 8.00%, 03/15/12                        1,000,000     1,012,500
                                                    -----------
---------------------------------------------------------------
METALS & MINING (4.1%)

AK Steel Corp., 7.88%, 02/15/09         2,000,000     1,990,000
P&L Coal Holdings Corp., 8.88%,
 05/15/08                               1,476,000     1,542,420
                                                    -----------
                                                      3,532,420
                                                    -----------

58 Annual Report 2002

                                       SHARES OR
                                       PRINCIPAL
                                         AMOUNT       VALUE
---------------------------------------------------------------
OIL & GAS (7.8%)

Amerigas Partners LP, 8.88%,
 05/20/11                             $ 1,500,000   $ 1,530,000
Forest Oil Corp., 8.00%, 06/15/08       1,000,000     1,060,000
Grant Predico, Inc., 9.63%,
 12/01/07                               1,000,000     1,035,000
Grey Wolf, Inc., 8.88%, 07/01/07        1,000,000     1,020,000
Hanover Equipment Trust, 8.75%,
 09/01/11(c)                            1,000,000       940,000
Lone Star Technologies, 9.00%,
 06/01/11                                 750,000       615,000
Stone Energy Corp., 8.25%, 12/15/11       400,000       412,000
                                                    -----------
                                                      6,612,000
                                                    -----------
---------------------------------------------------------------
PUBLISHING (2.1%)

Dex Media East LLC, 9.88%, 11/15/09       750,000       772,500
Garden State Newspapers, Inc.,
 8.63%, 07/01/11                        1,000,000       982,500
                                                    -----------
                                                      1,755,000
                                                    -----------
---------------------------------------------------------------
RADIO BROADCASTING (0.2%)

XM Satellite Radio, Inc., 14.00%,
 03/15/10                                 500,000       202,500
                                                    -----------
---------------------------------------------------------------
RETAIL (3.5%)

Cole National Group, Inc., 8.88%,
05/15/12                                  200,000       188,000
Mothers Work, Inc., 11.25%,
 08/01/10                               1,000,000     1,000,000
Toys R Us, Inc., 7.63%, 08/01/11        1,000,000       856,750
Woolworth Corp., 8.50%, 01/15/22        1,000,000       934,676
                                                    -----------
                                                      2,979,426
                                                    -----------
---------------------------------------------------------------
SERVICES (5.0%)

Allied Waste North America, Inc.,
 10.00%, 08/01/09                       1,000,000       960,000
American Plumbing & Mechanical,
 Inc. 11.63%, 10/15/08                    500,000       175,000
Synagro Technologies, Inc., 9.50%,
 04/01/09                               1,000,000     1,030,000

Trico Marine Services, Inc., 8.88%,
 05/15/12                               1,000,000       780,000

United Rentals, Inc., 9.25%,
 01/15/09                               1,000,000       732,500
URS Corp., 11.50%, 09/15/09(c)            625,000       568,750
                                                    -----------
                                                      4,246,250
                                                    -----------
---------------------------------------------------------------
SUPERMARKET (3.9%)

Fleming Companies, Inc., 9.25%,
 06/15/10                                 500,000       410,000
Ingles Markets, Inc., 8.88%,
  12/01/11                              1,000,000       895,000
Stater Brothers Holdings, Inc.,
 10.75%, 08/15/06                       2,000,000     2,020,000
                                                    -----------
                                                      3,325,000
                                                    -----------
---------------------------------------------------------------
TECHNOLOGY (1.3%)

Amkor Technology, Inc., 9.25%,
 02/15/08                               1,000,000       825,000
ON Semiconductor Corp., 12.00%,
 05/15/08(c)                              500,000       305,000
                                                    -----------
                                                      1,130,000
                                                    -----------
---------------------------------------------------------------
TELECOMMUNICATION SERVICES (3.4%)

Level 3 Communications, Inc.,
 0.00%, 12/01/08(d)                       500,000       175,000
Nextel Communications, Inc., 9.38%,
 11/15/09                               1,625,000     1,393,438
Qwest Capital Funding, 7.25%,
 02/15/11                                 500,000       277,500
Time Warner Telecommunications,
 Inc., 9.75%, 07/15/08                    500,000       230,000

TELECOMMUNICATION SERVICES
 (continued)
TSI Telecommunication, 12.75%,
 02/01/09                               1,000,000       820,000
                                                    -----------
                                                      2,895,938
                                                    -----------
---------------------------------------------------------------
TEXTILES / APPAREL (2.7%)

GFSI, Inc., 9.63%, 03/01/07             1,000,000       800,000
Levi Straus & Co., 11.63%, 01/15/08       500,000       490,000
Russell Corp., 9.25%, 05/01/10(c)       1,000,000     1,030,000
                                                    -----------
                                                      2,320,000
                                                    -----------
---------------------------------------------------------------
TRANSPORTATION (1.2%)

Petroleum Helicoptors, Inc., 9.38%,
 05/01/09                               1,000,000     1,040,000
                                                    -----------
---------------------------------------------------------------
UTILITIES (1.3%)

Calpine Corp., 7.88%, 04/01/08          1,000,000       320,000
CMS Energy Corp., 9.88%, 10/15/07       1,000,000       810,000
                                                    -----------
                                                      1,130,000
                                                    -----------

Total Corporate Bonds                                79,745,736
                                                    -----------

YANKEE BONDS (4.6%)

BROADCASTING (1.2%)

Spanish Broadcasting System, Inc.,
9.63%, 11/01/09                         1,000,000     1,012,500
                                                    -----------
---------------------------------------------------------------
LEISURE (1.0%)

Royal Caribbean Cruises Ltd.,
  8.75%, 02/02/11                       1,000,000       870,000
                                                    -----------
---------------------------------------------------------------
PAPER & Forest Products (1.2%)

Kappa Beheer BV, 10.63%, 07/15/09       1,000,000     1,040,000
                                                    -----------
---------------------------------------------------------------
TRANSPORTATION (1.2%)

Teekay Shipping Corp., 8.88%,
 07/15/11                               1,000,000     1,020,000
                                                    -----------

Total Yankee Bonds                                    3,942,500
                                                    -----------

WARRANTS(0.0%)

COMMUNICATION / FIXED (0.0%)

Maxcom Telecommunications SA(c)               270             0
                                                    -----------
---------------------------------------------------------------
COMMUNICATION /ISP (0.0%)

Metricom, Inc.                              4,000             0
                                                    -----------

Total Warrants                                                0
                                                    -----------

                                                           2002 Annual Report 59

[GRAPHIC APPEARS HERE]

CONCEPT Series

STATEMENT OF INVESTMENTS (CONTINUED)
October 31, 2002

GARTMORE HIGH YIELD BOND FUND (Continued)

PREFERRED STOCKS (0.0%)

                                         SHARES OR
                                      PRINCIPAL AMOUNT      VALUE
-------------------------------------------------------------------
Communication / ISP (0.0%)

Rhythms Netconnections, 6.75%,
 03/03/12(b)(c)                                 10,000     $      0
                                                           --------
Total Preferred Stocks                                            0
                                                           --------


REPURCHASE AGREEMENT (2.8%)

                                        SHARES OR
                                      PRINCIPAL AMOUNT        VALUE
-----------------------------------------------------------------------
Fifth Third Bank, 1.67%, dated
 10/31/02, due 11/01/02 repurchase
 price $2,431,053 (Fully
 collateralized by
 Freddie Mac Gold Securities)         $      2,430,940     $  2,430,940
                                                           ------------
Total Repurchase Agreement                                    2,430,940
                                                           ------------
Total Investments (Cost $90,248,413)
 (a)-- 100.9%                                                86,119,176

Liabilities in excess of other
 assets -- (0.9)%                                              (742,252)
                                                           ------------
NET ASSETS -- 100.0%                                       $ 85,376,924
                                                           ============

(a) See notes to financial statements for unrealized appreciation (depreciation) of securities.

(b) Defaulted Security

(c) Represents a restricted security acquired and eligible for resale under rule 144A, which limits the resale to certain qualified buyers.

(d) Step Bond

ISP Internet Service Provider

See notes to financial statements.

60 Annual Report 2002

[GRAPHIC APPEARS HERE]

CONCEPT Series

GARTMORE MILLENNIUM
GROWTH FUND

Class A Shares symbol: NMGAX
Class B Shares symbol: NMGBX
Class C Shares symbol: GMGCX
Class D Shares symbol: NMCGX


How did the Fund perform?

The Fund returned -22.23%* versus -17.61% for its benchmark, the Russell MidCap Growth Index.

For broader comparison, the S&P 500 Index returned -15.11% for the period.

What market/economic factors influenced the portfolio's performance?

After a brief post-Sept. 11 rally, several factors dragged markets down to levels not seen in several years and weakened economic growth in 2002. These factors included international profit concerns, crumbling earnings, a lack of investor confidence in corporate governance and accounting, and a potential war with Iraq.

As 2002 began, investors were optimistic about an economic recovery. However, economic growth stalled due to a lack of demand after an initial period of strong inventory rebuilding. In addition, corporate profits remained weak.

Growth stocks across all capitalization sizes lagged behind their value counterparts. Investors seem unconvinced that the economic recovery is under way; they are looking for traditionally more defensive stocks, such as value stocks, to satisfy the equity portion of their portfolios.

What sectors/holdings enhanced or detracted from performance?

Health care was the heaviest weighted sector and returned -19.98%, outperforming that sector in the benchmark, which returned -27.39%. Strong stock selection in pharmaceuticals, such as Watson Pharmaceuticals, Inc. (10.27%) and Johnson & Johnson (1.45%), served to reduce losses. Watson benefited from growth within women's health general products, while Johnson & Johnson, a market leader in heart stent manufacturing, experienced modest gains.

The portfolio's poor performance in the information technology stocks came mainly from its software industry holdings. VERITAS Software Corp., a supplier of data availability software products, was the biggest detractor with -70.08%. VERITAS' stock price dropped due to a decline in revenues driven by a decrease in new user license fees.

How is the Fund positioned?

The Fund is defensively positioned with low exposure to technology stocks (versus the benchmark). Currently, we are cautious about the technology sector due to weak fundamentals.

We will maintain a relatively large position in the health-care sector. Although October 2002 performance was hurt by renewed investor enthusiasm for more aggressive stocks, we don't foresee a smooth, swift recovery in the near term. Therefore, we want to keep our investments tilted toward those that usually perform best when market conditions are volatile.

The Fund will likely maintain a low exposure to consumer discretionary stocks, because we believe a slowdown in consumer spending is coming next year.

Although fiscal-year performance was disappointing, we remain convinced that exposure to small- and mid-cap companies is an important complement to an overall investment strategy. Unlike large-cap companies, smaller companies typically lead when the economy is coming out of recessions. They can do this because they can move more quickly to take advantage of improving/changing economic conditions.

Portfolio Managers: Aaron Harris and Nicholas Ford

*Performance of Class A shares without sales charge and assuming all distributions are reinvested.

Portfolio Market Value: $18,355,582
OCTOBER 31, 2002

AVERAGE ANNUAL TOTAL RETURN/+/
(For Years Ended October 31, 2002)

                            1 YR.       5 YR.       10 YR.
----------------------------------------------------------
Class A/1/   w/o SC/2/     -22.23%      -9.17%        3.12%
             w/SC/3/       -26.72%     -10.24%        2.51%
----------------------------------------------------------
Class B/1/   w/o SC/2/     -22.79%     -10.13%        2.57%
             w/SC/4/       -26.65%     -10.35%        2.57%
----------------------------------------------------------
Class C/1/   w/o SC/2/     -22.77%      -9.45%        2.96%
             w/SC/5/       -24.34%      -9.63%        2.86%
----------------------------------------------------------
Class D      w/o SC/2/     -22.03%      -8.96%        3.24%
             w/SC/6/       -25.54%      -9.80%        2.76%
----------------------------------------------------------

All figures showing the effect of a sales charge reflect the maximum charge possible, because it has the most dramatic effect on performance data.

/1/ These returns include performance based on Class D shares, which was achieved prior to the creation of Class A and Class B (5/11/98) and Class C (3/1/01) shares. These returns have been restated for sales charges but not for fees applicable to these classes of shares, which include a 0.25% (Class A) or 1.00% (Class B and Class C) 12b-1 fee. Had Class A, Class B or Class C been in existence for the time periods presented, the performance for such classes would have been lower as a result of their additional expenses.

/2/  These returns do not reflect the effects of sales charges (SC).

/3/  A 5.75% front-end sales charge was deducted.

/4/ A 5.00% contingent deferred sales charge (CDSC) was deducted. The CDSC declines to 0% after 6 years.

/5/ A 1.00% front-end sales charge was deducted. A CDSC of 1.00% was also deducted from the one year return because it is charged when you sell Class C shares within the first year after purchase.

/6/  A 4.50% front-end sales charge was deducted.

/+/  See legend on first page of this report.

Investment return and principal value will fluctuate, and when redeemed, shares may be worth more or less than original cost. Past performance is no guarantee of future results.

            GARTMORE MILLENNIUM GROWTH FUND          BENCHMARKS
DATE                    CLASS D                RUSSELL MID CAP GROWTH    CPI
----------  -------------------------------    ----------------------   ------

10/31/1992                            9,550                    10,000   10,000
10/31/1993                           10,941                    11,859   10,275
10/31/1994                           11,698                    12,161   10,543
10/31/1995                           14,221                    15,109   10,839
10/31/1996                           16,981                    17,821   11,164
10/31/1997                           20,998                    22,207   11,396
10/31/1998                           22,071                    22,747   11,566
10/31/1999                           25,008                    31,314   11,862
10/31/2000                           39,166                    43,425   12,271
10/31/2001                           16,841                    24,847   12,532
10/31/2002                           13,130                    20,471   12,796

Comparative performance of $10,000 invested in Class D shares of the Gartmore Millennium Growth Fund, the Russell Mid Cap Growth Index (Russell Mid Cap Growth)(a), and the Consumer Price Index (CPI)(b) over a 10-year period ended 10/31/02. Unlike the Fund, the returns for these indices do not reflect any fees, expenses, or sales charges.

(a) The Russell Mid Cap Growth is an unmanaged index of companies with higher forecasted growth values. The stocks are also members of the Russell 1000 Growth Index.

(b) The CPI represents changes in prices of a basket of goods and services purchased for consumption by urban households.

                                                           2002 Annual Report 61

[GRAPHIC APPEARS HERE]

CONCEPT Series

STATEMENT OF INVESTMENTS
October 31, 2002

GARTMORE MILLENNIUM GROWTH FUND


COMMON STOCKS (96.8%)

                                             SHARES OR
                                          PRINCIPAL AMOUNT      VALUE
-------------------------------------------------------------------------

ADVERTISING (0.7%)

Getty Images, Inc. (b)                               4,510   $    129,257
                                                             ------------
-------------------------------------------------------------------------
AEROSPACE & DEFENSE (0.5%)

Veridian Corp. (b)                                   3,900         93,444
                                                             ------------
-------------------------------------------------------------------------
BIOTECHNOLOGY (0.7%)

Biogen, Inc. (b)                                     3,300        121,077
                                                             ------------
-------------------------------------------------------------------------
BROADCASTING (0.5%)

Entravision Communications Corp. (b)                 7,200         86,112
                                                             ------------
-------------------------------------------------------------------------
BUSINESS SERVICES (8.6%)

Administaff, Inc. (b)                               23,941        145,561
Checkfree Corp. (b)                                  6,000         97,680
ChoicePoint, Inc. (b)                                5,785        219,020
Cintas Corp.                                         3,300        155,991
Corporate Executive Board (b)                        2,723         90,376
Fiserv, Inc. (b)                                     7,600        237,424
Iron Mountain, Inc. (b)                             11,476        323,739
MPS Group, Inc. (b)                                 14,400         77,616
Tech Data Corp. (b)                                  2,800         89,460
Zebra Technologies Class A (b)                       1,802        110,859
                                                             ------------
                                                                1,547,726
                                                             ------------
-------------------------------------------------------------------------
CAPITAL GOODS (1.7%)

Danaher Corp.                                        2,500        144,625
Surebeam Corp. Class A (b)                          37,524        163,229
                                                             ------------
                                                                  307,854
                                                             ------------
-------------------------------------------------------------------------
COMMERCIAL PHYSICAL RESEARCH (1.2%)

Icon Plc ADR (b)                                     9,080        219,109
                                                             ------------
-------------------------------------------------------------------------
COMPUTER EQUIPMENT (3.5%)

Advanced Digital Information, Corp. (b)              7,200         50,976
Dell Computer Corp. (b)                              3,500        100,135
Digital River, Inc. (b)                              9,000         93,960
Gamestop Corp. (b)                                  18,628        333,441
Lexmark International Group, Inc.(b)                   900         53,478
                                                             ------------
                                                                  631,990
                                                             ------------
-------------------------------------------------------------------------
COMPUTER SOFTWARE & SERVICES (6.7%)

Anteon International Corp. (b)                       3,800         87,400
Bea Systems, Inc. (b)                               11,900         96,259
Cadence Design Systems, Inc. (b)                     6,100         61,793
Computer Associates International, Inc.              9,500        141,170
Electronic Arts, Inc. (b)                            3,000        195,360
Emulex Corp. (b)                                     3,300         59,235
First Data Corp.                                     2,600         90,844
Intuit, Inc. (b)                                     1,000         51,920
NVIDIA Corp. (b)                                     4,600         54,740
SAP AG                                               5,200         99,528
Scan Source, Inc. (b)                                3,514        211,191
The BISYS Group, Inc. (b)                            3,655         65,425
                                                             ------------
                                                                1,214,865
                                                             ------------
-------------------------------------------------------------------------
CONSULTING SERVICES (0.5%)

The Advisory Board Co. (b)                           3,058         98,009
                                                             ------------
-------------------------------------------------------------------------
CONSUMER PRODUCTS (0.7%)

International Flavors & Fragrances, Inc.             3,701        124,169
                                                             ------------
-------------------------------------------------------------------------
DISTRIBUTION (0.3%)

Fastenal Co.                                         1,500         50,925
                                                             ------------
-------------------------------------------------------------------------
DRUGS (1.8%)

Barr Laboratories, Inc. (b)                            878         51,653
Cephalon, Inc. (b)                                   1,400         70,378
Medicis Pharmaceutical Corp. Class A (b)             2,334        107,130
Watson Pharmaceutical, Inc. (b)                      3,648        100,284
                                                             ------------
                                                                  329,445
                                                             ------------
-------------------------------------------------------------------------
EDUCATION (1.3%)

Apollo Group, Inc. Class A (b)                       3,919        162,639
Career Education Corp. (b)                           1,731         69,430
                                                             ------------
                                                                  232,069
                                                             ------------
-------------------------------------------------------------------------
ELECTRONICS (2.1%)

Analog Devices, Inc. (b)                             4,200        112,560
Gentex Corp. (b)                                     2,494         73,523
InVision Technologies, Inc. (b)                      2,700         95,607
Microchip Technology, Inc. (b)                       4,000         97,600
                                                             ------------
                                                                  379,290
                                                             ------------
-------------------------------------------------------------------------
ENTERTAINMENT (1.5%)

International Game Technologies (b)                  2,000        150,420
Regal Entertainment Group Class A (b)                6,255        120,722
                                                             ------------
                                                                  271,142
                                                             ------------
-------------------------------------------------------------------------
FINANCIAL / MISCELLANEOUS (5.7%)

Ambac Financial Group, Inc.                          4,281        264,566
Charter One Financial, Inc.                          4,620        139,894
Investors Financial Services Corp.                   3,490        107,038
Moodys, Inc.                                         3,097        145,869
SLM Corp.                                            1,684        173,014
Synovus Financial Corp.                             10,000        204,900
                                                             ------------
                                                                1,035,281
                                                             ------------
-------------------------------------------------------------------------
FOOD & BEVERAGE (1.7%)

Pepsi Bottling Group, Inc. (The)                     4,387        118,230
Weight Watchers International, Inc.(b)               3,958        187,411
                                                             ------------
                                                                  305,641
                                                             ------------

62 Annual Report 2002

                                                SHARES OR
                                             PRINCIPAL AMOUNT     VALUE
--------------------------------------------------------------------------
HEALTHCARE COST CONTAINMENT (1.0%)

Caremark Rx, Inc., (b)                                  4,800   $   84,960
McKesson Corp.                                          3,441      102,576
                                                                ----------
                                                                   187,536
                                                                ----------
--------------------------------------------------------------------------
HEALTHCARE SERVICES (4.5%)

AmerisourceBergen Corp.                                 1,890      134,474
AMN Healthcare Services, Inc. (b)                       3,499       50,596
First Health Group Corp. (b)                            3,712       96,438
Medical Staffing Network Holdings, Inc. (b)             5,461       72,850
Priority Healthcare Corp. Series B (b)                  7,228      175,567
Stryker Corp.                                           2,676      168,855
Universal Health Services, Inc. Class B (b)             2,500      121,200
                                                                ----------
                                                                   819,980
                                                                ----------
--------------------------------------------------------------------------
HOSPITALS (1.6%)

Community Health Systems, Inc. (b)                      7,856      184,616
Health Management Associates, Inc.
 Class A (b)                                            5,783      110,571
                                                                ----------
                                                                   295,187
                                                                ----------
--------------------------------------------------------------------------
INSURANCE - LIFE & Health (2.2%)

Anthem, Inc. (b)                                        3,514      221,382
WellPoint Health Networks, Inc. (b)                     2,357      177,270
                                                                ----------
                                                                   398,652
                                                                ----------
--------------------------------------------------------------------------
INTERNET SERVICE PROVIDERS (0.9%)

eBay, Inc. (b)                                          1,500       94,860
Expedia, Inc. Class A (b)                                 900       60,894
                                                                ----------
                                                                   155,754
                                                                ----------
--------------------------------------------------------------------------
MANUFACTURING (1.6%)

Masco Corp.                                             9,482      194,950
Mohawk Industries, Inc. (b)                             1,853       99,228
                                                                ----------
                                                                   294,178
                                                                ----------
--------------------------------------------------------------------------
MEDICAL - BIOMEDICAL/GENETIC (1.9%)

IDEC Pharmaceuticals Corp. (b)                          3,500      161,070
Millenium Pharmaceuticals, Inc. (b)                     4,730       35,191
Pharmaceutical Product Development, Inc. (b)            5,554      152,180
                                                                ----------
                                                                   348,441
                                                                ----------
--------------------------------------------------------------------------
MEDICAL - HOSPITALS (0.9%)

Triad Hospitals, Inc. (b)                               4,601      167,937
                                                                ----------
--------------------------------------------------------------------------
MEDICAL INSTRUMENTS (1.9%)

Boston Scientific Corp. (b)                             3,599      135,430
St. Jude Medical, Inc. (b)                              6,036      214,942
                                                                ----------
                                                                   350,372
                                                                ----------
--------------------------------------------------------------------------
MEDICAL LABORATORIES (0.4%)

Laboratory Corp. of America Holdings (b)                3,192       76,927
                                                                ----------

MEDICAL PRODUCTS (8.3%)

Biomet, Inc.                                            8,800      259,248
Dentsply International, Inc.                            4,233      156,282
Express Scripts, Inc. Class A (b)                       3,061      166,365
Fisher Scientific International, Inc. (b)               9,500      271,701
Henry Schein, Inc. (b)                                  1,704       85,490
Resmed, Inc. (b)                                        5,995      202,451
Varian Medical Systems, Inc. (b)                        4,901      236,326
Zimmer Holdings, Inc. (b)                               2,881      118,755
                                                                ----------
                                                                 1,496,618
                                                                ----------
--------------------------------------------------------------------------
OIL & GAS (4.7%)

Burlington Resources, Inc.                              3,083      127,020
Nabors Industries Ltd. (b)                              4,510      157,714
Noble Energy, Inc.                                      7,940      288,936
Pride International, Inc. (b)                          10,270      142,548
Smith International, Inc. (b)                           4,292      134,168
                                                                ----------
                                                                   850,386
                                                                ----------
--------------------------------------------------------------------------
PHARMACY SERVICES (1.3%)

Allergan, Inc.                                          2,923      159,157
IVAX Corp. (b)                                          5,570       69,904
                                                                ----------
                                                                   229,061
                                                                ----------
--------------------------------------------------------------------------
RAW MATERIALS (0.8%)

Ecolab, Inc.                                            3,130      151,023
                                                                ----------
--------------------------------------------------------------------------
RESTAURANTS (3.0%)

CBRL Group, Inc.                                        7,025      164,596
Darden Restaurants, Inc.                                5,333      101,220
The Cheesecake Factory, Inc. (b)                        5,297      179,568
YUM! Brands, Inc. (b)                                   4,556      102,647
                                                                ----------
                                                                   548,031
                                                                ----------
--------------------------------------------------------------------------
RETAIL (12.4%)

99 Cents Only Stores (b)                                3,750      101,438
Advance Auto Parts, Inc. (b)                            3,171      169,807
Amazon Co., Inc. (b)                                    4,600       89,056
AutoZone, Inc. (b)                                      1,680      144,094
Bed Bath & Beyond, Inc. (b)                             9,862      349,706
Carmax, Inc. (b)                                        4,863       79,705
Constellation Brands, Inc. (b)                          5,300      134,249
Dollar General Corp.                                    8,920      124,523
Family Dollar Stores, Inc.                              5,100      157,029
Newell Rubbermaid, Inc.                                 4,568      148,095
Rent-A-Center, Inc. (b)                                 1,615       71,625
The TJX Companies, Inc.                                 4,615       94,700
Whole Foods Market, Inc. (b)                            5,300      247,265
Williams Sonoma, Inc. (b)                               3,665       87,227
Wm. Wrigley Jr. Co.                                     4,300      226,910
                                                                ----------
                                                                 2,225,429
                                                                ----------

                                                           2002 Annual Report 63

[GRAPHIC APPEARS HERE]

CONCEPT Series

STATEMENT OF INVESTMENTS (CONTINUED)
October 31, 2002

GARTMORE MILLENNIUM GROWTH FUND (Continued)

COMMON STOCKS (CONTINUED)

                                                SHARES OR
                                            PRINCIPAL AMOUNT      VALUE
---------------------------------------------------------------------------
SEMICONDUCTORS(3.3%)

ASM International N.V. (b)                             7,800   $     99,060
Axcelis Technologies, Inc. (b)                         9,871         53,106
Marvel Technology Group Ltd. (b)                       8,600        139,406
Novellus Systems, Inc. (b)                             6,600        208,560
Skyworks Solutions, Inc. (b)                          15,000        106,500
                                                               ------------
                                                                    606,632
                                                               ------------
---------------------------------------------------------------------------
TECHNOLOGY (0.3%)

Network Associates, Inc. (b)                           3,700         58,793
                                                               ------------
---------------------------------------------------------------------------
TELECOMMUNICATIONS (4.5%)

Advanced Fibre Communications, Inc. (b)                5,100         82,513
AT&T Wireless Services Inc. (b)                       24,200        166,254
Brocade Communications Systems, Inc. (b)              12,300         84,501
Linear Technology Corp.                                5,400        149,256
Nokia Corp.                                           11,800        196,116
Qualcomm, Inc. (b)                                     2,500         86,300
Univision Communications, Inc. (b)                     1,700         44,047
                                                               ------------
                                                                    808,987
                                                               ------------
---------------------------------------------------------------------------
THERAPEUTICS (1.6%)

Gilead Sciences, Inc. (b)                              3,776        131,178
Medimmune, Inc. (b)                                    6,500        166,075
                                                               ------------
                                                                    297,253
                                                               ------------
Total Common Stocks                                              17,544,582
                                                               ------------

COMMERCIAL PAPER(4.5%)

FOREIGN BANK & BRANCHES & agencies (4.5%)
UBS Finance (de) LLC, 1.89%, 11/1/02            $    811,000   $    811,000
                                                               ------------
Total Commercial Paper                                              811,000
                                                               ------------
Total Investments (Cost $19,094,678)
 (a)--101.3%                                                     18,355,582

Liabilities in excess of other assets
 -- (1.3)%                                                         (233,922)
                                                               ------------
NET ASSETS-- 100.0%                                            $ 18,121,660
                                                               ============

(a) See notes to financial statements for unrealized appreciation (depreciation) of securities.
(b)  Denotes a non-income producing security.
ADR  American Depositary Receipt

See notes to financial statements.

64 Annual Report 2002

[GRAPHIC APPEARS HERE]

CONCEPT Series

GARTMORE VALUE
OPPORTUNITIES FUND

Class A Shares symbol: GVOAX
Class B Shares symbol: GVOBX
Class C Shares symbol: GVOCX
Institutional Service Class symbol: GVOIX

How did the Fund perform?
The Fund outperformed, returning -7.75%* versus -11.57% for its benchmark, the Russell 2000(R) Index.

For broader comparison, the S&P 500 Index returned -15.11% for the period.

What market/economic factors influenced the portfolio's performance? Small-cap managers struggled to beat their respective benchmarks as this past year proved to be one of the more difficult in small-cap market history, particularly in the second half. Only two other quarters in history have exceeded the Russell 2000's negative third-quarter 2002 return.

Valuation continued to be a key to success as the cheapest stocks (low price/earnings ratio) delivered the best return. Given our relative value approach with a focus on companies that possess solid long-term growth characteristics and good relative valuation parameters, the portfolio performed as expected. It beat the broader Russell 2000 benchmark and underperformed the Russell 2000(R) Value Index.

What sectors/holdings enhanced or detracted from performance?
The portfolio benefited from very effective stock selection within the consumer discretionary, energy, technology and utilities sectors. American States Water Co. and Questar Corp. were both up more than 17%. In the consumer discretionary arena, International Flavors & Fragrances Inc. and Take-Two Interactive Software, Inc. were up an average of 51%. Other companies that contributed to good relative performance included Key Energy Services, Inc. and Newfield Exploration Co.

The portfolio struggled for returns in the financial services, health care, and materials and processing sectors. Carpenter Technology Corp.'s sales suffered from weakness in the key end markets of commercial aerospace and power generation. These markets continued to be mired in recession after the Sept. 11, 2001, terrorist attacks. Other factors brought MedQuist Inc.'s shares under pressure, including pricing, poor product mix and difficult acquisition integration.

How is the Fund positioned?
The anticipated recovery has not lived up to expectations with earnings remaining under pressure and unemployment data continuing to deteriorate. However, small caps typically bounce back soundly after difficult periods.

Although we will continue to experience a tough investment scenario, the most recent quarter has experienced a broader-based improvement. We have already seen our disciplined approach rewarded with stronger relative performance. We anticipate absolute performance will emerge as the economy begins to show the signs of a recovery and investors shift away from rewarding primarily the cheapest stocks.

Portfolio Manager: NorthPointe Capital--Subadviser

* Performance of Class A shares without sales charge and assuming all distributions are reinvested.

Portfolio Market Value: $23,399,086
October 31, 2002

AVERAGE ANNUAL TOTAL RETURN
(For Periods Ended October 31, 2002)

                                     1 YR.          INCEPTION/1/
----------------------------------------------------------------
Class A      w/o SC/2/              -7.75%              4.64%
             w/SC/3/               -13.04%              2.48%
----------------------------------------------------------------
Class B      w/o SC/2/              -8.39%              3.99%
             w/SC/4/               -12.91%              3.00%
----------------------------------------------------------------
Class C/5/   w/o SC/2/              -8.31%              4.01%
             w/SC/6/               -10.11%              3.64%
----------------------------------------------------------------
Institutional Service Class/7/      -7.56%              4.95%
----------------------------------------------------------------

All figures showing the effect of a sales charge reflect the maximum charge possible, because it has the most dramatic effect on performance data.

/1/  Fund commenced operations on December 29, 1999.

/2/  These returns do not reflect the effects of sales charges (SC).

/3/  A 5.75% front-end sales charge was deducted.

/4/ A 5.00% contingent deferred sales charge (CDSC) was deducted. The CDSC declines to 0% after 6 years.

/5/ These returns include performance based on Class B shares, which was achieved prior to the creation of Class C shares (3/1/01). These returns have been restated for sales charges but not for fees applicable to Class C shares. Had Class C been in existence for the time periods presented, the performance of Class C shares would have been similar assuming similar expenses.

/6/ A 1.00% front-end sales charge was deducted. A CDSC of 1.00% was also deducted from the one-year return because it is charged when you sell Class C shares within the first year after purchase.

/7/  Not subject to any sales charges.

Investment return and principal value will fluctuate, and when redeemed, shares may be worth more or less than original cost. Past performance is no guarantee of future results.

[GRAPHIC APPEARS HERE]

                GARTMORE VALUE OPPORTUNITIES    BENCHMARKS
DATE                       CLASS A             RUSSELL 2000    CPI
----------      ----------------------------   ------------   ------
12/29/1999                             9,425         10,000   10,000
10/31/2000                            11,723          9,953   10,339
10/31/2001                            11,621          8,689   10,559
10/31/2002                            10,720          7,683   10,781

Comparative performance of $10,000 invested in Class A shares of the Gartmore Value Opportunities Fund, Russell 2000 Index (Russell 2000)(a), and the Consumer Price Index (CPI)(b) since inception. Unlike the Fund, the returns for these indices do not reflect any fees, expenses, or sales charges.

(a) The Russell 2000 is compromised of approximately 2000 companies with small market capitalizations relative to the market capitalizations of other U.S. companies.

(b) The CPI represents changes in prices of a basket of goods and services purchased for consumption by urban households.

                                                           2002 Annual Report 65

[GRAPHIC APPEARS HERE]

CONCEPT Series

STATEMENT OF INVESTMENTS
October 31, 2002

GARTMORE VALUE OPPORTUNITIES FUND

COMMON STOCKS (9.16%)

                                                SHARES OR
                                            PRINCIPAL AMOUNT      VALUE
---------------------------------------------------------------------------
ADVERTISING AGENCIES (0.7%)
R.H. Donnelley Corp. (b)                               6,400   $    154,816
                                                               ------------

---------------------------------------------------------------------------
AEROSPACE (1.4%)
Alliant Techsystems, Inc. (b)                          3,300        198,495
Orbital Sciences Corp. (b)                            13,000         46,410
Veridian Corp. (b)                                     3,600         86,256
                                                               ------------
                                                                    331,161
                                                               ------------
---------------------------------------------------------------------------
AGRICULTURAL OPERATIONS (1.0%)
Bunge Ltd.                                             9,400        238,572
                                                               ------------
---------------------------------------------------------------------------
AUTO PARTS-AFTER MARKET (0.6%)
Aftermarket Technology Corp. (b)                      12,100        134,673
                                                               ------------
---------------------------------------------------------------------------
AUTO PARTS-ORIGINAL EQUIPMENT (0.3%)
Collins & Aikman Corp. (b)                            23,400         62,010
                                                               ------------
---------------------------------------------------------------------------
BANKS-OUTSIDE NEW YORK CITY (6.4%)
BOK Financial Corp. (b)                               10,390        341,000
City National Corp.                                    6,400        289,600
Community First Bankshares, Inc.                      10,600        290,546
East West Bancorp, Inc.                                6,800        234,600
Provident Financial Group, Inc.                       12,700        330,073
                                                               ------------
                                                                  1,485,819
                                                               ------------
---------------------------------------------------------------------------
BIOTECHNOLOGICAL RESEARCH & PRODUCTION
 (1.0%)
Invitrogen Corp. (b)                                   4,200        117,096
Serologicals Corp. (b)                                10,900        104,967
                                                               ------------
                                                                    222,063
                                                               ------------
---------------------------------------------------------------------------
BUILDING-AIR CONDITIONING (0.7%)
York International Corp.                               6,800        159,936
                                                               ------------
---------------------------------------------------------------------------
CASINOS & Gambling (1.0%)
Scientific Games Corp. Class A (b)                    30,900        235,458
                                                               ------------
---------------------------------------------------------------------------
CHEMICALS (1.1%)
Lyondell Chemical Co.                                 10,200        127,500
Polyone Corp.                                         17,500        140,000
                                                                    267,500
                                                               ------------
---------------------------------------------------------------------------
COMMUNICATIONS TECHNOLOGY (0.8%)
Harris Corp.                                           7,300        192,574
                                                               ------------
---------------------------------------------------------------------------
COMPUTER SERVICES,SOFTWARE & Systems (1.4%)
Borland Software Corp. (b)                            10,350        139,001
J.D. Edwards & Co. (b)                                 7,400         87,764
Novell, Inc. (b)                                      44,500        108,135
                                                               ------------
                                                                    334,900
                                                               ------------
---------------------------------------------------------------------------
COMPUTER TECHNOLOGY (3.0%)
Hutchinson Technology, Inc. (b)                       10,100        209,979
Intergraph Corp. (b)                                  12,900        237,360
Unisys Corp. (b)                                      12,700        110,871
Western Digital Corp. (b)                             21,700        134,323
                                                               ------------
                                                                    692,533
                                                               ------------
---------------------------------------------------------------------------
CONSTRUCTION (0.8%)
Chicago Bridge and Iron Co. N.V                        6,600        178,860
                                                               ------------
---------------------------------------------------------------------------
CONSUMER ELECTRONICS (0.9%)
Activision, Inc. (b)                                   6,800        139,400
Take-Two Interactive Software, Inc. (b)                2,400         61,872
                                                               ------------
                                                                    201,272
                                                               ------------
---------------------------------------------------------------------------
CONSUMER PRODUCTS (0.5%)
International Flavors & Fragrances, Inc.               3,200        107,360
                                                               ------------
---------------------------------------------------------------------------
CONTAINERS & PACKAGING-METALS & GLASS (0.1%)
Silgan Holdings, Inc. (b)                              1,874         34,706
                                                               ------------
---------------------------------------------------------------------------
CONTAINERS & PACKAGING-PAPER & PLASTIC (0.8%)
Temple-Inland, Inc.                                    4,500        184,590
                                                               ------------
---------------------------------------------------------------------------
COPPER (0.4%)
Freeport-McMoran Copper & Gold, Inc.
 Class B (b)                                           8,300        101,260
                                                               ------------
---------------------------------------------------------------------------
DIVERSIFIED MATERIALS & PROCESSING (1.0%)
Armor Holdings, Inc. (b)                               7,700        117,887
Ball Corp.                                             2,200        106,546
                                                               ------------
                                                                    224,433
                                                               ------------
---------------------------------------------------------------------------
DRUG & GROCERY STORE CHAINS (0.9%)
SUPERVALU, Inc.                                       12,800        215,040
                                                               ------------
---------------------------------------------------------------------------
DRUGS & PHARMACEUTICALS (0.4%)
ICN Pharmaceuticals, Inc.                             10,200         85,170
                                                               ------------
---------------------------------------------------------------------------
ELECTRONICS-INSTRUMENTS & GAUGES (0.9%)
Itron, Inc. (b)                                        5,100        111,639
Tektronix, Inc. (b)                                    5,600         98,952
                                                               ------------
                                                                    210,591
                                                               ------------
---------------------------------------------------------------------------
ELECTRONICS-SEMI-CONDUCTORS / COMPONENTS
 (1.3%)
Advanced Micro Devices, Inc. (b)                      13,000         79,820
Fairchild Semiconductors International,
 Inc. (b)                                              8,000         95,200
Skyworks Solutions, Inc. (b)                          19,000        134,900
                                                               ------------
                                                                    309,920
                                                               ------------
---------------------------------------------------------------------------
ENERGY (0.3%)
Valero Energy Corp.                                    2,000         70,420
                                                               ------------
66 Annual Report 2002

                                                SHARES OR
                                            PRINCIPAL AMOUNT      VALUE
---------------------------------------------------------------------------
ENGINEERING & CONTRACTING SERVICES (0.6%)
Jacobs Engineering Group, Inc.(b)                      4,700   $    142,363
                                                               ------------
---------------------------------------------------------------------------
ENTERTAINMENT (0.7%)
Movie Gallery, Inc. (b)                                9,200        167,348
                                                               ------------
---------------------------------------------------------------------------
FERTILIZERS (0.5%)
IMC Global, Inc.                                      10,900        119,900
                                                               ------------
---------------------------------------------------------------------------
FINANCE-SMALL LOAN (0.6%)
AmeriCredit Corp. (b)                                 14,100        107,019
Student Loan Corp.                                       300         28,560
                                                               ------------
                                                                    135,579
                                                               ------------
---------------------------------------------------------------------------
FINANCIAL DATA PROCESSING SERVICES &
Systems (0.7%)
NDCHealth Corp.                                        9,000        158,850
                                                               ------------
---------------------------------------------------------------------------
FINANCIAL-MISCELLANEOUS (0.4%)
New Century Financial Corp.                            4,000         84,400
                                                               ------------
---------------------------------------------------------------------------
FOODS (1.5%)
Hormel Foods Corp.                                     8,600        208,120
NBTY, Inc. (b)                                         9,700        150,835
                                                               ------------
                                                                    358,955
                                                               ------------
---------------------------------------------------------------------------
HEALTHCARE MANAGEMENT SERVICES (1.9%)
AMERIGROUP Corp. (b)                                   5,000        146,050
Community Health Systems, Inc. (b)                     9,100        213,850
Medquist, Inc. (b)                                     5,300         90,047
                                                               ------------
                                                                    449,947
                                                               ------------
---------------------------------------------------------------------------
HEALTHCARE SERVICES (1.0%)
Apria Healthcare Group, Inc. (b)                       9,600        234,144
                                                               ------------
---------------------------------------------------------------------------
HOMEBUILDING (0.5%)
Beazer Homes USA, Inc. (b)                             1,900        124,887
                                                               ------------
---------------------------------------------------------------------------
HOUSEHOLD FURNISHINGS (0.8%)
La-Z-Boy, Inc.                                         7,900        188,020
                                                               ------------
---------------------------------------------------------------------------
HOUSEHOLD PRODUCTS (1.0%)
Dial Corp.                                            10,800        229,608
                                                               ------------
---------------------------------------------------------------------------
IDENTIFICATION CONTROL & FILTER DEVICES
 (1.4%)
Flowserve Corp. (b)                                    8,600        100,792
Hubbell, Inc.                                          6,900        234,255
                                                               ------------
                                                                    335,047
                                                               ------------
---------------------------------------------------------------------------
INSURANCE-MULTI-LINE (2.1%)
Reinsurance Group of America, Inc.                     7,700        211,673
StanCorp Financial Group, Inc.                         5,100        275,400
                                                               ------------
                                                                    487,073
                                                               ------------
---------------------------------------------------------------------------
INSURANCE-PROPERTY & CASUALTY (1.4%)
IPC Holdings Ltd.                                     10,700        333,519
                                                               ------------
---------------------------------------------------------------------------
INVESTMENT MANAGEMENT COMPANIES (0.9%)
MCG Capital Corp.                                     16,896        198,359
                                                               ------------
---------------------------------------------------------------------------
LEISURE (0.4%)
Action Performance Co., Inc.                           4,600         94,944
                                                               ------------
---------------------------------------------------------------------------
MACHINERY-CONSTRUCTION & HANDLING (0.5%)
The Manitowoc Company, Inc.                            4,500        106,155
                                                               ------------
---------------------------------------------------------------------------
MACHINERY-ENGINES (0.6%)
Cummins Engine, Inc.                                   5,400        129,384
                                                               ------------
---------------------------------------------------------------------------
MACHINERY-INDUSTRIAL/SPECIALTY (0.3%)
Joy Global, Inc. (b)                                   7,100         69,438
                                                               ------------
---------------------------------------------------------------------------
MACHINERY-OIL WELL EQUIPMENT & SERVICES
 (1.8%)
Key Energy Services, Inc. (b)                         27,100        242,003
Rowan Co., Inc.                                        9,100        185,549
                                                               ------------
                                                                    427,552
                                                               ------------
---------------------------------------------------------------------------
MEDICAL & DENTAL INSTRUMENTS & SUPPLIES
 (2.5%)
Conmed Corp. (b)                                      14,500        283,910
Owens & Minor, Inc.                                   19,700        289,984
                                                               ------------
                                                                    573,894
                                                               ------------
---------------------------------------------------------------------------
METAL FABRICATING (0.9%)
Maverick Tube Corp. (b)                               15,529        197,995
                                                               ------------
---------------------------------------------------------------------------
MISCELLANEOUS MATERIALS & PROCESSING
 (0.6%)
USEC, Inc.                                            22,500        150,750
                                                               ------------
---------------------------------------------------------------------------
OIL-CRUDE PRODUCERS (1.3%)
Newfield Exploration Co. (b)                           8,800        307,912
                                                               ------------
---------------------------------------------------------------------------
PAINTS & COATINGS (1.7%)
RPM, Inc.                                             11,800        177,708
Valspar Corp.                                          5,100        213,027
                                                               ------------
                                                                    390,735
                                                               ------------
---------------------------------------------------------------------------
PAPER (0.7%)
Bowater, Inc.                                          5,100        172,839
                                                               ------------
---------------------------------------------------------------------------

                                                           2002 Annual Report 67

[GRAPHIC APPEARS HERE]

CONCEPT Series

STATEMENT OF INVESTMENTS (Continued)
October 31, 2002

GARTMORE VALUE OPPORTUNITIES FUND (Continued)

COMMON STOCKS (CONTINUED)

                                                SHARES OR
                                            PRINCIPAL AMOUNT      VALUE
---------------------------------------------------------------------------
POLLUTION CONTROL & ENVIRONMENTAL
 SERVICES (0.5%)
Ionics, Inc. (b)                                       5,400   $    122,742
                                                               ------------
---------------------------------------------------------------------------
PRODUCTION TECHNOLOGY EQUIPMENT (0.9%)
Lam Research Corp. (b)                                11,800        148,562
Photronics Corp. (b)                                   5,300         64,342
                                                               ------------
                                                                    212,904
                                                               ------------
---------------------------------------------------------------------------
PUBLISHING-MISCELLANEOUS (0.3%)
R.R. Donnelley & Sons Co.                              3,800         76,190
                                                               ------------
---------------------------------------------------------------------------
PUBLISHING:NEWSPAPERS (1.0%)
Lee Enterprises, Inc.                                  6,800        222,360
                                                               ------------
---------------------------------------------------------------------------
RADIO & TV BROADCASTERS (2.5%)
Cumulus Media, Inc. (b)                               14,400        246,816
Emmis Communications Corp. Class A (b)                 7,800        170,196
Sinclair Broadcast Group, Inc.
 Class A (b)                                          13,600        160,888
                                                               ------------
                                                                    577,900
                                                               ------------
---------------------------------------------------------------------------
RAILROAD EQUIPMENT (0.8%)
Wabtec Corp.                                          12,500        178,000
                                                               ------------
---------------------------------------------------------------------------
RAILROADS (0.8%)
Genesee & Wyoming, Inc. Class A (b)                    8,550        187,245
                                                               ------------
---------------------------------------------------------------------------
REAL ESTATE (0.7%)
Jones Lang LaSalle, Inc. (b)                           9,800        165,130
                                                               ------------
---------------------------------------------------------------------------
REAL ESTATE INVESTMENT TRUSTS (REIT)
 (7.0%)
Anthracite Capital, Inc.                              23,165        245,086
CBL & Associates Properties, Inc.                      7,900        291,984
Developers Diversified Realty Corp.                   12,400        265,360
FBR Asset Investment Corp.                             8,000        240,000
Host Marriott Corp. (b)                               14,900        122,180
Liberty Property Trust                                 7,500        220,050
Mack-Cali Realty Corp.                                 8,100        234,009
                                                               ------------
                                                                  1,618,669
                                                               ------------
---------------------------------------------------------------------------
RENTAL & LEASING SERVICES-CONSUMER
 (0.5%)
Dollar Thrifty Automotive Group, Inc. (b)              6,000        111,480
                                                               ------------
---------------------------------------------------------------------------
RESTAURANTS (0.5%)
Darden Restaurants, Inc.                               6,600        125,268
                                                               ------------
---------------------------------------------------------------------------
RETAIL (2.9%)
Barnes & Noble, Inc. (b)                               3,300         69,630
Big Lots, Inc. (b)                                     5,600         92,960
Claire's Stores, Inc.                                  7,900        203,504
Linens 'n Things, Inc. (b)                             4,900        115,199
Pier 1 Imports, Inc.                                   3,700         69,745
Shopko Stores, Inc. (b)                                4,900         62,083
The Men's Wearhouse, Inc. (b)                          5,100         69,972
                                                               ------------
                                                                    683,093
                                                               ------------
---------------------------------------------------------------------------
SAVINGS & LOAN (3.4%)
BankAtlantic Bancorp, Inc. Class A                    29,000        270,280
Downey Financial Corp.                                 6,000        232,200
Webster Financial Corp.                                9,200        298,172
                                                               ------------
                                                                    800,652
                                                               ------------
---------------------------------------------------------------------------
SECURITIES BROKERAGE & SERVICES
 (1.2%)
Legg Mason, Inc.                                       5,800        269,468
                                                               ------------
---------------------------------------------------------------------------
SERVICES:COMMERCIAL (1.1%)
MPS Group, Inc. (b)                                   24,878        134,092
Waste Connections, Inc. (b)                            3,200        117,056
                                                               ------------
                                                                    251,148
                                                               ------------
---------------------------------------------------------------------------
STEEL (0.2%)
Carpenter Technology Corp.                             5,200         55,900
                                                               ------------
---------------------------------------------------------------------------
TEXTILE APPAREL MANUFACTURERS (0.7%)
Quiksilver, Inc. (b)                                   6,400        153,664
                                                               ------------
---------------------------------------------------------------------------
TIRE & RUBBER (0.6%)
Cooper Tire & Rubber Co.                              11,000        143,110
                                                               ------------
---------------------------------------------------------------------------
TOYS (0.7%)
Hasbro, Inc.                                          15,300        156,366
                                                               ------------
---------------------------------------------------------------------------
TRANSPORTATION-MISC.(1.4%)
Tidewater, Inc.                                       11,300        318,321
                                                               ------------
---------------------------------------------------------------------------
TRUCKERS (1.5%)
J.B. Hunt Transport Services, Inc. (b)                 5,900        163,371
Yellow Corp. (b)                                       6,600        182,754
                                                               ------------
                                                                    346,125
                                                               ------------
---------------------------------------------------------------------------
UTILITIES - ELECTRIC (3.5%)
DQE, Inc.                                             13,800        219,972
NSTAR                                                  7,100        297,845
Wisconsin Energy Corp.                                13,100        301,038
                                                               ------------
                                                                    818,855
                                                               ------------
---------------------------------------------------------------------------
UTILITIES-GAS DISTRIBUTORS (3.4%)
New Jersey Resources Corp.                             8,200        258,956
Questar Corp.                                         13,800        356,040
Western Gas Resources, Inc.                            5,400        178,794
                                                               ------------
                                                                    793,790
                                                               ------------

68 Annual Report 2002

                                                SHARES OR
                                            PRINCIPAL AMOUNT      VALUE
---------------------------------------------------------------------------
UTILITIES-WATER(0.5%)
American States Water Co.                              4,600   $    123,280
                                                               ------------
Total Common Stocks                                              21,316,894
                                                               ------------

REPURCHASE AGREEMENT (8.9%)

Fifth Third Bank, 1.67%, dated
 10/31/02, due 11/01/02, repurchase
 price $2,082,289 (Fully collateralized
 by Freddie Mac Gold Securities)                $  2,082,192   $  2,082,192
                                                               ------------

Total Repurchase Agreement                                        2,082,192
                                                               ------------

Total Investments (Cost $25,578,469)
 (a)-- 100.5%                                                    23,399,086

Liabilities in excess of other
 assets -- (0.5)%                                                  (116,398)
                                                               ------------
NET ASSETS-- 100.0%                                            $ 23,282,688
                                                               ============

(a) See notes to financial statements for unrealized appreciation (depreciation) of securities.
(b)  Denotes a non-income producing security.

See notes to financial statements.

                                                           2002 Annual Report 69

[GRAPHIC APPEARS HERE]

CONCEPT Series

GARTMORE
MICRO CAP EQUITY FUND

Class A Shares symbol: GMEAX
Class B Shares symbol: GMEBX
Class C Shares symbol: GMECX
Institutional Service Class symbol: GMESX
Institutional Class symbol: GMEIX

How did the Fund perform?
Since inception on June 27, 2002, the Fund has returned -13.60%* versus -17.68% for its benchmark, the Wilshire Micro Cap Equity Index.

What market/economic factors influenced the portfolio's performance?
The past year has been a difficult one for equity investors. Growth stock investors were hurt more than their value counterparts. Furthermore, micro caps, which rely on liquidity for good performance, were hurt by its absence, as many investors moved assets from equities to cash and bonds.

Negative news dominated the headlines and affected investor sentiment. Corporate scandal, lost confidence in Wall Street, and the rising talk of war with Iraq kept the markets down. Many observers expressed concern that the drivers of consumer spending, such as the refinancing boom, might not last. The prospect of a third year of negative equity returns led to an increase in the number of investors selling short. Paradoxically, improving fundamentals such as accelerating earnings did not always result in winning stocks. These and other conditions hurt the potential for a market rally.

What sectors/holdings enhanced or detracted from performance?
The portfolio benefited from good stock selection and overweighting as compared to the benchmark in the consumer discretionary and health-care sectors. In the consumer discretionary sector, Shuffle Master, Inc. and Acres Gaming, Inc. benefited from the anticipation that as more states face budgetary shortfalls, they will pass legislation to allow casino operations, thus expanding the marketplace.

In the health-care sector, ZOLL Medical Corp., a manufacturer of cardiac resuscitation devices, performed well. The Fund's decision to remain relatively market neutral in information technology protected it from wild swings in tech stocks. The Fund's positive stock selection included Cree Inc., a manufacturer of semiconductor materials that has done very well.

How is the Fund positioned?
A number of risks remain in the financial markets. The potential exists for terrorist attacks and a war with Iraq. In addition, there is a risk that consumer spending will stall, since the refinancing boom may have stolen big-ticket purchases from future periods.

Despite these risks, we remain optimistic that 2003 will be a better year for micro-cap investors. The economy is slowly recovering. If the merger and acquisition marketplace also begins to recover, this should help micro-cap stocks. For 2003, we plan to keep the portfolio diversified. We will continue to look for good companies with strong fundamentals, growing revenues and/or earnings that may soon have positive catalysts, such as a new product launch.

Portfolio Manager: Carl P. Wilk, CFP

* Performance of Class A shares without sales charge and assuming all distributions are reinvested.

Portfolio Market Value: $1,987,305
October 31, 2002

Aggregate Total Return
(For Period Ended October 31, 2002)

                                            INCEPTION/1/
-------------------------------------------------------
Class A      w/o SC/2/                       -13.60%
             w/SC/3/                         -18.57%
-------------------------------------------------------
Class B      w/o SC/2/                       -13.90%
             w/SC/4/                         -18.21%
-------------------------------------------------------
Class C      w/o SC/2/                       -13.90%
             w/SC/5/                         -15.60%
-------------------------------------------------------
Institutional Service Class/6/               -13.60%
-------------------------------------------------------
Institutional Class/6/                       -13.60%
-------------------------------------------------------

All figures showing the effect of a sales charge reflect the maximum charge possible, because it has the most dramatic effect on performance data.

/1/  Fund commenced operations on June 27, 2002.

/2/  These returns do not reflect the effects of sales charges (SC).

/3/  A 5.75% front-end sales charge was deducted.

/4/ A 5.00% contingent deferred sales charge (CDSC) was deducted. The CDSC declines to 0% after 6 years.

/5/ A 1.00% front-end sales charge was deducted. A CDSC of 1.00% was also deducted because it is charged when you sell Class C shares within the first year after purchase.

/6/  Not subject to any sales charges.

Investment return and principal value will fluctuate, and when redeemed, shares may be worth more or less than original cost. Past performance is no guarantee of future results.

              GARTMORE MICRO CAP EQUITY            BENCHMARKS
DATE                    CLASS A            WILSHIRE MICRO CAP EQUITY      CPI
-------       -------------------------    -------------------------    -------
 6/27/2002                        9,425                       10,000    10,000
10/31/2002                        8,143                        8,232    10,086

Comparative performance of $10,000 invested in Class A shares of the Gartmore Micro Cap Equity Fund, Wilshire Micro Cap Equity Index (a), and the Consumer Price Index (CPI) (b) since inception. Unlike the Fund, the returns for these indices do not reflect any fees, expenses, or sales charges.

(a) The Wilshire Micro Cap Equity Index is a capitalization-weighted index that measures small-cap stocks in the bottom "half" of the Wilshire 5000 Index.

(b) The CPI represents changes in prices of a basket of goods and services purchased for consumption by urban households.

70 Annual Report 2002

STATEMENT OF INVESTMENTS
October 31, 2002

GARTMORE MICRO CAP EQUITY FUND

COMMON STOCKS (95.5%)

                                                SHARES OR
                                            PRINCIPAL AMOUNT      VALUE
---------------------------------------------------------------------------
AEROSPACE/DEFENSE (0.7%)
Herley Industries, Inc. (b)                              900   $     14,643
                                                               ------------
---------------------------------------------------------------------------
AIRLINES (1.6%)
Mesa Air Group, Inc. (b)                               5,900         32,509
                                                               ------------
---------------------------------------------------------------------------
APPAREL (1.7%)
Weyco Group, Inc.                                      1,000         34,250
                                                               ------------
---------------------------------------------------------------------------
APPAREL/ACCESSORIES (1.6%)
DHB Industries, Inc. (b)                              15,400         31,570
                                                               ------------
---------------------------------------------------------------------------
AUTO PARTS & EQUIPMENT (4.1%)
Monro Muffler, Inc. (b)                                1,900         33,725
Spartan Motors, Inc.                                   4,200         47,208
                                                               ------------
                                                                     80,933
                                                               ------------
---------------------------------------------------------------------------
BANK HOLDINGS COMPANIES (9.4%)
Bank of the Ozarks, Inc.                               1,000         23,090
Capitol Bancorp Ltd.                                   1,500         29,940
Cascade Bancorp                                        1,400         20,818
Macatawa Bank Corp.                                    1,500         30,000
PrivateBancorp, Inc.                                     600         22,434
Prosperity Bancshares, Inc.                            1,400         26,278
Umpqua Holdings Corp.                                  2,300         36,432
                                                               ------------
                                                                    188,992
                                                               ------------
---------------------------------------------------------------------------
BANKING (2.6%)
Mercantile Bank Corp. (b)                              1,300         25,337
Tower Financial Corp. (b)                              2,200         26,840
                                                               ------------
                                                                     52,177
                                                               ------------
---------------------------------------------------------------------------
COMPUTER SOFTWARE & SERVICES (8.7%)
Computer Programs & Systems, Inc. (b)                    700         15,645
Cray, Inc. (b)                                         9,800         51,744
Elite Information Group, Inc. (b)                      3,300         23,595
Mentor Graphics Corp. (b)                              3,100         29,428
Precis, Inc. (b)                                       4,100         21,115
Sypris Solutions, Inc.                                 3,100         32,736
                                                               ------------
                                                                    174,263
                                                               ------------
---------------------------------------------------------------------------
CONSULTING SERVICES (0.1%)
Superior Consultant Holdings (b)                         600          1,206
                                                               ------------
---------------------------------------------------------------------------
DISTRIBUTION (1.5%)
ScanSource, Inc. (b)                                     500         30,050
                                                               ------------
---------------------------------------------------------------------------
ELECTRONICS (4.3%)
Planar Systems, Inc. (b)                               2,400         44,088
Signal Technology Corp. (b)                            3,300         40,887
                                                               ------------
                                                                     84,975
                                                               ------------
---------------------------------------------------------------------------
ENTERTAINMENT (3.1%)
Acres Gaming, Inc. (b)                                 4,600         25,898
Shuffle Master, Inc. (b)                               1,600         36,704
                                                               ------------
                                                                     62,602
                                                               ------------
---------------------------------------------------------------------------
FINANCIAL (1.1%)
Federal Agricultural Mortgage Corp. (b)                  700         21,889
                                                               ------------
---------------------------------------------------------------------------
FOOD & RELATED (2.8%)
Horizon Organic Holding Corp. (b)                      1,500         23,792
Jarden Corp. (b)                                       1,300         31,109
                                                               ------------
                                                                     54,901
                                                               ------------
---------------------------------------------------------------------------
HEALTHCARE (6.8%)
Air Methods Corp. (b)                                  6,000         36,420
Horizon Health Corp. (b)                               2,100         37,420
National Medical Health Card Systems,
 Inc. (b)                                              3,000         26,400
Option Care, Inc. (b)                                  4,600         35,880
                                                               ------------
                                                                    136,120
                                                               ------------
---------------------------------------------------------------------------
INSURANCE (1.3%)
Navigators Group, Inc. (b)                             1,200         25,200
                                                               ------------
---------------------------------------------------------------------------
INTERNET (4.3%)
Alloy, Inc. (b)                                        3,100         29,850
Neoforma, Inc. (b)                                     3,000         33,660
PTEK Holdings, Inc. (b)                                6,000         22,038
                                                               ------------
                                                                     85,548
                                                               ------------
---------------------------------------------------------------------------
LEISURE PRODUCTS (2.6%)
Coachmen Industries, Inc.                              2,500         33,875
Fotoball USA, Inc. (b)                                 4,000         17,680
                                                               ------------
                                                                     51,555
                                                               ------------
---------------------------------------------------------------------------
MACHINERY (1.7%)
Key Technology, Inc. (b)                               6,600         34,650
                                                               ------------
---------------------------------------------------------------------------
MANUFACTURING (2.3%)
Applied Films Corp. (b)                                3,300         46,794
                                                               ------------
---------------------------------------------------------------------------
MEDICAL (1.1%)
Neogen Corp. (b)                                       1,700         21,845
                                                               ------------
---------------------------------------------------------------------------
MEDICAL EQUIPMENT & SUPPLIES (5.2%)
Cantel Medical Corp. (b)                               2,600         30,810
Lifeline Systems, Inc. (b)                             1,100         24,860
Orthologic Corp. (b)                                   5,900         21,889
Zoll Medical Corp. (b)                                   800         25,960
                                                               ------------
                                                                    103,519
                                                               ------------

                                                           2002 Annual Report 71

[GRAPHIC APPEARS HERE]

Concept Series

STATEMENT OF INVESTMENTS (Continued)
October 31, 2002

GARTMORE MICRO CAP EQUITY FUND (Continued)

COMMON STOCKS (CONTINUED)
                                                SHARES OR
                                            PRINCIPAL AMOUNT      VALUE
---------------------------------------------------------------------------
MEDICAL LABORATORIES (3.5%)
Bio-Reference Laboratories, Inc.(b)                    4,400   $     31,772
Bioreliance Corp. (b)                                  1,400         38,150
                                                               ------------
                                                                     69,922
                                                               ------------
---------------------------------------------------------------------------
OIL & GAS (5.2%)
Harvest Natural Resources, Inc.(b)                     8,000         53,440
Petroquest Energy, Inc. (b)                            3,900         15,678
Willbros Group, Inc. (b)                               4,600         34,086
                                                               ------------
                                                                    103,204
                                                               ------------
---------------------------------------------------------------------------
PHARMACEUTICALS (4.4%)
Del Laboratories, Inc.(b)                                800         19,920
MIM Corp. (b)                                          4,400         31,504
Women First Healthcare, Inc.(b)                        6,600         36,234
                                                               ------------
                                                                     87,658
                                                               ------------
---------------------------------------------------------------------------
RESTAURANTS (1.1%)
Champps Entertainment, Inc.(b)                         2,000         21,480
                                                               ------------
---------------------------------------------------------------------------
SEMICONDUCTORS (3.2%)
OSI Systems, Inc. (b)                                  2,500         39,975
White Electronic Designs Corp.(b)                      2,300         22,862
                                                               ------------
                                                                     62,837
                                                               ------------
---------------------------------------------------------------------------
SERVICES (1.9%)
Healthcare Services Group, Inc.(b)                     1,600         18,976
Team, Inc.(b)                                          2,400         19,248
                                                               ------------
                                                                     38,224
                                                               ------------
---------------------------------------------------------------------------
TECHNOLOGY (3.1%)
EMS Technologies, Inc.(b)                              2,400         33,624
Tessco Technologies, Inc.(b)                           3,200         28,064
                                                               ------------
                                                                     61,688
                                                               ------------
---------------------------------------------------------------------------
TELECOMMUNICATIONS (2.0%)
Regent Communications, Inc.(b)                         6,600         39,930
                                                               ------------
---------------------------------------------------------------------------
TRANSPORTATION (2.5%)
Boyd Brothers Transportation, Inc.(b)                  4,200         17,010
Old Dominion Freight Line, Inc.(b)                     1,400         32,690
                                                               ------------
                                                                     49,700
                                                               ------------
Total Common Stocks                                               1,904,834
                                                               ------------

REPURCHASE AGREEMENT (4.1%)
Fifth Third Bank, 1.67%, dated
 10/31/02 due 11/01/02, repurchase
 price $ 82,475
 (Fully collateralized by FARM)                 $     82,471   $     82,471
                                                               ------------

Total Repurchase Agreement                                           82,471
                                                               ------------

Total Investments (Cost $2,004,466)
 (a) -- 99.6%                                                     1,987,305

Other assets in excess of liabilities
 -- 0.4                                                               7,338
                                                               ------------
NET ASSETS -- 100.0%                                           $  1,994,643
                                                               ============

(a) See notes to financial statements for unrealized appreciation (depreciation) of securities.

(b)  Denotes a non-income producing security.

FARM Federal Adjustable Rate Mortgage

See notes to financial statements.

72 Annual Report 2002

STATEMENTS OF ASSETS AND LIABILITIES
October 31, 2002

                                                        GARTMORE           GARTMORE        GARTMORE VALUE        GARTMORE
                                                       HIGH YIELD         MILLENNIUM        OPPORTUNITIES        MICRO CAP
                                                        BOND FUND         GROWTH FUND           FUND            EQUITY FUND
----------------------------------------------------------------------------------------------------------------------------
ASSETS:
Investments, at value (cost $87,817,473;
 $19,094,678; $23,496,277 and $1,921,995;
 respectively)                                       $   83,688,236     $   18,355,582     $   21,316,894     $    1,904,834
Repurchase agreements, at cost                            2,430,940                 --          2,082,192             82,471
                                                     -----------------------------------------------------------------------
      Total Investments                                  86,119,176         18,355,582         23,399,086          1,987,305
                                                     -----------------------------------------------------------------------
Cash                                                             --                303                 --                 --
Interest and dividends receivable                         2,385,081              2,736              7,696                543
Receivable for investments sold                             748,264            346,685            208,234             48,574
Receivable from adviser                                       7,928             11,991              3,463             17,209
Prepaid expenses and other assets                               719                403                351                173
                                                     -----------------------------------------------------------------------
      Total Assets                                       89,261,168         18,717,700         23,618,830          2,053,804
                                                     -----------------------------------------------------------------------
LIABILITIES:
Distributions payable                                       697,445                 --                 --                 --
Payable for investments purchased                         3,125,000            505,461            289,549             47,390
Payable for capital shares redeemed                              --                 --              2,985                 --
Accrued expenses and other payables
   Investment advisory fees                                  39,617             15,486             13,474              2,546
   Fund administration and transfer agent fees               12,792             38,915             12,349                240
   Distribution fees                                            736              3,539              4,096                125
   Administrative servicing fees                                150                191              2,244                 --
   Other                                                      8,504             32,448             11,445              8,860
                                                     -----------------------------------------------------------------------
      Total Liabilities                                   3,884,244            596,040            336,142             59,161
                                                     -----------------------------------------------------------------------
Net Assets                                           $   85,376,924     $   18,121,660     $   23,282,688     $    1,994,643
                                                     =======================================================================
REPRESENTED BY:
Capital                                                 130,996,024     $   59,458,387     $   26,598,352     $    2,265,593
Accumulated net investment income (loss)                         --                 --             10,391                 --
Accumulated net realized gains (losses)
 from investment transactions                           (41,489,863)       (40,597,631)        (1,146,672)          (253,789)
Net unrealized appreciation (depreciation)
 on investments                                          (4,129,237)          (739,096)        (2,179,383)           (17,161)
                                                     -----------------------------------------------------------------------
Net Assets                                           $   85,376,924     $   18,121,660     $   23,282,688     $    1,994,643
                                                     =======================================================================
NET ASSETS:
Class A Shares                                       $    2,001,550     $    4,880,271     $    9,765,883     $      309,542
Class B Shares                                              354,918          3,005,011          2,362,222             43,065
Class C Shares                                               53,053             44,639            133,012             43,065
Class D Shares                                                   --         10,191,739                 --                 --
Institutional Service Class Shares                       82,967,403                 --         11,021,571             43,215
Institutional Class Shares                                       --                 --                 --          1,555,756
                                                     -----------------------------------------------------------------------
Total                                                $   85,376,924     $   18,121,660     $   23,282,688     $    1,994,643
                                                     =======================================================================
SHARES OUTSTANDING (unlimited number
 of shares authorized):
Class A Shares                                              334,361            574,244            884,138             35,831
Class B Shares                                               59,313            373,991            214,724              5,000
Class C Shares                                                8,854              5,552             12,119              5,000
Class D Shares                                                   --          1,184,652                 --                 --
Institutional Service Class Shares                       13,731,885                 --            991,389              5,000
Institutional Class Shares                                       --                 --                 --            180,000
                                                     -----------------------------------------------------------------------
Total                                                    14,134,413          2,138,439          2,102,370            230,831
                                                     =======================================================================
NET ASSET VALUE:
Class A Shares                                       $         5.99     $         8.50     $        11.05     $         8.64
Class B Shares (a)                                   $         5.98     $         8.03     $        11.00     $         8.61
Class C Shares (b)                                   $         5.99     $         8.04     $        10.98     $         8.61
Class D Shares                                       $           --     $         8.60     $           --     $           --
Institutional Service Class Shares                   $         6.04     $           --     $        11.12     $         8.64
Institutional Class Shares                           $           --     $           --     $           --     $         8.64
MAXIMUM OFFERING PRICE PER SHARE
 (100%/(100%--maximum sales charge)
 of net asset value adjusted to the
 nearest cent):
Class A Shares                                       $         6.27     $         9.02     $        11.72     $         9.17
Class C Shares                                       $         6.05     $         8.12     $        11.09     $         8.70
Class D Shares                                       $           --     $         9.01     $           --     $           --
                                                     -----------------------------------------------------------------------
Maximum Sales Charge -- Class A Shares                         4.50%              5.75%              5.75%              5.75%
                                                     =======================================================================
Maximum Sales Charge -- Class C Shares                         1.00%              1.00%              1.00%              1.00%
                                                     =======================================================================
Maximum Sales Charge -- Class D Shares                           --               4.50%                --                 --
                                                     =======================================================================

(a) For Class B shares, the redemption price per share varies by length of time shares are held.
(b) For Class C shares, the redemption price per share is reduced by 1.00% for shares held less than one year.

See notes to financial statements.

                                                           2002 Annual Report 73

[GRAPHIC APPEARS HERE]

Concept Series

STATEMENTS OF OPERATIONS
For the Year Ended October 31, 2002

                                                        GARTMORE           GARTMORE        GARTMORE VALUE        GARTMORE
                                                       HIGH YIELD         MILLENNIUM        OPPORTUNITIES        MICRO CAP
                                                        BOND FUND         GROWTH FUND           FUND          EQUITY FUND(a)
----------------------------------------------------------------------------------------------------------------------------
INVESTMENT INCOME:
Interest income                                      $    9,101,802     $       11,945     $       28,401     $        1,415
Dividend income (net of foreign withholding
  tax of $0; $108; $0 and $0; respectively)                      --             60,973            421,626              1,906
                                                     -----------------------------------------------------------------------
      Total Income                                        9,101,802             72,918            450,027              3,321
                                                     -----------------------------------------------------------------------
EXPENSES:
Investment advisory fees                                    496,658            242,790            186,560              8,135
Fund administration and transfer agent fees                 144,974            109,969             69,577              2,151
Distribution fees Class A                                     5,611             15,815             29,710                162
Distribution fees Class B                                     2,855             37,444             28,109                150
Distribution fees Class C                                       119                553              1,387                150
Administrative servicing fees Class A                         1,000              3,021              3,595                 --
Administrative servicing fees Institutional
 Service Class                                                  397                 --             26,031                 --
Professional fees                                             8,776              1,391              2,971             14,725
Registration and filing fees                                 39,042             37,701             37,162             18,637
Printing fees                                                 4,941             46,243             15,332              4,594
Other                                                        17,182              9,904              5,240              1,078
                                                     -----------------------------------------------------------------------
      Total expenses before reimbursed expenses             721,555            504,831            405,674             49,782
Expenses reimbursed                                         (80,001)          (148,003)           (55,293)           (39,232)
                                                     -----------------------------------------------------------------------
      Total Expenses                                        641,554            356,828            350,381             10,550
                                                     -----------------------------------------------------------------------
Net Investment Income (Loss)                              8,460,248           (283,910)            99,646             (7,229)
                                                     -----------------------------------------------------------------------
REALIZED/UNREALIZED GAINS (LOSSES) FROM
 INVESTMENTS:
Net realized gains (losses) on investment
 transactions                                           (19,169,645)        (4,610,659)        (1,093,179)          (253,789)
Net change in unrealized appreciation/
 depreciation on investments                              7,123,532           (630,467)        (1,769,834)           (17,161)
                                                     -----------------------------------------------------------------------
Net realized/unrealized gains (losses)
 on investments                                         (12,046,113)        (5,241,126)        (2,863,013)          (270,950)
                                                     -----------------------------------------------------------------------
CHANGE IN NET ASSETS RESULTING FROM OPERATIONS       $   (3,585,865)   $    (5,525,036)    $   (2,763,367)    $     (278,179)
                                                     =======================================================================

(a) For the period from June 27, 2002 (commencement of operations) through October 31, 2002.

See notes to financial statements.

74 Annual Report 2002

STATEMENTS OF CHANGES IN NET ASSETS

                                                  GARTMORE HIGH YIELD              GARTMORE MILLENNIUM
                                                      BOND FUND                        GROWTH FUND
                                           ----------------------------------------------------------------
                                            YEAR ENDED       YEAR ENDED       YEAR ENDED       YEAR ENDED
                                              OCTOBER          OCTOBER          OCTOBER          OCTOBER
                                              31,2002          31,2001          31,2002          31,2001
                                           ----------------------------------------------------------------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
Net investment income (loss)               $   8,460,248    $  10,487,307    $    (283,910)   $    (327,976)
Net realized gains (losses) on
 investment transactions                     (19,169,645)     (18,776,793)      (4,610,659)     (35,493,568)
Net change in unrealized
appreciation/depreciation
 on investments                                7,123,532        5,224,576         (630,467)      (1,378,044)
                                           ----------------------------------------------------------------
Change in net assets resulting from
operations                                    (3,585,865)      (3,064,910)      (5,525,036)     (37,199,588)
                                           ----------------------------------------------------------------
Distributions to Class A Shareholders
FROM:
Net investment income                           (206,503)        (375,079)              --               --
Net realized gains on investments                     --               --               --       (1,531,988)
Distributions to Class B Shareholders
from:
Net investment income                            (24,154)         (22,396)              --               --
Net realized gains on investments                     --               --               --         (753,396)
DISTRIBUTIONS TO CLASS C SHAREHOLDERS
FROM:
Net investment income                             (1,013)            (121)(b)           --               --
Net realized gains on investments                     --               --               --               --
Distributions to Class D Shareholders
from:
Net investment income                                 --               --               --               --
Net realized gains on investments                     --               --               --       (3,212,124)
DISTRIBUTIONS TO INSTITUTIONAL SERVICE
 CLASS SHAREHOLDERS FROM:
Net investment income                         (8,228,578)     (10,097,288)              --               --
Net realized gains on investments                     --               --               --               --
                                           ----------------------------------------------------------------
Change in net assets from shareholder
distributions                                 (8,460,248)     (10,494,884)              --       (5,497,508)
                                           ----------------------------------------------------------------
Change in net assets from capital
transactions                                   8,488,263       10,863,506       (2,070,305)       2,103,928
                                           ----------------------------------------------------------------
Change in net assets                          (3,557,850)      (2,696,288)      (7,595,341)     (40,593,168)
NET ASSETS:
Beginning of period                           88,934,774       91,631,062       25,717,001       66,310,169
                                           ----------------------------------------------------------------
End of period                              $  85,376,924    $  88,934,774    $  18,121,660    $  25,717,001
                                           ================================================================

                                                   GARTMORE VALUE          GARTMORE MICRO
                                                 OPPORTUNITIES FUND       CAP EQUITY FUND(a)
                                           ------------------------------------------------
                                            YEAR ENDED       YEAR ENDED      PERIOD ENDED
                                              OCTOBER          OCTOBER          OCTOBER
                                              31,2002          31,2001        31,2002(a)
                                           ------------------------------------------------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
Net investment income (loss)               $      99,646    $     155,305    $       (7,229)
Net realized gains (losses) on
 investment transactions                      (1,093,179)         314,964          (253,789)
Net change in unrealized
appreciation/depreciation
 on investments                               (1,769,834)      (2,060,047)          (17,161)
                                           ------------------------------------------------
Change in net assets resulting from
 operations                                   (2,763,367)      (1,589,778)         (278,179)
                                           ------------------------------------------------
DISTRIBUTIONS TO CLASS A SHAREHOLDERS
 FROM:
Net investment income                            (48,959)         (56,851)
Net realized gains on investments               (136,060)              --                --
Distributions to Class B Shareholders
from:
Net investment income                             (2,418)          (1,534)               --
Net realized gains on investments                (34,742)              --                --
DISTRIBUTIONS TO CLASS C SHAREHOLDERS
 FROM:
Net investment income                               (122)            (149)(b)            --
Net realized gains on investments                 (1,496)              --                --
DISTRIBUTIONS TO CLASS D SHAREHOLDERS
 FROM:
Net investment income                                 --               --                --
Net realized gains on investments                     --               --                --
DISTRIBUTIONS TO INSTITUTIONAL SERVICE
 CLASS SHAREHOLDERS FROM:
Net investment income                            (65,769)         (76,053)               --
Net realized gains on investments               (121,033)              --                --
                                           ------------------------------------------------
Change in net assets from shareholder
distributions                                   (410,599)        (134,587)               --
                                           ------------------------------------------------
Change in net assets from capital
transactions                                   2,720,695       17,807,675         2,272,822
                                           ------------------------------------------------
Change in net assets                            (453,271)      16,083,310         1,994,643
NET ASSETS:
Beginning of period                           23,735,959        7,652,649                --
                                           ------------------------------------------------
End of period                              $  23,282,688    $  23,735,959    $    1,994,643
                                           ================================================

(a) For the period from June 27, 2002 (commencement of operations) through October 31, 2001.
(b) For the period from March 1, 2001 (commencement of operations) through October 31, 2001.

See notes to financial statements.

                                                           2002 Annual Report 75

[GRAPHIC APPEARS HERE]

Concept Series

GARTMORE HIGH YIELD BOND FUND

                                                                INVESTMENT ACTIVITIES              DISTRIBUTIONS
                                    -----------------------------------------------------------------------------------
                                                                        NET
                                                                    REALIZED AND
                                         NET                         UNREALIZED     TOTAL
                                     ASSET VALUE,          NET         GAINS         FROM        NET
                                      BEGINNING        INVESTMENT   (LOSSES) ON   INVESTMENT  INVESTMENT      TOTAL
                                      OF PERIOD      INCOME (LOSS)  INVESTMENTS   ACTIVITIES    INCOME    DISTRIBUTIONS
-----------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
Period Ended October 31, 2000 (d)   $       10.00             0.86         (2.04)      (1.18)      (0.86)         (0.86)
Year Ended October 31, 2001         $        7.96             0.84         (1.10)      (0.26)      (0.84)         (0.84)
Year Ended October 31, 2002         $        6.86             0.61         (0.87)      (0.26)      (0.61)         (0.61)

CLASS B SHARES
Period Ended October 31, 2000 (d)   $       10.00             0.80         (2.04)      (1.24)      (0.80)         (0.80)
Year Ended October 31, 2001         $        7.96             0.78         (1.10)      (0.32)      (0.78)         (0.78)
Year Ended October 31, 2002         $        6.86             0.56         (0.88)      (0.32)      (0.56)         (0.56)

CLASS C SHARES
Period Ended October 31, 2001 (e)   $        8.07             0.40         (1.21)      (0.81)      (0.40)         (0.40)
Year Ended October 31, 2002         $        6.86             0.56         (0.87)      (0.31)      (0.56)         (0.56)

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2000 (d)   $       10.00             0.87         (1.99)      (1.12)      (0.87)         (0.87)
Year Ended October 31, 2001         $        8.01             0.87         (1.10)      (0.23)      (0.86)         (0.86)
Year Ended October 31, 2002         $        6.92             0.63         (0.88)      (0.25)      (0.63)         (0.63)

                                            NET
                                        ASSET VALUE,
                                           END OF              TOTAL
                                           PERIOD            RETURN (a)
--------------------------------------------------------------------------------
CLASS A SHARES
Period Ended October 31, 2000 (d)    $            7.96             (12.48%)(f)
Year Ended October 31, 2001          $            6.86              (3.59%)
Year Ended October 31, 2002          $            5.99              (4.27%)

CLASS B SHARES
Period Ended October 31, 2000 (d)    $            7.96             (13.02%)(f)
Year Ended October 31, 2001          $            6.86              (4.31%)
Year Ended October 31, 2002          $            5.98              (5.11%)

CLASS C SHARES
Period Ended October 31, 2001 (e)    $            6.86             (10.15%)(f)
Year Ended October 31, 2002          $            5.99              (4.96%)

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2000 (d)    $            8.01             (11.80%)(f)
Year Ended October 31, 2001          $            6.92              (3.19%)
Year Ended October 31, 2002          $            6.04              (4.12%)

                                                                  RATIOS/SUPPLEMENTAL DATA
                                     ---------------------------------------------------------------------------------
                                                                       RATIO OF NET        RATIO OF
                                                         RATIO OF       INVESTMENT         EXPENSES
                                       NET ASSETS        EXPENSES      INCOME (LOSS)       (PRIOR TO
                                       AT END OF        TO AVERAGE      TO AVERAGE      REIMBURSEMENTS)
                                         PERIOD            NET              NET           TO AVERAGE       PORT FOLIO
                                         (000s)           ASSETS          ASSETS         NET ASSETS (b)    TURNOVER (c)
----------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
Period Ended October 31, 2000 (d)    $        2,804            0.95%(g)        12.35%(g)           1.15%(g)       76.93%
Year Ended October 31, 2001          $        2,801            0.95%           11.10%              1.11%          83.79%
Year Ended October 31, 2002          $        2,002            0.97%            9.20%              1.09%          93.27%

CLASS B SHARES
Period Ended October 31, 2000 (d)    $          188            1.70%(g)        13.09%(g)           3.46%(g)       76.93%
Year Ended October 31, 2001          $          244            1.70%           10.35%              2.43%          83.79%
Year Ended October 31, 2002          $          355            1.70%            8.46%              1.83%          93.27%

CLASS C SHARES
Period Ended October 31, 2001 (e)    $            5            1.70%(g)        10.05%(g)           8.58%(g)       83.79%
Year Ended October 31, 2002          $           53            1.70%            8.55%              1.97%          93.27%

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2000 (d)    $       88,639            0.70%(g)        11.46%(g)           0.83%(g)       76.93%
Year Ended October 31, 2001          $       85,885            0.70%           11.30%              0.76%          83.79%
Year Ended October 31, 2002          $       82,967            0.70%            9.38%              0.79%          93.27%

(a)  Excludes sales charge.
(b) During the period certain fees were waived and/or reimbursed. If such waivers/reimbursements had not occurred, the ratios would have been as indicated.
(c) Portfolio turnover is calculated on the basis of the Fund as whole without distinguishing among the classes of shares.
(d) For the period from December 29, 1999 (commencement of operations) through October 31, 2000.
(e) For the period from March 1, 2001 (commencement of operations) through October 31, 2001.
(f)  Not annualized.
(g)  Annualized.

See notes to financial statements.

76 Annual Report 2002

GARTMORE MILLENNIUM GROWTH FUND

                                                                            NET
                                                                        REALIZED AND
                                          NET                            UNREALIZED          TOTAL
                                      ASSET VALUE,          NET            GAINS              FROM
                                       BEGINNING        INVESTMENT      (LOSSES) ON        INVESTMENT
                                       OF PERIOD      INCOME (LOSS)     INVESTMENTS        ACTIVITIES
--------------------------------------------------------------------------------------------------------

CLASS A SHARES

Period Ended October 31, 1998 (d)    $        19.67            (0.03)           (1.97)            (2.00)
Year Ended October 31, 1999          $        17.67            (0.03)            2.30              2.27
Year Ended October 31, 2000 (e)      $        19.70            (0.27)           10.63             10.36
Year Ended October 31, 2001          $        28.69            (0.16)          (15.19)           (15.35)
Year Ended October 31, 2002          $        10.93            (0.14)           (2.29)            (2.43)

CLASS B SHARES

Period Ended October 31, 1998 (d)    $        19.67            (0.07)           (2.06)            (2.13)
Year Ended October 31, 1999          $        17.54            (0.12)            2.26              2.14
Year Ended October 31, 2000 (e)      $        19.44            (0.42)           10.59             10.17
Year Ended October 31, 2001          $        28.24            (0.22)          (15.21)           (15.43)
Year Ended October 31, 2002          $        10.40            (0.19)           (2.18)            (2.37)

CLASS C SHARES

Period Ended October 31, 2001 (f)    $        13.46            (0.07)           (2.98)            (3.05)
Year Ended October 31, 2002          $        10.41            (0.19)           (2.18)            (2.37)

CLASS D SHARES
Year Ended October 31, 1998 (d)      $        22.87            (0.06)            1.29              1.23
Year Ended October 31, 1999          $        17.61            (0.02)            2.34              2.32
Year Ended October 31, 2000 (e)      $        19.69            (0.14)           10.57             10.43
Year Ended October 31, 2001          $        28.75            (0.11)          (15.20)           (15.31)
Year Ended October 31, 2002          $        11.03            (0.11)           (2.32)            (2.43)

                                               DISTRIBUTIONS
                                         ---------------------------------------------------------
                                                                         NET
                                           NET                      ASSET VALUE,
                                         REALIZED       TOTAL          END OF        TOTAL
                                          GAINS     DISTRIBUTIONS      PERIOD      RETURN (a)
--------------------------------------------------------------------------------------------------
CLASS A SHARES
Period Ended October 31, 1998 (d)              --              --   $      17.67       (10.17%)(g)
Year Ended October 31, 1999                 (0.24)          (0.24)  $      19.70        12.98%
Year Ended October 31, 2000 (e)             (1.37)          (1.37)  $      28.69        56.20%
Year Ended October 31, 2001                 (2.41)          (2.41)  $      10.93       (57.29%)
Year Ended October 31, 2002                    --             --    $       8.50       (22.23%)

CLASS B SHARES
Period Ended October 31, 1998 (d)              --              --   $      17.54       (10.83%)(g)
Year Ended October 31, 1999                 (0.24)          (0.24)  $      19.44         2.33%
Year Ended October 31, 2000 (e)             (1.37)          (1.37)  $      28.24        55.97%
Year Ended October 31, 2001                 (2.41)          (2.41)  $      10.40       (58.60%)
Year Ended October 31, 2002                    --              --   $       8.03       (22.79%)

CLASS C SHARES
Period Ended October 31, 2001 (f)              --              --   $      10.41       (22.66%)(g)
Year Ended October 31, 2002                    --              --   $       8.04       (22.77%)

CLASS D SHARES
Year Ended October 31, 1998 (d)             (6.49)          (6.49)  $      17.61         5.11%
Year Ended October 31, 1999                 (0.24)          (0.24)  $      19.69        13.31%
Year Ended October 31, 2000 (e)             (1.37)          (1.37)  $      28.75        56.61%
Year Ended October 31, 2001                 (2.41)          (2.41)  $      11.03       (57.00%)
Year Ended October 31, 2002                    --              --   $       8.60       (22.03%)

                                                                   RATIO/SUPPLEMENTAL DATA
                                   -----------------------------------------------------------------------------------------
                                                                       RATIO OF NET         RATIO OF
                                                      RATIO OF           INVESTMENT         EXPENSES
                                    NET ASSETS        EXPENSES         INCOME (LOSS)        (PRIOR TO
                                     AT END OF       TO AVERAGE          TO AVERAGE       REIMBURSEMENTS)
                                      PERIOD            NET                 NET              TO AVERAGE          PORTFOLIO
                                       (000$)          ASSETS             ASSETS           NET ASSETS (b)       TURNOVER (c)
----------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
Period Ended October 31, 1998 (d)  $          305           1.23%(h)           (0.70%)(h)             2.21%(h)         46.33%
Year Ended October 31, 1999        $        1,244           1.25%              (0.24%)                1.83%            36.58%
Year Ended October 31, 2000 (e)    $       22,612           1.47%              (0.95%)                1.67%           330.32%
Year Ended October 31, 2001        $        6,601           1.63%              (1.00%)                2.75%           698.74%
Year Ended October 31, 2002        $        4,880           1.59%              (1.27%)                2.20%           432.60%

CLASS B SHARES
Period Ended October 31, 1998 (d)  $          251           2.00%(h)           (1.47%)(h)             2.98%(h)         46.33%
Year Ended October 31, 1999        $          918           2.00%              (1.01%)                2.59%            36.58%
Year Ended October 31, 2000 (e)    $        7,608           2.10%              (1.57%)                2.35%           330.32%
Year Ended October 31, 2001        $        3,985           2.23%              (1.60%)                3.67%           698.74%
Year Ended October 31, 2002        $        3,005           2.25%              (1.94%)                2.90%           432.60%

CLASS C SHARES
Period Ended October 31, 2001 (f)  $           52           2.23%(h)           (1.76%)(h)             4.38%(h)        698.74%
Year Ended October 31, 2002        $           45           2.25%              (1.94%)                2.90%           432.60%

CLASS D SHARES
Year Ended October 31, 1998 (d)    $        9,022           0.93%              (0.30%)                1.57%            46.33%
Year Ended October 31, 1999        $        9,865           1.00%              (0.09%)                1.53%            36.58%
Year Ended October 31, 2000 (e)    $       36,090           1.10%              (0.55%)                1.30%           330.32%
Year Ended October 31, 2001        $       15,079           1.30%              (0.69%)                2.51%           698.74%
Year Ended October 31, 2002        $       10,192           1.27%              (0.97%)                1.90%           432.60%

(a)  Excludes sales charge.
(b) During the period certain fees were waived and/or reimbursed. If such waivers/reimbursements had not occurred, the ratios would have been as indicated.
(c) Portfolio turnover is calculated on the basis of the Fund as whole without distinguishing among the classes of shares.
(d) Shares first offered to the public on May 11, 1998. Upon a Trust Reorganization on May 11, 1998, the existing shares of the fund were renamed Class D Shares.
(e) Net investment income (loss) is based on average shares outstanding during the period.
(f) For the period from March 1, 2001 (commencement of operations) through October 31, 2001.
(g)  Not annualized.
(h)  Annualized.

See notes to financial statements.

                                                           2002 Annual Report 77

[GRAPHIC APPEARS HERE]

CONCEPT Series

FINANCIAL HIGHLIGHTS

Selected Data for Each Share of Capital Outstanding

GARTMORE VALUE OPPORTUNITIES FUND

                                                             INVESTMENT ACTIVITIES               DISTRIBUTIONS
                            ----------------------------------------------------------------------------------------------
                                                                     NET
                                                                 REALIZED AND
                                NET                               UNREALIZED    TOTAL
                            ASSET VALUE,     NET                     GAINS      FROM        NET       NET
                             BEGINNING    INVESTMENT  REDEMPTION (LOSSES) ON  INVESTMENT INVESTMENT REALIZED    TOTAL
                             OF PERIOD   INCOME(LOSS)    FEES     INESTMENTS  ACTIVITES  ACTIVITES   GAINS   DISTRIBUTIONS
--------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
Period Ended
October 31, 2000 (d)        $      10.00         0.06         --         2.38       2.44      (0.07)      --         (0.07)
Year Ended October 31, 2001 $      12.37         0.10         --        (0.20)     (0.10)     (0.10)      --         (0.10)
Year Ended October 31, 2002 $      12.17         0.05       0.01        (0.98)     (0.92)     (0.05)   (0.15)        (0.20)

CLASS B SHARES
Period Ended
  October 31, 2000 (d)      $      10.00         0.01         --         2.37       2.38      (0.02)      --         (0.02)
Year Ended October 31, 2001 $      12.36         0.02         --        (0.20)     (0.18)     (0.02)      --         (0.02)
Year Ended October 31, 2002 $      12.16        (0.03)      0.01        (0.98)     (1.00)     (0.01)   (0.15)        (0.16)

CLASS C SHARES
Period Ended
  October 31, 2001 (e)      $      13.08         0.01         --        (0.93)     (0.92)     (0.03)      --         (0.03)
Year Ended October 31, 2002 $      12.13        (0.03)      0.01        (0.97)     (0.99)     (0.01)   (0.15)        (0.16)

INSTITUTIONAL SERVICE
CLASS SHARES
Period Ended
  October 31, 2000 (d)      $      10.00         0.07         --         2.40       2.47      (0.05)      --         (0.05)
Year Ended October 31, 2001 $      12.42         0.13         --        (0.19)     (0.06)     (0.12)      --         (0.12)
Year Ended October 31, 2002 $      12.24         0.07       0.01        (0.98)     (0.90)     (0.07)   (0.15)        (0.22)

                                                                                RATIOS/SUPPLEMENTAL DATA
                            ------------------------------------------------------------------------------------------------------
                                                                                  RATIO OF NET        RATIO OF
                                                                    RATIO OF      INVESTMENT          EXPENSES
                                 NET                    NET ASSETS  EXPENSES     INCOME (LOSS)       (PRIOR TO
                            ASSET VALUES,               AT END OF  TO AVERAGE     TO AVERAGE       REIMBURSEMENTS)
                               END OF       TOTAL         PERIOD      NET             NET             TO AVERAGE       PORTFOLIO
                               PERIOD     RETURN(a)       (000s)     ASSETS         ASSESTS         NET ASSETS (b)    TURNOVER (c)
----------------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
Period Ended
October 31, 2000 (d)        $       12.37     24.38%(f) $    2,460       1.35%(g)         0.62%(g)            6.59%(g)      119.39%
Year Ended October 31, 2001 $       12.17     (0.87%)   $   10,789       1.35%            0.69%               2.07%         139.75%
Year Ended October 31, 2002 $       11.05     (7.75%)   $    9,766       1.31%            0.39%               1.48%         108.62%

CLASS B SHARES
Period Ended
  October 31, 2000 (d)      $       12.36     23.79%(f) $      751       1.95%(g)         0.10%(g)            7.70%(g)      119.39%
Year Ended October 31, 2001 $       12.16     (1.45%)   $    2,708       1.95%            0.09%               3.06%         139.75%
Year Ended October 31, 2002 $       11.00     (8.39%)   $    2,362       1.98%           (0.28%)              2.22%         108.62%

CLASS C SHARES
Period Ended
  October 31, 2001 (e)      $       12.13     (7.08%)(f)$      108       1.95%(g)        (0.01%)(g)           3.29% (g)     139.75%
Year Ended October 31, 2002 $       10.98     (8.31%)   $      133       1.99%           (0.30%)              2.23%         108.62%

INSTITUTIONAL SERVICE
CLASS SHARES
Period Ended
  October 31, 2000 (d)      $       12.42     24.72%(f) $    4,441       1.00%(g)         0.98%(g)            5.99%(g)      119.39%
Year Ended October 31, 2001 $       12.24     (0.49%)   $   10,130       1.00%            1.07%                .81%         139.75%
Year Ended October 31, 2002 $       11.12     (7.56%)   $   11,022       1.16%            0.52%               1.40%         108.62%

(a)  Excludes sales charge.
(b) During the period certain fees were waived and/or reimbursed. If such waivers/reimbursements had not occurred, the ratios would have been as indicated.
(c) Portfolio turnover is calculated on the basis of the Fund as whole without distinguishing among the classes of shares.
(d) For the period from December 29, 1999 (commencement of operations) through October 31, 2000.
(e) For the period from March 1, 2001 (commencement of operations) through October 31, 2001.
(f)  Not annualized.
(g)  Annualized.

See notes to financial statements.

78 Annual Report 2002

GARTMORE MICRO CAP EQUITY FUND

                                                              INVESTMENT ACTIVITIES
                                       -------------------------------------------------------------------
                                                                       NET
                                                                   REALIZED AND
                                          NET                       UNREALIZED     TOTAL         NET
                                       ASSET VALUE,      NET          GAINS        FROM      ASSET VALUE,
                                        BEGINNING    INVESTMENT    (LOSSES) ON   INVESTMENT     END OF
                                        OF PERIOD    INCOME(LOSS)   INESTMENTS   ACTIVITES      PERIOD
----------------------------------------------------------------------------------------------------------
CLASS A SHARES
Period Ended October 31, 2002 (d) (e)  $      10.00         (0.04)        (1.32)      (1.36) $        8.64

CLASS B SHARES
Period Ended October 31, 2002 (d)      $      10.00         (0.06)        (1.33)      (1.39) $        8.61

CLASS C SHARES
Period Ended October 31, 2002 (d)      $      10.00         (0.06)        (1.33)      (1.39) $        8.61

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2002 (d)      $      10.00         (0.03)        (1.33)      (1.36) $        8.64

INSTITUTIONAL CLASS SHARES
Period Ended October 31, 2002 (d)      $      10.00         (0.03)        (1.33)      (1.36) $        8.64

                                                                       RATIOS/SUPPLEMENTAL DATA
                                       ------------------------------------------------------------------------------------------
                                                                                 RATIO OF NET        RATIO OF
                                                                   RATIO OF      INVESTMENT          EXPENSES
                                                      NET ASSETS   EXPENSES     INCOME (LOSS)       (PRIOR TO
                                                      AT END OF   TO AVERAGE     TO AVERAGE       REIMBURSEMENTS)
                                         TOTAL          PERIOD       LIST            NET             TO AVERAGE       PORTFOLIO
                                       RETURN(a)        (000s)      ASSETS         ASSESTS         NET ASSETS (b)    TURNOVER (c)
---------------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
Period Ended October 31, 2002 (d) (e)     (13.60%)(f) $      310        1.80%(g)        (1.32%)(g)           8.73%(g)       56.08%

CLASS B SHARES
Period Ended October 31, 2002 (d)         (13.90%)(f) $       43        2.55%(g)        (2.04%)(g)           8.46%(g)       56.08%

CLASS C SHARES
Period Ended October 31, 2002 (d)         (13.90%)(f) $       43        2.55%(g)        (2.04%)(g)           8.46%(g)       56.08%

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2002 (d)         (13.60%)(f) $       43        1.55%(g)        (1.04%)(g)           7.45%(g)       56.08%

INSTITUTIONAL CLASS SHARES
Period Ended October 31, 2002 (d)         (13.60%)(f) $    1,556        1.55%(g)        (1.04%)(g)           7.46%(g)       56.08%

(a)  Excludes sales charge.
(b) During the period certain fees were waived and/or reimbursed. If such waivers/reimbursements had not occurred, the ratios would have been as indicated.
(c) Portfolio turnover is calculated on the basis of the Fund as whole without distinguishing among the classes of shares.
(d) For the period from June 27, 2002 (commencement of operations) through October 31, 2002.
(e) Net investment income (loss) is based on average shares outstanding during the period.
(f)  Not annualized.
(g)  Annualized.

See notes to financial statements.

                                                           2002 Annual Report 79

[GRAPHIC APPEARS HERE]

NOTES TO FINANCIAL STATEMENTS
October 31, 2002

1. ORGANIZATION

Gartmore Mutual Funds (the "Trust") is an open-end management investment company. Prior to January 25, 2002 the Trust was named Nationwide Mutual Funds. The Trust was created under the laws of Ohio as an Ohio business trust pursuant to a Declaration of Trust dated as of October 30, 1997, as subsequently amended, and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust operates thirty-seven (37) separate series, or mutual funds, each with its own investment objectives and strategies. This report contains the financial statements and financial highlights of the funds listed below (individually a "Fund", collectively the "Funds"):

          - Gartmore Global Financial Services Fund ("Global Financial
            Services")
          - Gartmore Global Health Sciences Fund ("Global Health Sciences")
          - Gartmore Global Technology and Communications Fund ("Global Technology and Communications")
          - Gartmore Global Utilities Fund ("Global Utilities")
          - Gartmore Nationwide Leaders Fund ("Nationwide Leaders") (formerly known as Gartmore U.S. Leaders Fund)
          - Gartmore U.S. Growth Leaders Fund ("U.S. Growth Leaders")
          - Gartmore Worldwide Leaders Fund ("Worldwide Leaders")
          - Gartmore Emerging Markets Fund ("Emerging Markets")
          - Gartmore International Growth Fund ("International Growth")
          - Gartmore International Small Cap Growth Fund ("International Small Cap Growth")
          - Gartmore High Yield Bond Fund ("High Yield Bond")
          - Gartmore Millennium Growth Fund ("Millennium Growth")
          - Gartmore Value Opportunities Fund ("Value Opportunities")
          - Gartmore Micro Cap Equity Fund ("Micro Cap Equity")

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The following is a summary of significant accounting policies followed by the Funds in the preparation of their financial statements. The policies are in conformity with accounting principles generally accepted in the United States of America ("GAAP"). The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses for the period. Actual results could differ from those estimates.

(a) SECURITY VALUATION
    Securities for which market quotations are readily available are valued at current market value as of Valuation Time. Valuation Time is as of the close of regular trading on the New York Stock Exchange (usually 4 p.m. Eastern time). Equity securities are valued at the last quoted sale price or, if there is no sale price, the last quoted bid price provided by an independent pricing service approved by the Board of Trustees. Prices are taken from the primary market or exchange in which each security trades.

     Debt and other fixed income securities (other than short-term obligations) are valued at the last quoted bid price and/or by using a combination of daily quotes and matrix evaluations provided by an independent pricing service, the use of which has been approved by the Funds' Board of Trustees. Short-term debt securities such as commercial paper and U.S. Treasury Bills having a remaining maturity of 60 days or less at the time of purchase are considered to be "short-term" and are valued at amortized cost which approximates market value.

     Securities for which market quotations are not readily available, or for which an independent pricing service does not provide a value or provides a value that does not represent fair value in the judgement of the Funds' investment adviser or designee, are valued at fair value under procedures approved by the Funds' Board of Trustees.

(b)  REPURCHASE AGREEMENTS

     The Funds may enter into repurchase agreements with an entity which is a member of the Federal Reserve System or which is a "primary dealer" (as designated by the Federal Reserve Bank of New York) in U.S. Government obligations.

80 Annual Report 2002

    The repurchase price generally equals the price paid by a Fund plus interest negotiated on the basis of current short-term rates, which may be more or less than the rate on the underlying portfolio securities. The seller under a repurchase agreement is required to maintain the value of the collateral held pursuant to the agreement at a market value equal to or greater than the repurchase price (including accrued interest). Collateral subject to repurchase agreements is held by the Funds' custodian or another qualified sub-custodian or in the Federal Reserve/Treasury book-entry system.

(c) FOREIGN CURRENCY TRANSACTIONS
    The accounting records of the Funds are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars at the current rate of exchange to determine the value of investments, assets and liabilities. Purchases and sales of securities, and income and expenses are translated at the prevailing rate of exchange on the respective date of such transactions. The Funds do not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments and foreign currencies.

(d) RISKS ASSOCIATED WITH FOREIGN SECURITIES AND CURRENCIES
    Investments in securities of foreign issuers carry certain risks not ordinarily associated with investments in securities of U.S. issuers. Such risks include future political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws and restrictions. In addition, with respect to certain countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments, which could adversely affect investments in those countries.

    Certain countries may also impose substantial restrictions on investments in their capital markets by foreign entities, including restrictions on investments in issuers of industries deemed sensitive to relevant national interests. These factors may limit the investment opportunities available and result in a lack of liquidity and a high price volatility with respect to securities of issuers from developing countries.

(e) FORWARD FOREIGN CURRENCY CONTRACTS
    Certain Funds may enter into forward foreign currency contracts in connection with planned purchases or sales of securities or to hedge the U.S. dollar value of portfolio securities denominated in a particular currency. The Funds could be exposed to risks if the counter parties to the contracts are unable to meet the terms of their contracts and from unanticipated movements in the value of a foreign currency relative to the U.S. dollar. The forward foreign currency contracts are adjusted by the daily exchange rate of the underlying currency and any gains or losses are recorded for financial statement purposes as unrealized gains or losses until the contract settlement date.

(f) FUTURES CONTRACTS
    Certain Funds may invest in financial futures contracts ("futures contracts") for the purpose of hedging their existing portfolio securities or securities they intend to purchase against fluctuations in value caused by changes in prevailing market interest rates or prices. Futures contracts may also be entered into for non-hedging purposes. Upon entering into a futures contract, these Funds are required to pledge to the broker an amount of cash and/or other assets equal to a certain percentage of the contract amount (initial margin deposit). Subsequent payments, known as "variation margin," are made each day, depending on the daily fluctuations in the fair value/market value of the underlying security. A gain or loss equal to the daily variation margin is recognized on a daily basis.

    A "sale" of a futures contract means a contractual obligation to deliver the securities or foreign currency called for by the contract at a fixed price at a specified time in the future. A "purchase" of a futures contract means a contractual obligation to acquire the securities or foreign currency at a fixed price at a specified time in the future.

    Should market conditions change unexpectedly, the Funds may not achieve the anticipated benefits of the futures contracts and may realize a loss. The use of futures transactions for hedging purposes involves the risk of imperfect correlation in movements in the price of futures contracts, interest rates and the value of the underlying hedged assets.

                                                           2002 Annual Report 81

[GRAPHIC APPEARS HERE]

October 31, 2002


(g) SECURITY TRANSACTIONS AND INVESTMENT INCOME
    Security transactions are accounted for on the date the security is purchased or sold ("trade date"). Securities gains and losses are calculated on the identified cost basis. Interest income is recognized on the accrual basis and includes, where applicable, the amortization or accretion of premium or discount. Dividend income is recorded on the ex-dividend date.

(h) FEDERAL INCOME TAXES
    It is the policy of each Fund to qualify or continue to qualify as a regulated investment company by complying with the provisions available to certain investment companies, as defined in applicable sections of the Internal Revenue Code, and to make distributions of net investment income and net realized capital gains sufficient to relieve it from all, or substantially all, federal income taxes. The tax character of distributions paid during the fiscal year ended October 31, 2002, was as follows:

                                         DISTRIBUTIONS PAID FROM
                                      -----------------------------
                                        ORDINARY         NET LONG        TOTAL TAXABLE     TAX EXEMPT       TOTAL
FUND                                     INCOME     TERM CAPITAL GAINS   DISTRIBUTIONS   DISTRIBUTIONS   DISTRIBUTIONS PAID
---------------------------------------------------------------------------------------------------------------------------
Global Financial Services              $     438     $           --       $    438        $      --       $       438
---------------------------------------------------------------------------------------------------------------------------
Global Health Sciences                        --                 --             --               --                 --
---------------------------------------------------------------------------------------------------------------------------
Global Technology and Communications          --                 --             --               --                 --
---------------------------------------------------------------------------------------------------------------------------
Global Utilities                          13,912                 --         13,912               --             13,912
---------------------------------------------------------------------------------------------------------------------------
Nationwide Leaders                         1,240                 --          1,240               --              1,240
---------------------------------------------------------------------------------------------------------------------------
U.S. Growth Leaders                           --                 --             --               --                 --
---------------------------------------------------------------------------------------------------------------------------
Worldwide Leaders                             --                 --             --               --                 --
---------------------------------------------------------------------------------------------------------------------------
Emerging Markets                              --                 --             --               --                 --
---------------------------------------------------------------------------------------------------------------------------
International Growth                          --                 --             --               --                 --
---------------------------------------------------------------------------------------------------------------------------
International Small Cap Growth                --                 --             --               --                 --
---------------------------------------------------------------------------------------------------------------------------
High Yield Bond                        8,588,533                 --      8,588,533               --          8,588,533
---------------------------------------------------------------------------------------------------------------------------
Millennium Growth                             --                 --             --               --                 --
---------------------------------------------------------------------------------------------------------------------------
Value Opportunities                      117,268            293,331        410,599               --            410,599
---------------------------------------------------------------------------------------------------------------------------
Micro Cap Equity                              --                 --             --               --                 --
---------------------------------------------------------------------------------------------------------------------------

As of October 31, 2002, the components of accumulated earnings (deficit) on a tax basis was as follows:

                           UNDISTRIBUTED  UNDISTRIBUTED   UNDISTRIBUTED
                            TAX EXEMPT     ORDINARY        LONG-TERM     ACCUMULATED
FUND                          INCOME         INCOME       CAPITAL GAINS    EARNINGS
-------------------------------------------------------------------------------------
Global Financial Services  $      --         $ 3,984             $--       $ 3,984
-------------------------------------------------------------------------------------
Global Health Sciences            --              --              --            --
-------------------------------------------------------------------------------------
Global Technology
 and Communications               --              --              --            --
-------------------------------------------------------------------------------------
Global Utilities                  --           8,963              --         8,963
-------------------------------------------------------------------------------------
Nationwide Leaders                --           3,641              --         3,641
-------------------------------------------------------------------------------------
U.S. Growth Leaders                --             --              --            --
-------------------------------------------------------------------------------------
Worldwide Leaders                 --              --              --            --
-------------------------------------------------------------------------------------
Emerging Markets                  --              --              --            --
-------------------------------------------------------------------------------------
International Growth              --              --              --            --
-------------------------------------------------------------------------------------
International Small Cap
Growth                            --              --              --            --
-------------------------------------------------------------------------------------
High Yield Bond                   --         697,445              --       697,445
-------------------------------------------------------------------------------------
Millennium Growth                 --              --              --            --
-------------------------------------------------------------------------------------
Value Opportunities               --          10,391              --        10,391
-------------------------------------------------------------------------------------
Micro Cap Equity                  --              --              --            --
-------------------------------------------------------------------------------------

                                         ACCUMULATED     UNREALIZED        TOTAL
                          DISTRIBUTIONS  CAPITAL AND    APPRECIATION    ACCUMULATED
FUND                        PAYABLE      OTHER LOSSES  (DEPRECIATION)  EARNINGS(DEFICIT)
---------------------------------------------------------------------------------------
Global Financial Services $      --     $   (26,423)   $   (299,011)   $    (321,450)
---------------------------------------------------------------------------------------
Global Health Sciences           --        (586,687)         56,870         (529,817)
---------------------------------------------------------------------------------------
Global Technology
and Communications               --       7,347,359)       (178,943)      (7,526,302)
---------------------------------------------------------------------------------------
Global Utilities                 --        (507,651)       (336,318)        (835,006)
---------------------------------------------------------------------------------------
Nationwide Leaders               --         (58,554)       (216,425)        (271,338)
---------------------------------------------------------------------------------------
U.S. Growth Leaders              --      (2,331,508)        161,215       (2,170,293)
---------------------------------------------------------------------------------------
Worldwide Leaders                --      (2,246,929)         17,745       (2,229,184)
---------------------------------------------------------------------------------------
Emerging Markets                 --      (1,434,026)       (320,525)      (1,754,551)
---------------------------------------------------------------------------------------
International Growth             --      (4,105,090)       (388,407)      (4,493,497)
---------------------------------------------------------------------------------------
International Small Cap
 Growth                          --      (1,531,679)       (650,320)      (2,181,999)
---------------------------------------------------------------------------------------
High Yield Bond            (697,445)    (41,119,046)     (4,500,054)     (45,619,100)
---------------------------------------------------------------------------------------
Millennium Growth                --     (40,434,797)       (901,930)     (41,336,727)
---------------------------------------------------------------------------------------
Value Opportunities              --      (1,052,042)     (2,274,013)      (3,315,664)
---------------------------------------------------------------------------------------
Micro Cap Equity                 --        (249,238)        (21,712)        (270,950)
---------------------------------------------------------------------------------------

* The differences between the book-basis and tax-basis unrealized appreciation (depreciation) is attributable primarily to: tax deferral of losses on wash sales, the difference between book and tax amortization methods for premium and market discount, and the return of capital adjustments from real estate investment trusts.

82 Annual Report 2002

As of October 31, 2002, the tax cost of securities and the breakdown of unrealized appreciation (depreciation) for each Fund was as follows:

                                        TAX                                       NET UNREALIZED
                                      COST OF      UNREALIZED     UNREALIZED       APPRECIATION
FUND                                 SECURITIES   APPRECIATION   DEPRECIATION     (DEPRECIATION)
-----------------------------------------------------------------------------------------------------
Global Financial Services            $ 2,977,590   $   133,885    $  (432,931)     $(299,046)
-----------------------------------------------------------------------------------------------------
Global Health Sciences                 3,770,086       152,686        (95,816)        56,870
-----------------------------------------------------------------------------------------------------
Global Technology and Communications   3,644,467       147,964       (326,863)      (178,899)
-----------------------------------------------------------------------------------------------------
Global Utilities                       2,490,775        78,998       (415,412)      (336,414)
-----------------------------------------------------------------------------------------------------
Nationwide Leaders                     2,438,668        51,332       (267,757)      (216,425)
-----------------------------------------------------------------------------------------------------
U.S. Growth Leaders                    2,823,216       223,936        (62,721)       161,215
-----------------------------------------------------------------------------------------------------
Worldwide Leaders                      3,056,773       148,841       (132,140)        16,701
-----------------------------------------------------------------------------------------------------
Emerging Markets                       4,905,249       462,735       (783,340)      (320,605)
-----------------------------------------------------------------------------------------------------
International Growth                   5,902,917       145,424       (540,765)      (395,341)
-----------------------------------------------------------------------------------------------------
International Small Cap Growth         3,549,272        97,648       (748,102)      (650,454)
-----------------------------------------------------------------------------------------------------
High Yield Bond                       90,619,230     2,300,814     (6,800,868)    (4,500,054)
-----------------------------------------------------------------------------------------------------
Millennium Growth                     19,257,512       960,456     (1,862,386)      (901,930)
-----------------------------------------------------------------------------------------------------
Value Opportunities                   25,673,099     1,134,133     (3,408,146)    (2,274,013)
-----------------------------------------------------------------------------------------------------
Micro Cap Equity                      2,009,017        197,716       (219,428)       (21,712)
-----------------------------------------------------------------------------------------------------

As of October 31, 2002, for Federal income tax purposes, the following Funds have capital loss carryforwards available to offset future capital gains, if any to the extent provided by the treasury regulations:

FUND                                           AMOUNT     EXPIRES
-----------------------------------------------------------------
Global Financial Services                 $    26,423        2010
-----------------------------------------------------------------
Global Health Sciences                        127,341        2009
-----------------------------------------------------------------
Global Health Sciences                        459,346        2010
-----------------------------------------------------------------
Global Technology and Communications        6,165,233        2009
-----------------------------------------------------------------
Global Technology and Communications        1,182,126        2010
-----------------------------------------------------------------
Global Utilities                              507,651        2010
-----------------------------------------------------------------
Nationwide Leaders                             58,554        2010
-----------------------------------------------------------------
U.S. Growth Leaders                         1,623,938        2009
-----------------------------------------------------------------
U.S. Growth Leaders                           707,570        2010
-----------------------------------------------------------------
Worldwide Leaders                             124,245        2008
-----------------------------------------------------------------
Worldwide Leaders                             750,343        2009
-----------------------------------------------------------------
Worldwide Leaders                           1,372,341        2010
-----------------------------------------------------------------
Emerging Markets                               51,927        2008
-----------------------------------------------------------------
Emerging Markets                              728,873        2009
-----------------------------------------------------------------
Emerging Markets                              653,226        2010
-----------------------------------------------------------------
International Growth                          460,022        2008
-----------------------------------------------------------------
International Growth                        2,694,059        2009
-----------------------------------------------------------------
International Growth                          951,009        2010
-----------------------------------------------------------------
International Small Cap Growth                965,499        2009
-----------------------------------------------------------------
International Small Cap Growth                566,180        2010
-----------------------------------------------------------------
High Yield Bond                             3,543,425        2008
-----------------------------------------------------------------
High Yield Bond                            18,776,793        2009
-----------------------------------------------------------------
High Yield Bond                            18,798,828        2010
-----------------------------------------------------------------
Millennium Growth                          35,665,417        2009
-----------------------------------------------------------------
Millennium Growth                           4,769,380        2010
-----------------------------------------------------------------
Value Opportunities                         1,052,042        2010
-----------------------------------------------------------------
Micro Cap Equity                              249,238        2010
-----------------------------------------------------------------

                                                           2002 Annual Report 83

[GRAPHIC APPEARS HERE]

October 31, 2002

For the taxable year ended October 31, 2002, the following percentage of income dividends paid by the Funds qualify for the dividends received deduction available to corporations:

                                  QUALIFIED
FUND                            DIVIDEND INCOME
-----------------------------------------------
Global Financial Services           100%
-----------------------------------------------
Global Utilities                    100%
-----------------------------------------------
Nationwide Leaders                  100%
-----------------------------------------------
Value Opportunities                 100%
-----------------------------------------------

(i) DISTRIBUTIONS TO SHAREHOLDERS
     Net investment income, if any, is declared daily and paid monthly for the High Yield Bond Fund and is declared and paid quarterly for all other Funds. For all Funds, distributable net realized capital gains, if any, are declared and distributed at least annually.

     Dividends and distributions to shareholders are determined in accordance with federal income tax regulations, which may differ from GAAP. These "book/tax" differences are considered either permanent or temporary in nature. In accordance with AICPA (American Institute of Certified Public Accountants) Statement of Position 93-2, permanent differences (i.e., reclassification of market discounts, gain/loss, paydowns and distributions) are reclassified within the capital accounts based on their nature for federal income tax purposes; temporary differences do not require reclassification. These reclassifications have no effect upon the net asset value of the respective Funds. To the extent distributions exceed current and accumulated earnings and profits for federal income tax purposes, they are reported as distributions of paid-in-capital.

(j) EXPENSES
     Expenses directly attributable to a Fund are charged to that Fund. Expenses not directly attributable to a Fund are allocated proportionately among various or all funds within the Trust in relation to the net assets of each fund or on another reasonable basis. Once expenses are charged to a Fund, they are allocated to the classes based on total settled shares outstanding of each class for the High Yield Bond Fund and based on relative net assets of each class for all other Funds. Expenses specific to a class (such as 12b-1 and administrative services fees) are charged to that class.

84 Annual Report 2002

(k) CAPITAL SHARE TRANSACTIONS
    Transactions in capital shares of the Funds were as follows:

                                         GLOBAL                      GLOBAL HEALTH
                                   FINANCIAL SERVICES                  SCIENCES
                                   ----------------------------------------------------------
                                      PERIOD ENDED         YEAR ENDED        PERIOD ENDED
                                   OCTOBER 31, 2002(a)  OCTOBER 31, 2002   OCTOBER 31, 2001(b)
---------------------------------------------------------------------------------------------
CAPITAL TRANSACTIONS:
CLASS A SHARES
Proceeds from shares issued        $          757,960    $     1,846,790   $          833,585
Dividends reinvested                              180                 --                  656
Cost of shares redeemed                        (1,205)          (919,357)                  --
                                   ----------------------------------------------------------
                                              756,935            927,433              834,241
                                   ----------------------------------------------------------
CLASS B SHARES
Proceeds from shares issued                   758,252             56,389              833,333
Dividends reinvested                               --                 --                   --
Cost of shares redeemed                            --             (5,009)                  --
                                   ----------------------------------------------------------
                                              758,252             51,380              833,333
                                   ----------------------------------------------------------
CLASS C SHARES
Proceeds from shares issued                   750,000             56,444(c)                --
Dividends reinvested                               --                 --                   --
Cost of shares redeemed                            --                 --                   --
                                   ----------------------------------------------------------
Change in net assets from capital
transactions                                  750,000             56,444                   --
                                   ----------------------------------------------------------
INSTITUTIONAL SERVICE CLASS SHARES
Proceeds from shares issued                   750,000          1,134,534              833,333
Dividends reinvested                              258                 --                1,086
Cost of shares redeemed                            --           (368,019)                  --
                                   ----------------------------------------------------------
                                              750,258            765,515              834,419
                                   ----------------------------------------------------------
                                   $        3,015,445    $     1,801,772   $        2,501,993
                                   ==========================================================
SHARE TRANSACTIONS:
CLASS A SHARES
Issued                                         75,796            212,615               83,360
Reinvested                                         18                 --                   81
Redeemed                                         (119)          (110,724)                  --
                                   ----------------------------------------------------------
                                               75,695            101,891               83,441
                                   ----------------------------------------------------------
CLASS B SHARES
Issued                                         75,798              6,163               83,333
Reinvested                                         --                 --                   --
Redeemed                                           --               (569)                  --
                                   ----------------------------------------------------------
                                               75,798              5,594               83,333
                                   ----------------------------------------------------------
CLASS C SHARES
Issued                                         75,000              7,115(c)                --
Reinvested                                         --                 --                   --
Redeemed                                           --                 --                   --
                                   ----------------------------------------------------------
                                               75,000              7,115                   --
                                   ----------------------------------------------------------
INSTITUTIONAL SERVICE CLASS SHARES
Issued                                         75,000            128,673               83,334
Reinvested                                         25                 --                  134
Redeemed                                           --            (44,086)                  --
                                   ----------------------------------------------------------
                                               75,025             84,587               83,468
                                   ----------------------------------------------------------
Total change in shares                        301,518            199,187              250,242
                                   ==========================================================

                                           GLOBAL TECHNOLOGY                GLOBAL
                                            AND COMMUNICATIONS             UTILITIES
                                    ------------------------------------------------------
                                     YEAR ENDED           YEAR ENDED         PERIOD ENDED
                                    OCTOBER 31, 2002    OCTOBER 31, 2001  OCTOBER 31, 2002(a)
------------------------------------------------------------------------------------------
CAPITAL TRANSACTIONS:
CLASS A SHARES
Proceeds from shares issued         $     1,007,143   $    1,969,367    $          753,888
Dividends reinvested                             --          290,456                 4,321
Cost of shares redeemed                    (741,147)      (1,306,905)                   --
                                    ------------------------------------------------------
                                            265,996          952,918               758,209
                                    ------------------------------------------------------
CLASS B SHARES
Proceeds from shares issued                 174,582          563,943               753,502
Dividends reinvested                             --          144,754                 2,276
Cost of shares redeemed                    (115,522)         (85,094)                   --
                                    ------------------------------------------------------
                                             59,060          623,603               755,778
                                    ------------------------------------------------------
CLASS C SHARES
Proceeds from shares issued                  12,155           36,213(d)            750,000
Dividends reinvested                             --               --                 2,258
Cost of shares redeemed                     (11,605)              --                    --
                                    ------------------------------------------------------
                                                550           36,213                752,258
                                    ------------------------------------------------------
INSTITUTIONAL SERVICE CLASS SHARES
Proceeds from shares issued                 815,980            2,888               750,000
Dividends reinvested                             --          105,669                 5,057
Cost of shares redeemed                    (387,381)             --                     --
                                    ------------------------------------------------------
                                            428,599          108,557               755,057
                                    ------------------------------------------------------
Change in net assets from capital
transactions                        $       754,205   $    1,721,291    $        3,021,302
                                    ======================================================
SHARE TRANSACTIONS:
CLASS A SHARES
Issued                                      318,887          245,507                75,449
Reinvested                                       --           36,489                   561
Redeemed                                   (250,629)        (189,601)                   --
                                    ------------------------------------------------------
                                             68,258           92,395                76,010
                                    ------------------------------------------------------
CLASS B SHARES
Issued                                       47,203           78,227                75,409
Reinvested                                       --           18,277                   286
Redeemed                                    (31,693)         (15,265)                   --
                                    ------------------------------------------------------
                                             15,510           81,239                75,695
                                    ------------------------------------------------------
CLASS C SHARES
Issued                                        3,330            7,193(d)             75,000
Reinvested                                       --               --                   284
Redeemed                                     (4,077)              --                    --
                                    ------------------------------------------------------
                                               (747)           7,193                75,264
                                    ------------------------------------------------------
INSTITUTIONAL SERVICE CLASS SHARES
Issued                                      267,045               --                75,000
Reinvested                                       --           13,275                   660
Redeemed                                   (130,531)              --                    --
                                    ------------------------------------------------------
                                            136,514           13,275                75,660
                                    ------------------------------------------------------
Total change in shares                      219,535          194,102               302,649
                                    ======================================================

(a) For the period from December 18, 2001 (commencement of operations) through October 31, 2002.
(b) For the period from December 29, 2000 (commencement of operations) through October 31, 2001.
(c) For the period from September 23, 2002 (commencement of operations) through October 31, 2002.
(d) For the period from March 1, 2001 (commencement of operations) through October 31, 2001.

                                                           2002 Annual Report 85

[GRAPHIC APPEARS HERE]

October 31, 2002

                                                    NATIONWIDE LEADERS            U.S. GROWTH LEADERS
                                                   ----------------------------------------------------------
                                                      PERIOD ENDED          YEAR ENDED          YEAR ENDED
                                                   OCTOBER 31, 2002 (a)  OCTOBER 31, 2002    OCTOBER 31, 2001
-------------------------------------------------------------------------------------------------------------
CAPITAL TRANSACTIONS:
CLASS A SHARES
 Proceeds from shares issued                       $        1,287,688    $        699,590    $      1,631,560
 Dividends reinvested                                             580                  --              77,517
 Cost of shares redeemed                                     (297,727)           (343,424)           (843,818)
                                                   ----------------------------------------------------------
                                                              990,541             356,166             865,259
                                                   ----------------------------------------------------------
CLASS B SHARES
 Proceeds from shares issued                                  354,422             164,910             597,283
 Dividends reinvested                                              --                  --              37,374
 Cost of shares redeemed                                       (7,510)           (134,890)           (103,525)
                                                   ----------------------------------------------------------
                                                              346,912              30,020             531,132
                                                   ----------------------------------------------------------
CLASS C SHARES
 Proceeds from shares issued                                  259,408               9,220              10,306(b)
 Cost of shares redeemed                                           --                 (10)                 --
                                                   ----------------------------------------------------------
                                                              259,408               9,210              10,306
                                                   ----------------------------------------------------------
INSTITUTIONAL SERVICE CLASS SHARES
 Proceeds from shares issued                                1,533,873           1,074,088             189,783
 Dividends reinvested                                             660                  --              32,513
 Cost of shares redeemed                                     (625,720)           (552,183)           (106,370)
                                                   ----------------------------------------------------------
                                                              908,813             521,905             115,926
                                                   ----------------------------------------------------------
Change in net assets from capital transactions     $        2,505,674    $        917,301    $      1,522,623
                                                   ==========================================================

SHARE TRANSACTIONS:
CLASS A SHARES
 Issued                                                       123,956             106,909             196,727
 Reinvested                                                        62                  --               9,003
 Redeemed                                                     (29,784)            (58,286)           (128,378)
                                                   ----------------------------------------------------------
                                                               94,234              48,623              77,352
                                                   ----------------------------------------------------------
CLASS B SHARES
 Issued                                                        34,516              25,684              71,149
 Reinvested                                                        --                  --               4,356
 Redeemed                                                        (763)            (21,982)            (15,159)
                                                   ----------------------------------------------------------
                                                               33,753               3,702              60,346
                                                   ----------------------------------------------------------
CLASS C SHARES
 Issued                                                        25,878               1,349               1,532(b)
 Redeemed                                                          --                  (2)                 --
                                                   ----------------------------------------------------------
                                                               25,878               1,347               1,532
                                                   ----------------------------------------------------------
Institutional Service Class Shares
 Issued                                                       145,343             178,325              21,369
 Reinvested                                                        70                  --               3,767
 Redeemed                                                     (63,252)            (98,479)            (17,686)
                                                   ----------------------------------------------------------
                                                               82,161              79,846               7,450
                                                   ----------------------------------------------------------
Total change in shares                                        236,026             133,518             146,680
                                                   ==========================================================

                                                             WORLDWIDE LEADERS
                                                   -------------------------------------
                                                       YEAR ENDED          YEAR ENDED
                                                    OCTOBER 31, 2002    OCTOBER 31, 2001
----------------------------------------------------------------------------------------
CAPITAL TRANSACTIONS:
CLASS A SHARES
 Proceeds from shares issued                       $         639,337    $         42,673
 Dividends reinvested                                             --                  --
 Cost of shares redeemed                                    (543,700)                 --
                                                   -------------------------------------
                                                              95,637              42,673
                                                   -------------------------------------
CLASS B SHARES
 Proceeds from shares issued                                  26,576              18,127
 Dividends reinvested                                             --                  --
 Cost of shares redeemed                                      (5,212)                 --
                                                   -------------------------------------
                                                              21,364              18,127
                                                   -------------------------------------
CLASS C SHARES
 Proceeds from shares issued                                   5,950              22,114(b)
 Cost of shares redeemed                                      (4,409)                 --
                                                   -------------------------------------
                                                               1,541              22,114
                                                   -------------------------------------
INSTITUTIONAL SERVICE CLASS SHARES
 Proceeds from shares issued                                 614,293                  --
 Dividends reinvested                                             --                  --
 Cost of shares redeemed                                    (367,946)                 --
                                                   -------------------------------------
                                                             246,347                  --
                                                   -------------------------------------
Change in net assets from capital transactions     $         364,889    $         82,914
                                                   =====================================

SHARE TRANSACTIONS:
CLASS A SHARES
 Issued                                                      113,499               6,018
 Reinvested                                                       --                  --
 Redeemed                                                    (98,266)                 --
                                                   -------------------------------------
                                                              15,233               6,018
                                                   -------------------------------------
CLASS B SHARES
 Issued                                                        4,489               2,674
 Reinvested                                                       --                  --
 Redeemed                                                       (914)                 --
                                                   -------------------------------------
                                                               3,575               2,674
                                                   -------------------------------------
CLASS C SHARES
 Issued                                                          958               3,139(b)
 Redeemed                                                       (692)                 --
                                                   -------------------------------------
                                                                 266               3,139
                                                   -------------------------------------
INSTITUTIONAL SERVICE CLASS SHARES
 Issued                                                      101,508                  --
 Reinvested                                                       --                  --
 Redeemed                                                    (63,578)                 --
                                                   -------------------------------------
                                                              37,930                  --
                                                   -------------------------------------
Total change in shares                                        57,004              11,831
                                                   =====================================

(a) For the period from December 18, 2001 (commencement of operations) through October 31, 2002.
(b) For the period from March 1, 2001 (commencement of operations) through October 31, 2001.

86 Annual Report 2002

                                                               EMERGING MARKETS                     INTERNATIONAL GROWTH
                                                   ----------------------------------------------------------------------------
                                                      YEAR ENDED          YEAR ENDED          YEAR ENDED          YEAR ENDED
                                                   OCTOBER 31, 2002    OCTOBER 31, 2001    OCTOBER 31, 2002    OCTOBER 31, 2001
-------------------------------------------------------------------------------------------------------------------------------
CAPITAL TRANSACTIONS:
CLASS A SHARES
 Proceeds from shares issued                       $      2,559,508    $        102,140    $      1,926,538    $        124,976
 Dividends reinvested                                            --                 310                  --                  --
 Cost of shares redeemed                                 (1,636,863)            (26,097)         (1,845,740)            (24,646)
                                                   ----------------------------------------------------------------------------
                                                            922,645              76,353              80,798             100,330
                                                   ----------------------------------------------------------------------------
CLASS B SHARE
 Proceeds from shares issued                                179,227             255,680              60,334              41,895
 Cost of shares redeemed                                    (28,266)            (49,481)             (9,139)             (4,367)
                                                   ----------------------------------------------------------------------------
                                                            150,961             206,199              51,195              37,528
                                                   ----------------------------------------------------------------------------
CLASS C SHARES
 Proceeds from shares issued                                  8,593              11,727(b)            6,237              11,056(b)
 Cost of shares redeemed                                     (5,606)                 --              (4,133)                 --
                                                   ----------------------------------------------------------------------------
                                                              2,987              11,727               2,104              11,056
                                                   ----------------------------------------------------------------------------
INSTITUTIONAL SERVICE CLASS SHARES
 Proceeds from shares issued                                     --                  --                  --                  --
 Dividends reinvested                                            --                 989                  --                  --
                                                   ----------------------------------------------------------------------------
                                                                 --                 989                  --                  --
                                                   ----------------------------------------------------------------------------
INSTITUTIONAL CLASS SHARES
 Proceeds from shares issued                                     --                  --                  --                  --
                                                   ----------------------------------------------------------------------------
                                                                 --                  --                  --                  --
                                                   ----------------------------------------------------------------------------
Change in net assets from capital transactions     $      1,076,593    $        295,268    $        134,097    $        148,914
                                                   ============================================================================
SHARE TRANSACTIONS:
CLASS A SHARES
 Issued                                                     346,425              13,458             360,001              15,857
 Reinvested                                                      --                  57                  --                  --
 Redeemed                                                  (231,308)             (3,702)           (343,270)             (3,450)
                                                   ----------------------------------------------------------------------------
                                                            115,117               9,813              16,731              12,407
                                                   ----------------------------------------------------------------------------
CLASS B SHARES
 Issued                                                      22,917              35,071              10,157               5,843
 Redeemed                                                    (4,010)             (5,988)             (1,548)               (650)
                                                   ----------------------------------------------------------------------------
                                                             18,907              29,083               8,609               5,193
                                                   ----------------------------------------------------------------------------
CLASS C SHARES
 Issued                                                       1,081               1,710(b)            1,000               1,542(b)
 Redeemed                                                      (629)                 --                (649)                 --
                                                   ----------------------------------------------------------------------------
                                                                452               1,710                 351               1,542
                                                   ----------------------------------------------------------------------------
INSTITUTIONAL SERVICE CLASS SHARES
 Issued                                                          --                  --                  --                  --
 Reinvested                                                      --                 181                  --                  --
                                                   ----------------------------------------------------------------------------
                                                                 --                 181                  --                  --
                                                   ----------------------------------------------------------------------------
INSTITUTIONAL CLASS SHARES
 Issued                                                          --                  --                  --                  --
                                                   ----------------------------------------------------------------------------
                                                                 --                  --                  --                  --
                                                   ----------------------------------------------------------------------------
Total change in shares                                      134,476              40,787              25,691              19,142
                                                   ============================================================================

                                                         INTERNATIONAL SMALL CAP GROWTH
                                                     --------------------------------------
                                                        YEAR ENDED          PERIOD ENDED
                                                     OCTOBER 31, 2002   OCTOBER 31, 2001 (a)
-------------------------------------------------------------------------------------------
CAPITAL TRANSACTIONS:
CLASS A SHARES
 Proceeds from shares issued                         $        990,938    $        1,262,919
 Dividends reinvested                                              --                    --
 Cost of shares redeemed                                     (877,999)                   --
                                                     --------------------------------------
                                                              112,939             1,262,919
                                                     --------------------------------------
CLASS B SHARE
 Proceeds from shares issued                                   23,113             1,263,484
 Cost of shares redeemed                                       (1,632)               (1,373)
                                                     --------------------------------------
                                                               21,481             1,262,111
                                                     --------------------------------------
CLASS C SHARES
 Proceeds from shares issued                                    6,569                 2,125(b)
 Cost of shares redeemed                                         (815)                   --
                                                     --------------------------------------
                                                                5,754                 2,125
                                                     --------------------------------------
INSTITUTIONAL SERVICE CLASS SHARES
 Proceeds from shares issued                                       --             1,250,000
 Dividends reinvested                                              --                    --
                                                     --------------------------------------
                                                                   --             1,250,000
                                                     --------------------------------------
INSTITUTIONAL CLASS SHARES
 Proceeds from shares issued                                       --             1,250,000
                                                     --------------------------------------
                                                                   --             1,250,000
                                                     --------------------------------------
Change in net assets from capital transactions       $        140,174    $        5,027,155
                                                     ======================================
SHARE TRANSACTIONS:
CLASS A SHARES
 Issued                                                       168,018               126,609
 Reinvested                                                        --                    --
 Redeemed                                                    (147,517)                   --
                                                     --------------------------------------
                                                               20,501               126,609
                                                     --------------------------------------
CLASS B SHARES
 Issued                                                         3,387               126,810
 Redeemed                                                        (250)                 (192)
                                                     --------------------------------------
                                                                3,137               126,618
                                                     --------------------------------------
CLASS C SHARES
 Issued                                                           952                   241(b)
 Redeemed                                                        (139)                   --
                                                     --------------------------------------
                                                                  813                   241
                                                     --------------------------------------
INSTITUTIONAL SERVICE CLASS SHARES
 Issued                                                            --               125,000
 Reinvested                                                        --                    --
                                                     --------------------------------------
                                                                   --               125,000
                                                     --------------------------------------
INSTITUTIONAL CLASS SHARES
 Issued                                                            --               125,000
                                                     --------------------------------------
                                                                   --               125,000
                                                     --------------------------------------
Total change in shares                                         24,451               503,468
                                                     ======================================

(a) For the period from December 21, 2000 (commencement of operations) through October 31, 2001.
(b) For the period from March 1, 2001 (commencement of operations) through October 31, 2001.

                                                           2002 Annual Report 87

[GRAPHIC APPEARS HERE]

October 31, 2002

                                                 HIGH YIELD                              MILLENNIUM
                                                    BOND                                   GROWTH
                                     ---------------------------------------------------------------------------
                                        YEAR ENDED         YEAR ENDED           YEAR ENDED         YEAR ENDED
                                     OCTOBER 31, 2002   OCTOBER 31, 2001     OCTOBER 31, 2002   OCTOBER 31, 2001
----------------------------------------------------------------------------------------------------------------
CAPITAL TRANSACTIONS:
CLASS A SHARES
    Proceeds from shares issued      $      1,271,594   $      1,373,766     $     13,206,448   $      9,930,762
    Proceeds from shares issued in
     connection with merger                        --                 --                   --                 --
    Dividends reinvested                      207,420            367,871                   --          1,525,709
    Cost of shares redeemed                (2,018,887)        (1,245,261)         (13,398,898)       (15,353,713)
                                     ---------------------------------------------------------------------------
                                             (539,873)           496,376             (192,450)        (3,897,242)
                                     ---------------------------------------------------------------------------
CLASS B SHARES
    Proceeds from shares issued               208,860            124,053              681,157          2,897,478
    Proceeds from shares issued in
     connection with merger                        --                 --                   --                 --
    Dividends reinvested                       11,715              8,709                   --            713,509
    Cost of shares redeemed                   (66,638)           (43,450)            (741,182)        (1,277,420)
                                     ---------------------------------------------------------------------------
                                              153,937             89,312              (60,025)         2,333,567
                                     ---------------------------------------------------------------------------
CLASS C SHARES
    Proceeds from shares issued                53,673              4,817(b)            15,182             64,605(b)
    Dividends reinvested                          659                 81(b)                --                 --
    Cost of shares redeemed                    (3,107)                --               (7,940)              (273)(b)
                                     ---------------------------------------------------------------------------
                                               51,225              4,898                7,242             64,332
                                     ---------------------------------------------------------------------------
CLASS D SHARES
    Proceeds from shares issued                    --                 --              814,520          5,691,425
    Dividends reinvested                           --                 --                   --          3,201,221
    Cost of shares redeemed                        --                 --           (2,639,592)        (5,289,375)
                                     ---------------------------------------------------------------------------
                                                   --                 --           (1,825,072)         3,603,271
                                     ---------------------------------------------------------------------------
INSTITUTIONAL SERVICE CLASS SHARES
    Proceeds from shares issued               700,743                 --                   --                 --
    Dividends reinvested                    8,347,627         10,272,920                   --                 --
    Cost of shares redeemed                  (225,396)                --                   --                 --
                                     ---------------------------------------------------------------------------
                                            8,822,974         10,272,920                   --                 --
                                     ---------------------------------------------------------------------------
INSTITUTIONAL CLASS SHARES
    Proceeds from shares issued                    --                 --                   --                 --
                                     ---------------------------------------------------------------------------
                                                   --                 --                   --                 --
                                     ---------------------------------------------------------------------------
Change in net assets from capital
 transactions                        $      8,488,263   $     10,863,506     $     (2,070,305)  $      2,103,928
                                     ===========================================================================

SHARE TRANSACTIONS:
CLASS A SHARES
    Issued                                    199,181            181,683            1,256,053            635,390
    Issued in connection with merger               --                 --                   --                 --
    Reinvested                                 30,906             48,882                   --             76,433
    Redeemed                                 (304,053)          (174,734)          (1,285,516)          (896,303)
                                     ---------------------------------------------------------------------------
                                              (73,966)            55,831              (29,463)          (184,480)
                                     ---------------------------------------------------------------------------
CLASS B SHARES
    Issued                                     32,180             16,501               67,781            167,633
    Issued in connection with merger               --                 --                   --                 --
    Reinvested                                  1,775              1,170                   --             36,682
    Redeemed                                  (10,158)            (5,762)             (76,927)           (90,573)
                                     ---------------------------------------------------------------------------
                                               23,797             11,909               (9,146)           113,742
                                     ---------------------------------------------------------------------------
CLASS C SHARES
    Issued                                      8,532                661(b)             1,439              5,021(b)
    Reinvested                                    101                 12(b)                --                 --
    Redeemed                                     (452)                --                 (886)               (22)(b)
                                     ---------------------------------------------------------------------------
                                                8,181                673                  553              4,999
                                     ---------------------------------------------------------------------------
CLASS D SHARES
    Issued                                         --                 --               76,945            302,509
    Reinvested                                     --                 --                   --            160,525
    Redeemed                                       --                 --             (258,845)          (351,934)
                                     ---------------------------------------------------------------------------
                                                   --                 --             (181,900)           111,100
                                     ---------------------------------------------------------------------------
INSTITUTIONAL SERVICE CLASS SHARES
    Issued                                    107,379                 --                   --                 --
    Reinvested                              1,240,448          1,354,755                   --                 --
    Redeemed                                  (35,623)                --                   --                 --
                                     ---------------------------------------------------------------------------
                                            1,312,204          1,354,755                   --                 --
                                     ---------------------------------------------------------------------------
INSTITUTIONAL CLASS SHARES
    Issued                                         --                 --                   --                 --
                                     ---------------------------------------------------------------------------
                                                   --                 --                   --                 --
                                     ---------------------------------------------------------------------------
Total change in shares                      1,270,216          1,423,168             (219,956)            45,361
                                     ===========================================================================

                                                     VALUE                       MICRO CAP
                                                 OPPORTUNITIES                    EQUITY
                                     ----------------------------------------------------------
                                        YEAR ENDED         YEAR ENDED          PERIOD ENDED
                                     OCTOBER 31, 2002   OCTOBER 31, 2001     OCTOBER 31, 2002(a)
-----------------------------------------------------------------------------------------------
CAPITAL TRANSACTIONS:
CLASS A SHARES
    Proceeds from shares issued      $      7,912,562   $     10,508,867     $          322,822
    Proceeds from shares issued in
     connection with merger                        --          7,329,504                     --
    Dividends reinvested                      182,684             55,917                     --
    Cost of shares redeemed                (7,877,056)        (8,941,947)
                                     ----------------------------------------------------------
                                              218,190          8,952,341                322,822
                                     ----------------------------------------------------------
CLASS B SHARES
    Proceeds from shares issued               740,913          1,103,617                 50,000
    Proceeds from shares issued in
     connection with merger                        --          1,287,934                     --
    Dividends reinvested                       36,879              1,508                     --
    Cost of shares redeemed                  (890,048)          (238,124)                    --
                                     ----------------------------------------------------------
                                             (112,256)         2,154,935                 50,000
                                     ----------------------------------------------------------
CLASS C SHARES
    Proceeds from shares issued                70,023            121,396(b)              50,000
    Dividends reinvested                        1,617                149(b)                  --
    Cost of shares redeemed                   (30,189)                --                     --
                                     ----------------------------------------------------------
                                               41,451            121,545                 50,000
                                     ----------------------------------------------------------
CLASS D SHARES
    Proceeds from shares issued                    --                 --                     --
    Dividends reinvested                           --                 --                     --
    Cost of shares redeemed                        --                 --                     --
                                     ----------------------------------------------------------
                                                   --                 --                     --
                                     ----------------------------------------------------------
INSTITUTIONAL SERVICE CLASS SHARES
    Proceeds from shares issued             7,395,551          9,261,737                 50,000
    Dividends reinvested                      164,892             62,478                     --
    Cost of shares redeemed                (4,987,133)        (2,745,361)                    --
                                     ----------------------------------------------------------
                                            2,573,310          6,578,854                 50,000
                                     ----------------------------------------------------------
INSTITUTIONAL CLASS SHARES
    Proceeds from shares issued                    --                 --              1,800,000
                                     ----------------------------------------------------------
                                                   --                 --              1,800,000
                                     ----------------------------------------------------------
Change in net assets from capital
 transactions                        $      2,720,695   $     17,807,675     $        2,272,822
                                     ==========================================================

SHARE TRANSACTIONS:
CLASS A SHARES
    Issued                                    599,011            808,053                 35,831
    Issued in connection with
     merger                                        --            554,443                     --
    Reinvested                                 14,142              4,432                     --
    Redeemed                                 (615,686)          (679,178)                    --
                                     ----------------------------------------------------------
                                               (2,533)           687,750                 35,831
                                     ----------------------------------------------------------
CLASS B SHARES
    Issued                                     57,262             82,561                  5,000
    Issued in connection with
     merger                                        --             97,589                     --
    Reinvested                                  2,852                121                     --
    Redeemed                                  (68,176)           (18,280)                    --
                                     ----------------------------------------------------------
                                               (8,062)           161,991                  5,000
                                     ----------------------------------------------------------
CLASS C SHARES
    Issued                                      5,297              8,899(b)               5,000
    Reinvested                                    125                 11(b)                  --
    Redeemed                                   (2,213)                --                     --
                                     ----------------------------------------------------------
                                                3,209              8,910                  5,000
                                     ----------------------------------------------------------
CLASS D SHARES
    Issued                                         --                 --                     --
    Reinvested                                     --                 --                     --
    Redeemed                                       --                 --                     --
                                     ----------------------------------------------------------
                                                   --                 --                     --
                                     ----------------------------------------------------------
INSTITUTIONAL SERVICE CLASS SHARES
    Issued                                    551,980            680,506                  5,000
    Reinvested                                 12,684              4,952                     --
    Redeemed                                 (400,810)          (215,447)                    --
                                     ----------------------------------------------------------
                                              163,854            470,011                  5,000
                                     ----------------------------------------------------------
INSTITUTIONAL CLASS SHARES
    Issued                                         --                 --                180,000
                                     ----------------------------------------------------------
                                                   --                 --                180,000
                                     ----------------------------------------------------------
Total change in shares                        156,468          1,328,662                230,831
                                     ==========================================================

(a) For the period from June 27, 2002 (commencement of operations) through October 31, 2002.
(b) For the period from March 1, 2001 (commencement of operations) through October 31, 2001.

88 Annual Report 2002

3.   TRANSACTIONS WITH AFFILIATES

Under the terms of the Investment Advisory Agreements, Gartmore Global Asset Management Trust ("GGAMT") or Gartmore Mutual Fund Capital Trust ("GMF") manages the investment of the assets and supervises the daily business affairs of their respective Funds (as shown in table below). GMF is a wholly owned subsidiary of Gartmore Global Investments, Inc. ("GGI"), a holding company. GGI is a wholly owned subsidiary of GGAMT. GGAMT is a wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.3%) and Nationwide Mutual Fire Insurance Company (4.7%), each of which is a mutual company owned by its policyholders. GMF and GGAMT also provides investment management evaluation services in initially selecting and monitoring on an ongoing basis the performance of the subadviser, if applicable, for the Funds it advises. The subadvisers manage each of their respective Fund's investments and have the responsibility for making all investment decisions for the applicable Funds. The adviser and subadviser, if applicable, for each Fund is as follows:

FUND                                     ADVISER             SUBADVISER
--------------------------------------------------------------------------------
Global Financial Services                 GGAMT      Gartmore Global Partners(a)
--------------------------------------------------------------------------------
Global Health Sciences                     GMF                   n/a
--------------------------------------------------------------------------------
Global Technology and Communications       GMF                   n/a
--------------------------------------------------------------------------------
Global Utilities                          GGAMT      Gartmore Global Partners(a)
--------------------------------------------------------------------------------
Nationwide Leaders                         GMF                   n/a
--------------------------------------------------------------------------------
U.S. Growth Leaders                        GMF                   n/a
--------------------------------------------------------------------------------
Worldwide Leaders                         GGAMT      Gartmore Global Partners(a)
--------------------------------------------------------------------------------
Emerging Markets                          GGAMT      Gartmore Global Partners(a)
--------------------------------------------------------------------------------
International Growth                      GGAMT      Gartmore Global Partners(a)
--------------------------------------------------------------------------------
International Small Cap Growth            GGAMT      Gartmore Global Partners(a)
--------------------------------------------------------------------------------
High Yield Bond                            GMF                   n/a
--------------------------------------------------------------------------------
Millennium Growth                          GMF                   n/a
--------------------------------------------------------------------------------
Value Opportunities                        GMF       NorthPointe Capital, LLC(a)
--------------------------------------------------------------------------------
Micro Cap Equity                           GMF                   n/a
--------------------------------------------------------------------------------

(a)  Affiliate of GMF and GGAMT.

                                                           2002 Annual Report 89

[GRAPHIC APPEARS HERE]

October 31, 2002

Under the terms of the Investment Advisory Agreements, each Fund pays their respective adviser an investment advisory fee based on that Fund's average daily net assets. From such fees, pursuant to the subadvisory agreements, the adviser pays fees to the subadviser. Additional information regarding the investment advisory fees and subadvisory fees for GGAMT, GMF and the subadvisers, where applicable, is as follows for the year ended October 31, 2002:

                                                                     TOTAL      FEES      PAID TO
FUND                                   FEE SCHEDULE                  FEES     RETAINED   SUBADVISER
---------------------------------------------------------------------------------------------------
Global Financial Services              All Assets                     1.00%       0.50%        0.50%
---------------------------------------------------------------------------------------------------
Global Health Sciences                 All Assets                     1.00%       1.00%          --
---------------------------------------------------------------------------------------------------
Global Technology and Communications   All Assets                     0.98%       0.98%          --
---------------------------------------------------------------------------------------------------
Global Utilities                       All Assets                     0.80%       0.40%        0.40%
---------------------------------------------------------------------------------------------------
Nationwide Leaders                     Up to $500 million             0.90%       0.90%          --
                                       On the next $1.5 billion       0.80%       0.80%          --
                                       On $2 billion and more         0.75%       0.75%          --
---------------------------------------------------------------------------------------------------
U.S. Growth Leaders(a)                 Up to $500 million             0.90%       0.90%          --
                                       On the next $1.5 billion       0.80%       0.80%          --
                                       On $2 billion and more         0.75%       0.75%          --
---------------------------------------------------------------------------------------------------
Worldwide Leaders                      All Assets                     1.00%       0.50%        0.50%
---------------------------------------------------------------------------------------------------
Emerging Markets                       All Assets                     1.15%      0.575%       0.575%
---------------------------------------------------------------------------------------------------
International Growth                   All Assets                     1.00%       0.50%        0.50%
---------------------------------------------------------------------------------------------------
International Small Cap Growth         All Assets                     1.10%       0.55%        0.55%
---------------------------------------------------------------------------------------------------
High Yield Bond                        Up to $250 million             0.55%       0.55%          --
                                       On the next $750 million      0.525%      0.525%          --
                                       On the next $1 billion         0.50%       0.50%          --
                                       On the next $3 billion        0.475%      0.475%          --
                                       On $5 billion and more         0.45%       0.45%          --
---------------------------------------------------------------------------------------------------
Millennium Growth                      Up to $250 million             1.03%       1.03%          --
                                       On the next $750 million       1.00%       1.00%          --
                                       On the next $1 billion         0.97%       0.97%          --
                                       On the next $3 billion         0.94%       0.94%          --
                                       On $5 billion and more         0.91%       0.91%          --
---------------------------------------------------------------------------------------------------
Value Opportunities                    Up to $250 million             0.70%         --         0.70%
                                       On the next $750 million      0.675%         --        0.675%
                                       On the next $1 billion         0.65%         --         0.65%
                                       On the next $3 billion        0.625%         --        0.625%
                                       On $5 billion and more         0.60%         --         0.60%
---------------------------------------------------------------------------------------------------
Micro Cap Equity                       All Assets                     1.25%       1.25%          --
---------------------------------------------------------------------------------------------------


(a) The U.S. Growth Leaders fund pays GMF a base management fee (as shown above) which may be adjusted upward or downward each quarter depending on the Fund's performance relative to its benchmark, the S&P 500 Index. Thus, if the Fund outperforms its benchmark by 12% or more over a 36 month period, the Fund will pay higher management fees. Conversely, if the fund underperforms its benchmark by 12% or more over a 36 month period, the Fund will pay lower management fees. No adjustment will take place if the under or overperformance is less than 12% and GMF will receive the applicable base fee. The adjustment described above will be phased in over a 24 month period beginning after the first year of operations. The base fee is either increased or decreased by the following amounts at each breakpoint:

                                                          FEE
                        FEE SCHEDULE                   ADJUSTMENT
                        ------------------------------------------
                        Up to $500 million                +/- 0.22%
                        ------------------------------------------
                        On the next $1.5 billion          +/- 0.18%
                        ------------------------------------------
                        On $2 billion and more            +/- 0.16%
                        ------------------------------------------

90 Annual Report 2002

Effective July 1, 2002, GMF or GGAMT, where applicable, and the Funds have entered into written contracts ("Expense Limitation Agreements") limiting operating expenses (excluding any taxes, interest, brokerage fees, extraordinary expenses, Rule 12b-1 fees and administrative services fees) from exceeding the amounts listed in the table below until at least July 1, 2003:

FUND                                      EXPENSE CAPS     AMOUNT
------------------------------------------------------------------
Global Financial Services                 All Classes         1.40%
------------------------------------------------------------------
Global Health Sciences                    All Classes         1.25%
------------------------------------------------------------------
Global Technology and Communications      All Classes         1.40%
------------------------------------------------------------------
Global Utilities                          All Classes         1.20%
------------------------------------------------------------------
Nationwide Leaders                        All Classes         1.20%
------------------------------------------------------------------
U.S. Growth Leaders                       All Classes         1.30%
------------------------------------------------------------------
Worldwide Leaders                         All Classes         1.40%
------------------------------------------------------------------
Emerging Markets                          All Classes         1.55%
------------------------------------------------------------------
International Growth                      All Classes         1.40%
------------------------------------------------------------------
International Small Cap Growth            All Classes         1.37%
------------------------------------------------------------------
High Yield Bond                           All Classes         0.70%
------------------------------------------------------------------
Millennium Growth                         All Classes         1.20%
------------------------------------------------------------------
Value Opportunities                       All Classes         1.00%
------------------------------------------------------------------
Micro Cap Equity                          All Classes         1.55%
------------------------------------------------------------------

Prior to July 1, 2002, GMF or GGAMT, where applicable, and the Funds had entered into Expense Limitation Agreements limiting operating expenses (excluding any taxes, interest, brokerage fees, extraordinary expenses, Rule 12b-1 fees and administrative services fees) from exceeding the amounts listed in the table below:

                                                                         EXPENSE CAPS
                                          ------------------------------------------------------------------------------
                                                                                          INSTITUTIONAL   INSTITUTIONAL
                                           CLASS A     CLASS B     CLASS C     CLASS D       SERVICE         CLASS
FUND                                       SHARES      SHARES      SHARES      SHARES     CLASS SHARES       SHARES
------------------------------------------------------------------------------------------------------------------------
Global Financial Services                      1.70%       2.30%       2.30%        n/a            1.40%         n/a
------------------------------------------------------------------------------------------------------------------------
Global Health Sciences(a)                      1.75%       2.35%       2.35%        n/a            1.25%         n/a
------------------------------------------------------------------------------------------------------------------------
Global Technology and Communications(a)        1.73%       2.33%       2.33%        n/a            1.40%         n/a
------------------------------------------------------------------------------------------------------------------------
Global Utilities                               1.50%       2.10%       2.10%        n/a            1.20%         n/a
------------------------------------------------------------------------------------------------------------------------
Nationwide Leaders                             1.20%       1.20%       1.20%        n/a            1.20%         n/a
------------------------------------------------------------------------------------------------------------------------
U.S. Growth Leaders(a)                         1.60%       2.20%       2.20%        n/a            1.30%         n/a
------------------------------------------------------------------------------------------------------------------------
Worldwide Leaders(a)                           1.75%       2.35%       2.35%        n/a            1.42%         n/a
------------------------------------------------------------------------------------------------------------------------
Emerging Markets(a)                            2.15%       2.75%       2.75%        n/a            1.82%         n/a
------------------------------------------------------------------------------------------------------------------------
International Growth(a)                        1.85%       2.45%       2.45%        n/a            1.52%         n/a
------------------------------------------------------------------------------------------------------------------------
International Small Cap Growth(a)              1.85%       2.45%       2.45%        n/a            1.52%        1.37%
------------------------------------------------------------------------------------------------------------------------
High Yield Bond(a)                             0.95%       1.70%       1.70%        n/a            0.70%         n/a
------------------------------------------------------------------------------------------------------------------------
Millennium Growth(a)                           1.63%       2.23%       2.23%       1.30%            n/a          n/a
------------------------------------------------------------------------------------------------------------------------
Value Opportunities(a)                         1.35%       1.95%       1.95%        n/a            1.00%         n/a
------------------------------------------------------------------------------------------------------------------------

(a) Prior to March 1, 2002, these expense limitations included Rule 12b-1 and administrative services fees.

GMF or GGAMT may request and receive reimbursement from a Fund of the advisory fees waived and other expenses reimbursed by them pursuant to the Expense Limitation Agreements at a later date not to exceed five years from commencement of operations if the Fund has reached a sufficient asset size to permit reimbursement to be made without causing the total annual operating expense ratio of the Fund to exceed the limits set forth above. No reimbursement will be made unless: (i) the Fund's assets exceed $100 million; (ii) the total annual expense ratio of the Class making such reimbursement is less than the limit set forth above; and (iii) the payment of such reimbursement is approved by the Board of Trustees on a quarterly basis. Except as provided for in the Expense Limitation Agreements, reimbursement of amounts previously waived or assumed by GMF or GGAMT is not permitted. As of the year ended October 31, 2002, the cumulative potential reimbursements were as follows:

                                                           2002 Annual Report 91

[GRAPHIC APPEARS HERE]

October 31, 2002

FUND                                            AMOUNT            EXPIRES
--------------------------------------------------------------------------------
Global Financial Services                    $     53,563    December 18, 2006
--------------------------------------------------------------------------------
Global Health Sciences                            147,688    December 29, 2005
--------------------------------------------------------------------------------
Global Technology and Communications              348,345      June 30, 2005
--------------------------------------------------------------------------------
Global Utilities                                   54,741    December 18, 2006
--------------------------------------------------------------------------------
Nationwide Leaders                                 62,850    December 28, 2006
--------------------------------------------------------------------------------
U.S. Growth Leaders                               291,871      June 30, 2005
--------------------------------------------------------------------------------
Worldwide Leaders                                 226,672    August 30, 2005
--------------------------------------------------------------------------------
Emerging Markets                                  207,899    August 30, 2005
--------------------------------------------------------------------------------
International Growth                              226,686    August 30, 2005
--------------------------------------------------------------------------------
International Small Cap Growth                    242,383    December 21, 2005
--------------------------------------------------------------------------------
High Yield Bond                                   249,030    December 29, 2004
--------------------------------------------------------------------------------
Value Opportunities                               364,053    December 29, 2004
--------------------------------------------------------------------------------
Micro Cap Equity                                   39,232      June 27, 2007
--------------------------------------------------------------------------------

Under the terms of a Distribution Plan under Rule 12b-1 of the 1940 Act, Gartmore Distribution Services, Inc. ("GDSI"), the Funds' Distributor, is compensated by the Funds for expenses associated with the distribution of Class A, Class B and Class C shares of the Funds. Prior to October 1, 2002, Nationwide Securities, Inc. ("NSI") served as the Funds' Distributor. These fees are based on average daily net assets of the respective class of the Funds at an annual rate not to exceed 0.25% for Class A shares and 1.00% for Class B and Class C shares.

Pursuant to an Underwriting Agreement, GDSI (NSI prior to October 1, 2002) serves as principal underwriter of the Funds in the continuous distribution of their shares and receives commissions in the form of a front-end sales charge on the Class A, Class C and Class D shares. Such fees are deducted from and are not included in proceeds from sales of Class A, Class C and Class D shares. From such fees, GDSI pays sales commissions, salaries, and other expenses in connection with generating new sales of Class A, Class C and Class D shares of the Funds. GDSI also receives fees for services as principal underwriter for Class B shares of the Funds. Such fees are contingent deferred sales charges ("CDSCs") ranging from 1% to 5% imposed on redemptions of Class B shares which may cause the current value of a shareholder's account to fall below the total purchase payments. The CDSC, if applicable, will be imposed on redemptions made within 6 years of the purchase. In addition, Class C shares also have a CDSC of 1% imposed on redemptions of Class C shares made within one year of purchase. For the year ended October 31, 2002, NSI and GDSI received commissions of $160,060 from front-end sales charges of Class A, Class C and Class D shares and from CDSC fees from Class B and Class C shares of the Funds, of which $142,441 was reallowed to affiliated broker-dealers of the Funds.

The Funds (except for the High Yield Bond Fund) assess a 2.00% (1.50% for the Millennium Growth, Value Opportunities and Micro Cap Equity Funds) redemption fee on all classes of shares that are purchased and are sold or exchanged within 90 days of purchase (within 30 days for the Nationwide Leaders and U.S. Growth Leaders Funds). The redemption fee is paid directly to the applicable Fund and is designed to offset brokerage commissions, market impact and other costs associated with short-term trading of Fund shares. For purposes of determining whether the redemption fee applies, the shares that were held the longest will be redeemed first. This redemption fee is in addition to any CDSCs that may be applicable at the time of sale. The redemption fee may not apply in certain circumstances, such as redemptions or exchanges of shares held in certain omnibus accounts or retirement plans that cannot implement the redemption fee. The fee does not apply to shares purchased through reinvested dividends or capital gains. For the year ended October 31, 2002 the Value Opportunities Fund had contributions to capital in the amount $27,133 due to collection fees.

Under the terms of a Fund Administration Agreement, Gartmore SA Capital Trust ("GSA") provides for various administrative and accounting services. Gartmore Investors Services, Inc. ("GISI"), an indirect subsidiary of GSA, serves as Transfer Agent and Dividend Disbursing Agent for each of the Funds. Effective December 1, 2001, the fees for the services provided under both agreements are combined and calculated based on the Trust's average daily net assets according to the fee schedule below. The fees are then allocated proportionately among all funds within the Trust in relation to the average daily net assets

92 Annual Report 2002
of each fund and are paid to GSA. GSA pays GISI from these fees for its services.

COMBINED FEE SCHEDULE*
----------------------------------------------------------------------------
Up to $1 billion                                                        0.25%
----------------------------------------------------------------------------
$1 billion and more up to $3 billion                                    0.18%
----------------------------------------------------------------------------
$3 billion and more up to $4 billion                                    0.14%
----------------------------------------------------------------------------
$4 billion and more up to $5 billion                                    0.07%
----------------------------------------------------------------------------
$5 billion and more up to $10 billion                                   0.04%
----------------------------------------------------------------------------
$10 billion and more up to $12 billion                                  0.02%
----------------------------------------------------------------------------
$12 billion or more                                                     0.01%
----------------------------------------------------------------------------

* The assets of the Gartmore Investor Destinations Aggressive, Gartmore Investor Destinations Moderately Aggressive, Gartmore Investor Destinations Moderate, Gartmore Investor Destinations Moderately Conservative and Gartmore Investor Destinations Conservative Funds ("Investor Destinations Funds") are excluded from the Trust asset level amount in order to calculate this asset based fee. The Investor Destinations Funds do not directly pay any part of this fee.

     Prior to December 1, 2001, the fees under the Fund Administration Agreement were calculated for each Fund based on the fee schedule below:

FUND ADMINISTRATION FEE SCHEDULE*
------------------------------------------------------------------
Up to $250 million                                            0.07%
On the next $750 million                                      0.05%
On $1 billion and more                                        0.04%
------------------------------------------------------------------

* The Fund Administration fee for all Funds except Millennium Growth was subject to a minimum of $75,000 per Fund per year.

Prior to December 1, 2001, GISI received fees at $20 per account for Class A, Class B, Class C and Class D shares and 0.01% of the average daily net assets of the Institutional Class and Institutional Service Class shares of each of the applicable Funds.

GSA and GISI have entered into agreements with BISYS Fund Services Ohio, Inc. to provide sub-administration and sub-transfer agency services, respectively, to the Funds.

Under the terms of an Administrative Services Plan, the Funds may pay fees to servicing organizations, such as broker-dealers, including Nationwide Financial Services, and financial institutions, which agree to provide administrative support services to the shareholders of certain classes. These services include, but are not limited, to the following: establishing and maintaining shareholder accounts, processing purchase and redemption transactions, arranging bank wires, performing shareholder sub-accounting, answering inquiries regarding the Funds, and other such services. These fees are based on an annual rate of up to 0.25% of the average daily net assets of the Class A, Class D and Institutional Service Class of shares of each of the applicable Funds.

As of October 31, 2002, the advisers or affiliates of the advisers directly held the percentage indicated of the shares outstanding of the applicable Fund:

FUND                                             % OF SHARES OUTSTANDING OWNED
------------------------------------------------------------------------------
Global Financial Services                                                  100%
------------------------------------------------------------------------------
Global Health Sciences                                                      56%
------------------------------------------------------------------------------
Global Technology and Communications                                        45%
------------------------------------------------------------------------------
Global Utilities                                                           100%
------------------------------------------------------------------------------
Nationwide Leaders                                                          42%
------------------------------------------------------------------------------
U.S. Growth Leaders                                                         39%
------------------------------------------------------------------------------
Worldwide Leaders                                                           87%
------------------------------------------------------------------------------
Emerging Markets                                                            74%
------------------------------------------------------------------------------
International Growth                                                        95%
------------------------------------------------------------------------------
International Small Cap Growth                                              95%
------------------------------------------------------------------------------
High Yield Bond                                                             49%
------------------------------------------------------------------------------
Micro Cap Equity                                                            87%
------------------------------------------------------------------------------

                                                           2002 Annual Report 93

[GRAPHIC APPEARS HERE]

October 31, 2002

As a result of certain trading errors that occurred in April of 2002, the Global Technology and Communications Fund was reimbursed $29,920 by GMF to offset losses realized on the disposal of investments.

4.   BANK LOANS

The Trust currently has an unsecured bank line of credit of $50,000,000 with Fifth Third Bank. Borrowings under this arrangement bear interest at the Federal Funds rate plus 0.50%. These interest costs are included in custodian fees in the Statements of Operations. No compensating balances are required under the terms of the agreement. Worldwide Leaders Fund had outstanding borrowings of $105,270 as of October 31, 2002.

5.   INVESTMENT TRANSACTIONS

Purchases and sales of securities (excluding short-term securities) for the year ended October 31, 2002, are summarized as follows:

FUND                                         PURCHASES               SALES
-------------------------------------------------------------------------------
Global Financial Services                  $     5,842,424      $     2,888,868
-------------------------------------------------------------------------------
Global Health Sciences                          25,919,698           24,328,356
-------------------------------------------------------------------------------
Global Technology and Communications            33,741,809           32,688,508
-------------------------------------------------------------------------------
Global Utilities                                 6,506,584            3,508,158
-------------------------------------------------------------------------------
Nationwide Leaders                               3,532,181            1,133,406
-------------------------------------------------------------------------------
U.S. Growth Leaders                             22,497,398           21,716,493
-------------------------------------------------------------------------------
Worldwide Leaders                               15,316,484           14,871,486
-------------------------------------------------------------------------------
Emerging Markets                                 3,718,839            2,444,183
-------------------------------------------------------------------------------
International Growth                            14,301,743           13,684,798
-------------------------------------------------------------------------------
International Small Cap Growth                   4,599,163            4,611,613
-------------------------------------------------------------------------------
High Yield Bond                                 91,423,956           79,943,293
-------------------------------------------------------------------------------
Millennium Growth                               99,081,399          101,242,993
-------------------------------------------------------------------------------
Value Opportunities                             29,977,817           27,049,573
-------------------------------------------------------------------------------
Micro Cap Equity                                 3,129,380              953,596
-------------------------------------------------------------------------------

6.   PORTFOLIO INVESTMENT RISKS

Credit And Market Risk. Funds that invest in high yield and emerging market instruments are subject to certain additional credit and market risks. The yields of high yield and emerging market debt obligations reflect, among other things, perceived credit risk. The Funds' investment in securities rated below investment grade typically involve risks not associated with higher rated securities including, among others, greater risk of not receiving timely and/or ultimate payment of interest and principal, greater market price volatility and less liquid secondary market trading. The consequences of political, social, economic or diplomatic changes may have disruptive effects on the market prices of emerging markets investments held by the Funds.

94 Annual Report 2002

REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF TRUSTEES AND SHAREHOLDERS OF GARTMORE MUTUAL FUNDS

     In our opinion, the accompanying statements of assets and liabilities, including the statements of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Gartmore Global Financial Services Fund, Gartmore Global Health Sciences Fund, Gartmore Global Technology and Communications Fund, Gartmore Global Utilities Fund, Gartmore Nationwide Leaders Fund, Gartmore U.S. Growth Leaders Fund, Gartmore Worldwide Leaders Fund, Gartmore Emerging Markets Fund, Gartmore International Growth Fund, Gartmore International Small Cap Growth Fund, Gartmore High Yield Bond Fund, Gartmore Millennium Growth Fund, Gartmore Value Opportunities Fund, and Gartmore Micro Cap Equity Fund (fourteen series of Gartmore Mutual Funds, hereafter referred to as the "Funds") at October 31, 2002, the results of each of their operations, the changes in each of their net assets and the financial highlights for the period ended October 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Funds' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 2002 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion. The financial statements and financial highlights of the Funds for the periods ended on or before October 31, 2001 were audited by other independent accountants whose report dated December 14, 2001 expressed an unqualified opinion on those financial statements.

PRICEWATERHOUSECOOPERS LLP
PHILADELPHIA, PENNSYLVANIA
DECEMBER 17, 2002

                                                           2002 Annual Report 95

[GRAPHIC APPEARS HERE]

SHAREHOLDER MEETING (Unaudited)
October 31, 2002

     On December 27, 2001 a Special Meeting of the shareholders of the Gartmore Worldwide Leaders Fund (the "Fund") was held. The purpose of the meeting was to amend the fundamental investment policy of the Fund regarding diversification to change the Fund from a diversified to a non-diversified fund. The vote tabulations relating to this matter are as follows:

     FOR                   AGAINST                     ABSTAIN
     ---------------------------------------------------------
     500,712                 --                          --
     ---------------------------------------------------------

96 Annual Report 2002

[GRAPHIC APPEARS HERE]

MANAGEMENT INFORMATION (Unaudited)

TRUSTEES WHO ARE NOT INTERESTED PERSONS (AS DEFINED IN THE 1940 ACT) OF THE FUNDS OCTOBER 31, 2002

        NAME,            POSITION(S)      TERM OF OFFICE          PRINCIPAL OCCUPATION(S)    NUMBER OF PORTFOLIOS      OTHER
      ADDRESS,              HELD            WITH TRUST-                DURING PAST             IN FUND COMPLEX     DIRECTORSHIPS
      AND AGE             WITH FUND  LENGTH OF TIME SERVED/1/            5 YEARS             OVERSEEN BY TRUSTEE HELD BY TRUSTEE/2/
------------------------------------------------------------------------------------------------------------------------------------
Charles E. Allen           Trustee             Since          Mr. Allen is Chairman, Chief              78               None
                                             July 2000        Executive Officer and President
8162 E. Jefferson Ave.,                                       of Graimark Realty Advisors,
#15B Detroit, MI 48214                                        Inc. (real estate development,
                                                              investment and asset
Age 54                                                        management).
------------------------------------------------------------------------------------------------------------------------------------
Paula H.J. Cholmondeley    Trustee             Since          Ms. Cholmondeley is Vice                  78               None
                                             July 2000        President and General Manager
c/o  Sappi Fine Paper                                         of Special Products at Sappi
225 Franklin Street                                           Fine Paper North America.
Boston, MA 02110                                              Prior to 1998, she held various
                                                              positions with Owners Coming,
Age 55                                                        including Vice President and
                                                              General Manager of the
                                                              Residential Insulation.
                                                              Division (1997 to 1998),
                                                              President of the MIRAFLEX
                                                              Fibers Division (1994 to 1997).
------------------------------------------------------------------------------------------------------------------------------------
C. Brent DeVore            Trustee             Since          Dr. DeVore is President of                78               None
                                             May 1998         Otterbein College.
111 N. West Street
Westerville, OH 43081

Age 61
------------------------------------------------------------------------------------------------------------------------------------
Robert M. Duncan           Trustee             Since          Since 1999, Mr. Duncan has                78               None
                                            April 1997        worked as an arbitration and
1397 Haddon Road                                              mediation consultant. From
Columbus, OH 43209                                            1996 to 1999, he was
                                                              Commissioner of the Ohio
Age 74                                                        Elections Commission.
------------------------------------------------------------------------------------------------------------------------------------
Barbara L. Hennigar        Trustee             Since          Retired; Ms. Hennigar is the              78               None
                                             July 2000        former Chairman of
6363 So. Sicily Way                                           OppenheimerFunds Services and
Aurora, CO 80016                                              Shareholder Services
                                                              Inc. Ms. Hennigar held this
Age 66                                                        position from October 1999
                                                              to June, 2000. Prior to that,
                                                              she served as President and
                                                              Chief Executive Officer of
                                                              OppenheimerFunds Services.
------------------------------------------------------------------------------------------------------------------------------------
Thomas J. Kerr, IV         Trustee             Since          Dr. Kerr is President Emeritus            78               None
                                             June 1981        of Kendall College.
4890 Smoketalk Lane
Westerville, OH 43081

Age 68
------------------------------------------------------------------------------------------------------------------------------------
Douglas F. Kridler         Trustee             Since          Mr. Kridler is the President              78               None
                                          September 1997      and Chief Executive Officer of
2355 Brixton Road                                             the Columbus Foundation (a
Columbus, OH 43221                                            foundation which manages
                                                              over 1,000 individual endowment
Age 47                                                        funds). Prior to January
                                                              31, 2002, Mr. Kridler was the
                                                              President of the Columbus
                                                              Association for the Performing
                                                              Arts and Chairman of the
                                                              Greater Columbus Convention and
                                                              Visitors Bureau.
------------------------------------------------------------------------------------------------------------------------------------
David C. Wetmore           Trustee             Since          Mr. Wetmore is the Managing               78/3/            None
                                             May 1998         Director of Updata Capital
26 Turnbridge Drive                                           Inc., a venture capital firm.
Long Cove Plantation
Hilton Head, SC 29928

Age 54
------------------------------------------------------------------------------------------------------------------------------------

                                                           2002 Annual Report 97

[GRAPHIC APPEARS HERE]
MANAGEMENT INFORMATION (UNAUDITED)

TRUSTEES AND OFFICERS WHO ARE INTERESTED PERSONS (AS DEFINED IN THE 1940 ACT) OF THE FUNDS OCTOBER 31, 2002

        NAME,            POSITION(S)      TERM OF OFFICE          PRINCIPAL OCCUPATION(S)    NUMBER OF PORTFOLIOS      OTHER
      ADDRESS,              HELD            WITH TRUST-                DURING PAST             IN FUND COMPLEX     DIRECTORSHIPS
      AND AGE             WITH FUND  LENGTH OF TIME SERVED/1/            5 YEARS             OVERSEEN BY TRUSTEE HELD BY TRUSTEE/2/
------------------------------------------------------------------------------------------------------------------------------------
Joseph J. Gasper           Trustee             Since          Mr. Gasper is a Director,                 78               None
Nationwide Insurance                      September 1997      President and Chief Operating
One Nationwide Plaza                                          Officer of Nationwide Financial
1-37-06                                                       Services, Inc.* (since
Columbus, OH 43215                                            December 1996) and of
Age 59                                                        Nationwide Life and Annuity
                                                              Insurance Company* and
                                                              Nationwide Life Insurance
                                                              Company* (since April 1996).
                                                              Mr. Gasper is also Vice
                                                              Chairman of the Board of
                                                              Directors of the managing
                                                              unitholder of GGAMT* and GMF.*
------------------------------------------------------------------------------------------------------------------------------------
Paul J. Hondros          Trustee and           Since          Mr. Hondros is President and              78/3/            None
Gartmore Global            Chairman          July 2000        Chief Executive Officer of
Investments, Inc.                                             Gartmore Distribution Services, Inc.
1200 River Road,                                              ("GDSI")*, Gartmore Investors
Conshohocken, PA 19428                                        Services, Inc.*, Gartmore
Age 53                                                        Morley Capital Management,
                                                              Inc.*, Gartmore Morley
                                                              Financial Services, Inc.,*
                                                              NorthPointe Capital, LLC*,
                                                              GGAMT*, GGI*, GMF*, and
                                                              GSA* and a Director of
                                                              Nationwide Securities, Inc.*
                                                              as well as several entities
                                                              within Nationwide Financial
                                                              Services, Inc.* Prior to that,
                                                              Mr.Hondros served as
                                                              President and Chief Operations
                                                              Officer of Pilgrim Baxter
                                                              and Associates, Ltd., an
                                                              investment management firm,
                                                              and its affiliated investment
                                                              management arm, Pilgrim
                                                              Baxter Value Investors, Inc.
                                                              and as Executive Vice
                                                              President to the PBHG Funds,
                                                              PBHG Insurance Series
                                                              Funds and PBHG Adviser Funds.
------------------------------------------------------------------------------------------------------------------------------------
Arden L. Shisler           Trustee             Since          Mr. Shisler is President and              78               None
1356 North Wenger Rd.                      February 2000      Chief Executive Officer of
Dalton, OH 44618                                              K&B Transport, Inc., a trucking
Age 60                                                        firm, Chairman of the
                                                              Board for Nationwide Mutual
                                                              Insurance Company* and a
                                                              Director of Nationwide
                                                              Financial Services, Inc.*
------------------------------------------------------------------------------------------------------------------------------------
Gerald J. Holland         Treasurer            Since          Mr. Holland is Senior Vice                78               None
Gartmore Global                             March 2001        President-Chief Administrative
Investments, Inc.                                             Officer for GGI*, GMF*, GSA*
1200 River Road,                                              and GDSI.* From July
Conshohocken, PA 19428                                        2000 to March 2002 he was
Age 51                                                        Senior Vice President -
                                                              Operations for GGI,GMF and GSA.
                                                              Prior to July 2000, he
                                                              was Vice President for First
                                                              Data Investor Services, an
                                                              investment company service
                                                              provider.
------------------------------------------------------------------------------------------------------------------------------------
Kevin S. Crossett         Secretary            Since          Mr. Crossett is Vice President,           78               None
Gartmore Global                            December 2000      Associate General Counsel
Investments,Inc.                                              for GGI,* GMF,* GSA,* GDSI,*
1200 River Road                                               Nationwide Financial
Conshohocken, PA 19428                                        Services, Inc.* and other
Age 41                                                        Nationwide Insurance entities.*
                                                              From June 2000 to December
                                                              2000, he was Assistant
                                                              Secretary to the Funds.* Prior
                                                              to 1999, he was Vice
                                                              President, Senior Counsel and
                                                              Director of Compliance for
                                                              Merrill Lynch, Pierce, Fenner &
                                                              Smith, Inc.
------------------------------------------------------------------------------------------------------------------------------------

1 The term of office length is until a director resigns or reaches a mandatory retirement age of 70. The Trust adopted a five-year implementation period for any Trustee 65 or older as of the adoption of this policy.
2 Directorships held in (1) any other investment companies registered under the 1940 Act, (2) any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or (3) any company subject to the requirements of
     Section 15(d) of the Exchange Act.
3 Mr. Wetmore serves as an independent member, and Mr. Hondros serves as a member, of the Administrative Committee for The AlphaGen Caelum Fund LLC, The AlphaGen Caelum Fund LDC, The Healthcare Fund LLC and The Healthcare Fund LDC, four hedge funds managed by Gartmore SA Capital Trust ("GSA").
* This position is held with an affiliated person or principal underwriter of the Funds.

98 Annual Report 2002

                                                           2002 Annual Report 99

100 Annual Report 2002

                                                          2002 Annual Report 101

Asset allocation is widely regarded as the key strategy for investment success. That's because diversifying your investments among various asset classes helps to mitigate risk potential and can increase the return potential of your overall portfolio. In fact, studies have shown that more than 90% of the variability of returns associated with an overall portfolio across time is driven by the power of asset allocation.*

At Gartmore Funds, we offer you a full menu of specialized funds and solid core funds that can serve as the building blocks you need for diversified asset allocation strategies and powerful performance potential.

[GRAPHIC APPEARS HERE]

SECTOR SERIES
Gartmore Global Financial Services Fund/1/,/2/
Gartmore Global Health Sciences Fund/1/,/2/
Gartmore Global Technology and Communications Fund/1/,/2/
Gartmore Global Utilities Fund/1/,/2/

LEADERSHIP SERIES
Gartmore Nationwide Leaders Fund/1/
Gartmore U.S. Growth Leaders Fund/1/
Gartmore Worldwide Leaders Fund/1/,/2/

INTERNATIONAL SERIES
Gartmore Emerging Markets Fund/2/
Gartmore International Growth Fund/2/
Gartmore International Small Cap Growth Fund/2/,/3/

CONCEPT SERIES
Gartmore High Yield Bond Fund/4/
Gartmore Micro Cap Equity Fund/3/
Gartmore Millennium Growth Fund
Gartmore Value Opportunities Fund/3/

CORE EQUITY SERIES
Gartmore Growth Fund
Gartmore Large Cap Value Fund
Gartmore Mid Cap Growth Fund
Gartmore Total Return Fund

CORE ASSET ALLOCATION SERIES
Gartmore Investor Destinations Aggressive Fund
Gartmore Investor Destinations Moderately Aggressive Fund
Gartmore Investor Destinations Moderate Fund
Gartmore Investor Destinations Moderately Conservative Fund
Gartmore Investor Destinations Conservative Fund

CORE FIXED INCOME SERIES
Gartmore Bond Fund
Gartmore Government Bond Fund/5/
Gartmore Money Market Fund/6/
Gartmore Morley Enhanced Income Fund
Gartmore Tax-Free Income Fund/7/

The above chart is not intended to indicate the future risk or return levels for these fund categories.

1. Funds that concentrate on specific sectors or a relatively small number of securities may be subject to greater volatility than a more diversified investment.
2. International investing involves additional risks, including currency fluctuations, political instability and foreign regulations, all of which are magnified in emerging markets.
3. Small-cap stocks have higher risks than the stocks of larger, more established companies and have significant short-term price volatility.
4. High-yield funds are typically subject to greater risk and price volatility than funds that invest in higher-rated debt securities.
5. While the fund invests primarily in securities of the U.S. government and its agencies, the fund's value is not guaranteed by these entities.
6. An investment in a money market fund is not insured or guaranteed by the FDIC or any other government agency. Although the money market fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the money market fund.
7. For some investors, income from the fund may be subject to state and local taxes, and the Federal Alternative Minimum Tax.

* Sources: Ibbotson and Kaplan, "Does Asset Allocation Policy Explain 40, 90, or 100 Percent of Performance?", Financial Analysts Journal
     (January/February 2000); Brinson Hood Beebower Study (1991).

Gartmore Funds

1200 River Road
Conshohocken, PA 19428
888-223-2116

www.gartmorefunds.com

Gartmore Funds Shareholder Services:
800-848-0920

GG-0147 12/02